As filed with the Securities and Exchange Commission on December 28, 2021
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Planet Labs PBC
(Exact name of registrant as specified in its charter)

Delaware	3663	85-4299396
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
645 Harrison Street, Floor 4
San Francisco, California 94107
(415)
829-3313
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ashley Johnson
Chief Financial and Operating Officer
Planet Labs PBC
645 Harrison Street, Floor 4
San Francisco, California 94107
(415)
829-3313
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Drew Capurro
Phillip Stoup
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650)
328-4600

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	55,740,746(2)	$6.18(3)	$344,528,230.79	$31,937.77
Class A common stock, par value $0.0001 per share	142,374,341(4)	$6.89 (5)	$980,959,209.49	$90,934.92
Warrants to purchase Class A common stock	5,933,333	—	—	— (6)
Total			$1,325,487,440.28	$122,872.69

(1)
Pursuant to Rule 416 under the Securities Act (as defined below), this registration statement also covers any additional number of shares of Class A common stock (as defined below) issuable upon stock splits, stock dividends or other distribution, recapitalization or similar events with respect to the shares of Class A common stock being registered pursuant to this registration statement.

(2)	Consists of shares of Class A common stock issuable upon the exercise of warrants and options by the holders thereof.
(3)	The price per share is based upon the weighted-average exercise price per warrant and option described in footnote (2) above of $6.18 per share.
(4)
Represents the sum of (a) 98,286,662 shares of Class A common stock issued or issuable in connection with the Merger described herein, including shares of Class A common stock issuable upon the conversion of transfer of Class B common stock issued in connection with the Merger, (b) 14,558,333 shares of Class A common stock initially issued or issuable to dMY Sponsor IV, LLC, (c) 25,200,000 shares of Class A common stock issued to certain qualified institutional buyers and accredited investors in private placements consummated in connection with the Business Combination, (d) 1,363,014 shares of Class A common stock issuable upon settlement of restricted stock units, (e) 1,900,739 shares of Class A common stock issued as partial consideration for an acquisition consummated in December 2021 and (f) 1,065,593 shares of Class A common stock issuable upon exercise of an outstanding warrant assumed from Planet Labs Inc.

(5)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $6.89, which is the average of the high and low prices of the Class A common stock on NYSE (as defined below) on December 23, 2021.

(6)
In accordance with Rule 457(g), the entire registration fee for the warrants registered hereby is allocated to the shares of Class A common stock underlying the warrants, and no separate fee is payable for the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated December 28, 2021.
PROSPECTUS

Planet Labs PBC
Up to 185,281,772 Shares of Class A Common Stock
Up to 5,933,333 Warrants
Up to 12,833,315 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the registration of:

i.
the resale of 98,286,662 shares of Class A common stock, par value $0.0001 per share (the “
Class
 A common stock
”), by certain of the securityholders named in this prospectus (each a “
Registered Holder
” and, collectively, the “
Registered Holders
”), including 21,157,586 shares of Class A common stock issuable upon the transfer or conversion of up to 21,157,586 shares of Class B common stock, par value $0.0001 per share, issued or issuable in connection with the business combination (the “
Business Combination
”) between Planet Labs Inc. and dMY Technology Group, Inc. IV (“
dMY IV
”);

ii.	the resale by certain Registered Holders of up to 1,363,014 shares of Class A common stock upon the settlement of restricted stock units;

iii.	the issuance by us of up to 42,907,431 shares of Class A common stock upon the exercise of outstanding options and the resale of such shares held by Registered Holders;

iv.
the resale of 14,558,333 shares of Class A common stock initially issued to dMY Sponsor IV, LLC (the “
dMY Sponsor
”) or issuable upon exercise of warrants held by dMY Sponsor originally issued in a private placement in connection with the initial public offering of dMY IV (the “
Private Placement Warrants
”);

v.	the resale of 25,200,000 shares of Class A common stock issued in the PIPE Investment (as defined below) by certain of the Registered Holders;

vi.	the issuance by us of up to 12,833,315 shares of Class A common stock upon the exercise of outstanding warrants to purchase our Class A common stock (the “ Warrants ”);

vii.	the resale by certain Registered Holders of 1,900,739 shares of Class A common stock issued as partial consideration for an acquisition consummated in December 2021; and

viii.	the resale by certain Registered Holders of 1,065,593 shares of Class A common stock issuable upon exercise of an outstanding warrant assumed from Planet Labs Inc.
This prospectus also relates to the registration of the resale by the holders thereof of up to 5,933,333 of our outstanding Warrants originally issued in a private placement in connection with the initial public offering of dMY IV. We will receive the proceeds from any exercise of any Warrants or options for cash.
We are registering the securities for resale pursuant to the Registered Holders’ registration rights under certain agreements between us and the Registered Holders. Our registration of the securities covered by this prospectus does not mean that the Registered Holders will offer or sell any of the shares of Class A common stock or Warrants. The Registered Holders may offer, sell or distribute all or a portion of their shares of Class A common stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Registered Holders may sell the shares of Class A common stock or Warrants in the section entitled “
Plan of Distribution
.” Additionally, as of the date of this prospectus, shares of our Class A common stock held by the dMY Sponsor as of the date of this prospectus and shares received as a result of the Business Combination by Google LLC, entities affiliated with Draper Fisher Jurvetson and our directors and officers remain subject to lock-up agreements as described herein.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “
Securities Act
”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Our Class A common stock and Warrants are listed on the New York Stock Exchange (“
NYSE
”) under the symbols “PL” and “PL WS,” respectively. On December 27, 2021, the closing price of our Class A common stock was $6.41 and the closing price for our Warrants was $2.0101.
We will bear all costs, expenses and fees in connection with the registration of the shares of Class A common stock and Warrants registered hereby. The Registered Holders will bear all commissions and discounts, if any, attributable to their sales of such shares of Class A common stock or Warrants.

Our business and investment in our Class A common stock and Warrants involve significant risks. These risks are described in the section titled “
Risk Factors
” beginning on page 12 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                .

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We will not receive any proceeds from the sale by the Registered Holders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of the Warrants and options to purchase Class A common stock. We will not receive any proceeds from the sale of shares of Class A common stock underlying the Warrants or such options pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants or such options for cash.
We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “
Where You Can Find More Information
.”
Neither we nor the Registered Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Registered Holders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Registered Holders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “
Risk Factors
” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®,
™
and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.
On December 7, 2021 (the “
Closing Date
”), we consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated as of July 7, 2021 (the “
Merger Agreement
”), by and among the Planet Labs PBC (“
Planet
,” or the “
Company
,” formerly known as dMY Technology Group, Inc. IV), Planet Labs Inc. (“
Former Planet
”), Photon Merger Sub, Inc., a Delaware corporation (“
First Merger Sub
”), and Photon Merger Sub Two, LLC, a Delaware limited liability company (“
Second Merger Sub
”), pursuant to which First Merger Sub merged with and into Former Planet (the “
Surviving Corporation
”), with the Surviving Corporation surviving the first merger as a wholly owned subsidiary of dMY IV (the “
First Merger
”), and,

pursuant to Former Planet’s election under the Merger Agreement, immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation merged with and into dMY IV, with dMY IV surviving the merger (the “
Second Merger
” and together with the First Merger, the “
Business Combination
” and, together with the other transactions contemplated by the Merger Agreement, the “
Transactions
”). On the Closing Date, and in connection with the closing of the Transactions (the “
Closing
”), we changed our name to Planet Labs PBC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express Planet’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus (including in information that is incorporated by reference into this prospectus) and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions and the benefits of the Transactions, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Planet operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Planet. Factors that may impact such forward-looking statements include:

•	Planet’s limited operating history;

•	whether the market for Planet’s data grows as expected as well as the timing of such growth and Planet’s ability to attract new customers;

•	Planet’s ability to retain existing customers and renew existing contracts;

•	Planet’s ability to sell additional data and analytic products or expand the scope of data services for its existing customers;

•
the competitiveness of Planet’s geospatial data set and analytic capabilities relative to other commercial satellite data providers, including Planet’s ability to continue to capture certain high-value government procurement contracts;

•	whether Planet is subject to any risks as a result of its global operations, including, but not limited to, being subject to any hostile actions by a government or other state actor;

•
whether Planet is subject to any cyber-attacks or other security incidents, and whether such actions, or any other events, compromise Planet’s satellites, satellite operations, infrastructure, archived data, information technology and communication systems and other related system;

•	the impact of Planet’s satellites failing to operate as intended or them being destroyed or otherwise becoming inoperable;

•
Planet’s ability to build satellites and procure third-party launch contracts at the same or lower cost as recent historical periods, in order to maintain or enhance the capabilities of its current operational satellite fleet;

•	Planet’s ability to secure future financing, if needed;

•	Planet’s ability to increase its commercial sales organization;

•	Planet’s ability to respond to general economic conditions;

•	Planet’s ability to manage its growth effectively;

•	the impact of the COVID-19 pandemic;

•	the seasonality of Planet’s business, which can be impacted by customer behavior and buying patterns, and has historically been weighted towards the second half of the year;

•	Planet’s ability to comply with complex regulatory requirements;

•
the continued development and evolution of Planet’s software platform to enhance the ease of use and accessibility of its data products for non-geospatial
experts and thus facilitate expansion into new vertical markets;

•	competition and competitive pressures from other companies worldwide in the industries in which Planet will operate; and

•	litigation and the ability to adequately protect Planet’s intellectual property rights.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “
Risk Factors
” section of the other documents filed by us from time to time with the SEC. The forward-looking statements contained in this prospectus and any prospectus supplement or document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on us and our business. There can be no assurance that future developments affecting us will be those that we have anticipated. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 12 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Class A common stock or Warrants.
Overview
Planet’s mission is to use space to help life on Earth, by imaging the whole world every day and making global change visible, accessible, and actionable.
What:
We image the entire Earth’s landmass every day at high-resolution. This powerful data set is collected from approximately 200 satellites, the largest Earth observation fleet of satellites in history, which we design, build, and operate. We have over 1,700 images on average for every point on Earth’s landmass, creating a non-replicable
historical archive for analytics, machine learning, and insights.
Why:
Our satellite data and analytics reveal actionable insights regarding a large array of important phenomena, such as deforestation, agriculture, climate change, biodiversity, and supply chains worldwide. Our daily stream of proprietary data and machine learning analytics, delivered over our cloud-native platform, helps companies, governments and civil society use satellite imagery to discover insights as change happens.
Who:
We currently serve more than 700 customers across large commercial and government verticals, including agriculture, mapping, forestry, finance and insurance, as well as federal, state, and local government bodies. A handful of examples can help highlight the diverse customer needs our products serve. Our products help farmers make decisions that result in significant increases in their harvests, while using fewer resources, by alerting them quickly to changes happening within their fields. Governments use our data to deliver public services more effectively in disaster response. Mapping companies use our data to keep online maps up to date. Journalists and human rights organizations also use our data to uncover and report the truth about events in hard-to-reach
places.
How:
Our customers can leverage the power of planetary change detection into their decision-making process by embedding our data into their workflows to better inform their real time decision-making processes. We see this as similar to the Bloomberg terminal. Just as Bloomberg serves financial data and analytics, Planet serves Earth data and analytics. Our historical archive of daily imagery data enables back-testing of predictive analytics, which is particularly relevant for time-series forecasting, an important area in machine learning.
Planet is a scaled business with $113.2 million in revenue for the fiscal year ended January 31, 2021, $94.1 million for the nine months ended October 31, 2021, and approximately 200 operational Earth-Observation satellites in orbit. We generate revenue through selling licenses to our data and analytics to customers over an entirely cloud-based platform via fixed price subscription and usage-based contracts. Most of our revenue is recurring in nature. We use a
“one-to-many”
data subscription model, as each image we capture can be sold an unlimited number of times. This is a contrast to legacy Earth observation providers who typically sell individual images exclusively to a single customer.
Public Benefit:
Our business model is aligned with our mission and public benefit purpose: to accelerate humanity toward a more sustainable, secure and prosperous world by illuminating environmental and social change.

We are dedicated to the continuous pursuit of creating an unbiased, scientifically accurate, and trusted source of data about the changing planet.
Background
We were incorporated as dMY Technology Group, Inc. IV on December 15, 2020. On December 7, 2021, we closed the Business Combination with Former Planet, as a result of which Former Planet merged with and into dMY IV, and we changed our name to Planet Labs PBC. While we are the legal acquirer of Former Planet in the Business Combination, Former Planet is deemed to be the accounting acquirer, and the historical consolidated financial statements of Former Planet became the predecessor of the Company upon the Closing of the Transactions.
As a result of the Business Combination, (a) each share of Class B common stock of Former Planet was converted into the right to receive approximately 1.53184 shares of Planet’s Class B common stock, par value $0.0001 per share (“
Class
 B common stock
”) at the Closing and (b) each share of Former Planet capital stock (other than Former Planet Class B common stock) (other than in respect of (x) treasury shares, (y) shares of Planet common stock with respect to which appraisal rights have been perfected in accordance with applicable law, and (z) any shares of Planet capital stock subject to a Planet option or a Planet restricted stock unit award) was converted into the right to receive approximately 1.53184 shares of Class A common stock at the Closing.
In addition, Former Planet equityholders will have the right to receive up to an additional 27 million shares in earnout consideration (the “
Contingent Consideration
”), of which up to approximately 24.6 million may be issued as shares of Class A common stock and up to approximately 2.4 million may be issued to William Marshall and Robert Schingler, Jr. (the “
Planet Founders
”) as shares of Class B common stock. The Contingent Consideration may be earned in four equal tranches (x) when the closing price of Class A common stock equals or exceeds $15.00, $17.00, $19.00 and $21.00, over any 20 trading days within any 30 day trading period prior to the fifth anniversary of the Closing or (y) when Planet consummates a change of control transaction that entitles its stockholders to receive a per share consideration of at least $15.00, $17.00, $19.00 and $21.00. Any right to Contingent Consideration that remains unvested on the first business day after five years from Closing will be forfeited without any further consideration.
Additionally, the shares of dMY IV Class B common stock automatically converted to 8,625,000 shares of Class A common stock (of which 862,500 shares are subject to vesting under certain conditions).
On July 7, 2021, in connection with the execution of the Merger Agreement, and on September 13, 2021, following receipt of interest expressed by additional subscribers after the announcement of the Business Combination, dMY IV entered into subscription agreements (collectively, the “
Subscription Agreements
”) with certain parties subscribing for shares of dMY IV’s Class A common stock, par value $0.0001 per share (“
dMY Class
 A Common Stock
,” and such parties, the “
Subscribers
”), pursuant to which the Subscribers agreed to purchase, and dMY agreed to sell to the Subscribers, an aggregate of 25,200,000 shares of dMY IV Class A Common Stock, for a purchase price of $10.00 per share. Immediately prior to the closing of the Business Combination, we issued and sold 25,200,000 shares of our Class A common stock to the Subscribers for aggregate gross proceeds to us of $252,000,000 (the “
PIPE Investment
”).
The rights of holders of our Class A common stock and Warrants are governed by our restated certificate of incorporation (the “
Charter
”), our bylaws (the “
Bylaws
”), and the Delaware General Corporation Law (the “
DGCL
”), and, in the case of the Warrants, the Warrant Agreement, dated as of March 4, 2021, between the Company and Continental Stock Transfer & Trust Company (the “
Warrant Agreement
”). See the section titled “
Description of Our Securities
.”

Lock-Up
Agreements
In connection with the consummation of the Business Combination, the dMY Sponsor, dMY IV’s directors and officers, the Planet Founders, Planet’s executive officers and directors and other Planet stockholders who held at least 5% of Planet common stock on an as-converted
basis immediately prior to the Closing (collectively, the “
Lock-Up
Shareholders
”) entered into certain
lock-up
agreements with Planet (the “
Lock-Up
Agreements
”), which place certain restrictions on the transfer of shares received by the
Lock-Up
Shareholders in connection with the Business Combination.
The
Lock-Up
Shareholders agreed not to, as applicable and during the applicable lock-up
period:

•
sell, publicly offer to sell, enter into a contract or agreement to sell, hypothecate, pledge, grant any option, or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position, certain of its shares of common stock (with the applicable shares in the case of (x) dMY IV’s previous directors and their respective affiliates being 5,950,000 shares of Class A common stock held by the dMY Sponsor immediately following the Closing that were converted from 5,950,000 Class B common stock from dMY IV held by the dMY Sponsor immediately prior to the Closing attributable to such dMY IV previous director, (y) the dMY Sponsor and its permitted transferees being 8,625,000 shares of Class A common stock held by the dMY Sponsor immediately following the Closing that were converted from 8,625,000 shares of Class B common stock from dMY IV held by the dMY Sponsor immediately prior to the Closing and (z) each other
Lock-Up
Shareholder being the Class A common stock held by each person immediately following the Closing (excluding any shares of Class A common stock acquired in connection with the Private Placement and any shares of Class A common stock acquired in the open market) and the shares of Class A common stock issuable to such person upon the exercise of restricted stock units, stock options or other equity awards of Class A common stock, such applicable shares collectively the “
Lock-up
Shares
”); or

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the
Lock-up
Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.

In the case of shares attributable to Harry L. You, Darla Anderson, Francesca Luthi, Charles E. Wert, the previous dMY directors, and any of their respective affiliates, and Niccolo De Masi and any of his affiliates, as a previous dMY director, and William Marshall and Robert Schingler Jr., such restrictions began at Closing and end on the earliest of: (i) the date that is 18 months after the Closing, (ii) the consummation of a Change of Control, as defined in the applicable
Lock-Up
Agreement, and (iii) in the case of Niccolo de Masi, Harry L. You, William Marshall and Robert Schingler Jr., the date on which the last reported sale price of the our Class A common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any
30-Trading
Day period commencing at least 330 days after the Closing and, in the case of Darla Anderson, Francesca Luthi and Charles E. Wert, the date on which the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any
30-Trading
Day period commencing at least 330 days after the Closing, a “
Trading Day
” meaning any day on which shares of Class A common stock are actually traded on the principal securities exchange or securities market on which shares of Class A common stock are then traded.
In the case of shares attributable to all other
Lock-Up
Shareholders, such restrictions began at the Closing and end on the earliest of (i) the date that is 12 months after the Closing, (ii) the consummation of a Change of Control, as defined in the applicable
Lock-Up
Agreement, and (iii) the date on which the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any
30-Trading
Day period commencing at least 150 days after the Closing.

Risk Factors
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

•
We have a limited history of operating at our current scale and under our current strategy, which makes it difficult to predict our future operating results, and we may not achieve our expected operating results in the future.

•	We have a history of operating losses, and we anticipate our operating expenses will increase substantially in the foreseeable future. As a result, we may not achieve or sustain profitability.

•
Our daily scan of the Earth’s landmass is a data set that has not existed before. If the market for our products and services built upon this data set fails to grow as we expect, takes longer than we expect to grow or if our current or prospective customers fail to adopt our platform, our business, financial condition and results of operations could be harmed.

•
There is increasing competition from commercial entities and governments in our markets, and if we do not compete effectively, our business, financial condition and results of operations could be harmed.

•	Our international operations create business and economic risks that could impact our financial results.

•
Interruption or failure of our satellite operations, information technology infrastructure or loss of our data storage, whether by cyber-attacks or other adverse events, could hurt our ability to perform our daily operations effectively and provide our products and services, which could damage our reputation and harm our operating results.

•
We may experience a number of issues, such as delayed launches, launch failures, our satellites may fail to reach their planned orbital locations, our satellites may fail to operate as intended, be destroyed or otherwise become inoperable, the cost of satellite launches may significantly increase and/or satellite launch providers may not have sufficient capacity. Any such issue could result in the loss of our satellites, cause significant delays in their deployment or make such deployment impossible, which could harm our business, prospects, financial condition and results of operations.

•	Our satellites may not be able to capture Earth images due to weather, natural disasters or other external factors, or as a result of our constellation of satellites having restrained capacity.

•
If we are unable to develop and release product and service enhancements and new products and services to respond to rapid technological change, or to develop new designs and technologies for our satellites, in a timely and cost-effective manner, our business, financial condition and results of operations could be harmed.

•
Downturns or volatility in general economic conditions, including as a result of the current
COVID-19
pandemic or any other outbreak of an infectious disease, could have a material adverse effect on our business, financial condition, results of operations and liquidity.

•
The loss of one or more of our key personnel, or our failure to attract, hire, retain and train other highly qualified personnel in the future, could harm our business, financial condition and results of operations.

•
Our business is capital intensive and we may not be able to raise adequate capital to finance our business strategies, or we may be able to do so only on terms that significantly restrict our ability to operate our business.

•
We operate in a highly regulated industry and government regulations may adversely affect our ability to sell our services, may increase the expense of such services or otherwise limit our ability to operate or grow our business. Further, our failure to comply with governmental laws and regulations could harm our business.

•
If we fail to maintain effective internal controls over financial reporting at a reasonable assurance level, we may not be able to accurately report our financial results, which could have a material adverse effect on our operations, investor confidence in our business and the trading prices of our securities.

•
The multi-class structure of our common stock has the effect of concentrating voting power with our Chief Executive Officer and
Co-Founder
and Chief Strategy Officer and
Co-Founder,
which limits an investor’s ability to influence the outcome of important transactions, including a change in control.

•	As a public benefit corporation, our focus on a specific public benefit purpose and producing a positive effect for society may negatively impact our financial performance.
Corporate Information
We were incorporated under the laws of the state of Delaware on December 15, 2020 under the name dMY Technology Group, Inc. IV. Upon the closing of the Business Combination, we changed our name to Planet Labs PBC. Our Class A common stock and Warrants are listed on NYSE under the symbols “PL” and “PL WS,” respectively. Our principal executive offices are located at 645 Harrison Street, Floor 4, San Francisco, California 94107, and our telephone number is (415)
829-3313.
Our website address is
www.planet.com
. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Emerging Growth Company
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “
JOBS Act
”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “ Sarbanes-Oxley Act ”);

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•
exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until December 31, 2025. However, if (i) our annual gross revenue exceeds $1.07 billion, (ii) we issue more than $1.0 billion of non-convertible
debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in
Rule 12b-2
under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates
of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Shares of Class A common stock offered by us	55,740,746 shares issuable upon exercise of Warrants and options.

Shares of Class A common stock registered on behalf of the Registered Holders	142,374,341 shares.

Shares of Class A common stock outstanding	241,542,778 shares (as of December 7, 2021).

Shares of Class B common stock outstanding	21,157,586 shares (as of December 7, 2021)

Warrants registered on behalf of the Registered Holders	5,933,333 Warrants.

Warrants outstanding	12,833,315 Warrants (as of December 7, 2021).

Exercise price per share pursuant to the Warrants	$11.50

Use of proceeds	We will not receive any proceeds from the sale of securities by the Registered Holders. We will receive the proceeds from any exercise of the Warrants and options for cash, which we intend to use for general corporate and working capital purposes. See “
Use of Proceeds
” on page 49 for additional information.

Risk factors	You should carefully read the “Risk Factors” beginning on page 12 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A common stock or Warrants.

NYSE symbol for our Class A common stock	“PL”

NYSE symbol for our Warrants	“PL WS”

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein. Unless the context otherwise requires, references in this section to “we,” “us,” “our,” and “the Company” generally refer to Planet Labs Inc. prior to the Transactions and Planet Labs PBC following the Transactions.
Risks Related to Our Business and Industry
We have a limited history of operating at our current scale and under our current strategy, which makes it difficult to predict our future operating results, and we may not achieve our expected operating results in the future.
We have a limited history of operating at our current scale and under our current strategy, which makes it difficult to forecast our future results. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by growth stage companies in rapidly evolving markets. We have not achieved profitability, and we may not realize sufficient revenue to achieve profitability in future periods.
Further, in future periods, our revenue growth could slow or our revenue could decline for a number of reasons, including slowing demand for our platform, increased competition, changes to technology, a decrease in the growth of our overall market, or our failure, for any reason, to continue to take advantage of growth opportunities. We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described below. If our assumptions regarding these risks and uncertainties and our future revenue growth are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and our business could suffer.
We have a history of operating losses, and we anticipate our operating expenses will increase substantially in the foreseeable future. As a result, we may not achieve or sustain profitability.
We generated net losses of $127.1 million and $123.7 million for our fiscal years ended January 31, 2021 and 2020, respectively, and net losses of $91.2 million and $89.6 million for the nine months ended October 31, 2021 and 2020, respectively. As of October 31, 2021, we had an accumulated deficit of $731.1 million. While we have experienced significant revenue growth in recent periods, we are not certain whether or when we will obtain enough revenue to sustain or increase our growth or achieve or maintain profitability in the future. We also expect our costs and expenses to increase in future periods, which could negatively affect our future results of operations if our revenue does not increase. In particular, we intend to continue to expend significant funds to further develop our platform, launch additional satellites, expand our data analytics capabilities, increase our sales force to enter into new verticals, and expand use cases and integrations. We will also face increased compliance costs associated with growth, the expansion of our customer base, and being a public company. Our efforts to grow our business may be costlier than we expect, or the rate of our growth in revenue may be slower than we expect, and we may not be able to increase our revenue enough to offset our increased operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described herein, and unforeseen expenses, difficulties, complications or delays, and other unknown events. If we are unable to achieve and sustain profitability, the value of our business may significantly decrease.

Our daily scan of the Earth’s landmass is a data set that has not existed before. If the market for our products and services built upon this data set fails to grow as we expect or takes longer than we expect to grow or if our current customers or prospective customers fail to adopt our platform, our business, financial condition and results of operations could be harmed.
Nearly all our revenue has come from licensing arrangements with our customers that grants them the right to use imagery and related data that are delivered digitally through our online platform, in addition to providing related services. Imagery licensing agreements vary by contract but generally have annual or multi-year contractual terms. The data licenses are generally purchased via a fixed price contract either on a subscription or usage basis, whereby a customer pays for access to our imagery that may be downloaded over a specific period of time or, less frequently, on a transactional basis, whereby the customer pays for individual content licenses.
Although demand for imagery and related analytics products and services has grown in recent years, our particular data set has not existed before. The market for analytics products and services, in particular, continues to evolve, and the market for our data may not be as significant as we expect. Further, the number of customers that we believe may be interested in our analytics products and services may be less than we anticipate. We cannot be sure that these markets will continue to grow or, even if they do grow, that businesses will adopt our platform. Our future success will depend in large part on our ability to further penetrate the existing market for Earth imaging and related data analytics. Our ability to further penetrate this market depends on a number of factors, including the cost, performance, and perceived value associated with our platform and our proprietary data. We have spent, and intend to keep spending, considerable resources to educate potential customers about analytics products and services in general and our platform in particular. However, we cannot be sure that these expenditures will help our platform achieve any additional market acceptance. In addition, it may take substantial time, potentially longer than we initially forecast or anticipate, to bring on new customers or for existing customers to purchase new products or offerings we may have. Furthermore, potential customers could have made significant investments in alternative platforms or services, or may not be persuaded that our proprietary data is needed for their business or operations. If the market fails to grow or grows more slowly than we currently expect or businesses fail to adopt our platform, our business, operating results, and financial condition could be adversely affected.
If consumers do not perceive our service offerings to be of high quality, if we fail to introduce new and improved products and services, or if we introduce new products or services that are not favorably received by the market, we may not be able to attract or retain customers. If we are unable to attract new customers in numbers sufficient to grow our business, or if we suffer attrition among customers, our revenue may decrease, and our operating results will be adversely affected. If our efforts to satisfy our existing customers are not successful, we may not be able to attract new customers. Further, if excessive numbers of customers do not continue to utilize our service or our customer base does not continue to grow, we may be required to incur significantly higher marketing expenses than we currently anticipate to replace these customers with new customers or attract new customers, which could have an adverse effect on our business, financial condition and results of operations.
In addition, we may fail to convert or retain customers if competitors to our platform are able to develop a superior offering or if they are able to offer a similar offering at a lower price point. Further, if competitors are able to build a competing fleet of satellites that is larger than our fleet, a potential that is heightened by the fact that we may keep our fleet at its current size for the near term, or that has greater capabilities than our fleet, we may be unable to attract or retain customers. The occurrence of any of the foregoing could have an adverse effect on our business, financial condition and results of operations.
Our customers rely on our customer support personnel to resolve issues and realize the full benefits that our platform provides. High-quality support is also important for the renewal and expansion of our subscriptions with existing customers. The importance of our support function will increase as we expand our business and pursue new customers. If we do not help our customers quickly resolve issues and provide effective ongoing support, our ability to maintain and expand our subscriptions to existing and new customers could suffer, and our reputation with existing or potential customers could suffer.

There is increasing competition from commercial entities and governments in our markets, and if we do not compete effectively, our business, financial condition and results of operations could be harmed.
We operate in a competitive industry, and we expect competition to continue to increase, in particular from other commercial entities and governments that operate in our markets and offer competitive products. We believe that our ability to compete depends upon many factors both within and beyond our control, including the following:

•	the size and diversity of our customer bases;

•	the timing and market acceptance of products and services, including the developments and enhancements to those products and services, offered by us or our competitors;

•	customer service and support efforts;

•	sales and marketing efforts;

•	ease of use, performance, price and reliability of solutions developed either by us or our competitors; and

•	our brand strength relative to our competitors.
Many of our current and potential competitors have significantly greater financial, technical, marketing and other resources than we do. These factors may allow our competitors to respond more quickly than we can to new or emerging technologies and changes in customer preferences. These competitors may engage in more extensive research and development efforts, undertake more far-reaching
marketing campaigns and adopt more aggressive pricing policies which may allow them to build larger customer bases than we have. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. This could attract customers away from our services and reduce our market share.
Our products and services compete with satellite and aerial imagery and related products and services offered by a range of private and government providers. Our current or future competitors may have greater financial, personnel and other resources than we have, and also have the ability to offer similar services at the same or a lower price. Existing competitors include Airbus Defense and Space, BlackSky Global LLC, ImageSat International N.V., Maxar Technologies Ltd. (MDA, Digital Globe, SSL), Satellogic S.A., Urthecast (Deimos), foreign governments including India, South Korea, Taiwan and others that sell their data commercially, as well as aggregators of imagery and imagery-related products and services, including Apple, Google and Microsoft. In addition, we compete against a number of manned and unmanned aerial providers of high-resolution imagery, whose offerings provide certain benefits over satellite-based imagery, including better resolution and accuracy. The value of our imagery may also be diluted by Earth imagery that is available free of charge.
The U.S. government, European Commission, and other governments also may develop, construct, launch and operate their own imagery satellites, which could reduce their need to rely on commercial suppliers. In addition, such governments could sell or provide free of charge Earth imagery from their satellites in the commercial market and thereby compete with our imagery products and services, as the United States does today through Landsat and MODIS, and the European Commission does with the Copernicus program and the Sentinel satellites. Also, governments may at times make our imagery freely available for humanitarian purposes, which could impair our revenue growth with non-governmental
organizations. These governments could also subsidize the development, launch and operation of imagery satellites by our current or future competitors.
Further, other governments may also subsidize our competitors to compete with us and other companies, and encourage them to undercut prices, including the prices we offer for our data.
Our competitors or potential competitors with greater resources than ours could, in the future, offer satellite-based imagery or other products and services with more attractive features than our products and services. The emergence of new remote imaging technologies or the continued growth of low-cost
imaging satellites could

negatively affect our marketing efforts. More importantly, if competitors develop and launch satellites or other imagery content sources with more advanced capabilities and technologies than ours, or offer services at lower prices than ours, our business and results of operations could be harmed. Due to competitive pricing pressures, new product introductions by us or our competitors or other factors, the average selling price of our products and services may further decrease. If we are unable to offset decreases in our average selling prices by increasing our sales volumes or by adjusting our product mix, our revenue and operating margins may decline and our financial position may be harmed.
In addition, the lowering of launch costs from companies such as SpaceX, Inc., as well as the new fleets of communication satellites from companies such as SpaceX Inc., OneWeb and Amazon/Kuiper may lower barriers to entry and further increase risk of competition.
Our international operations create business and economic risks that could impact our financial results.
We have limited experience in managing operations outside the United States. If we fail to deploy or manage our operations in other countries successfully, our business and operations may suffer. In addition, we are subject to a variety of risks inherent in doing business internationally, including:

•	political, social and/or economic instability;

•	risks related to governmental regulations in foreign jurisdictions and unexpected changes in regulatory requirements and enforcement;

•	fluctuations in currency exchange rates;

•	higher levels of credit risk and payment fraud;

•	enhanced difficulties of integrating any foreign acquisitions;

•	burdens of complying with a variety of foreign laws;

•	reduced protection for intellectual property rights in some countries;

•	difficulties in staffing and managing global operations and the increased travel, infrastructure and legal compliance costs associated with multiple international locations and subsidiaries;

•
different regulations and practices with respect to employee/employer relationships, existence of workers’ councils and labor unions, and other challenges caused by distance, language, and cultural differences, making it harder to do business in certain international jurisdictions;

•	compliance with statutory equity requirements; and

•	management of tax consequences.
If we are unable to manage the complexity of global operations successfully, our financial performance and operating results could suffer.
Further, given the global scope of our Earth imaging capabilities and the associated data collected, it is probable that certain governments, state actors or large businesses, among other powerful entities, may object to our operations and the collection of this data. For example, we have used our constellation of satellites and platform to capture and analyze images of missile silos and human rights abuses in foreign countries, among other things that may be sensitive to certain entities. If a foreign government, state actor, large business or other similar entities, were to object to our operations capturing similar sensitive data, they may successfully lobby the U.S. government or other regulators to curtail our operations, or even suspend our operations. Further, our satellites, satellites operations infrastructure, archived data, information technology and communications systems, and other related systems, may have already been or could be in the future compromised by cyber-attacks or other incursions by such entities as a result of the sensitive information we capture and provide. If any of the foregoing were to occur, our business would be seriously harmed.

If we or our third-party service providers experience, or are unable to protect against, cyber-attacks, ransomware, security incidents, or security breaches, or if unauthorized parties otherwise obtain access to our customers’ data, our data, or our platform, then our platform may be perceived as not being secure, we may become unable to meet our service level commitments, our reputation may be harmed, demand for our platform and products may be reduced, and we may incur significant liabilities or additional expenses which may not be covered by existing cyber insurance.
We collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of and share personal information, confidential information and other information necessary to provide our service, to operate our business, for legal and marketing purposes, and for other business-related purposes. We rely significantly on third-party service providers and sub-processors
to help us deliver services to our customers. These vendors may store or process personal information on our behalf.
Our platform and products involve the storage and transmission of data, including personal information, and security breaches or unauthorized access to our platform and products, or those of our third-party service providers, could result in the loss of our or our customers’ data, litigation, indemnity obligations, fines, penalties, disputes, investigations and other liabilities. We have previously and may in the future become the target of cyber-attacks by third parties seeking unauthorized access to our or our customers’ data or to disrupt our ability to provide our services. In addition, many of our employees are temporarily working remotely due to the
COVID-19
pandemic, which may pose additional data security risks (including, for example, an increase in phishing and spam emails experienced during 2020).
While we have taken steps to protect the confidential and personal information that we have access to, our security measures or those of our third-party service providers that store or otherwise process certain of our and our customers’ data on our behalf could be breached or we could suffer a loss of our or our customers’ data. Our ability to monitor our third-party service providers’ data security is limited. Cyber-attacks, computer malware, viruses, employee mistakes or malfeasance, social engineering (including spear phishing and ransomware attacks), and general hacking have become more prevalent in our industry, particularly against cloud services. If our security measures are or are believed to have been breached as a result of third-party action, employee error, malfeasance or otherwise, our reputation could be damaged, our business may suffer, and we could incur significant liability. In addition, our remediation efforts may not be successful.
We also process, store and transmit our own data as part of our business and operations. This data may include personal, confidential or proprietary information. There can be no assurance that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats. While we have developed systems and processes designed to protect the integrity, confidentiality and security of our and our customers’ data, our security measures or those of our third-party service providers could fail and result in unauthorized access to or disclosure, modification, misuse, loss or destruction of such data.
Because many different security vulnerabilities exist and exploits of such vulnerabilities continue to evolve, we may be unable to anticipate attempted security breaches, react in a timely manner or implement adequate preventative measures. Among other things, our applications, systems, networks, software and physical facilities could be breached, or the personal or confidential information that we store could be otherwise compromised due to employee error or malfeasance, if, for example, third parties fraudulently induce our employees or our members to disclose information or user names and/or passwords, or otherwise compromise the security of our networks, systems and/or physical facilities. Additionally, employees or service providers have in the past and may in the future inadvertently misconfigure resources or systems, or misdirect certain communications that lead to security incidents for which we must then expend effort and incur expenses to remediate.
Third parties may also conduct attacks designed to deny customers access to our services. Third parties, including nation state actors or their agents, may also conduct attacks designed to gain control over our systems, data and satellites. Any security breach or other security incident, or the perception that one has occurred, could result in a loss of customer confidence in the security of our platform, the reliability of our imagery, and damage to our brand, reduce the demand for our products, disrupt normal business operations, require us to spend material resources to investigate or correct the breach and to prevent future security breaches and incidents, expose us to legal liabilities, including litigation, regulatory enforcement, and indemnity obligations, result in our customers terminating contracts with us and adversely affect our business, financial condition and results of operations. These risks are likely to increase as we continue to grow and process, store, and transmit increasingly large amounts of data.
We use third-party technology, systems and services in a variety of contexts, including, without limitation, storage of our imagery, encryption and authentication technology, employee email, content delivery to customers, back-office support, credit card processing and other functions. Although we have developed systems and processes that are designed to protect customer data and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach at a third-party service provider, such measures cannot provide absolute security.
The costs to respond to a security breach and/or mitigate any security vulnerabilities that may be identified could be significant, our efforts to address these problems may not be successful, and these problems could result in unexpected interruptions, delays, cessation of service, negative publicity, and other harm to our business and our competitive position. We could be required to fundamentally change our business activities and practices in response to a security breach or related regulatory actions or litigation, which could have an adverse effect on our business.
Additionally, we cannot be certain that our insurance coverage will be adequate for fines, judgments, settlements, penalties, costs, attorney fees and other impacts that arise out of privacy or security incidents or breaches. A privacy or security incident or breach, or the successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance
requirements), could have an adverse effect on our business. In addition, we cannot be sure that our existing insurance coverage, cyber coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance
requirements, could adversely affect our reputation, business, financial condition and results of operations. Our risks are likely to increase as we continue to expand, grow our customer base, and process, store, and transmit increasingly large amounts of proprietary and sensitive data.
Interruption or failure of our infrastructure, or loss of our data storage, could hurt our ability to perform our daily operations effectively and provide our products and services, which could damage our reputation and harm our operating results.
The availability of our products and services depends on the continuing operation of our satellites, satellites operations infrastructure, archived data, information technology and communications systems, and other related systems. Any downtime, damage to or failure of our systems could result in interruptions in our service, which could reduce our revenue and profits. Our systems are vulnerable to damage or interruption from floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems. We do not currently maintain a back-up
production facility from which we can continue to collect, process and deliver imagery in the event of the loss of our primary capabilities. In the event we are unable to collect, process and deliver imagery from our primary facilities, our daily operations and operating results would be materially and adversely affected. In addition, our ground stations are vulnerable to damage or interruption from human error, intentional bad acts, earthquakes, hurricanes, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. The occurrence of any of the foregoing could result in lengthy interruptions in our services and/or damage our reputation, which could have a material adverse effect on our financial condition and results of operations.

Such attacks could come from individuals, companies, rogue groups, terrorist organizations or governments. This risk is heightened by the geopolitical relevance of Planet’s data, which may expose globally the sensitive operations of such entities. This is especially true for countries known or suspected to have actively carried out offensive operations on their own.
Further, if our infrastructure, information technology and communication systems do not scale effectively with anticipated growth in our business, the effectiveness of such systems could be adversely affected.
We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and compliance or any failure to comply with such obligations could harm our business.
We receive, store and process personal information and other customer data. There are numerous federal, state, local, and foreign laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other customer data, the scope of which are changing, subject to differing interpretations, and may be inconsistent among countries or conflict with other rules. We generally seek to comply with industry standards and are subject to the terms of our own privacy policies and privacy-related obligations to third parties. We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection to the extent possible. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. In addition, the application and interpretation of these laws and regulations are often uncertain. Further, the U.S. federal, state governments and agencies, as well as foreign governments and regulators, may in the future enact new legislation and promulgate new regulations governing collection, use, disclosure, storage, processing, transmission and destruction of personal data and other information. New privacy laws add additional complexity, requirements, restrictions and potential legal risk, require additional investment in resources to update compliance programs, and could impact business strategies and availability of previously useful data. Any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of the data of our customers, or regarding the manner in which the express or implied consent of customers for the use and disclosure of such data is obtained, could require us to modify our services and features, possibly in a material manner, and may limit our ability to develop new services and features that make use of the data that our customers voluntarily share.
Any failure or perceived failure by us to comply with our privacy policies, privacy-related obligations to customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, may result in governmental enforcement actions, litigation, or public statements against us by consumer advocacy groups or others and could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business.
We may experience a number of issues, such as delayed launches, launch failures, failure of our satellites to reach their planned orbital locations, significant increases in the cost of satellite launches, and insufficient capacity available from satellite launch providers. Any such issue could result in the loss of our satellites or cause significant delays in their deployment, which could harm our business, prospects, financial condition and results of operations.
Delays in launching satellites are common and can result from satellite manufacturing delays, unavailability of reliable launch opportunities with suppliers, launch supplier schedule delays, delays in obtaining required regulatory approvals and launch failures. If satellite manufacturing schedules are not met, a launch opportunity may not be available at the time the satellites are ready to be launched. We also share launches with other satellite manufacturers who may cause launch delays that are outside of our control. In addition, launch vehicles or satellite deployment mechanisms may fail which could result in the destruction of any satellites we have in such launch vehicle or an inability for the satellites to perform their intended mission. Launch failures also result in significant delays in the deployment of satellites because of the need to manufacture replacement satellites, which typically takes up to six months or longer, and to obtain another launch opportunity. Further, the cost of satellite launches, launch insurance rates and launch-related services may significantly increase in the future, which could make it much more costly, potentially prohibitively more costly, for us to launch and deploy our satellites. Any launch failure, underperformance, delay, or increase in the cost of satellite launches or related services, could have a material adverse effect on our results of operations, business prospects and financial condition.
If our satellites fail to operate as intended, are destroyed or otherwise become inoperable, our ability to collect imagery and market our products and services successfully could be materially and adversely affected and customers could be encouraged to seek alternative solutions even if less adequate.
Our satellites employ advanced technologies and sensors that are exposed to severe environmental stresses during launch and in space that could affect our satellites’ performance. Hardware component problems in space could lead to deterioration in performance or loss of functionality of a satellite, with attendant costs and potential revenue losses if they impact our Earth imaging capabilities. In addition, human operators may execute improper implementation commands that may negatively impact a satellite’s performance. Exposure of our satellites to an unanticipated catastrophic event, such as a failed launch, a meteor shower, geomagnetic solar storms, a collision with space debris, or intentional or unintentional kinetic, radiation or blinding interference, or similar attacks, could reduce the performance of, or completely destroy, the affected satellites.
We cannot assure you that our satellites will continue to operate successfully in space throughout their expected operational lives. Even if a satellite is operated properly, technical flaws in that satellite’s sensors or other technical deficiencies or anomalies could significantly hinder its performance, which could materially affect our ability to collect imagery and market our products and services successfully. While some anomalies are covered by insurance policies, others are not or may not be covered, or may be subject to large deductibles. Further, the actual orbital maneuver lives of our satellites may be shorter than we anticipate, and we may be required to reduce available capacity on our satellites prior to the end of their orbital maneuver lives.
We may suffer a partial or total loss of a deployed satellite or experience other problems with our satellites that may reduce their performance. During any period of time in which a satellite is not fully operational, we may lose most or all of the revenue that otherwise would have been derived from that satellite. In addition, we may not have on hand, or be able to obtain in a timely manner, the necessary funds to cover the cost of any necessary satellite replacement. Further, it can take up to six months or longer to manufacture new satellites and significant additional time to secure and launch such replacement satellites. As a result, if our satellites fail to operate as intended, are destroyed or otherwise become inoperable, it could take a significant amount of time to get the replacement satellites in orbit. During this period of time, our operations could be materially impaired with little we could do to alleviate the issue. Our inability to repair or replace a defective satellite or correct any other technical problem in a timely manner could result in a significant loss of revenue and harm our business.
We may experience a failure of ground operations infrastructure, interference with our satellite signals or geomagnetic solar storms that impair the performance of our satellites, which could harm our business, prospects, financial condition and results of operations.
We operate an extensive ground infrastructure, including over a dozen leased ground stations. These ground stations are used for controlling our satellites and downloading imagery to eventually be provided to our customers.
We may experience a partial or total loss of one or more of these facilities due to natural disasters (tornado, earthquake flood, hurricane or other natural events), fire, acts of war or terrorism or other catastrophic events. A failure at any of these facilities could cause a significant loss of service for our customers. Additionally, we may experience a failure in the necessary equipment at our satellite control center, at the back-up
facility, or in the

communication links between these facilities and remote teleport facilities. A failure or operator error affecting tracking, telemetry and control operations might lead to a break-down in the ability to communicate with one or more satellites or cause the transmission of incorrect instructions to the affected satellites, which could lead to a temporary or permanent degradation in satellite performance or to the loss of one or more satellites. Intentional or non-intentional
electromagnetic or radio frequency interference, including by nation state actors or their agents, could result in a failure of our ability to deliver satellite services to our customers. A failure at any of our facilities or in the communications links between our facilities or interference with our satellite signal could cause our revenues to decline materially and could adversely affect our ability to market our services and harm our business, prospects, financial condition and results of operations.
Our satellites may not be able to capture Earth images due to weather, natural disasters or other external factors, or as a result of our constellation of satellites having restrained capacity.
Our satellites may not be able to capture Earth images, either with sufficient clarity or detail, or at all, due to the occurrence of a variety of factors including cloud cover, adverse weather conditions including hurricanes or tornadoes, fires or volcano eruptions, or other factors that are outside our control. Further, if there is high demand on our constellation to capture images in a certain area, we may have difficulty tasking sufficient satellite coverage to capture high-resolution images in another region. As a result of the foregoing, customers may not be able to procure images they want, which could adversely affect our relationship with such customers and our general reputation.
If we are unable to develop and release product and service enhancements and new products and services to respond to rapid technological change, or to develop new designs and technologies for our satellites, in a timely and cost-effective manner, our business, financial condition and results of operations could be harmed.
The market for our platform is characterized by rapid technological change, frequent new product and service introductions and enhancements, changes in satellite design and technologies, changing customer demands, and evolving industry standards. The introduction of products and services embodying new technologies can quickly make existing products and services obsolete and unmarketable. Designing and building satellites and developing analytics products and services are inherently complex and technologically demanding endeavors. Due to this complexity, it can take a long time and require significant research and development expenditures to develop and test new or enhanced satellites, as well as data analytic products and services. In addition, the complexity of developing and deploying new satellites and data analytic products and services makes it difficult for us to predict how long it may take for such updates to our platform to be ready and available to be sold to customers. As a result, the amount of time it takes to develop such updates could be substantially longer than we initially anticipated. The success of any enhancements or improvements to our platform or any new products and services depends on several factors, including timely completion, successful manufacturing and deployment of the satellites needed to capture the relevant data, competitive pricing, adequate quality testing, integration with existing technologies and our platform, and overall market acceptance. We cannot be sure that we will succeed in developing, marketing, and delivering on a timely and cost-effective basis enhancements or improvements to our platform or any new products and services that respond to technological change or new customer requirements or demands, nor can we be sure that any enhancements or improvements to our platform will achieve market acceptance. Any new satellites and data analytic products and services that we develop may not be introduced in a timely or cost-effective manner, may contain errors or defects, or such data or data analytic products may not achieve the broad market acceptance necessary to generate sufficient revenue. The introduction of new data analytic products and enhancements could also increase costs associated with customer support and customer success as demand for these services increase. This increase in cost could negatively impact our profit margins, including our gross margin. Moreover, even if we introduce new products and services, we may experience a decline in revenue, gross profit and gross margin of our existing products and services that is not offset by revenue from the new products or services. Further, we may make changes to our platform that customers do not find useful and we may also discontinue certain features or increase the price or price structure for our platform. In addition, we may lose existing customers who choose a competitor’s products and services rather than migrate to our new products and services. This could result in a temporary or permanent revenue shortfall and adversely affect our business.

Our business depends, in part, on sales to large enterprises and U.S. and foreign governmental entities, which are subject to a number of challenges and risks that may make our sales cycle, forecasting processes, and deployment processes more difficult to predict, require greater time and expense or negatively impact our business.
Sales to large enterprises and U.S. and foreign governmental entities involve risks that may lengthen our sales cycle and make forecasting and deployment processes more difficult to predict. In addition, as a result of the
COVID-19
pandemic, many large enterprises and U.S. and foreign governments have reduced or delayed technology or other discretionary spending, which, in addition to resulting in longer sales cycles, may materially and negatively impact our operating results, financial condition and prospects. As we seek to increase our sales to large enterprise customers and U.S. and foreign governments, we also face more complex sales procurement requirements, substantial upfront sales costs, and less predictability in completing some of our sales than we do with smaller customers. With larger organizations, the decision to subscribe to our platform frequently requires the approvals of multiple management personnel and more technical personnel than would be typical of a smaller organization and, accordingly, sales to larger organizations may require us to invest more time educating these potential customers. With U.S. and foreign governments, the decision to subscribe to our platform often requires approvals from multiple governmental agencies as well as compliance with stringent rules and regulations, which require us to employ regulatory experts and engage outside experts to help facilitate these governmental approvals. In addition, large enterprises, as well as U.S. and foreign governments, often require extensive configuration, integration services, and pricing negotiations, which increase our upfront investment in the sales effort with no guarantee that these customers will deploy our platform widely enough across their organization to justify our substantial upfront investment. Purchases by large enterprises, as well as U.S. and foreign governments, are also frequently subject to budget constraints and unplanned administrative, processing, and other delays, which means we may not be able to come to agreement on the terms of the sale to them. Further, our results of operations could be adversely affected by government spending caps or changes in government budgetary priorities, novation procedures or other steps required of government contractors as a result of our Business Combination, as well as by delays in the government budget process, program starts, or the award of contracts or orders under existing contract vehicles, including as a result of a new U.S. administration. Future spending and program authorizations may not increase or may decrease or shift to programs in areas in which we do not provide services or are less likely to be awarded contracts. Such changes in spending authorizations and budgetary priorities may occur as a result of shifts in spending priorities as a result of competing demands for federal funds or other factors outside of our control.
In addition, our ability to successfully sell our platform to large enterprises and U.S. and foreign governments is dependent on us attracting and retaining sales personnel with experience in selling to such large organizations. If we are unable to increase sales of our platform to large enterprise customers and U.S. and foreign governments while mitigating the risks associated with serving such customers, our business, financial position, and operating results may be adversely impacted. Furthermore, if we fail to realize an expected sale from a large customer in a particular quarter or at all, our business, operating results, and financial condition could be adversely affected for a particular period or in future periods.
The competitive position of our products depends in part on their ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of our products with such third-party products and services, our business, financial position, and operating condition and results of operations could be harmed.
The competitive position of our platform depends in part on our ability to operate with products and services of third parties. As such, we must continuously modify and enhance our platform to adapt to changes in hardware, software, networking, and database technologies. In the future, one or more technology companies may choose not to support the operation of their hardware, software, or infrastructure, or our platform may not support the capabilities needed to operate with such hardware, software, or infrastructure. In addition, to the extent that a third party were to develop software or services that compete with ours, that provider may choose not to support our platform. We intend to facilitate the compatibility of our platform with various third-party hardware, software, and infrastructure by maintaining and expanding our business and technical relationships. If we are not successful in achieving this goal, our business, financial condition, and operating results could be adversely impacted.
The competitive position of our products also depends on the ability to use them with third party imagery, which allows customers to integrate multiple data sets and conduct valuable analyses. As such, we must continuously design software to ensure our products’ compatibility with third party imagery. If we fail to anticipate our customers’ integration needs, our business, financial condition, and operating results could be adversely impacted.
Our revenue, results of operations and reputation may be negatively impacted if our products fail to meet contractual requirements or our products contain defects or fail to operate in the expected manner.
We sell proprietary data that is generated through our technologically advanced fleet of satellites and further analyzed with our proprietary platform analytics. Sophisticated software, including software developed by us, may contain defects that can unexpectedly interfere with the software’s intended operation. Defects may also occur in components and products that we manufacture or purchase from third parties. Most of the satellites and systems we have developed must function under demanding and unpredictable operating conditions and in harsh and potentially destructive environments. In addition, we contract with third-parties, which we do not control, to provide services in connection with the launch into orbit of our satellites, adding further risks to our ability to perform under contracts with our customers that rely on our satellites to gather data.
We employ sophisticated design and testing processes and practices, which include a range of stringent factory and on-site
acceptance tests with criteria and requirements that are jointly developed with customers. Our systems may not be successfully implemented or operate or give the desired output, or we may not be able to detect and fix all defects in the satellites, hardware and software we utilize for the data we sell or resolve any delays or availability issues in the launch services we procure. Failure to do so could result in increased costs, lost revenue and damage to our reputation and may adversely affect our ability to win new contract awards.
Due to environmental and other factors, including those described elsewhere in this section, we may be unable to deliver imagery for the locations, responsiveness and quality requested by customers and therefore fail to meet contractual requirements. Failure to do so may require us to cancel the contracts and result in lost revenue.
We are partially dependent on resellers of our imagery for a portion of our revenue. If these resellers fail to market or sell our products and services successfully, our business would be harmed.
We partially rely on resellers and partners to market and sell our products and services. Our resellers and partners may not have the skill or experience to develop regional commercial markets for our products and services, or may have competing interests that negatively affect their sales of our products and services. If we fail to enter into reseller agreements on a timely basis or if our resellers and partners fail to market and sell our imagery products and services successfully, these failures could negatively impact our business, financial condition and results of operations.
Downturns or volatility in general economic conditions, including as a result of the current
COVID-19
pandemic or any other outbreak of an infectious disease, could have a material adverse effect on our business, financial condition, results of operations and liquidity.
Our revenue, gross margin, and ability to achieve and maintain profitability depend significantly on general economic conditions. Weaknesses in the global economy and financial markets, including the current weaknesses resulting from the ongoing
COVID-19
pandemic, have in some cases led to, and any adverse changes in general domestic and global economic conditions that may occur in the future, including any recession, economic slowdown or disruption of credit markets, may also lead to, lower demand for our platform and data offerings.

In addition, any disruption in the credit markets, including as a result of the current
COVID-19
pandemic, could impede our access to capital. If we have limited access to additional financing sources, we may be required to defer capital expenditures or seek other sources of liquidity, which may not be available to us on acceptable terms or at all. All of these factors related to global economic conditions, which are beyond our control, could adversely impact our business, financial condition, results of operations and liquidity. For a more detailed discussion of the
COVID-19
pandemic and its recent and potential impact on our business, financial condition, results of operations and liquidity, see “—The effects of the ongoing
COVID-19
pandemic have materially affected how we and our customers, vendors, and partners are operating our businesses, and the duration and extent to which this will negatively impact our future business and operations, results of operations, financial condition, and cash flows remain uncertain.”
Our business, financial condition, results of operations, and prospects may be harmed if we are unable to sell to our existing and new customers multiple of our data solutions.
A significant component of our growth strategy is to increase the number of our services and data solutions, including Planet Monitoring, Planet Tasking, Planet Archive, Planet application programming interfaces (“
APIs
”), Planet Basemaps, Planet Fusion, Planet Analytic Feeds and Planet Apps, that we sell to existing and new customers, however, we may not be successful in doing so if our customers find our additional solutions to be unnecessary or unattractive. We have invested, and intend to continue to invest, significant resources in improving existing solutions as well as developing and acquiring additional solutions, which resources may not be recovered if we are unable to successfully cross-sell these solutions to customers using one or a couple of our existing solutions. Any failure to sell additional solutions to current and future customers could harm our business, financial condition, results of operations, and prospects.
We depend on a limited number of suppliers for critical supplies and services, for research, development, manufacturing and launch of our satellites, which could in turn harm our business, prospects, financial condition and results of operations. The loss of any one or more of these suppliers or their failure to supply us with the necessary supplies or services on a timely basis could cause delays in our research, development or satellite manufacturing and adversely affect our business.
There are a limited number of suppliers that are able to design and build the components we need to manufacture our satellites. We also utilize a number of key service providers for research and development purposes. There are also a limited number of suppliers able to launch our satellites, including Antrix Corporation Limited (NewSpace India Limited, Indian Space Research Organization), ArianeSpace SA, Astra Space Inc., ISC Kosmotras (Glavkosmos, GK Launch Services), the Japan Aerospace Exploration Agency (JAXA), Northrup Grumman Innovation Systems (Orbital ATK), Rocket Lab, and Space Exploration Technologies Corp. Should any of our suppliers or service providers’ businesses fail, it would reduce competition and could increase the cost of manufacturing our satellites, conducting research and development and launch services. Adverse events with respect to any of our component suppliers, service providers or launch providers could also result in the delay of the design, construction or launch of our satellites. General economic conditions may also affect the ability of our suppliers, service providers and launch providers to provide services on commercially reasonable terms or to fulfill their obligations in terms of manufacturing schedules, launch dates, pricing, or other items. Even where alternate suppliers for such services are available, we may have difficulty identifying them in a timely manner, we may incur significant additional expense in changing suppliers or service providers, and this could result in difficulties or delays in the design, construction or launch of our satellites. Any delays in the design, construction or launch of our satellites could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to establish supply relationships for necessary components and may be required to develop alternative relationships with different component suppliers, which could delay the introduction of our products, increase the costs for components more than anticipated, and negatively impact our business.
We purchase components for the manufacturing of our satellites from third party suppliers and depend on those suppliers to deliver to the contracted specifications in order for us to maintain and grow our fleet of satellites and offerings. We may experience difficulties if these suppliers do not meet their obligations to deliver and support this equipment or if they are unable to supply the required components for new satellite designs. If such suppliers are unable to supply the required components, we will need to engage in new supply relationships. Given the technical and sophisticated nature of the components we utilize, there is a limited number of suppliers we could use. Further, making such a change in suppliers could take time and could result in us having increased costs or force us to make design changes that impact other components or capabilities of the satellites. As a result of the foregoing, any change in supply relationships could have a material adverse effect on our business, financial condition and results of operations.
The effects of the ongoing
COVID-19
pandemic have materially affected how we and our customers, vendors, and partners are operating our businesses, and the duration and extent to which this will negatively impact our future business and operations, results of operations, financial condition, and cash flows remain uncertain.
In March 2020, the World Health Organization declared
COVID-19
a global pandemic. This pandemic, which has continued to spread, and the related adverse public health developments, including travel restrictions and bans, quarantines, shelter-in-place
orders, and mandated business closures, have adversely affected workforces, organizations, governments, customers, economies, and financial markets globally, leading to an economic downturn and increased market volatility. The ongoing
COVID-19
pandemic has also disrupted the normal operations of many businesses, including ours and those of our customers, vendors, and partners. For example, in response to the initial outbreak of
COVID-19,
we took several precautionary steps early to safeguard our business and our people, including implementing travel bans and restrictions, temporarily closing offices and transitioning to a primarily remote working environment, and canceling participation in various industry events.
The ongoing
COVID-19
pandemic, as well as intensified measures undertaken from time to time in various countries and territories to contain the spread of
COVID-19,
could decrease the spending of our existing and potential new customers, adversely affect demand for our products, cause one or more of our customers, vendors, and partners to file for bankruptcy protection or go out of business, cause one or more of our customers to fail to renew, terminate, or renegotiate their contracts with us, affect the ability of our sales team to travel to potential customers, impact expected spending from existing and potential new customers, negatively impact collections of accounts receivable, and negatively impact the financial markets and therefore our ability to raise additional capital for our business, all of which could adversely affect our business, results of operations, and financial condition.
Further, the sales cycle for a new customer of our technology and services has lengthened since the beginning of the pandemic and could lengthen further, resulting in a potentially longer delay between increasing operating expenses and the generation of corresponding revenue, if any. The
COVID-19
pandemic also presents challenges as a significant percentage of our workforce is currently working remotely and assisting new and existing customers who are also generally working remotely.
Any of the negative impacts of the ongoing
COVID-19
pandemic, including those described above, alone or in combination with others, may have a material adverse effect on our business and operations, results of operations, financial condition, and cash flows. Any of these negative impacts, alone or in combination with others, also could exacerbate many of the other risk factors discussed in this section. The full extent to which the
COVID-19
pandemic will negatively affect our business and operations, results of operations, financial condition, and cash flows will depend on future developments that are highly uncertain and cannot be predicted, including the scope, severity, and duration of the pandemic, the spread of more viral or deadly variants of the virus, and actions taken by governmental authorities and other third parties in response to the pandemic.
We have limited experience with respect to determining the optimal prices and pricing structures for our products and services, which may impact our financial results.
We expect that we may need to change our pricing model from time to time, including as a result of competition, global economic conditions, reductions in our customers’ spending levels generally, changes in product mix, pricing studies or changes in how data analytics are employed by organizations. Similarly, as we introduce new products and services, or as a result of the evolution of our existing products and services, we may have difficulty determining the appropriate price structure for our products and services. In addition, as new and existing competitors introduce new products or services that compete with ours, or revise their pricing structures, we may be unable to attract new customers at the same price or based on the same pricing model as we have used historically. Moreover, as we continue to target selling our products and services to larger organizations, these larger organizations may demand substantial price concessions. As a result, we may be required from time to time to revise our pricing structure or reduce our prices, which could adversely affect our business, operating results, and financial condition.
For example, we generally establish fixed price subscription contracts for our imaging services, the revenue for which is recognized on a straight-line basis over the term of the contract, based on usage by customer over time, or to a lesser degree, up front based on transfer of access to the imagery to the customer. If we fail to accurately forecast the cost of such contracts, especially for those contracts with unlimited downloads, if we fail to complete our contractual obligations in a manner consistent with the terms of the contract or if we fix the price for some projects too low for the services we ultimately provide, we could adversely affect our overall profitability and/or revenue opportunity, which could have a material adverse effect on our business, financial condition, and results of operations.
The loss of one or more of our key personnel, or our failure to attract, hire, retain and train other highly qualified personnel in the future, could harm our business, financial condition and results of operations.
We currently depend on the continued services and performance of our key personnel and management team. In addition, much of our key technology and systems are custom-made for our business by our personnel. The loss of key personnel, including key members of management as well as our engineering, marketing, sales, and product development personnel, could disrupt our operations and have an adverse effect on our ability to grow our business.
In addition, the maintenance and development of our platform requires individuals with significant experience in aerospace engineering, mechanical engineering and software engineering. Further, our ability to successfully execute strategic initiatives, such as expanding our salesforce, will be dependent on our ability to hire and retain a sufficient number of individuals with the appropriate capabilities and level of experience. If we do not succeed in attracting, retaining and motivating highly qualified personnel, our business may be seriously harmed. Further, we also face significant competition for employees, particularly in the San Francisco Bay Area where our headquarters are located, and as a result, skilled employees in this competitive geographic location can often command higher compensation and may be difficult to hire.
Further, we have in the past, and may in future, lose a number of employees as a result of one or more employees leaving and encouraging others to join them. If this were to occur again, it could seriously harm our business.
As we become a larger company, we may find our recruiting efforts more challenging. The incentives to attract, retain and motivate employees provided by our equity compensation or by future arrangements, such as through cash bonuses, may not be as effective as in the past. If we do not succeed in attracting excellent personnel or retaining or motivating existing personnel, we may be unable to grow effectively and our business, financial condition and results of operations could be harmed.

Further, given our reliance on stock based compensation, any volatility in stock price may impact our ability to retain and attract top talent over time given the competition for strong talent within technology organizations, or could result in additional compensation related expenses.
We believe our long-term value as a company will be greater if we focus on growth, which may negatively impact our profitability.
We have experienced rapid growth and demand for our services since inception as a result of our focus on growth. The growth and expansion of our business and product offerings places a continuous and significant strain on our management, operational and financial resources. We are required to manage multiple relations with various large customers, suppliers, regulatory authorities and other third parties. In the event of further growth of our operations or in the number of our third-party relationships, our computer systems, procedures or internal controls may not be adequate to support our operations and our management may not be able to manage any such growth effectively. To effectively manage our growth, we must continue to implement and improve our operational, financial and management information systems and to expand, train and manage our employee base.
Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products and platform.
We must expand our sales and marketing organization to increase our sales to new and existing customers. We plan to continue expanding our direct sales force, both domestically and internationally, particularly our direct enterprise sales organization focused on sales to the world’s largest organizations. It may require significant time and resources to effectively onboard new sales and marketing personnel, and an increasingly remote workforce could result in less effective, more operationally complicated, or lengthier onboarding processes. We also plan to dedicate significant resources to sales and marketing programs that are focused on these large organizations. Once a new customer begins using our platform, our sales team will need to continue to focus on expanding consumption with that customer. All of these efforts will require us to invest significant financial and other resources, including in industries and sales channels in which we have limited experience to date. Our business and results of operations will be harmed if our sales and marketing efforts generate increases in revenue that are smaller than anticipated. We may not achieve anticipated revenue growth from expanding our sales force if we are unable to hire, develop, integrate, and retain talented and effective sales personnel, if our new and existing sales personnel are unable to achieve desired productivity levels in a reasonable period of time, or if our sales and marketing programs are not effective.
We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues and accounts receivable.
A significant portion of our revenue and accounts receivable are concentrated with a limited number of customers. For the year ended January 31, 2021, two customers accounted for 13% and 10% of revenue, respectively, and for the year ended January 31, 2020, one customer accounted for 16% of revenue. For the nine months ended October 31, 2021, two customers accounted for 12% and 11% of revenue, respectively. For the nine months ended October 31, 2020, three customers accounted for 14%, 12% and 11% of revenue, respectively. As of January 31, 2021, three customers accounted for 32%, 18%, and 12% of accounts receivable, respectively. As of January 31, 2020, one customer accounted for 50% of accounts receivable. As of October 31, 2021, two customers accounted for 17% and 16% of accounts receivable, respectively. As of October 31, 2020, three customers accounted for 37%, 18% and 17% of accounts receivable, respectively. Further, accounts receivable are typically unsecured and are thus subject to the increased risk of us being unable to collect on overdue amounts.
While we intend to increase the number of customers using our platform, we believe it is possible that our revenue and our operating results in the near term will continue to depend on sales to a small number of customers. As a result of this customer concentration, our revenue could fluctuate materially and could be materially and disproportionately impacted by decisions of these customers or any other significant customer to cancel their agreements with us or otherwise no longer use our services. In addition, if we are unable to diversify our customer base, we will continue to be susceptible to risks associated with customer concentration.
Our business is capital intensive and we may not be able to raise adequate capital to finance our business strategies, or we may be able to do so only on terms that significantly restrict our ability to operate our business.
We have experienced net losses and negative cash flows used in operations. We believe our cash and cash equivalents on hand and cash we obtained from the Business Combination and the PIPE Investment, together with cash we expect to generate from future operations, will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months from the date of this prospectus. However, the implementation of our business strategy requires a substantial outlay of capital. As we pursue our business strategies and seek to respond to developments in our business and opportunities and trends in our industry, our actual capital expenditures may differ from our expected capital expenditures. Historically, we have funded our operations and capital expenditures primarily through sales of our preferred stock, supplemented by loans from financial institutions. No assurances can be given that our available funds and cash flow from operations will be sufficient to meet our cash needs for the future, or that we will not require additional equity or debt financing. In addition, if one of our satellites fails unexpectedly or if it needs to be replaced at the end of its useful life, there is no assurance of insurance recovery or the timing thereof and we may need to exhaust or significantly draw upon our available debt facilities or obtain additional financing to replace the satellite. If we determine we need to obtain additional funds through external financing and are unable to do so, we may be prevented from fully implementing our business strategy.
Our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance and the condition of the capital markets at the time we seek financing. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity or debt securities, those securities may have rights, preferences or privileges senior to the rights of our Class A common stock and our stockholders may experience dilution.
The availability and cost to us of external financing depend on a number of factors, including our financial performance and general market conditions, including any impact the
COVID-19
pandemic may have on general market conditions or the capital markets specifically. Declines in our expected future revenues under contracts with customers and challenging business conditions faced by our customers are among the other factors that may adversely affect our credit and access to the capital markets. Other factors that could impact the availability and cost to us of external financing include the amount of debt in our current or future capital structure, activities associated with strategic initiatives, the health of our satellites, the success or failure of our planned launches, our expected future cash flows and the capital expenditures required to execute our business strategy. The overall impact on our financial condition of any transaction that we pursue may be negative or may be negatively perceived by potential lenders and may result in less access to the capital markets. Long-term disruptions in the capital or credit markets as a result of uncertainty or recession, changing or increased regulation or failures of significant financial institutions could adversely affect our access to capital. A deterioration in our financial performance or general market conditions could limit our ability to obtain financing or could result in any such financing being available only at greater cost or on more restrictive terms than might otherwise be available and, in either case, could result in our deferring or reducing capital expenditures including on new or replacement satellites.
We have experienced, and expect to continue to experience, seasonality in our business and fluctuations in our operating results due to usage-based contracts.
We have experienced, and expect to continue to experience, seasonality in our business and fluctuations in our operating results due to usage-based contracts. For example, we typically have customers who increase their usage of our data services when they need more frequent data monitoring over broader areas during peak agricultural seasons, during natural disaster events, or when commodity prices are at certain levels. These customers may expand their usage and then subsequently scale back. We believe that the seasonal trends that we have experienced in the past may occur in the future. To the extent that we experience seasonality, it may impact our operating results and financial metrics, as well as our ability to forecast future operating results and financial metrics. Additionally, when we introduce new products to the market, we may not have sufficient experience in selling certain products to determine if demand for these products are or will be subject to material seasonality.
Technological developments or other changes in our industry could render our satellites, or any of their components, less competitive or obsolete, which may seriously harm our business.
Our industry is characterized by rapidly evolving technology. These technological developments require us to integrate new technology into our satellites. Our competitors may develop or acquire alternative and competing technologies, which could allow them to create new and disruptive imaging satellites or other associated technology. The risk from the introduction of superior competing satellite technologies is particular exacerbated in our industry as it can take months to years to deploy any new satellites. As a result, if any technological change renders our satellites obsolete, even if we are able to develop and deploy new technologies to compete, it would take substantial time until such satellites are operational. As a result of the foregoing, we may need to invest significant resources in research and development to maintain our market position, keep pace with technological changes and compete effectively. Our failure to improve our satellites in a timely manner may seriously harm our business. In addition, if the components we use to manufacture our satellites were to become obsolete due to technological change or other factors, it could lead to inventory obsolescence, which may lead to inventory impairment charges. Further, it takes significant time to manufacture new components and if any of our inventory were to become obsolete, it would take a while before we could build new satellites. This delay in building new satellites could seriously harm our business.
We may face exposure to foreign currency exchange rate fluctuations.
Our results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates, particularly changes in the Euro. We expect our
non-U.S.
operations to continue to grow in the near term and we are continually monitoring our foreign currency exposure to determine if we should consider a hedging program. Today, our
non-U.S.
contracts are denominated in either U.S. dollars or local currency, while our
non-U.S.
operating expenses are often denominated in local currencies. Additionally, as we expand our
non-U.S.
operations, a larger portion of our operating expenses may be denominated in local currencies. Therefore, increases in the value of the U.S. dollar and decreases in the value of foreign currencies could result in the dollar equivalent of our revenues being lower.
We rely upon third-party providers of cloud-based infrastructure to host our products. Any disruption in the operations of these third-party providers, limitations on capacity or interference with our use could adversely affect our business, financial condition and results of operations.
We outsource substantially all of the infrastructure relating to our cloud-accessible products to third-party hosting services. Our cloud-based products depend on protecting the virtual cloud infrastructure hosted by third-party hosting services by maintaining its configuration, architecture, features and interconnection specifications, as well as the information stored in these virtual data centers, which is transmitted by third-party internet service providers. Any limitation on the capacity of our third-party hosting services could impede our ability to onboard new customers or expand the usage of our existing customers, which could adversely affect our business, financial condition and results of operations. In addition, any incident affecting our third-party hosting services’ infrastructure may be caused by human error, intentional bad acts, earthquakes, hurricanes, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. A prolonged service disruption affecting our cloud-based solution for any of the foregoing reasons would negatively impact our ability to serve our customers and could damage our reputation with current and potential customers, expose us to liability, cause us to lose customers or otherwise harm our business. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the third-party hosting services we use.
In the event that our service agreements with our third-party hosting services are terminated, or there is a lapse of service, elimination of services or features that we utilize, interruption of internet service provider connectivity or damage to such facilities, we could experience interruptions in access to our platform as well as significant delays and additional expense in arranging or creating new facilities and services and/or re-architecting
our cloud solution for deployment on a different cloud infrastructure service provider, which could adversely affect our business, financial condition and results of operations.
Our business depends on a strong brand. If we are not able to maintain and enhance our brand, our ability to retain or expand our base of customers will be impaired and our business and operating results will be harmed.
We believe that the brand identity that we have developed has significantly contributed to the success of our business. We also believe that maintaining and enhancing the “Planet” brand is critical to expanding our base of customers and current and future partners. Maintaining and enhancing our brand may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain the “Planet” brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Maintaining and enhancing our brand will depend largely on our continued ability to provide high quality products and services, which we may not do successfully.
In addition, we receive a high degree of media coverage, including social media coverage, around the world. If such media coverage presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information regarding Planet, such coverage could damage our reputation in the industry and with current and potential customers, employees, and investors, and our business, financial condition, results of operations, and growth prospects could be adversely affected.
We are subject to certain risks as a mission-driven company.
We believe that a critical contributor to our success has been our mission to use space to help life on Earth, by imaging the whole world every day and making global change visible, accessible, and actionable. This mission is a significant part of our business strategy and who we are as a company. However, we may make decisions regarding our business and products in accordance with our mission and values that may reduce our short- or medium-term operating results if we believe those decisions are consistent with the mission. Although we expect that our commitment to the mission will, accordingly, improve our financial performance over the long term, these decisions may not be consistent with the expectations of investors and any longer-term benefits may not materialize within the time frame we expect or at all, which could harm our business, revenue and financial results.
Finally, we may in the future be subjected to litigation by those that disagree with aspects of our mission or features of our platforms that we have developed in support of our mission.
If we cannot maintain our company culture as we grow, our success and our business and competitive position may be harmed.
We believe our culture has been a key contributor to our success to date and that the critical nature of the platform that we provide promotes a sense of greater purpose and fulfillment in our employees. Any failure to preserve our culture could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to effectively focus on and pursue our corporate objectives. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these important aspects of our culture. If we fail to maintain our company culture, our business and competitive position may be harmed.

Limited insurance coverage and availability may prevent us from obtaining insurance to cover all risks of loss.
We intend to insure certain satellites in our constellation and certain launches to the extent that insurance is available at acceptable premiums. This insurance will not protect us against all losses to our satellites due to specified exclusions, deductibles and material change limitations, and it may be difficult to insure against certain risks, including a partial deterioration in satellite performance and satellite re-entry.
Although we intend to obtain and maintain insurance for our operating satellites and certain launches, any determination we make as to whether to obtain insurance coverage will depend on a variety of factors, including the availability of insurance in the market, the cost of available insurance and the redundancy of our operating satellites. Higher premiums on insurance policies will increase our costs and consequently reduce our operating income by the amount of such increased premiums. If the terms of in-orbit
insurance policies become less favorable than those currently available, there may be limits on the amount of coverage that we can obtain or we may not be able to obtain insurance at all. Even if obtained, our in-orbit
operations insurance will not cover any loss in revenue incurred as a result of a partial or total satellite loss.
Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.
Our quarterly results of operations, our key metrics discussed elsewhere in this prospectus, and other metrics that analysts use to evaluate our business, have fluctuated in the past and may vary significantly in the future.
Quarter-to-quarter
comparisons of our operating results and other key metrics may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly financial results and metrics may fluctuate as a result of a variety of factors, many of which are outside of our control and may not fully reflect the underlying performance of our business. These fluctuations could result in our failure to meet our expectations or those of securities analysts or investors. If we fail to meet these expectations for any particular period, the trading price of our Class A common stock could decline significantly. Factors that may cause these quarterly fluctuations include, without limitation, those listed below:

•
the impact of an economic downturn or market volatility, including the current downturn caused by the
COVID-19
pandemic, on our business and the businesses of our customers, prospective customers and partners;

•	our ability to attract new customers;

•	our customer renewal and adoption rates, and our ability to expand use of our platform by existing customers;

•
the timing and rate at which we sign agreements with customers, including the impact of cost reduction measures, delayed purchasing decisions or prolonged sales cycles at prospective or existing customers as a result of the effects of the
COVID-19
pandemic and other factors outside of our control;

•	the contract value of agreements with customers;

•	fluctuations in revenue associated with customer contracts that are consumption-based;

•	the addition or loss of large customers, including through acquisitions or consolidations;

•	the timing of recognition of revenue;

•	the amount and timing of operating expenses;

•	changes in our pricing policies or those of our competitors;

•	fluctuations in currency exchange rates and changes in the proportion of our revenue and expenses denominated in foreign currencies;

•
the timing and success of new product features, updates, and enhancements by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, customers, or strategic partners;

•
a significant portion of our revenue is recognized ratably over the term of the contract with the customer, with some contracts’ terms being several years long and, as a result, any downturn or upturn in sales may not be immediately reflected in our results of operations;

•
the financial condition and creditworthiness of our customers, including greater unpredictability in our customers’ willingness or ability to timely pay for subscriptions to our platform as a result of the
COVID-19
pandemic;

•
the timing of expenses related to the development or possible acquisition and integration of technologies or businesses and potential future charges for impairment of goodwill and long-lived assets from acquired companies;

•	our ability to achieve and sustain a level of liquidity sufficient to grow and support our business and operations;

•	network outages, technical difficulties or interruptions affecting the delivery and use of our platform or actual or perceived security breaches;

•	any adverse litigation, judgments, settlements, or other litigation-related costs;

•	our ability to attract and/or retain talent necessary to the successful delivery of our business objective;

•	changes in the legislative or regulatory environment;

•	the effects of global pandemics, such as the ongoing COVID-19 pandemic; and

•	general economic, industry, market and geopolitical conditions and uncertainty, both domestically and internationally.
Risks Related to Our Intellectual Property
If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.
We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our intellectual property and proprietary rights. However, we may fail to enter into all necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of our intellectual property and proprietary rights, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. We have filed applications for certain aspects of our intellectual property in the United States and other countries. However, third parties may knowingly or unknowingly infringe our intellectual property and proprietary rights, third parties may challenge intellectual property and proprietary rights held by us, pending and future copyright, trademark and patent applications may not be approved, and we may not be able to prevent infringement without incurring substantial expense. We have asserted, and in the future may continue to assert, our intellectual property rights against third parties. If the protection of our intellectual property and proprietary rights is inadequate to prevent use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our service and methods of operations. Any of these events would have a material adverse effect on our business, financial condition and results of operations.
We may be, in the future, party to intellectual property rights claims and other litigation which are expensive to support, and if resolved adversely, could have a significant impact on us.
Companies in technology industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims against us will likely grow. Our technologies may not be able to withstand any third-party claims or rights against their use. We may in the future be subject to litigation on the foregoing grounds or other grounds. The costs of supporting such litigation are considerable, and there can be no assurances that a favorable outcome will be obtained. We may be required to settle such litigation on terms that are unfavorable to us. Similarly, if any litigation to which we may be a party fails to settle and we go to trial, we may be subject to an unfavorable judgment which may not be reversible upon appeal. The terms of such a settlement or judgment may require us to cease some or all of our operations or require the payment of substantial amounts to the other party. With respect to any intellectual property rights claim, we may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms and may significantly increase our operating expenses. A license to continue such practices may not be available to us. As a result, we may also be required to develop alternative non-infringing
technology or practices or discontinue the practices. The development of alternative non-infringing
technology or practices could require significant effort and expense. Our business and results of operations could be materially and adversely affected as a result of the occurrence of any of the foregoing.
We currently have a number of agreements in effect pursuant to which we have agreed to defend, indemnify and hold harmless our customers, suppliers and other partners from damages and costs which may arise from the infringement of intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Any claim for indemnification by our partners could materially and adversely affect our business and results of operations.
If we use open source software inconsistent with our policies and procedures or the license terms applicable to such software, we could be subject to demands to release portions of our source code, legal expenses, damages, or costly remediation or disruption to our business.
We use open source software in our platform. From time to time, companies that use open source software have faced claims challenging the use of such open source software and their compliance with the terms of the applicable open source license. We may be subject to suits by parties claiming ownership of what we believe to be open source software or claiming non-compliance
with the applicable open source licensing terms. Additionally, while we have policies and procedures in place designed to govern our use of open source software, there is a risk that we may incorporate open source software with onerous licensing terms, including the obligation to make our source code available for others to use or modify without compensation to us, or inadvertently use open source software in a manner that exposes us to claims of non-compliance
with the applicable terms of such license, including claims for infringement of intellectual property rights or for breach of contract. If we receive an allegation that we have violated an open source license, we may incur significant legal expenses, be subject to damages, be required to redesign our product to remove the open source software or publicly release certain portions of our proprietary source code, or be required to comply with onerous license restrictions, all of which could have a material impact on our business. Even in the absence of a claim, if we discover the use of open source software inconsistent with our policies, we could expend significant time and resources to replace the open source software or obtain a commercial license, if available. All of these risks are heightened by the fact that the ownership of open source software can be uncertain, leading to litigation, and many of the licenses applicable to open source software have not been interpreted by courts, and these licenses could be construed to impose unanticipated conditions or restrictions on our ability to commercialize our products. Any use of open source software inconsistent with our policies or licensing terms could harm our business and financial position.

Risks Related to Legal, Regulatory, Accounting, and Tax Matters
We operate in a highly regulated industry and government regulations may adversely affect our ability to sell our services, may increase the expense of such services or otherwise limit our ability to operate or grow our business.
Our industry is highly regulated due to the sensitive nature of satellite technology. We cannot assure you that the laws and regulations governing our business and operations, including the distribution of satellite imagery, will not change in the future. Our business and operating results may be materially and adversely affected if we are required to alter our business operations to comply with such changes or if our ability to sell our products and services on a global basis is reduced or restricted due to increased U.S., E.U. or other government regulation. This risk is heightened by the geo-political
relevance of our data, which can shed light on sensitive operations around the globe.
Failure to obtain or maintain regulatory approvals and/or adhere to regulatory requirements could result in service interruptions or could impede us from executing our business plan. The following list summarizes the material regulatory approvals we need to maintain and the various regulatory requirements our satellite operations must adhere to, as well as certain impacts these regulatory approvals and requirements can have on our business and operations. Regulatory frameworks and our products evolve over time and thus additional material regulatory approvals could develop in the future.
NOAA Approvals
. Our business requires licenses from the National Oceanic and Atmospheric Administration (“
NOAA
”). Under our NOAA licenses and NOAA rules and requirements, the U.S. government has the right to interrupt service or limit our ability to distribute satellite images when foreign policy or U.S. national security interests are affected. Additionally, we must obtain NOAA approval for changes to material facts in our NOAA licenses. Should we not obtain necessary licenses or approvals in a timely manner, our products and services may not be competitive.
Canadian Approvals
. Distribution of RapidEye archive imagery and SPOT imagery within Canada is subject to oversight by Global Affairs Canada. If any such imagery covers a restricted Area of Interest, it can only be provided to a “Five Eyes Government”, unless prior approval is obtained from GAC. GAC is under no obligation to grant such approvals and has sole discretion to alter the list of restricted Areas of Interest. Such restrictions may reduce the competitiveness of the RapidEye archive imagery offerings and SPOT imagery distribution within Canada.
Export Approvals
. Satellite, launch integration and ground station equipment, know-how
and related technology are controlled under export control regulations known as International Traffic in Arms Regulations (“
ITAR
”) and the Export Administration Regulations (“
EAR
”). Pursuant to ITAR or EAR, we, or our suppliers, must obtain export licenses from the Department of State or Department of Commerce, and in some cases from foreign government agencies, in order to hire
non-U.S.
persons for certain technical roles, export satellite or ground station equipment and related technology to
non-U.S.
locations, or exchange certain types of technical information with
non-U.S.
persons. Export licenses can take up to three months or longer to be processed, and neither the Department of State, Department of Commerce, nor any corresponding foreign government agency is obligated to approve any license application. Our inability or the inability of our suppliers to get required export approvals for equipment and technology could materially affect our business as currently expected.
FCC Approvals
. Our operation of satellites and ground terminals also requires licenses from the Federal Communications Commission (the “
FCC
”). The FCC regulates the launch and operation of our satellites, the use of satellite frequency spectrum and the licensing of our ground terminals located within the United States. We are also subject to the FCC’s rules and regulations and the terms of our licenses, which require us to comply with various operating conditions and requirements. As conditions and requirements to our licenses, we are required to coordinate our spectrum use with other satellite operators, including certain agencies of the U.S. federal government, to avoid interference to or from other satellites. The results of coordination may adversely affect our use of our satellites using certain frequencies, as well as the type of applications or services that we can accommodate. While the FCC generally renews licenses routinely, there can be no assurance that our licenses will be renewed at their expiration dates on favorable terms or without adverse conditions. Failure to renew these licenses could have a material and adverse effect on our ability to generate revenue and conduct our business as currently expected.
International Registration and Approvals
. The use of satellite frequency spectrum internationally is subject to the rules and requirements of the International Telecommunication Union (“
ITU
”). Additionally, satellite operators must abide by the specific laws of the countries in which downlink services are provided from the satellite to ground terminals within such countries. The FCC has coordinated the operations for each of our satellites pursuant to the ITU requirements. Coordination of our satellites with other satellite systems is required by the ITU to help prevent harmful frequency interference from or into existing or planned satellite operations.
The rules and regulations of these regulatory authorities are subject to change and may not continue to permit our operations as currently conducted or as we plan to conduct them. For example, the FCC has an open notice of proposed rulemaking relating to mitigation of orbital debris, which could affect us and our operations, including by requiring us to redesign our satellites, incur operational burdens, and/or assume increases in production and launch costs.
Certain foreign customers are responsible for securing necessary licenses and operational authority to use the required spectrum in each country into which we will downlink high-resolution commercial Earth imagery. If such customers are not successful in obtaining the necessary approvals, we will not be able to distribute real-time imagery to those customers. Our inability to offer real-time access service in a significant number of foreign countries could negatively affect our business. In addition, regulatory provisions in countries where we wish to operate may impose unduly burdensome restrictions on our operations. Our business may also be adversely affected if the national authorities where we plan to operate adopt treaties, regulations or legislation unfavorable to foreign companies.
We are subject to the requirements of the National Industrial Security Program Operating Manual for the facility security clearance of our subsidiary, Planet Labs Federal, Inc., which is a prerequisite to our ability to perform services requiring classified personnel for the U.S. government.
A facility security clearance is required for a company to perform on classified contracts for the U.S. Department of Defense and certain other agencies of the U.S. government. Security clearances are subject to regulations and requirements including the National Industrial Security Program Operating Manual (“
NISPOM
”), which specifies the requirements for the protection of classified information released or disclosed in connection with classified U.S. government contracts.
We require certain facility and personnel security clearances to perform our classified U.S. government related business. As such, we must comply with the requirements of the NISPOM and any other applicable U.S. government industrial security regulations. If we were to violate the terms and requirements of the NISPOM or any other applicable U.S. government industrial security regulations (which apply to us under the terms of classified contracts), our cleared facility could lose its facility security clearance. Further, obtaining and maintaining security clearances for employees involves a lengthy process and it can be difficult to identify, recruit and retain employees who already hold security clearances. If our employees are unable to obtain or retain security clearances or if our employees who hold security clearances terminate employment with us, our ability to perform the work under the contract may be negatively affected, and the customer whose work requires cleared employees could terminate the contract or decide not to renew it upon its expiration.
We cannot be certain that we will be able to maintain our facility security clearance. If for some reason our facility security clearance is invalidated or terminated, we would not be able to continue to perform on classified contracts at that facility and would not be able to enter into new classified contracts, which could adversely affect our revenues. Failure to comply with the NISPOM or other security requirements may subject us to civil or criminal penalties, loss of access to classified information, loss of a U.S. government contract, or potentially debarment as a government contractor. The inability to obtain and maintain our facility security clearance would have a material adverse effect on our business, financial condition and operating results.
Further, we are limited in our ability to provide specific information about any classified programs that we may participate in, their risks, or any disputes or claims relating to such programs. As a result, investors have less insight into our classified programs than our other businesses and therefore less ability to fully evaluate the risks related to our classified business or our business overall.
We are subject to anti-corruption, anti-bribery, anti-money laundering and similar laws, and non-compliance
with such laws can subject us to criminal and/or civil liability and harm our business.
We are subject to the U.S. Foreign Corrupt Practices Act, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies and their employees and third-party intermediaries from authorizing, offering or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector. As we increase our international sales and business and sales to the public sector, we may engage with business partners and third-party intermediaries to market our products and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities.
While we have policies and procedures to address compliance with such laws, we cannot assure you that all of our employees and agents will not take actions in violation of our policies and applicable laws, for which we may be ultimately held responsible. As we increase our international sales and business, our risks under these laws may increase.
Detecting, investigating, and resolving actual or alleged violations can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption, anti-bribery, or anti-money laundering laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution or other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension or debarment from contracting with certain persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed or if we do not prevail in any possible civil or criminal litigation, our business could be harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business.
Failure to comply with governmental laws and regulations could harm our business.
Our business is subject to regulation by various federal, state, local and foreign governments. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, injunctions or other collateral consequences. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, operating results, and financial condition could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, reputation, operating results and financial condition.

Further, we use a number of third parties to perform services or act on our behalf. It may be the case that one or more of those third parties fail to adhere to our policies or violate applicable federal, state, local, and international laws, including but not limited to, those related to corruption, bribery, economic sanctions, and export/import controls. Despite the significant challenges in asserting and maintaining control and compliance by these third parties, we may be held fully liable for third parties’ actions as fully as if they were a direct employee of ours. Such liabilities may create harm to our reputation, inhibit our plans for expansion, or lead to extensive liability either to private parties or government regulators, which could adversely impact our business, results of operations, and financial condition.
Our policies regarding customer confidential information and support for individual privacy and civil liberties could cause us to experience adverse business and reputational consequences.
We strive to protect our customers’ confidential information and individuals’ privacy consistent with applicable laws, directives, and regulations. Consequently, we endeavor to not provide information about our customers to third parties without legal process. From time to time, government entities may seek our assistance with obtaining information about our customers or could request that we modify our platforms in a manner to permit access or monitoring. In light of our confidentiality and privacy commitments, we may legally challenge law enforcement or other government requests to provide information, to obtain encryption keys, or to modify or weaken encryption. To the extent that we do not provide assistance to or comply with requests from government entities, or if we challenge those requests publicly or in court, we may experience adverse political, business, and reputational consequences among certain customers, regulators, or portions of the public. Conversely, to the extent that we do provide such assistance, or do not challenge those requests publicly in court, we may experience adverse political, business, and reputational consequences from other customers, regulators, or portions of the public arising from concerns over privacy or the government’s activities.
We could be subject to changes in tax rates or the adoption of new tax legislation, whether in or out of the United States, or could otherwise have exposure to additional tax liabilities, which could harm our business.
As a multinational business, we are subject to income and other taxes in both the United States and various foreign jurisdictions. Changes to tax laws or regulations in the jurisdictions in which we operate, or in the interpretation of such laws or regulations, could significantly increase our effective tax rate and reduce our cash flow from operating activities, and otherwise have a material adverse effect on our financial condition. In addition, other factors or events, including business combinations and investment transactions, changes in stock-based compensation, changes in the valuation of our deferred tax assets and liabilities, adjustments to taxes upon finalization of various tax returns or as a result of deficiencies asserted by taxing authorities, increases in expenses not deductible for tax purposes, changes in available tax credits, changes in transfer pricing methodologies, other changes in the apportionment of our income and other activities among tax jurisdictions, and changes in tax rates, could also increase our effective tax rate.
Our tax filings are subject to review or audit by the U.S. Internal Revenue Service (the “
IRS
”) and state, local and foreign taxing authorities. We may also be liable for taxes in connection with businesses we acquire. Our determinations are not binding on the IRS or any other taxing authorities, and accordingly the final determination in an audit or other proceeding may be materially different than the treatment reflected in our tax provisions, accruals and returns. An assessment of additional taxes because of an audit could harm our business.
Our results of operations may be harmed if we are required to collect sales and use, gross receipts, value added, or similar taxes for our products in jurisdictions where we have not historically done so.
Sales and use, value added, goods and services, and similar tax laws and rates vary greatly by jurisdiction. Our customers can be located in one jurisdiction, utilize our products through our network equipment in a different jurisdiction, and pay us from an account located in a third jurisdiction. This divergence, along with the jurisdiction-by-jurisdiction
variance in tax laws, causes significant uncertainty in the tax treatment of our business. There is further uncertainty as to what constitutes sufficient physical presence or nexus for a national, state, or local jurisdiction to levy taxes, fees, and surcharges for sales made over the Internet, and there is also uncertainty as to whether our characterization of our network and products as not taxable in certain jurisdictions will be accepted by national, state, and local taxing authorities. In determining our tax filing obligations, management has made judgments regarding whether our activities in a jurisdiction rise to the level of taxability. These judgments may prove inaccurate, and one or more states or countries may seek to impose additional sales, use, or other tax collection obligations on us, including for past sales by us. It is possible that we could face sales tax audits and that our liability for these taxes could exceed our estimates as state and other tax authorities could still assert that we are obligated to collect additional amounts as taxes from our customers and remit those taxes to those authorities. A successful assertion by a state, country, or other jurisdiction that we should have been or should be collecting additional sales, use, or other taxes on our network and products could, among other things, result in substantial tax liabilities for past sales, create significant administrative burdens for us, discourage customers from purchasing our network and products, or otherwise harm our business, results of operations, and financial condition.
We may not be able to utilize a significant portion of our net operating losses, which could adversely affect our potential profitability.
Under Section 382 and 383 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change
net operating losses and other tax attributes to offset future taxable income or income tax. In general, an “ownership change” occurs if there is a greater than 50 percentage point change (by value) in a corporation’s equity ownership by certain stockholders over a rolling three-year period. We may have experienced ownership changes in the past and may experience ownership changes in the future as a result of subsequent shifts in our stock ownership (many of which are outside our control). If it is determined that we have in the past experienced an ownership change, or if we undergo one or more ownership changes as a result of future transactions in our stock then we may not be able to utilize a material portion of our net operating losses prior to their expiration, even if we were to achieve profitability. To the extent we are not able to offset future taxable income with our net operating losses, our net income and cash flows may be adversely affected.
Additional Risks Related to Ownership of Our Securities and Operating as a Public Company
The price of our Class A common stock and warrants may be volatile.
The price of our Class A common stock, as well as any outstanding warrants, may fluctuate due to a variety of factors, including:

•	changes in the industries in which we and our customers operate;

•	any disruptions or delays in the launch and deployment of our satellites;

•	any damage or impairment to our constellation of satellites;

•	developments involving our competitors;

•	changes in laws and regulations affecting our business;

•	variations in our operating performance and the performance of our competitors in general;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	actions by stockholders, including the sale of any of their shares of our Class A common stock pursuant to this prospectus;

•	additions and departures of key personnel;

•	commencement of, or involvement in, litigation involving the combined company;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A common stock available for public sale; and

•
general economic and political conditions, such as the effects of the
COVID-19
outbreak, recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our Class A common stock and warrants regardless of our operating performance.
We have broad discretion in how we use the net proceeds from the Business Combination, and we may not use them effectively.
Our management has broad discretion in applying the net proceeds we received upon consummation of the Business Combination. We may use the net proceeds for general corporate purposes, including working capital, operating expenses, and capital expenditures, and we may use a portion of the net proceeds to acquire complementary businesses, products, offerings, or technologies. We may also spend or invest these proceeds in a way with which our stockholders disagree. If our management fails to use these funds effectively, our business could be seriously harmed.
The multi-class structure of our common stock has the effect of concentrating voting power with our Chief Executive Officer and
Co-Founder
and Chief Strategy Officer and
Co-Founder,
which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.
Shares of our Class B common stock have 20 votes per share, while shares our Class A common stock have one vote per share. The Planet Founders hold all of the issued and outstanding shares of our Class B common stock. Accordingly, the Planet Founders hold over approximately 63% of the voting power of our capital stock and are able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Additionally, the Planet Founders received additional shares of Class B common stock for any Contingent Consideration issued in respect of their ownership of Former Planet Class B common stock held immediately prior to the Business Combination. The Planet Founders may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of Planet, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of Planet, and might ultimately affect the market price of shares of our Class A common stock. For information about our multi-class structure, see the section titled “Description of Securities.”
We cannot predict the impact our multi-class structure may have on the stock price of our Class A common stock.
We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. Under these policies, our multi-class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. It is unclear what effect, if any, these policies will have on the valuations of publicly traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included. In addition, several stockholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the multi-class structure of our common stock may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. As a result, the market price of shares of our Class A common stock could be adversely affected.
If securities or industry analysts either do not publish research about us, or publish inaccurate or unfavorable research about us, our business, or our market, or, if such analysts change their recommendations regarding our Class A common stock adversely, the trading price or trading volume of our Class A common stock could decline.
The trading market for our Class A common stock can be influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Class A common stock, provide more favorable recommendations about our competitors, or publish inaccurate or unfavorable research about our business, our Class A common stock price would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our Class A common stock to decline.
We do not intend to pay cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.
We may be subject to securities litigation, which is expensive and could divert management attention.
The market price of our Class A common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.
Future resales of Class A common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Following the consummation of the Business Combination and subject to certain exceptions, the dMY Sponsor and certain of the former stockholders of Planet Labs Inc. are contractually restricted from selling or transferring any of their shares of Class A common stock (not including the shares of Class A common stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements or purchased in the public market) (the “
Lock-up
Shares
”) for certain periods of time.
However, following the expiration of each lockup, the applicable stockholders will not be restricted from selling shares of our Class A common stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of our Class A common stock in the public market could occur at any time.
As restrictions on resale end and registration statements such as this one are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price or the market price of our Class A common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day
period ending on the third trading day prior to proper notice of such redemption; provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise the redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force holders to (i) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) sell the warrants at the then-current market price when the holder might otherwise wish to hold onto such warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.
We also have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that the closing price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day
period ending on the third trading day prior to proper notice of such redemption; provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. The value received upon exercise of the warrants (i) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the warrants, including because the number of shares of Class A common stock received is capped at 0.361 shares of Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.
In the event we determine to redeem the public warrants, holders of our redeemable warrants would be notified of such redemption as described in the Warrant Agreement. Specifically, in the event that we elect to redeem all of the redeemable warrants as described above, the Company shall fix a date for the redemption (the “
Redemption Date
”). Notice of redemption shall be mailed by first class mail, postage prepaid, by Planet not less than 30 days prior to the Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via our posting of the redemption notice to DTC.
In addition, we may redeem your warrants after they become exercisable for a number of shares of our Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are
“out-of-the-money,”
in which case you would lose any potential embedded value from a subsequent increase in the value of our Class A common stock had your warrants remained outstanding.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of the public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.
The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “
foreign action
”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “
enforcement action
”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This
choice-of-forum
provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Delaware law and provisions in our Charter and our Bylaws could make a takeover proposal more difficult.
Our organizational documents are governed by Delaware law. Certain provisions of Delaware law and of our Charter and our Bylaws could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Class A common stock held by our stockholders. These provisions provide for, among other things:

•	the ability of our board of directors to issue one or more series of preferred stock;

•	the fact that we are a public benefit corporation, as discussed below;

•	certain limitations on convening special stockholder meetings;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings; and

•
a multi-class common stock structure with 20 votes per share of our Class B common stock, providing the Planet Founders the ability to control the outcome of matters requiring stockholder approval, even though the Planet Founders own less than a majority of the outstanding shares of our capital stock.

These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire Planet, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of our common stock. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors of their choosing and to cause us to take other corporate actions that our stockholders desire. See “Description of Securities.”
We operate as a Delaware public benefit corporation. As a public benefit corporation, we cannot provide any assurance that we will achieve our public benefit purpose.
As a public benefit corporation, we are required to produce a public benefit or benefits and to operate in a responsible and sustainable manner, balancing our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the public benefit or benefits identified by the our Charter. There is no assurance that we will achieve our public benefit purpose or that the expected positive impact from being a public benefit corporation will be realized, which could have a material adverse effect on our reputation, which in turn may have a material adverse effect on our business, results of operations and financial condition.
As a public benefit corporation, we are required, under Section 366 of the DGCL, to publicly disclose a report at least biennially on our overall public benefit performance and on our assessment of our success in achieving our specific public benefit purpose. If we are not timely or are unable to provide this report, or if the report is not viewed favorably by parties doing business with us or regulators or others reviewing our credentials, our reputation and status as a public benefit corporation may be harmed.
Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Our Charter and our Bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.
In addition, as permitted by Section 145 of the Delaware General Corporation Law, our Bylaws and our indemnification agreements that we have entered or intend to enter into with our directors and officers provide that:

•
we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

•
we are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers will undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

•
the rights conferred in our Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•	we may not retroactively amend the provisions in our Bylaws to reduce our indemnification obligations to directors, officers, employees, and agents.
While we have procured directors’ and officers’ liability insurance policies, such insurance policies may not be available to us in the future at a reasonable rate, may not cover all potential claims for indemnification, and may not be adequate to indemnify us for all liability that may be imposed.
Our Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings and the federal district courts as the sole and exclusive forum for other types of actions and proceedings, in each case, that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with Planet or our directors, officers or other employees.
Our Charter provides that, unless we consents in writing to the selection of an alternative forum, any (i) derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former director, officer, stockholder or other employee to Planet or our stockholders; (iii) action, suit or proceeding asserting a claim against us or any director or officer arising pursuant to any provision of the DGCL, the Charter or the Bylaws (as either may be amended from time to time); or (iv) any action, suit or proceeding asserting a claim against us or any of our director or officer governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware or other state courts of the State of Delaware. Subject to the foregoing, the federal district courts of the United States are the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action under the Securities Act. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our Charter. These choice-of-forum
provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Alternatively, if a court were to find these provisions of our Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

As a public benefit corporation, our focus on a specific public benefit purpose and producing a positive effect for society may negatively impact our financial performance.
Unlike traditional corporations, which have a fiduciary duty to focus exclusively on maximizing stockholder value, our directors have a fiduciary duty to consider not only the stockholders’ interests, but also the company’s specific public benefit and the interests of other stakeholders affected by Planet’s actions.
Therefore, we may take actions that we believe will be in the best interests of those stakeholders materially affected by our specific benefit purpose, even if those actions do not maximize our financial results. While we intend for this public benefit designation and obligation to provide an overall net benefit to us and our customers, it could instead cause us to make decisions and take actions without seeking to maximize the income generated from our business, and hence available for distribution to our stockholders. Our pursuit of longer-term or non-pecuniary
benefits may not materialize within the timeframe it expects or at all, yet may have an immediate negative effect on any amounts available for distribution to our stockholders. Accordingly, being a public benefit corporation and complying with our related obligations could have a material adverse effect on our business, results of operations and financial condition, which in turn could cause our stock price to decline.
As a public benefit corporation, we are less attractive as a takeover target than a traditional company would be and, therefore, your ability to realize your investment through an acquisition may be limited. Under our Charter, we cannot merge or consolidate with another entity if, as a result of such merger or consolidation, the surviving entity’s charter does not contain the identical provisions identifying the public benefit or public benefits, unless the transaction receives approval from two-thirds
of the target public benefit corporation’s outstanding voting shares. Additionally, public benefit corporations may also not be attractive targets for activists or hedge fund investors because new directors would still have to consider and give appropriate weight to the public benefit along with shareholder value, and shareholders committed to the public benefit can enforce this through derivative suits. Further, by requiring that board of directors of public benefit corporations to consider additional constituencies other than maximizing shareholder value, Delaware public benefit corporation law could potentially make it easier for a board to reject a hostile bid, even where the takeover would provide the greatest short-term financial yield to investors.
Our directors have a duty to consider not only our stockholders’ interests, but also our specific public benefit and the interests of other stakeholders affected by our actions. If a conflict between such interests arises, there is no guarantee such a conflict would be resolved in favor of our stockholders.
While directors of traditional corporations are required to make decisions they believe to be in the best interests of their stockholders, directors of a public benefit corporation have a duty to consider not only the stockholders’ interests, but also the company’s specific public benefit and the interests of other stakeholders affected by the company’s actions. Under Delaware law, directors are shielded from liability for breach of these obligations if they make informed and disinterested decisions that serve a rational purpose. Thus, unlike traditional corporations which must focus exclusively on stockholder value, our directors are not merely permitted, but obligated, to consider our specific public benefit and the interests of other stakeholders. In the event of a conflict between the interests of our stockholders and the interests of our specific public benefit or our other stakeholders, our directors must only make informed and disinterested decisions that serve a rational purpose; thus, there is no guarantee such a conflict would be resolved in favor of our stockholders, which could have a material adverse effect on our business, results of operations and financial condition, which in turn could cause our stock price to decline.
As a Delaware public benefit corporation, we may be subject to increased derivative litigation concerning our duty to balance stockholder and public benefit interest, the occurrence of which may have an adverse impact on our financial condition and results of operations.
Stockholders of a Delaware public benefit corporation with shares listed on a national securities exchange (if they, individually or collectively, own at least two percent of the company’s outstanding shares or shares of the corporation with a market value of at least $2,000,000 as of the date the action is instituted) are entitled to file a derivative lawsuit claiming the directors failed to balance stockholder and public benefit interests. This potential liability does not exist for traditional corporations. Therefore, we may be subject to the possibility of increased derivative litigation, which would require the attention of our management, and, as a result, may adversely impact our management’s ability to effectively execute our strategy. Additionally, any such derivative litigation may be costly, which may have an adverse impact on our financial condition and results of operations.
The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.
As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal controls over financial reporting. As a result, we will incur significant legal, accounting and other expenses that we did not previously incur as a private company.
These rules and regulations will result in us incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.
In addition, most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day
management of our business, which could harm our business, results of operations, and financial condition. Further, our management team may not effectively or efficiently manage our transition into a public company.
If we fail to maintain effective internal controls over financial reporting at a reasonable assurance level, we may not be able to accurately report our financial results, which could have a material adverse effect on our operations, investor confidence in our business and the trading prices of our securities.
A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Any material weaknesses in our internal controls may adversely affect our ability to record, process, summarize and accurately report timely financial information and, as a result, our consolidated financial statements may contain material misstatements or omissions.
Additionally, if our revenue and other accounting or tax systems do not operate as intended or do not scale with anticipated growth in our business, the effectiveness of our internal controls over financial reporting could be adversely affected. Any failure to develop, implement, or maintain effective internal controls related to our revenue and other accounting or tax systems and associated reporting could materially adversely affect our business, results of operations, and financial condition or cause us to fail to meet our reporting obligations.
While no material weakness in our internal controls has been discovered to date, we have encountered difficulties in tracking how much data our customers were accessing. If we fail to address this difficulty in assessing data usage, if our personnel handling our accounting or finance function fail to perform at an appropriate level for a public company, or if other weaknesses in internal controls are detected, it may be determined that we have a material weakness. In addition, most of our employees who work within our accounting and financial reporting functions have limited to no experience managing a publicly traded company and have limited to no experience implementing, monitoring and enforcing the internal financial and accounting controls for such a company. The identification of a material weakness could result in regulatory scrutiny and cause investors to lose confidence in our reported financial condition and otherwise have a material adverse effect on our business, financial condition, cash flow or results of operations.
Compliance obligations under the Sarbanes-Oxley Act require substantial financial and management resources and increase the time and costs of completing a business combination.
The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of privately held companies. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to us following the Business Combination. If we are not able to implement the requirements of Section 404, including any additional requirements once we are no longer an emerging growth company, in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our Class A common stock. Additionally, once we are no longer an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal controls over financial reporting.
We anticipate that the process of building our accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. For example, we expect that we will need to implement new systems to enhance and streamline the management of our financial, accounting, human resources and other functions. However, such systems will likely require us to complete many processes and procedures for the effective use of the systems, which may result in substantial costs. Any disruptions or difficulties in implementing or using these systems could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management attention. In addition, we may discover weaknesses in our systems of internal financial and accounting controls and procedures that could result in a material misstatement of our consolidated financial statements.
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our shares of Class A common stock held by non-affiliates
exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a

Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
General Risk Factors
Our past and future acquisitions will require significant management attention. Our acquisitions could disrupt our business, dilute stockholder value or adversely affect our operating results.
As part of our business strategy, we may make investments in complementary companies, products or technologies, and these acquisitions could pose challenges or risks. In this regard, we have made strategic acquisitions, including the acquisition of BlackBridge in September 2015, the Terra Bella business from Google in April 2017, Boundless Spatial in March 2019 and VanderSat in December 2021. We do not know if we will be able to complete any future acquisitions or successfully integrate any acquired business, operate it profitably or retain its key employees. Integrating any newly acquired business, product or technology could be expensive and time-consuming, could disrupt our ongoing business and financial performance, and could distract our management. If we fail to successfully integrate the assets, technologies and employees from any acquired business, our revenue and operating results could be adversely affected. Any integration process will require significant time and resources, and we may not be able to manage the process successfully. We may not successfully evaluate or utilize the acquired technology and accurately forecast the financial impact of an acquisition transaction, including accounting charges. Further, any debt we incur to complete an acquisition could result in increased fixed obligations and include certain covenants that could impede our ability to manage our operations. Alternatively, if we use equity to finance any acquisitions, it could dilute our current stockholders.
Issues in the use of artificial intelligence, including machine learning and computer vision (together, “AI”), in our geospatial data and analytics platforms may result in reputational harm or liability.
AI is enabled by or integrated into some of our geospatial data and analytics platforms and is a growing element of our business offerings. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Data sets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users
of our systems could impair the acceptance of AI solutions. If the analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Some AI scenarios present ethical issues. If we enable or offer AI solutions that are controversial because of their purported or real impact on our financial condition and operations or the financial condition and operations of our customers, we may experience competitive harm, legal liability and brand or reputational harm.
Our customers may fail to pay us in accordance with the terms of their agreements, necessitating action by us to compel payment.
We derive revenue principally from licensing rights to use imagery that is delivered digitally to our customers through our online platform. Our imagery licensing agreements vary by contract, but generally have annual or multi-year contractual terms. If customers fail to pay us under the terms of our agreements, we may be adversely affected both from the inability to collect amounts due and the cost of enforcing the terms of our contracts, including litigation. The risk of such negative effects increases with the term length of our customer arrangements. Furthermore, some of our customers may seek bankruptcy protection or other similar relief, including as a result of the impacts and disruptions caused by the
COVID-19
pandemic, and fail to pay amounts due to us, or pay those amounts more slowly, either of which could adversely affect our business, results of operations and financial condition.
Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.
Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board (“
FASB
”), the U.S. Securities and Exchange Commission (“
SEC
”) and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results for periods prior and subsequent to such change. For example, recent new standards issued by the FASB that could materially impact our consolidated financial statements include certain changes to accounting for leases. We may adopt one or more of these standards retrospectively to prior periods, and the adoption may result in an adverse change to previously reported results. Additionally, the adoption of these standards may potentially require enhancements or changes in our systems and could require our financial management to devote significant time and resources to implementing those changes.
If our judgments or estimates relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operations could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.
The preparation of our consolidated financial statements in conformity with U.S. generally accepted accounting principles (“
GAAP
”) requires management to make judgments, estimates, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “
Management’s
Discussion and Analysis of Financial Condition and Results of Operations
” the results of which form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our Class A common stock. Significant judgments, estimates, and assumptions used in preparing our consolidated financial statements include, or may in the future include, those related to revenue recognition, stock-based compensation, and income taxes.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of Class A common stock or Warrants by the Registered Holders.
The Registered Holders will pay all incremental selling expenses relating to the sale of their shares of Class A common stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Registered Holders, except that we will pay the reasonable fees and expenses of one legal counsel for the Registered Holders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our accountants.
We will receive the proceeds from any exercise of Warrants or options for cash. We intend to use the proceeds from any exercise of Warrants or options for cash for general corporate and working capital purposes.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Former Planet and dMY IV adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X.
The unaudited pro forma condensed combined balance sheet as of October 31, 2021 combines the historical balance sheets of Former Planet and dMY IV on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on October 31, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended October 31, 2021 and year ended January 31, 2021 combine the historical statements of operations of Former Planet and dMY IV for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on February 1, 2020, the beginning of the earliest period presented. Former Planet’s fiscal year ends on January 31, and dMY IV’s fiscal year ends on December 31. Pursuant to the Bylaws, on December 7, 2021, the Board approved a resolution changing the Company’s fiscal year end from December 31 to January 31 of each calendar year, effective as of the same date. The pro forma condensed combined financial information is presented on the basis of Former Planet’s fiscal year (January 31) and combines the historical results of the fiscal periods of Former Planet and dMY IV.
The Business Combination and related transactions contemplated in the Merger Agreement are as follows:

•	the Business Combination;

•	the conversion of Former Planet’s convertible notes for shares of Former Planet’s Class A common stock immediately prior to the Business Combination;

•	the PIPE Investment; and

•	the repayment of Former Planet’s existing debt.
The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
Upon the closing of the Business Combination, public stockholders were offered the opportunity to redeem shares of dMY IV Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account. The unaudited condensed combined pro forma financial statements reflect actual redemptions of 689,670 shares of Class A common stock at approximately $10.00 per share, or $6.9 million in the aggregate.
The following summarizes the pro forma capitalization of the Company immediately after the Business Combination and related transactions:

	Pro Forma Combined
	Number of Shares	%
Former Planet stockholders- Class A Common Stock	173,907,448	66.2%
Former Planet stockholders- Class B Common Stock (1)	21,157,586	8.1%
dMY IV’s public stockholders- Class A Common Stock	33,810,330	12.9%
Holders of dMY IV’s sponsor shares- Class A Common Stock (2)	8,625,000	3.3%
PIPE Investors - Class A Common Stock	25,200,000	9.6%

Pro Forma Common Stock (3)	262,700,364	100.0%

(1)
The Class B common stock has substantially the same rights and privileges as the Class A common stock but the Class B common stock carries 20 votes per share until the earlier of (a) the
10-year
anniversary of the Closing and (b) the date that is six months after the date that such Planet Founder no longer provides services to Planet as a director, executive officer, member of the senior leadership team or other full-time employee with an on-going
substantial role at Planet, at which time such shares will convert to Class A common stock. Shares of Class B common stock held by a Planet Founder shall also automatically convert into shares of Class A common stock immediately (x) following the transfer of such shares of Class B common stock to a person other than a qualified stockholder of such Planet Founder, (y) on the date that such Planet Founder is terminated for cause, or (z) upon such Planet Founder’s death or mental incapacity. Recipients of the Class B common stock owned a majority of the voting interest of Former Planet prior to the Business Combination.

(2)
Includes 862,500 shares of Class A common stock subject to certain vesting restrictions pursuant to the
Lock-up
Agreement entered by the Sponsor. For illustrative purposes, the Company has elected to show the Founder Shares subject to future vesting as part of the capitalization table as the Sponsor shall have full ownership rights, including the right to vote such shares and to receive dividends and distributions thereon, while the shares subject to future vesting are held in escrow.

(3)	The capitalization excludes the following:

•	42,907,431 unexercised Former Planet stock options

•	65,595 unexercised Former Planet warrants

•	5,656,056 unvested Former Planet restricted stock units

•	26,998,540 shares issuable as Contingent Consideration

•	6,900,000 unexercised Planet public warrants

•	5,933,333 unexercised Planet private placement warrants
Former Planet was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	Former Planet’s existing stockholders has the greatest voting interest in the combined entity with approximately 90% of the voting interest;

•	Former Planet has the ability to nominate a majority of the members of the Board of Directors of the combined entity;

•	Former Planet’s senior management is the senior management of the combined entity; and

•	Former Planet is the larger entity based on historical operating activity and has the larger employee base.
The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby dMY IV was treated as the acquired company and Former Planet was treated as the acquirer.
Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Former Planet issuing stock for the net assets of dMY IV, accompanied by a recapitalization. The net assets of dMY IV are stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Former Planet.
Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the

Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF OCTOBER 31, 2021
(in thousands)

	As of October 31, 2021	As of September 30, 2021	Transaction Accounting Adjustments (Note 3)		As of October 31, 2021
	Former Planet (Historical)	dMY IV (Historical)			Pro Forma Combined
Assets
Cash and cash equivalents	$58,989	$76	$345,099	(a)	$527,779
			(12,075)	(b)
			(42,323)	(c)
			252,000	(d)
			(67,088)	(l)
			(6,899)	(m)
Accounts receivable, net	15,177	—			15,177
Prepaid expenses and other current assets	19,068	475			19,543

Total current assets	93,234	551	468,714		562,499
Investment held in Trust Account	—	345,099	(345,099)	(a)	—
Property and equipment, net	138,011	—			138,011
Capitalized internal-use software, net	10,473	—			10,473
Goodwill	88,393	—			88,393
Intangible assets, net	4,832	—			4,832
Restricted cash, non-current	5,749	—			5,749
Other non-current assets	8,977	—	(6,310)	(c)	2,667

Total assets	349,669	345,650	117,305		812,624

Liabilities
Accounts payable	7,059	123			7,182
Accrued and other current liabilities	28,642	4,164	(1,156)	(c)	28,186
			(3,464)	(c)
Deferred revenue	47,013	—			47,013
Liability from early exercise of stock options	17,032	—			17,032
Convertible notes, at fair value	109,953	—	(109,953)	(g)	—
Preferred stock warrant liability	14,047	—	(6,708)	(h)	7,339
Debt, net of discount	64,972	—	(64,972)	(l)	—

Total current liabilities	288,718	4,287	(186,253)		106,752
Deferred legal fees	—	2,361	(2,361)	(c)	—
Derivative warrant liabilities	—	34,470			34,470
Deferred underwriting commissions	—	12,075	(12,075)	(b)	—
Deferred revenue	7,976	—			7,976
Deferred hosting costs	13,141	—			13,141
Deferred rent	1,354	—			1,354
Other non-current liabilities	1,287	—			1,287

Total liabilities	312,476	53,193	(200,689)		164,980

Commitments and contingencies
Class A common stock subject to possible redemption	—	345,000	(345,000)	(e)	—

	As of October 31, 2021	As of September 30, 2021	Transaction Accounting Adjustments (Note 3)			As of October 31, 2021
	Former Planet (Historical)	dMY IV (Historical)				Pro Forma Combined
Stockholders’ equity (deficit)
Convertible preferred stock	$2	$—	$(2)	(i	)	$—
Common Stock
Class A	—	—	3	(d)		24
			3	(e)
			1	(f)
			17	(i)
			—	(m)
Class B	—	1	(1)	(f)		2
			2	(i)
Former Planet Common Stock	1	—	(1)	(i)		—
			(18,523)	(c)
			251,997	(d)
			344,997	(e)
			109,953	(g)
			6,708	(h)
			(16)	(i)
			(66,807)	(j)
			5,459	(k)
			(6,899)	(m)
Accumulated other comprehensive income	2,104	—	—			2,104
Accumulated deficit	(731,064)	(52,544)	(14,263)	(c)		(740,505)
			(1,866)	(c)
			66,807	(j)
			(5,459)	(k)
			(2,116)	(l)

Total stockholders’ equity (deficit)	37,193	(52,543)	662,994			647,644

Total liabilities and stockholders’ equity (deficit)	$349,669	$345,650	$117,305			$812,624

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED OCTOBER 31, 2021
(in thousands, except per share data)

	Nine Months Ended October 31, 2021	Nine Months Ended September 30, 2021	Transaction Accounting Adjustments (Note 3)		Nine Months Ended October 31, 2021
	Former Planet (Historical)	dMY IV (Historical)			Pro Forma Combined
Revenue	$94,063	$—	$—		$94,063
Cost of revenue	59,757	—	238	(gg)	60,788
			793	(ii)

Gross profit	34,306	—	(1,031)		33,275
Operating expenses
Research and development	39,521	—	1,586	(gg)	46,389
			5,282	(ii)
Sales and marketing	33,691	—	678	(gg)	36,627
			2,258	(ii)
General and administrative	31,939	7,452	(70)	(aa)	48,170
			2,044	(gg)
			6,805	(ii)

Total operating expenses	105,151	7,452	18,583		131,186

Loss from operations	(70,845)	(7,452)	(19,614)		(97,911)

Other income (expense)
Interest expense	(7,750)	—	7,750	(ee)	—
Income from investments held in Trust Account	—	99	(99)	(bb)	—
Loss upon issuance of private placement warrants	—	(14,062)			(14,062)
Offering costs associated with derivative warrant liabilities	—	(711)			(711)
Change in fair value of derivative warrant liabilities	—	705			705
Change in fair value of convertible notes and warrant liabilities	(11,429)	—	8,741	(cc)	(4,383)
			(1,695)	(dd)
Other income(expense), net	(313)	—			(313)

Total other income (expense)	(19,492)	(13,969)	14,697		(18,764)

Loss before provision for income taxes	(90,337)	(21,421)	(4,917)		(116,675)
Provision for income taxes	822	—	(1,229)	(ll)	(407)

Net loss	$(91,159)	$(21,421)	$(3,688)		$(116,268)

Basic and diluted weighted average shares outstanding	30,264,402				261,837,864

Basic and diluted net loss per share	$(3.01)				$(0.44)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JANUARY 31, 2021
(in thousands, except per share data)

	Year Ended January 31, 2021	For the period from December 15, 2020 (inception) through December 31, 2020	Transaction Accounting Adjustments (Note 3)		Year Ended January 31, 2021
	Former Planet (Historical)	dMY IV (Historical)			Pro Forma Combined
Revenue	$113,168	$—	$—		$113,168
Cost of revenue	87,383	—	318	(gg)	89,044
			286	(hh)
			1,057	(ii)

Gross profit	25,785	—	(1,661)		24,124
Operating expenses:
Research and development	43,825	—	2,115	(gg)	54,887
			1,905	(hh)
			7,042	(ii)
Sales and marketing	37,268	—	904	(gg)	41,997
			814	(hh)
			3,011	(ii)
General and administrative	32,134	1	2,725	(gg)	46,388
			2,454	(hh)
			9,074	(ii)

Total operating expenses	113,227	1	30,044		143,272

Loss from operations	(87,442)	(1)	(31,705)		(119,148)

Other income (expense)
Debt extinguishment gain (loss)	673	—	(2,116)	(ff)	(1,443)
Interest expense	(9,447)	—	9,447	(ee)	—
Change in fair value of convertible notes and warrant liabilities	(30,053)	—	25,139	(cc)	(1,014)
			3,900	(dd)
Offering costs	—	—	(1,866)	(jj)	(16,129)
			(14,263)	(kk)
Other income (expense), net	239	—	—		239

Total other income (expense)	(38,588)	—	20,241		(18,347)

Loss before provision for income taxes	(126,030)	(1)	(11,464)		(137,495)
Provision for income taxes	1,073	—	(2,866)	(ll)	(1,793)

Net loss	$(127,103)	$(1)	$(8,598)		$(135,702)

Basic and diluted weighted average shares outstanding	28,863,607				261,837,864
Basic and diluted net loss per share	$(4.40)				$(0.52)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation
The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby dMY IV was treated as the acquired company and Former Planet was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Former Planet issuing stock for the net assets of dMY IV, accompanied by a recapitalization. The net assets of dMY IV were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Former Planet.
The unaudited pro forma condensed combined balance sheet as of October 31, 2021 gives pro forma effect to the Business Combination and related transactions as if they had been consummated on October 31, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended October 31, 2021 and year ended January 31, 2021 give pro forma effect to the Business Combination and related transactions as if it had been consummated on February 1, 2020. Former Planet’s fiscal year ends on January 31, and dMY IV’s fiscal year ends on December 31. Pursuant to the Bylaws, on December 7, 2021, the Board approved a resolution changing the Company’s fiscal year end from December 31 to January 31 of each calendar year, effective as of the same date. The pro forma condensed combined financial information is presented on the basis of Former Planet’s fiscal year (January 31) and combines the historical results of the fiscal periods of Former Planet and dMY IV.
The unaudited pro forma condensed combined balance sheet as of October 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Former Planet’s unaudited condensed consolidated balance sheet as of October 31, 2021 and the related notes included in this prospectus; and

•	dMY IV’s unaudited condensed balance sheet as of September 30, 2021 and the related notes included in this prospectus.
The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Former Planet’s unaudited condensed consolidated statement of operations and comprehensive loss for the nine months ended October 31, 2021 and the related notes included in this prospectus; and

•	dMY IV’s unaudited condensed statement of operations for the nine months ended September 30, 2021 and the related notes included in this prospectus.
The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Former Planet’s audited consolidated statement of operations and comprehensive loss for the year ended January 31, 2021 and the related notes included in this prospectus; and

•	dMY IV’s audited statement of operations for the period from December 15, 2020 (inception) through December 31, 2020 and the related notes included in this prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and related transactions.

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Former Planet and dMY IV.

2.	Accounting Policies and Reclassifications
Following the completion of the Business Combination, management will perform a comprehensive review of Former Planet’s and dMY IV’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X.
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination and related transactions occurred on February 1, 2020.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of October 31, 2021, are as follows:
(a)     Reflects the reclassification of investment held in the trust account that became available following the Business Combination.
(b)     Reflects the settlement of $12.1 million in deferred underwriting commissions.
(c)     Represents transaction costs expected to be incurred by Former Planet and dMY IV of approximately $20.39 million and $27.09 million, respectively, for legal, financial advisory and other professional fees. The dMY IV transaction costs exclude the deferred underwriting commissions as described in Note 3(b) above.

For the Former Planet transaction costs:

•	$1.16 million was deferred in other non-current assets and accrued in accrued and other current liabilities as of October 31, 2021;

•	$5.15 million was deferred in other non-current assets and paid by Former Planet as of October 31, 2021;

•	$15.24 million was reflected as a reduction of cash, which represents Former Planet’s transaction costs less the amounts previously paid by Former Planet;

•	$18.52 million were capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in additional paid-in capital; and

•
$1.87 million were not capitalized as part of the Business Combination and reflected as a decrease in accumulated deficit. The costs expensed through accumulated deficit, which include amounts allocated to the public warrant and private placement warrant liabilities of dMY IV assumed as part of the Business Combination, are included in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 as discussed in Note 2(jj) below.

For the dMY IV transaction costs:

•	$3.46 million was accrued by dMY IV in accrued expenses and recognized in expense as of September 30, 2021;

•	$2.36 million was accrued by dMY IV in deferred legal fees and recognized in expense as of September 30, 2021;

•	$27.09 million was reflected as a reduction of cash;

•
$7.00 million represents equity issuance costs related to the PIPE Investment and was capitalized and offset against the proceeds from the PIPE Investment and reflected as a decrease in additional paid-in
capital; and

•
$14.26 million was reflected as an adjustment to accumulated deficit, which represents the total dMY IV transaction costs less: (1) $7.00 million capitalized and offset against the proceeds from the PIPE Investment; and (2) $5.83 million previously recognized by dMY IV as of September 30, 2021. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 as discussed in Note 2(kk) below.

(d)     Reflects proceeds of $252.0 million from the issuance and sale of 25,200,000 shares of Class A Common Stock at $10.00 per share in the PIPE Investment pursuant to the Subscription Agreements.
(e)     Reflects the reclassification of $345.0 million of Class A Common Stock subject to possible redemption to permanent equity.
(f)     Reflects the conversion of Class B Common Stock held by the Sponsor into Class A Common Stock.
(g)     Reflects the conversion of Former Planet convertible notes and accrued interest into 6,905,761 shares of Former Planet common stock immediately prior to the Business Combination.
(h)     Reflects the exercise of certain Former Planet warrants into 1,943,057 shares of Former Planet common stock immediately prior to the Business Combination.
(i)     Reflects the recapitalization of Former Planet equity comprised of 85,682,990 shares of Former Planet preferred stock and 35,071,408 shares of Former Planet common stock, including shares issued in adjustments

3(g) and 3(h), into 173,907,448 shares of the Company’s Class A Common Stock and 21,157,586 shares of the Company’s Class B Common Stock. Shares of Former Planet preferred stock and Former Planet common stock were exchanged for shares the Company’s common stock at the closing of the Business Combination pursuant to the contractual terms in the Merger Agreement.
(j)     Reflects the elimination of dMY IV’s historical accumulated deficit after recording the transaction costs to be incurred by dMY IV as described in Note 3(c) above.
(k)     Represents stock-based expense associated with certain Former Planet restricted stock units that vested upon the consummation of the Business Combination. These costs expensed through Accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 as discussed in Note 2(hh) below.
(l)     Represents the repayment of Former Planet’s existing debt for approximately $67.1 million, including repayment fees associated with the debt of approximately $2.0 million. The difference between cash proceeds and the carrying value of Former Planet’s debt is recorded as debt extinguishment loss and recorded as a decrease to Accumulated deficit. The debt extinguishment loss recorded through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 as discussed in Note 2(ff) below.
(m)     Represents redemptions of 689,670 shares of dMY IV Class A Common Stock for $6.9 million allocated to Class A common stock and additional paid-in
capital using par value of $0.0001 per share and at a redemption price of $10.00 per share.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended October 31, 2021 and year ended January 31, 2021 are as follows:
(aa)     Represents pro forma adjustment to eliminate historical expenses related to dMY IV’s office space, secretarial and administrative support services paid to the Sponsor, which terminated upon consummation of the Business Combination.
(bb)     Represents pro forma adjustment to eliminate income from investments held in Trust Account.
(cc)     Reflects the elimination of the change in fair value of Former Planet’s convertible notes, which converted into Former Planet common stock immediately prior to the Business Combination.
(dd)     Reflects the elimination of the change in fair value of certain Former Planet warrants, which were exercised into shares of Former Planet common stock immediately prior to the Business Combination.
(ee)     Reflects the elimination of interest expense related to Former Planet’s convertible notes and debt, which either converted into Former Planet common stock as described in Note 3(g) above or was repaid as described in Note 3(l) above.
(ff)     Represents pro forma adjustment to recognize the debt extinguishment loss related to the repayment of Former Planet’s existing debt as discussed in Note 3(l) above. The loss is reflected as if incurred on February 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring
item.
(gg)     Reflects the amortization of estimated stock-based expense associated with stock-based awards granted as part of the Business Combination. A portion of the Contingent Consideration is subject to continued service requirements by employees to receive shares issuable pursuant to the Contingent Consideration provisions. These shares were determined to be within scope of Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“
ASC 718
”). Compensation expense for awards with market conditions is recognized over the requisite service period and is not reversed if the market condition is not met.
(hh)     Represents stock-based expense associated with certain Former Planet restricted stock units that vested upon the consummation of the Business Combination. These costs are reflected as if incurred on February 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring
item.
(ii)     Reflects the amortization of estimated stock-based expense associated with unvested restricted stock units previously granted by Former Planet, which are subject to vesting based upon both a service-based requirement and a liquidity event requirement. Upon the consummation of the Business Combination, the liquidity event requirement was met and the Company will amortize stock-based compensation expense associated with the unvested restricted stock units over the remaining requisite service period.
(jj)     Reflects Former Planet transaction costs of $1.87 million allocated to the public warrant and private placement warrant liabilities that were assumed as part of the Business Combination. These costs are reflected as if incurred on February 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring
item.
(kk)     Reflects dMY IV transaction costs that were expensed upon the closing of the Business Combination. These costs are reflected as if incurred on February 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring
item.
(ll)     Reflects the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated combined statutory tax rate of 25.0%.

4.	Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since February 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire periods presented. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights.

	Nine Months Ended October 31, 2021	Year Ended January 31, 2021
Pro forma net loss (in thousands)	$(116,268)	$(135,702)
Weighted average shares outstanding, basic and diluted	261,837,864	261,837,864
Net loss per share, basic and diluted (2)	$(0.44)	$(0.52)
Weighted average shares calculation, basic and diluted
dMY IV’s public stockholders	33,810,330	33,810,330
Holders of dMY IV sponsor shares (1)	7,762,500	7,762,500
PIPE Investors	25,200,000	25,200,000
Former Planet Stockholders - Class A	173,907,448	173,907,448
Former Planet Stockholders - Class B	21,157,586	21,157,586

	261,837,864	261,837,864

(1)
The pro forma basic and diluted shares of the holders of dMY IV shares exclude 862,500 shares of Class A common stock subject to certain vesting restrictions pursuant to the
Lock-up
Agreement entered by the Sponsor. These shares are considered contingently issuable shares for which the milestones have not yet been achieved.

(2)	The pro forma basic and diluted shares exclude the following because including them would be antidilutive:

•	42,907,431 unexercised Former Planet stock options

•	65,595 unexercised Former Planet warrants

•	5,656,056 unvested Former Planet restricted stock units

•	26,998,540 shares issuable as Contingent Consideration

•	6,900,000 unexercised Planet public warrants

•	5,933,333 unexercised Planet private placement warrants

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of the financial condition and results of operations of Planet Labs Inc. (“Former Planet,” “we,” “us” and “our”) should be read together with our unaudited condensed consolidated financial statements as of October 31, 2021 and for the nine months ended October 31, 2021 and 2020, and the audited consolidated financial statements as of and for the fiscal years ended January 31, 2021 and 2020, in each case together with related notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with the section entitled “Business” and the pro forma financial information included in this prospectus in the section titled “Unaudited Pro Forma Condensed Combined Financial Information.” The following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in this prospectus. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Planet” and “the Company” refer to the business and operations of Former Planet and its consolidated subsidiaries prior to the Business Combination and to Planet Labs PBC and its consolidated subsidiaries following the consummation of the Business Combination.
Business and Overview
Our mission is to use space to help life on Earth, by imaging the whole world every day and making global change visible, accessible, and actionable. Our platform includes imagery, insights, and machine learning that empower companies, governments, and communities around the world to make timely decisions about our evolving world.
As a public benefit corporation, our purpose is to accelerate humanity toward a more sustainable, secure, and prosperous world, by illuminating the most important forms of environmental and social change.
We deliver a differentiated data set: a new image of the entire Earth landmass every day. To collect this powerful data set, we design, build and operate hundreds of satellites, making our fleet the largest Earth observation fleet of satellites in history. Our daily stream of proprietary data and machine learning analytics, delivered through our cloud-native platform, helps companies, governments and civil society use satellite imagery to discover insights as change happens.
To help further our mission, we have developed advanced satellite technology that increases the cost performance of each satellite. This has enabled us to launch large fleets of satellites at lower cost and in turn record over 1,700 images on average for every point on Earth’s landmass, a non-replicable
historical archive for analytics, machine learning, and insights. We have advanced data processing capabilities that enable us to produce
“AI-ready”
data sets. As this data set continues to grow, we believe its value to our customers will further increase.
We currently serve more than 700 customers across large vertical markets, including agriculture, mapping, forestry, finance and insurance, and federal, state, and local government agencies. For example, our data, products, and services have helped farmers make decisions that resulted in significant increases in their harvests, while using less resources and lowering costs, by alerting them quickly to changes happening within their fields. Governments use our data to deliver public services more effectively in disaster response. Mapping companies use our data to keep online maps up to date. And journalists and human rights organizations use our data to uncover and report the truth about events in hard-to-reach
places.
Our proprietary data set and analytics are delivered pursuant to subscription and usage-based data licensing agreements and are accessed by our customers through our online platform and subscription APIs. We believe our efficient cost structure,
one-to-many
business model and differentiated data set have enabled us to grow our customer base across multiple vertical markets. As of October 31, 2021, our EoP Customer Count was approximately 740 customers, which represented a 32% year-over-year growth when compared to October 31,
2020. Our EoP Customer Count has grown quarter-over-quarter for every quarter in the prior two years. For a definition of EoP Customer Count see the section titled “
Key Operational and Business Metrics
.” Over 90% of our customers sign annual or multiyear contracts, with an average contract length of over 2 years, weighted on an annual contract value basis.
Legacy Earth Observation satellites generally cost hundreds of millions of dollars and have long development cycles. By contrast, our high-resolution “Dove” and “SuperDove” satellites cost low hundreds of thousands of dollars each to build and launch, and achieve estimated payback periods of three to six months. We are constantly iterating our designs, and we add upgraded capabilities to our fleet each year. Additionally, traditional geospatial imagery is often sold on an exclusive, one-to-one
basis and requires highly technical experts to use. Our data is sold as a one-to-many
subscription product, with the same data often sold to multiple customers. Further, our software tools and analytic solutions help to make our data more accessible to non-technical
business users creating a larger market opportunity.
We estimate our total addressable market to be over $100 billion by 2027, which we define as the market for satellite data services, sustainability transformation, and digital transformation. Based on our management’s estimates and Allied Market Research reports, we estimate the markets for geospatial data, services and analytics within the global markets created by the sustainability transformation and digital transformation will reach $35 billion and $74 billion, respectively, by 2027. According to Allied Market Research, the baseline satellite data services market, separate from the impact from the sustainability and digital transformation macro trends, is estimated to reach $19 billion by 2027.
To grow our market share and increase revenue, we plan to invest significantly in our sales and marketing activities, as well as increase our investment in software engineering to expand our available solutions. As we increase our revenue, we believe that we can achieve operating leverage as our current fleet of satellites which generate the data we sell to our customers are at scale. New satellites are added to the fleet primarily to replace existing satellites that have reached their end of life and to introduce new capabilities. Therefore, our capital expense requirements are incurred primarily to maintain and improve the capabilities of our existing fleet of satellites. Our ability to drive operational scale through our business model is reflected in the year-over-year improvement of our
Non-GAAP
Gross Profit and Adjusted EBITDA results for the fiscal year ended January 31,
2021.

	Nine Months Ended October 31,		Year Ended January 31,
(in millions, except percentages)	2021	2020	2021	2020
Gross Profit (Loss)	$34.3	$18.3	$25.8	$(6.7)
Gross Margin percentage	36%	22%	23%	(7)%
Non-GAAP Gross Profit (Loss)	$35.0	$18.9	$26.6	$(5.9)
Non-GAAP Gross Margin percentage	37%	23%	24%	(6)%
Net loss	$(91.2)	$(89.6)	$(127.1)	$(123.7)
Adjusted EBITDA	$(24.4)	$(9.5)	$(11.2)	$(23.8)
See the section titled “
—
Non-GAAP
Information
” for information regarding our definition and use of
Non-GAAP
Gross Profit and Adjusted EBITDA, a reconciliation of gross profit to
Non-GAAP
Gross Profit and a reconciliation of net loss to Adjusted EBITDA.
The Business Combination
We entered into the Merger Agreement with dMY IV, a special purpose acquisition company, on July 7, 2021. Pursuant to the Merger Agreement, upon the favorable vote of dMY IV’s stockholders on December 3, 2021, on

December 7, 2021, First Merger Sub, a newly formed subsidiary of dMY IV, completed the First Merger by merging with and into Planet, with Planet surviving the merger as a wholly owned subsidiary of dMY IV, and pursuant to Planet’s election immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation merged with and into dMY IV, with dMY IV surviving the merger. Following the Business Combination, dMY IV was renamed Planet Labs PBC.
The Business Combination is anticipated to be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under the guidance in Accounting Standard Codification (“
ASC
”) 805,
Business Combinations
, dMY IV is expected to be treated as the “acquired” company for financial reporting purposes. We expect Planet Labs Inc. to be deemed the accounting predecessor of the combined business, and Planet Labs PBC, as the parent company of the combined business, will be the successor SEC registrant, meaning that our consolidated financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Business Combination is expected to have a significant impact on our future reported financial position and results as a consequence of the reverse recapitalization. The most significant change in our future reported financial position and results are expected to be an estimated net increase in cash (as compared to our consolidated balance sheet at October 31, 2021) of approximately $468.8 million, including $252.0 million in gross proceeds from the PIPE Investment consummated substantially simultaneously with the Business Combination. We also repaid our existing debt of approximately $67.1 million, including repayment fees associated with the debt of approximately $2.0 million and accrued interest, after the Business Combination was consummated. In addition, immediately prior to the effective time of the Business Combination, outstanding convertible notes were automatically converted into shares of Former Planet’s Class A common stock, and as such, the converted convertible notes are no longer outstanding and ceased to exist at the effective time of the Business Combination. See the section entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations— Liquidity and Capital Resources—Debt
.”
As a result of the Business Combination, we are an
SEC-registered
company listed on the NYSE which requires us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased personnel costs, audit and other professional service fees. Our results of operations and statements of financial position may not be comparable between periods as a result of the Business Combination described above.
Impact of
COVID-19
The novel coronavirus (“
COVID-19
”) continues to spread throughout the United States and other parts of the world and has negatively affected the U.S. and global economies, disrupted global supply chains, resulted in significant travel and transport restrictions, including mandated closures and orders to
“shelter-in-place”
and quarantine restrictions. We have taken measures to protect the health and safety of our employees, including shifting many employees to remote work. We have also worked with our customers and suppliers to minimize disruptions, and we support our community in addressing the challenges posed by this ongoing global pandemic.
The
COVID-19
pandemic has generally disrupted the operations of our vendors, customers, and prospective customers, and may continue to disrupt their operations, including as a result of travel restrictions and/or business shutdowns, uncertainty in the financial markets, or other harm to their business and financial results. This disruption could result in a reduction to information technology budgets, delayed purchasing decisions, longer sales cycles, extended payment terms, the timing of payments, and postponed or canceled projects, all of which could negatively impact our business and operating results, including sales and cash flows. The ultimate impact of
COVID-19,
including the impact of any new strains or variants of the virus, on our financial and operating results is unknown and will depend on the length of time that the disruptions to our vendors, customers and prospective customers exist. The full extent of the impact of
COVID-19
is unknown but we do not expect the
COVID-19
pandemic to have a material impact on our business going forward.

Our Business Model
We primarily generate revenue through selling licenses to our data and analytics to customers over an entirely cloud-based platform via fixed price subscription and usage-based contracts. Data licensing subscriptions and minimum commitment usage-based contracts provide a large recurring revenue base for our business with a low incremental cost to serve each additional customer. Payment terms of our customer agreements are most commonly in advance on an either quarterly or annual basis, although a small number of large contracts have required payment terms quarterly in arrears. We also generate an immaterial amount of revenue from sales of third-party imagery, professional services, and customer support.
We employ a
“land-and-expand”
go-to-market
strategy with the goal to deliver increasing value to our customers and generate more revenue with each customer over time by expanding the scope of the services we offer. We work closely with our customers and partners to enable their early success, both from an account management and technical management perspective. Deeper adoption from our customers comes in many forms, including more users, more area coverage, and more advanced software analytics capabilities.
Two key elements of our growth strategy include scaling in existing verticals and expanding into new verticals.
Scaling in Existing Verticals:
We plan to invest in sales, marketing and software solutions to drive our expansion within our existing customer base and further penetrate verticals that are early adopters of geospatial data, such as Civil Government, Agriculture, Defense & Intelligence, and Mapping. In addition, we plan to invest in expanding the analytic tools we make available to these customers with the goal of increasing the services we provide to these customers and more deeply embed our data and analytics into their business intelligence systems.
Expansion into New Verticals:
We plan to invest in our software engineering teams to develop solutions to address use cases in emerging markets in our industry such as Energy & Infrastructure, Finance & Insurance, and Consumer Packaged Goods. In addition, to expand our reach within vertical markets, we intend to leverage our open data platform with specific vertical partners to deliver vertical market-specific solutions. We believe our increased investment in developing software analytics solutions has the potential to accelerate the usage of our data and analytics across broader audiences.
Factors Affecting the Results of Operations
We believe that our financial condition and result of operations have been, and will continue to be, affected by a number of factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “
Risk Factors
.”
Continuing to Acquire New Customers
Attracting new customers is an important factor affecting our future growth and operating performance. We believe our ability to attract customers will be driven by our ability to continue to improve our data and offer software and analytic solutions that make our data easier to consume and integrate into our customers’ workflows, our success in offering new data sets and products to solve customer problems, increases in our global sales presence and increases in our marketing investments. We plan to invest in making our data more digestible and accessible to non-technical
business users and build solutions to address more use cases and expand our addressable market. As a result of this strategy, we anticipate our research and development expenditures will increase in the near term. In addition, to expand our reach with customers, we intend to partner with independent software vendors and solution providers who are building vertical market-specific solutions.

While we have customers and partners today in many markets, we believe that our increased investment in developing software analytics solutions has the potential to accelerate the usage of our data and analytics across broader audiences.
Retention and Expansion of Existing Customers
We are focused on increasing customer retention and expanding revenue with existing customers because this will affect our financial results, including revenues, gross profit, operating loss, and operating cash flows. To increase customer retention and expansion of revenue from existing customers, we are making a number of investments in our operations. Areas of investment that affect customer retention and expansion include our customer success function, continuous improvements to our existing data, and the software tools and analytic tools that make our data easier to consume and potentially result in our data becoming deeply embedded into customer workflows. Additionally, customer retention and expansion is driven by the speed with which our customers realize the value of our data once they become customers, our ability to cross-sell our different products to our existing customers and our ability to offer new products to our customers. As a result of the foregoing, we anticipate our cost of revenue, operating expenses, and capital expenditures will continue to increase and consequently, we are likely to experience losses in the near term, delaying our ability to achieve profitability and adversely affecting cash flows.
Developing New Sensors and Data Sets
We expect that our ability to provide new data sets through new sensors and new proprietary data will be an important factor for our long-term growth and future market penetration. We believe offering new data sets and fusing new data sets with our existing data sets will enable us to deliver greater value to our existing customers and help us attract new customers. This may require significant investment in technology and personnel and result in increased research and development costs as well as costs of revenue.
Investment Decisions
We regularly review our existing customers and target markets to determine where we should invest in our product and technology roadmap, both for our space systems engineering to enable new geospatial coverage models, as well as our software engineering focused on providing sophisticated analytics models and tools to service an expanding set of markets and use cases. Our financial performance relies heavily on effective balance between driving continued growth, maintaining technology leadership, and improving margins across the business.
Seasonality
We have experienced, and expect to continue to experience, seasonality in our business and fluctuations in our operating results due to customer behavior, buying patterns and usage-based contracts. For example, we typically have customers who increase their usage of our data services when they need more frequent data monitoring over broader areas during peak agricultural seasons. These customers may expand their usage and then subsequently scale back. We believe that the seasonal trends that we have experienced in the past may occur in the future. To the extent that we experience seasonality, it may impact our operating results and financial metrics, as well as our ability to forecast future operating results and financial metrics. Additionally, when we introduce new products to the market, we may not have sufficient experience in selling certain products to determine if demand for these products are or will be subject to material seasonality.

Key Operational and Business Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key operational and business metrics to evaluate our business, measure our performance, develop financial forecasts, and make strategic decisions.

	Nine Months Ended October 31,		Year Ended January 31,
	2021	2020	2021	2020
Net Dollar Retention Rate	98%	132%	113%	102%
Net Dollar Retention Rate including Winbacks	105%	136%	117.0%	103%
EoP Customer Count	742	563	618	442
% Recurring	94%	93%	92%	88%
Capital Expenditures as a Percentage of Revenue	9%	29%	27%	25%
ACV and EoP ACV Book of Business
In connection with the calculation of several of the key operational and business metrics we utilize, we calculate Annual Contract Value (“
ACV
”) for contracts of one year or greater as the total amount of value that a customer has contracted to pay for the most recent 12 month period for the contract. For short-term contracts (contracts less than 12 months), ACV is equal to total contract value.
We also calculate EoP ACV Book of Business in connection with the calculation of several of the key operational and business metrics we utilize. We define EoP ACV Book of Business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts. Active contracts exclude any contract that has been canceled, expired prior to the last day of the period without renewing, or for any other reason is not expected to generate revenue in the subsequent period. For contracts ending on the last day of the period, the ACV is either updated to reflect the ACV of the renewed contract or, if the contract has not yet renewed, the ACV is excluded from the EoP ACV Book of Business. We do not annualize short-term contracts in calculating our EoP ACV Book of Business. We calculate the ACV of usage-based contracts based on the committed contracted revenue or the revenue achieved on the usage-based contract in the prior
12-month
period.
Net Dollar Retention Rate
We define Net Dollar Retention Rate as the percentage of ACV generated by existing customers in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. We define existing customers as customers with an active contract with Planet. We believe our Net Dollar Retention Rate is a useful metric for investors as it can be used to measure our ability to retain and grow revenue generated from our existing customers, on which our ability to drive long-term growth and profitability is, in part, dependent. We use Net Dollar Retention Rate to assess customer adoption of new products, inform opportunities to make improvements across our products, identify opportunities to improve operations, and manage go to market functions, as well as to understand how much future growth may come from cross-selling and up-selling
customers. Management applies judgment in determining the value of active contracts in a given period, as set forth in the definition of ACV above. Net Dollar Retention Rate increased to 113% for the fiscal year ended January 31, 2021, as compared to 102% for the fiscal year ended January 31, 2020, due to our success in upselling and cross-selling to our existing customers during the period, as well as a reduction in customers with contract lengths less than one year. Net Dollar Retention Rate decreased to 98% for the nine months ended October 31, 2021, as compared to 132% for the nine months ended October 31, 2020, primarily due to the lower renewal value of a large government contract and the discontinuation of services to a government customer that ceased to exist beginning in August 2021. In addition, the Net Dollar Retention Rate in the nine months ended October 31, 2020 was positively impacted by the significant increase in annual contract value from a contract with an existing international government customer.

Net Dollar Retention Rate including Winbacks
We report on two metrics for net dollar retention—net retention excluding winbacks and including winbacks. A winback is a previously existing customer who was inactive at the start of the fiscal year, but has reactivated during the same fiscal year period. The reactivation period must be within 24 months from the last active contract with the customer; otherwise, the customer is assumed as a new customer. We define Net Dollar Retention Rate including winbacks as the percentage of ACV generated by existing customers and winbacks in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. We believe this metric is useful to investors as it captures the value of customer contracts that resume business with Planet after being inactive and thereby provides a quantification of Planet’s ability to recapture lost business. Management uses this metric to understand the adoption of our products and long-term customer retention, as well as the success of marketing campaigns and sales initiatives in re-engaging
inactive customers. Beyond the judgments underlying managements’ calculation of Net Dollar Retention set forth above, there are no additional assumptions or estimates made in connection with Net Dollar Retention Rate including winbacks. Net Dollar Retention Rate increased to 117% including winbacks as compared to 113% excluding winbacks for the fiscal year ended January 31, 2021. Net Dollar Retention Rate including winbacks also increased to 103% as compared to 102% excluding winbacks for the fiscal year ended January 31, 2020. Net Dollar Retention Rate including winbacks including winbacks decreased to 105% for the nine months ended October 31, 2021, as compared to 136% including winbacks for the nine months ended October 31, 2020. The Net Dollar Retention including winbacks as of October 31, 2021 was primarily impacted by the discontinuation of services to a government customer that ceased to exist beginning in August 2021. In addition, the Net Dollar Retention Rate in the nine months ended October 31, 2020 was positively impacted by a significant expansion with an existing international government customer.
EoP Customer Count
We define EoP Customer Count as the total count of all existing customers at the end of the period. We define existing customers as customers with an active contract with Planet at the end of the reported period. For the purpose of this metric, we define a customer as a distinct entity that uses our data or services. We sell directly to customers, as well as indirectly through our partner network. If a partner does not provide the end customer’s name, then the partner is reported as the customer. Each customer, regardless of the number of active opportunities with Planet, is counted only once. For example, if a customer utilizes multiple products of Planet, we only count that customer once for purposes of EoP Customer Count. A customer with multiple divisions, segments, or subsidiaries are also counted as a single unique customer based on the parent organization or parent account. We believe EoP Customer Count is a useful metric for investors and management to track as it is an important indicator of the broader adoption of our platform and is a measure of our success in growing our market presence and penetration. Management applies judgment as to which customers are deemed to have an active contract in a period, as well as whether a customer is a distinct entity that uses our data or services. The EoP Customer Count increased to 618 as of January 31, 2021, as compared to 442 as of January 31, 2020. EoP Customer Count increased to 742 as of October 31, 2021, as compared to 563 as of October 31, 2020. These increases are primarily attributable to the increased demand for our data.
Percent of Recurring ACV
Percent of Recurring ACV is the portion of the total EoP ACV Book of Business that is recurring in nature. We define Percent of Recurring ACV as the dollar value of all data subscription contracts and the committed portion of usage-based contracts divided by the total dollar value of all contracts in our ACV Book of Business at a specific point in time. We believe Percent of Recurring ACV is useful to investors to better understand how much of our revenue is from customers that have the potential to renew their contracts over multiple years rather than being one-time
in nature. We track Percent of Recurring ACV to inform estimates for the future revenue growth potential of our business and improve the predictability of our financial results. There are no significant estimates underlying management’s calculation of Percent of Recurring ACV, but management applies judgment as to which customers have an active contract at a period end for the purpose of determining ACV Book of

Business, which is used as part of the calculation of Percent of Recurring ACV. Percent of Recurring ACV increased to 92% for the fiscal year ended January 31, 2021, as compared to 88% for the fiscal year ended January 31, 2020. Percent of Recurring ACV increased to 94% for the nine months ended October 31, 2021, as compared to 93% for the nine months ended October 31, 2020. These increases are primarily attributable to scaling our business models towards subscription and annual commitment usage sales and a reduction in customers with contract lengths less than one year.
Capital Expenditures as a Percentage of Revenue
We define capital expenditures as purchases of property and equipment plus capitalized internally developed software development costs, which are included in our statements of cash flows from investing activities. We define Capital Expenditures as a Percentage of Revenue as the total amount of capital expenditures divided by total revenue in the reported period. Capital Expenditures as a Percentage of Revenue is a performance measure that we use to evaluate the appropriate level of capital expenditures needed to support demand for our data services and related revenue, and to provide a comparable view of our performance relative to other earth observation companies, which may invest significantly greater amounts in their satellites to deliver their data to customers. We use an agile space systems strategy, which means we invest in a larger number of significantly lower cost satellites and software infrastructure to automate the management of the satellites and to deliver our data to clients. Other earth observation companies may spend more than ten times on a single satellite what Planet spends to build and launch a fleet of 180 satellites. As a result of our strategy and our business model, our capital expenditures may be more similar to software companies with large data center infrastructure costs. Therefore, we believe it is important to look at our level of capital expenditure investments relative to revenue when evaluating our performance relative to other earth observation companies or to other software and data companies with significant data center infrastructure investment requirements. We believe Capital Expenditures as a Percentage of Revenue is a useful metric for investors because it provides visibility to the level of capital expenditures required to operate our business and our relative capital efficiency. Capital Expenditures as a Percentage of Revenue increased to 27% for the fiscal year ended January 31, 2021, as compared to 25% for the fiscal year ended January 31, 2020. The increase was primarily attributable to an increase in capital expenditures related to the launch of high-resolution satellites. Capital Expenditures as a Percentage of Revenue decreased to 9% for the nine months ended October 31, 2021, as compared to 29% for the nine months ended October 31, 2020. The decrease was primarily attributable to a decrease in capital expenditures to fund the build and deployment of our high-resolution fleet, as the remaining satellites in the SkySat constellation were launched in the fiscal year ended January 31, 2021.
Components of Results of Operations
Revenue
We derive revenue principally from licensing rights to use our imagery that is delivered digitally through our online platform in addition to providing related services. Imagery licensing agreements vary by contract, but generally have annual or multi-year contractual terms. The data licenses are generally purchased via a fixed price contract on a subscription or usage basis, whereby a customer pays for access to our imagery or derived imagery data that may be downloaded over a specific period of time, or, less frequently, on a transactional basis, whereby the customer pays for individual content licenses.
We also provide an immaterial amount of other services to customers, including professional services such as training, analytical services, research and development services to third parties, and other value-added activities related to our imagery, data and technology. These revenues are recognized as the services are rendered, on a proportional performance basis for fixed price contracts or ratably over the contract term for subscription professional services and analytics contracts. Training revenues are recognized as the services are performed.

Cost of Revenue
Cost of revenue consists of employee-related costs of performing account and data provisioning, customer support, satellite and engineering operations, as well as the costs of operating and retrieving information from the satellites, processing and storing the data retrieved, third party imagery expenses, depreciation of satellites and ground stations, and the amortization of capitalized internal-use
software related to creating imagery provided to customers. Employee-related costs include salaries, benefits, bonuses and stock-based compensation. To a lesser extent, cost of revenue includes costs from professional services, including costs paid to subcontractors and certain third-party fees.
We expect cost of revenue to continue to increase as we invest in our delivery organization and future product sets that will likely require higher compute capacity. As we continue to grow our subscription revenue contracts and increase the revenue associated with our analytic capabilities, we anticipate further economies of scale on our satellites and other infrastructure costs as we incur lower marginal cost with each new customer we add to our platform.
Research and Development
Research and development expenditures primarily include personnel related expenses for employees and consultants, hardware costs, supplies costs, contractor fees and administrative expenses. Employee-related costs include salaries, benefits, bonuses and stock-based compensation. Expenses classified as research and development are expensed as incurred and attributable to advancing technology research, platform and infrastructure development and the research and development of new product iterations.
We continue to iterate on the design of our satellites and the capabilities of our automated operations to optimize for efficiency and technical capability of each satellite. Satellite costs associated with the design, manufacturing, launch, and commissioning of experimental satellites or other space related research and development activities are expensed as incurred.
We intend to continue to invest in our software platform development, machine learning and analytic tools and applications and new satellite technologies for both the satellite fleet operations and data collection capabilities to drive incremental value to our existing customers and to enable us to expand our traction in emerging markets and with new customers. As a result of the foregoing, we expect research and development expenditures to increase in future periods.
Sales and Marketing
Sales and marketing expenditures primarily include costs incurred to market and distribute our products. Such costs include expenses related to advertising and conferences, sales commissions, salaries, benefits and stock- based compensation for our sales and marketing personnel and sales office expenses. Sales and marketing costs are expensed as incurred.
We intend to continue to invest in our selling and marketing capabilities in the future and expect this expense to increase in future periods as we look to upsell new product features and expand into new market verticals. Selling and marketing expenses as a percentage of total revenue may fluctuate from period to period based on total revenue and the timing of our investments.
General and Administrative
General and administrative expenses include personnel-related expenses and facilities-related costs primarily for our executive, finance, accounting, legal and human resources functions. General and administrative expenses also include fees for professional services principally consisting of legal, audit, tax, and insurance, as well as executive management expenses. General and administrative expenses are expensed as incurred.

We expect to incur additional general and administrative expenses as a result of operating as a public company, including expenses related to compliance and reporting obligations of public companies, and increased costs for insurance, investor relations, and professional services. As a result, we expect that our general and administrative expenses will increase in future periods and vary from period to period as a percentage of revenue, but we expect to realize operating scale with respect to these expenses over time as we grow our revenue.
Debt Extinguishment gain (loss)
Debt extinguishment gain (loss) reflects the gains or losses associated with the extinguishment of debt with Venture Lending & Leasing, Inc. (“
Venture
”), an affiliate of Western Technology Investment, or incurred in connection with our early repayment of such debt.
Interest Expense
Interest expense primarily consists of interest expense associated with our borrowings and amortization of debt issuance costs for our loans. Our debt as of October 31, 2021 included loans with Venture and our Credit Agreement with Silicon Valley Bank (“
SVB
”) and Hercules Capital, Inc. (“
Hercules
”). We subsequently repaid our debt with SVB and Hercules, of $67.1 million, including the outstanding principal, accrued interest and repayment fees, after the Business Combination was consummated.
Change in fair value of convertible notes and warrant liabilities
Change in fair value of liabilities includes the change in fair value of our Series B and Series D Preferred Stock Warrant liabilities and the change in fair value of our convertible notes. We expect to incur other incremental income or expense for the fair value adjustments for the outstanding warrant liabilities at the end of each reporting period or through the exercise of the warrants. We expect to incur an incremental other income or expense for the fair value adjustments for the outstanding convertible notes through the conversion of the notes. Immediately prior to the closing of the Business Combination, the convertible notes converted into shares of Former Planet Class A common stock.
Other Income (Expenses), net
Other income, net, consists of interest income earned and net gains or losses on foreign currency.
Provision for Income Taxes
Our income tax provision consists of an estimate for U.S. federal and state income taxes, as well as those foreign jurisdictions where we have business operations, based on enacted tax rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. We believe that it is more likely than not that the majority of the U.S. and foreign deferred tax assets will not be realized. Accordingly, we recorded a valuation allowance against our deferred tax assets in these jurisdictions.

Results of Operations
Nine Months Ended October 31, 2021 Compared to Nine Months Ended October 31, 2020
The following table sets forth a summary of our consolidated results of operations for the interim periods indicated and the changes between such periods.

	Nine Months Ended October 31,
(in thousands, except percentages)	2021	2020	$ Change	% Change
Revenue	$94,063	$82,887	$11,176	13%
Cost of revenue	59,757	64,558	(4,801)	(7)%

Gross profit	34,306	18,329	15,977	87%
Operating expenses
Research and development	39,521	32,441	7,080	22%
Sales and marketing	33,691	27,221	6,470	24%
General and administrative	31,939	25,548	6,391	25%

Total operating expenses	105,151	85,210	19,941	23%

Loss from operations	(70,845)	(66,881)	(3,964)	6%

Debt extinguishment gain	—	673	(673)	(100)%
Interest expense	(7,750)	(6,835)	(915)	13%
Change in fair value of convertible notes and warrant liabilities	(11,429)	(16,513)	5,084	(31)%
Other income (expense), net	(313)	520	(833)	(160)%

Total other expense, net	(19,492)	(22,155)	2,663	(12)%

Loss before provision for income taxes	(90,337)	(89,036)	(1,301)	1%
Provision for income taxes	822	569	253	44%

Net loss	$(91,159)	$(89,605)	$(1,554)	2%

Revenue
Revenue increased $11.2 million, or 13%, to $94.1 million for the nine months ended October 31, 2021 from $82.9 million for the nine months ended October 31, 2020. The increase is due, in part, to a significant new customer contract in Europe which resulted in a $10.5 million increase in revenue for the nine months ended October 31, 2021, and an increase in total customers worldwide, which was offset by the timing of renewal of a significant customer at the end of December 2020 that resulted in a decrease in revenue of approximately $7.0 million for the nine months ended October 31, 2021. Total customers increased approximately 32% from an EoP Customer Count of 563 as of October 31, 2020 to 742 as of October 31, 2021. The increase in total customers and the associated revenue from those customers was largely due to our investment in expanding our sales and marketing teams.
Cost of Revenue
Cost of revenue decreased $4.8 million, or 7%, to $59.8 million for the nine months ended October 31, 2021, from $64.6 million for the nine months ended October 31, 2020. The decrease in cost of revenue was primarily due to an $8.1 million decrease in depreciation expense, mainly associated with reduced satellite depreciation expense, primarily as a result of an increase in the estimated useful life of certain of our high resolution satellites from six years to nine years effective February 1, 2021. See Note 2 in our unaudited condensed consolidated financial statements as of October 31, 2021 and for the nine months ended October 31, 2021 and 2020 included elsewhere in this prospectus for information on the change in estimate. The decrease in depreciation and amortization was partially offset by an increase in hosting costs of $4.1 million associated with the increase in archive data costs and the growth of our customer base by approximately 180 customers, or 32%.
Research and Development
Research and development expenses increased $7.1 million, or 22%, to $39.5 million for the nine months ended October 31, 2021, from $32.4 million for the nine months ended October 31, 2020. This increase was primarily due to an increase of $7.6 million in employee and personnel costs associated with research and development as a result of an increase in headcount and stock-based compensation expenses. Other increases include an increase of $1.7 million related to spacecraft research and development spend. These increases were offset by $2.7 million of contra-research and development expenses related to the partnership with Carbon Mapper, Inc. in the nine months ended October 31, 2021.
Sales and Marketing
Sales and marketing expenses increased $6.5 million, or 24%, to $33.7 million, for the nine months ended October 31, 2021, from $27.2 million for the nine months ended October 31, 2020. This increase was primarily due to an increase of $4.8 million in employee and personnel costs associated with sales and marketing as a result of an increase in headcount, commissions and stock-based compensation expenses. The increase was also due to an increase of $1.0 million in marketing program expenses related to events and other virtual campaigns.
General and Administrative
General and administrative expenses increased $6.4 million, or 25%, to $31.9 million for the nine months ended October 31, 2021, from $25.5 million for the nine months ended October 31, 2020. The increase in general and administrative expense was primarily related to an increase in finance and accounting personnel costs of $6.2 million as a result of an increase in headcount and stock-based compensation expenses as well as an increase to professional service fees, including legal, audit and accounting fees.
Debt Extinguishment Gain
Debt extinguishment gain for the nine months ended October 31, 2020, reflects the gain realized upon the repayment of $2.6 million of our borrowings under the Venture Tranche B Loans.
Interest Expense
Interest expense increased $0.9 million, or 13%, to $7.8 million for the nine months ended October 31, 2021, from $6.8 million for the nine months ended October 31, 2020. The increase in interest expense is due to the additional $15.0 million loan under our Credit Agreement with SVB and Hercules in June 2020.
Change in fair value of convertible notes and warrant liabilities
The change in fair value of convertible notes and warrant liabilities decreased $5.1 million to $11.4 million for the nine months ended October 31, 2021, from $16.5 million for the same period in 2020.
The change in fair value of convertible notes and warrant liabilities during the nine months ended October 31, 2021 reflects a $9.1 million loss due to the revaluation of the 2020 Convertible Notes, and a $2.7 million loss due to the revaluation of the liability classified Series B and Series D preferred stock warrants, offset by a $0.4 million gain due to the revaluation of the Venture Tranche B convertible note.
The change in fair value of convertible notes and warrant liabilities during the nine months ended October 31, 2020 reflects a $15.2 million loss due to the revaluation of the 2020 Convertible Notes, a $0.1 million loss due to the revaluation of the Venture Tranche B convertible notes and a $1.2 million loss due to the revaluation of the liability classified Series B and Series D preferred stock warrants.
Other Income (Expense), net
Other income (expense) of $(0.3) million and $0.5 million for the nine months ended October 31, 2021 and 2020, respectively, primarily reflects realized and unrealized foreign currency exchange gains and losses.
Provision for Income Taxes
Provision for income taxes increased to $0.8 million for the nine months ended October 31, 2021, from $0.6 million for the nine months ended October 31, 2020. For the nine months ended October 31, 2021 and 2020, the income tax expense was primarily driven by the current tax on foreign earnings. The effective tax rates for the nine months ended October 31, 2021 and 2020 differed from the federal statutory tax rate primarily due to the valuation allowance on the majority of our U.S. and foreign deferred tax assets and foreign rate differences.
Year Ended January 31, 2021 Compared to Year Ended January 31, 2020
The following table sets forth a summary of our consolidated results of operations for the years indicated, and the changes between such periods.

	Year Ended January 31,		$ Change	% Change
(in thousands, except percentages)	2021	2020
Revenue	$113,168	$95,736	$17,432	18%
Cost of revenue	87,383	102,393	(15,010	(15)%

Gross profit	25,785	(6,657)	32,442	(487)%
Operating expenses
Research and development	43,825	37,871	5,954	16%
Sales and marketing	37,268	34,913	2,355	7%
General and administrative	32,134	27,019	5,115	19%

Total operating expenses	113,227	99,803	13,424	13%

Loss from operations	(87,442)	(106,460)	19,018	(18)%

Debt extinguishment gain (loss)	673	(11,529)	12,202	(106)%
Interest expense	(9,447)	(6,946)	(2,501)	36%
Change in fair value of convertible notes and warrant liabilities	(30,053)	207	(30,260)	(14,618)%
Other income (expense), net	239	1,144	(905)	(79)%

Total other expense, net	(38,588)	(17,124)	(21,464)	125%

Loss before provision for income taxes	(126,030)	(123,584)	(2,446)	2%
Provision for income taxes	1,073	130	943	725%

Net loss	$(127,103)	$(123,714)	$(3,389)	3%

Revenue
Revenue increased $17.4 million, or 18%, to $113.2 million for the fiscal year ended January 31, 2021 from $95.7 million for the fiscal year ended January 31, 2020. The increase in revenue for the fiscal year ended January 31, 2021, as compared to the fiscal year ended January 31, 2020, is primarily attributable to an increase in the value of our existing customer contracts and an increase in new customer contracts. EoP Customer Count increased approximately 40% from 442 as of January 31, 2020 to 618 as of January 31, 2021. The increase in revenue and EoP Customer Count was largely due to our expanded marketing efforts, investment in new high resolution data offerings, investments in analytic capabilities, and expansion of our commercial sales team globally.

Cost of Revenue
Cost of revenue decreased $15.0 million, or 15%, to $87.4 million for the fiscal year ended January 31, 2021, from $102.4 million for the fiscal year ended January 31, 2020. The decrease in cost of revenue is driven by a $13.9 million decrease in depreciation and amortization expense year-over-year, in large part due to a reduction in satellite depreciation related to our RapidEye fleet of satellites. Our RapidEye satellite fleet reached the end of its useful life in March 2020 and did not require replacement as customers were able to transition to our PlanetScope products. This resulted in a $7.6 million decrease in depreciation and amortization for the fiscal year ended January 31, 2021. The end of life of the RapidEye fleet also resulted in a $1.5 million decrease in ground station costs. These decreases were offset in part by an increase in hosting costs of $2.6 million resulting from the increase in archive data and current data accessed by our growing customer base.
Research and Development
Research and development expenses increased $6.0 million, or 16%, to $43.8 million for the fiscal year ended January 31, 2021, from $37.9 million for the fiscal year ended January 31, 2020. The increase in research and development expense is primarily due to an employee and personnel cost increase of $6.9 million in the fiscal year ended January 31, 2021, as compared to the fiscal year ended January 31, 2020, which resulted from an increase in headcount in both our space systems and software development teams.
Sales and Marketing
Sales and marketing expenses increased $2.4 million, or 7%, to $37.3 million for the fiscal year ended January 31, 2021, from $34.9 million for the fiscal year ended January 31, 2020. The increase in sales and marketing expense is primarily related to the increase in headcount in the sales and marketing organization. This increase was offset by the reduction in travel, entertainment, and marketing spend due to
COVID-19,
as our user conference was transitioned from an
in-person
event in the fall of 2019 to a virtual event in the fall of 2020 at lower cost, and employees were discouraged from traveling to meet customers. As a percentage of revenue, selling and marketing expenses decreased to 32.9% from 36.5% due to the increase in revenue in addition to the lower non-personnel
related costs.
General and Administrative
General and administrative expenses increased $5.1 million, or 19%, to $32.1 million for the fiscal year ended January 31, 2021, from $27.0 million for the fiscal year ended January 31, 2020. The increase in general and administrative expense is primarily related to an increase in stock-based compensation expense of $6.6 million due to options granted to executives during the fiscal year ended January 31, 2021. This increase was partially offset by lower travel and entertainment expenses and other overhead expenses due to
COVID-19.
As a percentage of revenue, general and administrative expenses remained flat at approximately 28%.
Debt Extinguishment (Gain) Loss
Debt extinguishment gain for the fiscal year ended January 31, 2021 reflects the gain realized upon the repayment of a portion of our borrowings under the Venture Tranche B loans.
Debt extinguishment loss for the fiscal year ended January 31, 2020 reflects the loss realized upon the early repayment of the 2017 Venture loans.
Interest Expense
Interest expense increased $2.5 million, or 36%, for the fiscal year ended January 31, 2021, from $6.9 million for the fiscal year ended January 31, 2020. This increase was primarily related to an increase in borrowings under our Credit Agreement with SVB and Hercules. This increase was partially offset by a decrease in borrowings under the 2017 Venture loans.

Change in fair value of convertible notes and warrant liabilities
The change in fair value of convertible notes and warrant liabilities was a loss of $30.1 million for the fiscal year ended January 31, 2021, as compared to a gain of $0.2 million for the fiscal year ended January 31, 2020.
The change in fair value of convertible notes and warrant liabilities for the fiscal year ended January 31, 2021 reflects a $24.4 million loss due to the revaluation of the 2020 Convertible Notes, a $0.7 million loss due to the revaluation of the Venture Tranche B convertible note, and a $4.9 million loss due to the revaluation of the liability classified Series B and Series D preferred stock warrants. The increase in fair value of these instruments is primarily related to the increase in our enterprise valuation.
The change in fair value of liabilities for the fiscal year ended January 31, 2020 reflects a $0.2 million gain due to the revaluation of the Venture Tranche B convertible note and a $0.1 million gain due to the revaluation of the liability classified Series B and Series D preferred stock warrant.
Other Income (Expense), net
Other income (expense) of $0.2 million and $1.1 million for the fiscal years ended January 31, 2021 and 2020, respectively, primarily reflects realized and unrealized foreign currency exchange gains and losses.
Provision for Income Taxes
Provision for income taxes increased to $1.1 million for the fiscal year ended January 31, 2021 from $0.1 million for the fiscal year ended January 31, 2020. For the fiscal year ended January 31, 2021, the income tax expense was primarily driven by the foreign withholding taxes. For the fiscal year ended January 31, 2020, the income tax expense was primarily driven by the current tax on foreign earnings. The effective tax rates for the fiscal years ended January 31, 2021 and 2020 differed from the federal statutory tax rate primarily due to the valuation allowance on the majority of our U.S. and foreign deferred tax assets and the tax impact of the non-deductible
revaluation loss on our convertible debts.
Non-GAAP
Information
This prospectus includes
Non-GAAP
Gross Profit and Adjusted EBITDA which are
non-GAAP
performance measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe
Non-GAAP
Gross Profit and Adjusted EBITDA are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and are regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects.
As mentioned above,
Non-GAAP
Gross Profit and Adjusted EBITDA are
non-GAAP
measures, are additions, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to gross profit, net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of liquidity. Further,
Non-GAAP
Gross Profit and Adjusted EBITDA are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.
We include these
non-GAAP
financial measures because they are used by management to evaluate our core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Non-GAAP
Gross Profit excludes stock-based compensation expenses that are classified as cost of revenue, which is required in accordance with U.S. GAAP. Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP. We exclude in this calculation certain non-cash
expenses, such as depreciation and amortization, stock-based compensation and change in fair value of convertible notes and warrant liabilities, and expenses that are considered unrelated to our underlying business performance, such as interest income, interest expense, and taxes.
Non-GAAP
Gross Profit (Loss)
We define and calculate
Non-GAAP
Gross Profit (Loss) as gross profit adjusted for stock-based compensation classified as cost of revenue, and
Non-GAAP
Gross Margin percentage as the percentage of
Non-GAAP
Gross Profit (Loss) to revenue as outlined in the reconciliation below.
The table below reconciles our Gross Profit (Loss) (the most directly comparable GAAP measure) to
Non-GAAP
Gross Profit (Loss), for the periods indicated:

	Nine Months Ended October 31,		Year Ended January 31,
(in thousands, except percentages)	2021	2020	2021	2020
Gross Profit (Loss)	$34,306	$18,329	$25,785	$(6,657)
Cost of revenue-Stock-based compensation	688	585	843	788

Non-GAAP Gross Profit (Loss)	$34,994	$18,914	$26,628	$(5,869)

Gross Margin percentage	36%	22%	23%	-7%
Non-GAAP Gross Margin percentage	37%	23%	24%	-6%
Non-GAAP
Gross Profit (Loss) excludes stock-based compensation, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.
Adjusted EBITDA
We define and calculate Adjusted EBITDA as net loss before the impact of interest income and expense, income tax expense and depreciation and amortization, and further adjusted for the following items: stock-based compensation, change in fair value of convertible notes and warrant liabilities, gain or loss on the extinguishment of debt and non-operating
income and expenses such as foreign currency exchange gain or loss, as outlined in the reconciliation below.
The table below reconciles our net loss (the most directly comparable GAAP measure) to Adjusted EBITDA for the periods indicated:

	Nine Months Ended October 31,		Year Ended January 31,
(in thousands)	2021	2020	2021	2020
Net loss	$(91,159)	$(89,605)	$(127,103)	$(123,714)
Interest expense	7,750	6,835	9,447	6,946
Interest income	(12)	(49)	(53)	(980)
Income tax provision	822	569	1,073	130
Depreciation and amortization	33,865	46,300	62,212	77,629
Debt extinguishment (gain) loss	—	(673)	(673)	11,529
Change in fair value of convertible notes and warrant liabilities	11,429	16,513	30,053	(207)
Stock-based compensation	12,619	11,089	14,012	5,071
Other (income) expense	325	(471)	(186)	(164)

Adjusted EBITDA	$(24,361)	$(9,492)	$(11,218)	$(23,760)

There are a number of limitations related to the use of Adjusted EBITDA, including:

•
Adjusted EBITDA excludes stock-based compensation, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;

•	Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated and amortized will have to be replaced in the future;

•	Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us;

•	Adjusted EBITDA does not reflect income tax expense that reduces cash available to us; and

•
the expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from similar measures when they report their operating results.

Liquidity and Capital Resources
Our operations have historically been primarily funded by the net proceeds from the sale of our equity securities and borrowings under our credit facilities, as well as cash received from our customers. As of January 31, 2021 and 2020, we had $71.2 million and $21.7 million, respectively, in cash and cash equivalents, and an accumulated deficit of $639.9 million and $512.8 million, respectively. As of October 31, 2021, we had $59.0 million in cash and cash equivalents and an accumulated deficit of $731.1 million.
We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital and capital expenditure needs, contractual obligations, including our debt obligations as described below, and other commitments, with cash flows from operations and other sources of funding. Our current working capital needs relate mainly to our continued development of our platform and product offerings in new markets, as well as compensation and benefits of our employees. Our ability to expand and grow our business will depend on many factors, including our working capital needs and the evolution of our operating cash flows.
We have historically generated net losses and negative cash flows from operations. As of October 31, 2021 and January 31, 2021, prior to the conversion of the 2020 Convertible Notes into shares of Former Planet Class A common stock in connection with the Business Combination, certain other indebtedness was to become due and payable in March 2022. These conditions raised substantial doubt about our ability to continue as a going concern. On a pro forma basis, assuming the Business Combination closed on that date, our cash and cash equivalents would have amounted to approximately $527.8 million at October 31, 2021, as adjusted for the net proceeds received in connection with the closing of the Business Combination and the repayment of our existing debt. We expect that our operating cash flows together with our cash on hand and the cash received in connection with the closing of the Business Combination (including the proceeds of the Private Placement), provide us with the ability to meet our obligations as they become due within one year from the date of this prospectus and have determined that substantial doubt about our ability to continue as a going concern no longer exists.
We may, however, need additional cash resources due to changed business conditions or other developments, including unanticipated regulatory developments, significant acquisitions and competitive pressures. We expect our capital expenditures and working capital requirements to continue to increase in the immediate future, as we seek to grow our business. To the extent that our current resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing. The sale of additional equity would result in additional dilution to our stockholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financial covenants that would restrict our operations. We cannot assure you that any such equity or debt financing will be available on favorable terms, or at all. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to decrease our level of investment in software and market expansion efforts or to scale back our existing operations, which could have an adverse impact on our business and financial prospects.
Debt
The principal balance of our outstanding debt was $144.1 million as of October 31, 2021 and January 31, 2021, which comprised, for each period, the Venture Loan Amendment, SVB and Hercules Loan and 2020 Convertible Notes discussed below.
Venture Loans
In November 2014, we entered into a secured term loan agreement with Venture for a $25.0 million loan with an interest rate of 11.0% per annum (the prime rate plus 7.75%, minimum of 11.0%) (the “
2014 loan
”). We drew the full amount under the loan agreement in November 2014, which was fully repaid in March 2019.
In May 2017, we entered into two additional secured term loan agreements (the “
2017 loan agreements
”) with Venture for loan amounts of $25.0 million each (the “2017 loans”). Each of the 2017 loans bore an interest rate of 11.0% per annum. We drew down $25.0 million ($12.5 million from each of the two 2017 loans) in May 2017, which was scheduled to mature in November 2021, with the remaining $25.0 million ($12.5 million from each of the two 2017 loans) which was scheduled to mature in August 2022, drawn down in February 2018.
Under the terms of the 2017 loan agreements, we were required to make majority interest-only payments until May 2019 (with nominal amounts for principal repayments) for the first $25.0 million that was drawn down in May 2017 and majority interest-only payments until February 2020 (with nominal amounts for principal repayments) for the remaining $25.0 million that was drawn in February 2018. In June 2019, we paid the remaining $49.0 million of outstanding balance of the 2017 loans from Venture in cash prior to their scheduled repayments. In connection with the repayment, we issued subordinated debt to Venture (“
Venture Tranche B
”, further described below) representing a prepayment penalty, with a nominal value of $8.6 million and a fair value of $11.0 million for the debt upon issuance.
Borrowings under the 2017 loans from Venture were collateralized by certain of our assets, including our internally developed technology. The 2017 loan agreements included customary events of default provisions, including failure to pay amounts due, breaches of covenants and warranties, certain judgments and judicial actions against us, material adverse effect events, cross default and insolvency. If an event of default occurred, Venture was entitled to require immediate repayment of all amounts due.
In connection with the 2014 loan, we issued warrants to Venture for the purchase of up to 497,010 shares of Series B convertible preferred stock, with an exercise price of $5.030 per share. The warrants were exercised in connection with the Business Combination.
In connection with the 2017 loans, we issued warrants to Venture for the purchase of up to 243,470 and 243,470 shares of Series D convertible preferred stock (convertible into common stock) for the loan amounts drawn in 2018 and 2017, respectively, with an exercise price of $14.375 per share. The warrants were exercised in connection with the Business Combination.
On June 21, 2019, we amended the 2017 loan agreements with Venture (the “
Amendment
”). Under the Amendment, the 2017 loans were bifurcated into two tranches: Tranche A, in an amount of $49.0 million, representing the remaining principal amount of the 2017 loans; and Tranche B, in an amount of $8.6 million, representing the 2017 loans prepayment penalty. Tranche A was paid in full upon the execution of the Amendment. Tranche B, consisting of two separate subordinated contract liability instruments of $4.3 million each (the “Venture
Tranche B Loans
”), remained outstanding as of October 31, 2021. The Venture Tranche B Loans bore no interest, had no maturity date or prepayment schedule, and were subordinate to the SVB and Hercules Loan (see below) for any security interest or lien. At the option of the lenders, the Venture Tranche B Loans could be converted into Series D convertible preferred stock at any time. In addition, the Venture Tranche B Loans included conversion features conditioned on future rounds of preferred equity financing, and bridge financing. The Venture Tranche B Loans were not pre-payable.
The Venture Tranche B Loans were to become due and payable in full upon an Acceleration Event (as defined in the Amendment), which includes an event of default, a change in control, an initial public offering or a liquidity event. The Venture Tranche B Loans also included optional prepayment and conversion features contingent upon additional debt issuance.
In July 2021, we amended certain terms of our Venture Tranche B Loans to provide for, among other things, (i) an amendment to the definition of an initial public offering to include the acquisition by a special purchase acquisition company and (ii) immediately prior to the consummation of an initial public offering, the automatic conversion of the outstanding principal under the notes into bridge financing securities. The form of bridge financing securities to be issued were substantially in the same form as our amended 2020 Convertible Notes and would result in such bridge financing securities being converted into shares of Class A common stock immediately prior to the Closing at a conversion price equal to the lesser of (i) the Capped Price immediately prior to the closing of the Business Combination or (ii) 80% of the value of consideration payable per each share of Class A common stock provided for in the Business Combination.
In July 2021, we amended certain terms of warrants issued to Venture to provide for, among other things, (i) an amendment to the definition of an initial public offering to include the acquisition by a special purpose acquisition company and (ii) immediately prior to the consummation of an initial public offering, the automatic exchange of the warrants for shares of our securities.
During the fiscal year ended January 31, 2021, we repaid $2.6 million of the Venture Tranche B Loans. As of October 31, 2021 and January 31, 2021, $6.0 million was outstanding under the Venture Tranche B loans. The Venture B Tranche loan included customary restrictive covenants that imposed operating and financial restrictions on us, including restrictions on our ability to take actions that could be in our best interests. We were in compliance with all of the covenants as of October 31, 2021.
As discussed above, immediately prior to the closing of the Business Combination, the Venture Tranche B Loans converted into shares of Former Planet Class A common stock.
SVB and Hercules Credit Agreement
On June 21, 2019, we entered into a Credit Agreement with SVB and Hercules for a $50 million secured loan (the “
2019 SVB and Hercules Loan
”) with an interest rate of 11.0% per annum (the prime rate plus 5.5%, minimum of 11.0%). The 2019 SVB and Hercules Loan was set to mature in June 2022. With the proceeds from the 2019 SVB and Hercules Loan, we repaid $49.0 million of senior secured debt (the Venture 2017 loans above). Under the terms of the 2019 SVB and Hercules Loan agreement, we were required to make interest-only payments until the maturity date of June 2022.
On June 5, 2020, we obtained a $15 million secured loan from SVB and Hercules (the “
2020 SVB and Hercules Loan
” and together with the 2019 SVB and Hercules Loan, the “
SVB and Hercules Loans
”). The 2020 SVB and Hercules Loan bore an interest rate of 11.0% per annum and was set to mature in June 2022. This maturity date was subject to a springing maturity condition, whereby, if 91 days prior to the June 21, 2022 maturity date of the 2020 Convertible Notes, the outstanding 2020 Convertible Notes had not been converted into equity securities, then the SVB and Hercules Loan would become due and payable, including any accrued and unpaid interest as well as any unpaid but payable fees. With the proceeds from the 2020 SVB and Hercules Loan, we repaid $2.6 million, or 30%, of the face value of the Venture Tranche B Loans.

In connection with the SVB and Hercules Loans, we issued warrants for the purchase of shares of Class A common stock with an exercise price of $0.00002 per share. The warrants to purchase 685,320 shares and 250,780 shares were set to expire in June 2029 and June 2030, respectively.
As of October 31, 2021 and January 31, 2021, $67.0 million was outstanding under the SVB and Hercules Loans. Borrowings under the SVB and Hercules Loans were collateralized by certain of our assets, including our internally developed technology. The SVB and Hercules Loans agreements included customary events of default provisions and customary restrictive covenants that imposed operating and financial restrictions on us, including restrictions on our ability to take actions that could be in our best interests. These restrictive covenants included operating covenants restricting, among other things, our ability to incur additional indebtedness, effect certain acquisitions or make other fundamental changes.
The Credit Agreement with SVB and Hercules required us to deliver audited financial statements that do not contain an explanatory paragraph regarding “going concern”. We executed letters with SVB and Hercules in which SVB and Hercules agreed to waive any purported breach of the debt agreement with respect to our delivery of audited financial statements for the fiscal year ended January 31, 2021. As of October 31, 2021 and January 31, 2021, we were in compliance with, or had received appropriate waivers for, the covenants associated with our Credit Agreement with SVB and Hercules.
As discussed above, upon closing of the Business Combination, the outstanding principal, accrued interest and repayment fees of $67.1 million of the Credit Agreement with SVB and Hercules was repaid.
2020 Convertible Promissory Notes
During the fiscal year ended January 31, 2021, we entered into a Convertible Note and Warrant Purchase Agreement with certain investors, pursuant to which we issued to them certain convertible notes (the “
2020
Convertible Notes
”). The 2020 Convertible Notes bore interest at a rate of 6.0% per annum with quarterly compounding and were set to mature on June 22, 2022. The principal amount of 2020 Convertible Notes issued was $71.1 million in aggregate. The 2020 Convertible Notes contained automatic conversion features in the event of the closing of our next sale of preferred stock occurring on or prior to the 2020 Convertible Notes’ maturity date resulting in gross proceeds in excess of at least $75.0 million (a “
Next Equity Financing
”). Upon closing of a Next Equity Financing, all outstanding principal and accrued interest under the 2020 Convertible Notes would automatically convert at a conversion price equal to the lesser of (i) 80% of the per share price received from investors in the Next Equity Financing and (ii) $2.5 billion divided by our fully diluted capitalization (the “
Capped Price
”), immediately prior to the closing of the Next Equity Financing.
The 2020 Convertible Notes also contained an optional conversion feature upon an equity financing by us which does not constitute a Next Equity Financing (a “
Non-Qualified
Financing Conversion
”). In the event of a
Non-Qualified
Financing Conversion, the 2020 Convertible Notes would be convertible at the option of the holder into a series of capital stock issued in the
Non-Qualified
Financing at a conversion price equal to the lesser of (i) 80% of the per share price received from investors in the
Non-Qualified
Financing and (ii) the Capped Price.
In the event of a change of control, defined as any transaction that qualifies as a “Liquidation Event” as defined in our certificate of incorporation in effect as of the initial closing of the issuances of the 2020 Convertible Notes, except for liquidation, dissolution or winding up of Planet Labs Inc., prior to repayment in full and prior to the Next Equity Financing, at the option of certain holders, either (i) we shall pay 200% of the then outstanding principal, plus accrued interest, or (ii) the 2020 Convertible Notes shall convert into common stock at a conversion price equal to the Capped Price immediately prior to the closing of the Change of Control.

In July 2021, we amended certain terms of our 2020 Convertible Notes to provide for, among other things, the automatic conversion of the outstanding principal and accrued interest under the notes into shares of Class A common stock immediately prior to the Closing. The conversion price in such event is equal to the lesser of (i) the Capped Price immediately prior to the Closing or (ii) 80% of the value of consideration payable per each share of Class A common stock provided for in the Business Combination.
Warrants for the issuance of 989,528 shares of Series D preferred stock, at an exercise price of $11.437544, were issued in connection with the 2020 Convertible Notes. As of October 31, 2021, the warrants were outstanding and are exercisable at any time until expiration in 2030.
In November 2021, we amended certain terms of certain warrants for the purchase of Series D convertible preferred stock issued in connection with the 2020 Convertible Notes. The amendments include, among other things, (i) an amendment to the definition of an initial public offering to include the acquisition of Planet Labs Inc. by a special purpose acquisition company and (ii) immediately prior to the consummation of an initial public offering, the automatic exchange of the warrants for shares of our securities.
As of October 31, 2021 and January 31, 2021, $71.1 million was outstanding under the 2020 Convertible Notes.
As discussed above, immediately prior to the closing of the Business Combination, the 2020 Convertible Notes converted into shares of Former Planet Class A common stock.
Statement of Cash Flows
The following tables present a summary of cash flows from operating, investing and financing activities for the following comparative periods. For additional detail, please see the Consolidated Statements of Cash Flows as presented within the Consolidated Financial Statements and Condensed Consolidated Financial Statements.

	Nine Months Ended October 31,		Year Ended January 31,
(in thousands)	2021	2020	2021	2020
Net cash provided by (used in)
Operating activities	$(21,016)	$(28,096)	$(4,027)	$(33,687)
Investing activities	(9,183)	(24,276)	(30,800)	(27,172)
Financing activities	19,513	83,839	83,940	8,728
Net cash used in operating activities
Net cash used in operating activities for the nine months ended October 31, 2021, primarily consisted of the net loss of $91.2 million, adjusted for non-cash
items and changes in operating assets and liabilities.
Non-cash
items included depreciation and amortization expense of $33.9 million, stock-based compensation expense of $12.6 million and a change in fair value of preferred stock warrant liabilities and convertible notes of $11.4 million. The net change in operating assets and liabilities primarily consisted of a $32.3 million decrease in accounts receivable, $2.0 million increase in accounts payable, accrued and other liabilities and a $6.8 million increase in deferred hosting costs, which was offset by a $17.4 million decrease in deferred revenue and $12.9 million increase in prepaid expenses and other assets.
Net cash used in operating activities for the nine months ended October 31, 2020, primarily consisted of the net loss of $89.6 million, adjusted for non-cash
items, which included depreciation and amortization expense of $46.3 million, a change in fair value of preferred stock warrant liabilities and convertible notes of $16.5 million and stock-based compensation expense of $11.1 million. These non-cash
items were partially offset by a change in operating assets and liabilities of $14.8 million.
Net cash used in operating activities for the fiscal year ended January 31, 2021, primarily consisted of the net loss of $127.1 million, adjusted for non-cash
items and changes in operating assets and liabilities.
Non-cash

items included depreciation and amortization expense of $62.2 million, stock-based compensation expense of $14.0 million, and the change in fair value of preferred stock warrant liabilities and convertible notes of $30.1 million. The net change in operating assets and liabilities primarily consisted of a $14.4 million increase in deferred revenue, a $11.0 million increase in accounts payable and accrued expenses, a $8.0 million increase in deferred hosting costs, and a $2.6 million decrease in prepaid expenses and other current assets, which were partially offset by a $19.9 million increase in accounts receivable and $2.2 million decrease in deferred rent.
Net cash used in operating activities for the fiscal year ended January 31, 2020, primarily consisted of the net loss of $123.7 million, adjusted for non-cash
items, which included depreciation and amortization expense of $77.6 million, stock-based compensation expense of $5.1 million and a loss on extinguishment of debt of $11.5 million. These non-cash
items were partially offset by a change in operating assets and liabilities of $6.0 million. The net change in operating assets and liabilities primarily consisted of a $27.3 million decrease in deferred revenue and $3.7 million decrease in deferred rent, which were offset partially by a $9.0 million decrease in accounts receivable and $12.9 million decrease in prepaid expenses and other current assets.
Net cash used in investing activities
Net cash used in investing activities for the nine months ended October 31, 2021, consisted of purchases of property and equipment of $6.1 million, inclusive of satellite expenditures of $5.8 million, and capitalized internal-use
software costs of $2.7 million.
Net cash used in investing activities for the nine months ended October 31, 2020, consisted of purchases of property and equipment of $20.8 million, inclusive of satellite expenditures of $17.5 million, and capitalized internal-use
software costs of $3.0 million.
Net cash used in investing activities for the fiscal year ended January 31, 2021, consisted of purchases of property and equipment of $26.1 million, inclusive of satellite expenditures of $25.0 million, and capitalized internal-use
software costs of $4.0 million.
Net cash used in investing activities for the fiscal year ended January 31, 2020, consisted of purchases of property and equipment of $16.7 million, inclusive of satellite expenditures of $13.4 million and capitalized internal-use
software costs of $7.4 million. Cash used in investing activities also includes $2.5 million, net of cash acquired for the acquisition of Boundless Spatial, Inc. in March 2019.
Net cash provided by financing activities
Net cash provided by financing activities for the nine months ended October 31, 2021, consisted of proceeds from the exercise of common stock options of $24.4 million, inclusive of an early exercise of $17.9 million in July 2021, which was partially offset by payment of deferred transaction costs of $5.3 million.
Net cash provided by financing activities for the nine months ended October 31, 2020, consisted of proceeds of $71.1 million received from the issuance of a portion of the 2020 Convertible Notes and warrants and $14.9 million net proceeds received from borrowings under the Credit Agreement with SVB and Hercules which was partially offset by repayment of $2.6 million of principal balance of the Venture Tranche B Loans.
Net cash provided by financing activities for the fiscal year ended January 31, 2021, primarily consisted of net proceeds of $71.1 million received from the issuance of the 2020 Convertible Promissory Notes and warrants and $14.9 million net proceeds received from borrowings under the Credit Agreement with SVB and Hercules. The proceeds received from the Credit Agreement with SVB and Hercules were used in part for the repayment of
$2.6 million of principal balance of the Venture Tranche B Loans.
Net cash provided by financing activities for the fiscal year ended January 31, 2020, primarily consisted of $10.0 million in net proceeds received from the issuance of Series D preferred stock, $49.6 million in net proceeds received borrowings under the Credit Agreement with SVB and Hercules. These proceeds were partially offset by repayment of the 2017 loans from Venture of $51.2 million.
Contractual Obligations
The following table and the information that follows summarizes our contractual obligations as of October 31, 2021.

		Less than 1	1-3	3-5	More than 5
(in thousands)	Total	year	Years	Years	Years
Operating lease obligations (1)	$8,241	$5,256	$2,985	$—	$—
Launch and Ground Station Services (2)	8,288	4,119	3,557	578	34
Other (3)	186,992	18,791	55,799	62,613	49,789
Long-term debt obligations (4)	138,075	138,075	—	—	—

	$341,596	$166,241	$62,341	$63,191	$49,823

(1)	Includes operating leases of corporate office facilities, including our headquarters in San Francisco, California.
(2)	Includes purchase commitments under non-cancelable future satellite launch services and ground station services, including leases, to be performed by third-parties.
(3)
Includes minimum purchase commitments for hosting services from Google, LLC (“
Google
”) through January 31, 2028. Please refer to Note 11 in our audited consolidated financial statements included in this prospectus for information regarding our related party transactions with Google.

(4)
Includes principal due under the SVB and Hercules Loan and the 2020 Convertible Notes and excludes interest due under the SVB and Hercules Loan and 2020 Convertible Notes of $7.0 million as of October 31,

2021. The Venture Tranche B Loans, with a principal balance of $6.0 million, are classified as a current liability as it has no stated maturity.
Off-Balance
Sheet Arrangements
We do not engage in any
off-balance
sheet activities or have any arrangements or relationships with unconsolidated entities, such as variable interest, special purpose, and structured finance entities.
Critical Accounting Policies and Estimates
Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of our consolidated financial statements and related disclosures requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. We believe that the estimates, assumptions and judgments involved in the accounting policies described below have the greatest potential impact on our financial statements and, therefore, we consider these to be our critical accounting policies. Accordingly, we evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions.
Revenue Recognition
We recognize revenue in accordance with ASC Topic 606,
Revenue from Contracts with Customers
(“
Topic 606
”). Under Topic 606, we recognize revenue under the core principle to depict the transfer of control to our customers in an amount reflecting the consideration to which we expect to be entitled. In order to achieve that core principle, we apply the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when a performance obligation is satisfied.
We derive our revenue principally from licensing rights to use imagery that is delivered digitally through our online platform in addition to providing related services. Imagery licensing agreements vary by contract, however, generally they have annual or multi-year contractual terms. The licenses are generally purchased on a subscription basis, whereby a customer pays for access to our imagery that may be downloaded over a specific period of time, or, on a transactional basis, whereby the customer pays for individual content licenses at the time of download. Our imagery licensing agreements and service agreements are generally non-cancelable
and do not contain refund-type provisions. The recognition and measurement of revenue requires the use of judgments and estimates. Specifically, judgment is used in identifying the performance obligations and the standalone selling price (“
SSP
”) of the performance obligations.
At contract inception, we assess the product offerings in our contracts to identify performance obligations that are distinct. A performance obligation is distinct when it is separately identifiable from other items in a bundled package and if a customer can benefit from it on its own or with other resources that are readily available to the customer. To identify the performance obligations, we consider all of the product offerings promised in the contract.
Data licensing arrangements generally provide customers with the right to access imagery through our platform, download content on a limited or unlimited basis over the contractual period depending on the terms of the applicable contract, or provide both the right to access imagery and download content. We have determined that access to imagery through our online platform and the ability to download such imagery represent two separate performance obligations. As such, a portion of the total contract consideration related to access to continuously updated imagery content is recognized ratably on a straight-line basis over the term of the contract. At contract inception, existing or archived imagery is available for download by the customer. The existing or archived imagery has significant standalone functionality and is not updated once licensed to a particular customer. As such, the portion of the contract consideration related to the download license of existing or archive imagery content is recognized as revenue at the commencement of the contract when control of the imagery is transferred, and the imagery is available for download by the customer. The portion of the contractual consideration related to the download of monitoring imagery content is recognized over the term of the contract utilizing a usage- based output measure of progress based on the download capacity specified in the contract. To the extent the number of downloads of the specified imagery content is unlimited, the contractual consideration related to downloads is recognized ratably on a straight-line basis over the term of the contract.
When our contracts with customers contain more than a single performance obligation, management allocates the total contract consideration to each performance obligation on a relative SSP basis. The SSP is the price at which we would sell a promised product or service separately to a customer. Judgment is required to determine the SSP for each distinct performance obligation. We determine the SSP by considering our overall pricing practices and market conditions, including our discounting practices, the size and volume of our transactions, the customer demographic, price lists, historical sales, contract prices and customer relationships.
We also provide other services to customers, including professional services such as training, analytical services, research and development services to third parties, and other value-added activities related to imagery products. These revenues are recognized as the services are rendered, on a proportional performance basis for fixed price contracts or ratably over the contract term for subscription professional services contracts. Training revenues are recognized as the services are performed.
We recognize revenue on a gross basis. We are the principal in the transaction as we are the party responsible for the performance obligation and we control the product or service before transferring it to the customer.

The transaction price is the total amount of consideration that we expect to be entitled to in exchange for the product offerings in a contract. The prices of imagery licensing and other services are generally fixed at contract inception and therefore, our contracts do not contain a significant amount of variable consideration. From time to time, we may enter into contracts with our customers that provide a form of variable consideration, including a revenue share arrangement. For these arrangements, we estimate the variable consideration at the contract inception based on the most likely amount in a range of possible outcomes. The estimate of variable consideration is reassessed on a quarterly basis.
We typically bill in advance either quarterly or annually for contracts with terms of one year or longer. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the underlying performance obligations have been satisfied. Advance payments from customers have been categorized as current or non-current
deferred revenue based on the expected performance date. We applied the practical expedient in Topic 606 and did not evaluate contracts of one year or less for the existence of a significant financing component. The financing component of multi-year contracts was not significant.
Stock-Based Compensation and Common Stock Valuation
Stock-based compensation expense is measured based on the grant-date fair value of the stock-based awards, and is recognized over the requisite service period. We determine the fair value of stock-based awards granted or modified on the modification date at fair value, using appropriate valuation techniques. We recognize forfeitures as they occur.
We grant certain awards, primarily options, that vest based upon a service condition. We use the Black-Scholes option pricing model to determine the fair value of the stock options granted. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying common stock, the expected term of the option, the expected volatility of the price of the common stock, risk-free interest rates, and the expected dividend yield of the common stock. The assumptions used to determine the fair value of the option awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. We record stock-based compensation expense for stock options on a straight-line basis over the requisite service period, which is generally four years.
The fair value of the Restricted Stock Units (“
RSUs
”) is the fair value of the underlying stock at the measurement date. For awards that are subject to both time-based service and performance conditions (including liquidity events), no expense is recognized until it is probable that the vesting criteria would be met. Stock-based compensation expense for awards with performance and other vesting criteria is recognized as expense under an accelerated graded vesting model.
We have historically granted stock options at an exercise price equal to the fair value as determined by the Board of Directors on the date of grant. Given the absence of a public market for our common stock, our Board of Directors estimated the fair value of our common stock at the time of each grant of an equity-based award.
Common Stock Valuations
Our Board of Directors utilized various valuation methodologies in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately Held Company Equity Securities Issued as Compensation, to estimate the fair value of our common stock. These estimates and assumptions include numerous objective and subjective factors to determine the fair value of our common stock at each grant date, including the following factors:

•	relevant precedent transactions including our capital transactions;

•	the liquidation preferences, rights, preferences, and privileges of our preferred stock relative to the common stock;

•	our actual operating and financial performance;

•	our current business conditions and projections;

•	our stage of development;

•	the likelihood and timing of achieving a liquidity event for the common stock underlying the stock options, such as an initial public offering, given prevailing market conditions;

•	any adjustment necessary to recognize a lack of marketability of the common stock underlying the granted options;

•	the market performance of comparable publicly traded companies; and

•	U.S. and global capital market conditions.
In valuing our common stock, our Board of Directors determined the equity value of our business generally using the income approach and the market approach valuation methods. In allocating the equity value, we considered and have used a combination of the option pricing method, or OPM, the Probability Weighted Expected Return Method, or PWERM, and the Hybrid Method (which is a combination of the OPM and PWERM). When using the Hybrid Method, it involves the estimation of multiple future potential outcomes for us and estimates of the probability of each respective potential outcome. The common stock per share value determined using this approach is ultimately based upon probability-weighted per share values resulting from the various future scenarios. Our scenarios included the use of an initial public offering scenario and a scenario assuming continued operation as a private entity (in which an OPM was applied). After the Equity Value is determined and allocated to the various classes of shares, a discount for lack of marketability, or DLOM, is applied to arrive at the fair value of the common stock. A DLOM is applied based on the theory that as a private company, an owner of the stock has limited opportunities to sell this stock and any such sale would involve significant transaction costs, thereby reducing overall fair market value.
In addition, we also considered any secondary transactions involving our capital stock. In our evaluation of those transactions, we considered the facts and circumstances of each transaction to determine the extent to which they represented a fair value exchange. Factors considered include transaction volume, timing, whether the transactions occurred among willing and unrelated parties, and whether the transactions involved investors with access to our financial information.
Application of these approaches involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock.
Upon the consummation of the Business Combination, the fair value of our common stock will be determined based on the quoted market price on the NYSE.
Preferred Stock Warrants and Convertible Notes
As of October 31, 2021, we had preferred stock warrants which were exercisable for Series B and Series D preferred stock. We evaluated the Series B and Series D preferred stock warrants under ASC
815-40,
Derivatives and Hedging—Contracts in Entity’s Own Equity, and concluded the Series B and Series D preferred stock warrants do not meet the criteria to be classified in stockholders’ equity. Specifically, the settlement provisions of the Series B and certain Series D preferred stock warrants meet the criteria for liability classification as the number of shares to be issued was not fixed at the time of issuance. Certain other Series D preferred stock warrants meet the criteria for liability classification as certain terms of the warrants preclude them from being indexed to our stock. As such, the Series B preferred stock warrants and Series D preferred stock warrants are recognized as liabilities and recorded at fair value. The change in fair value of the Series B and Series D preferred stock warrants is recognized at each reporting date in the Consolidated Statement of Operations and Comprehensive Loss.
We have elected the fair value option to account for our convertible notes. We record the convertible notes at fair value with changes in fair value recorded on the Consolidated Statement of Operations and Comprehensive Loss. The primary reason for electing the fair value option is for simplification and cost-benefit considerations of accounting for the convertible notes at fair value versus bifurcation of the embedded derivatives. As a result of applying the fair value option, direct costs and fees related to the convertible notes were expensed as incurred and were not deferred.
The fair value of our preferred stock warrants and convertible notes are based on significant inputs including, estimated time to liquidation, volatility and discount yield, which are not observable in the market and which causes them to be classified as a Level 3 measurement within the fair value hierarchy. These valuations use assumptions and estimates we believe would be made by a market participant in making the same valuation. We assess these assumptions and estimates on an on-going
basis as additional data impacting the assumptions and estimates are obtained.
The fair value of the convertible notes and preferred stock warrants may change significantly as additional data is obtained, impacting our assumptions regarding probabilities of outcomes used to estimate the fair value of the liabilities. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact our results of operations in future periods.
Property and Equipment and Long-lived Assets
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Repair and maintenance costs are expensed as incurred. Significant improvements that extend the useful life or add functionality to property and equipment are capitalized. Depreciation is computed once an asset is placed in service using the straight-line method over the estimated useful life of the asset.
Costs directly associated with design, construction, launch, and commissioning of satellites and systems are capitalized when the design and operation of the satellites and systems is at a sufficiently advanced stage such that we believe the recovery of the costs through future cash inflows to be probable. We capitalize materials, labor and launch costs (including integration and launch insurance costs) that are incurred and necessary for the satellites to be placed into service. We depreciate the cost of a satellite over its estimated useful life, using a straight-line method of depreciation, once it is placed into service, which is when we determine that the satellites are providing imagery that meets the required quality specifications for sale to our customers.
The estimated useful life over which we depreciate a satellite is determined once the satellite has been placed into service. The initial determination of the satellite’s useful life involves the consideration of multiple factors, including design life, random part failure probabilities, expected component degradation and cycle life, fuel consumption (where applicable), and experience with satellite parts, vendors and similar assets.
At least annually, or more frequently, should facts and circumstances indicate a need, we perform an assessment of the remaining useful lives of our property and equipment including our satellites. The assessment for satellites evaluates satellite usage data, remaining fuel (where applicable), operational stresses and other factors that may impact the satellite’s expected useful life.

In February 2021, we completed an assessment of the useful lives of our satellites and adjusted the estimated useful life of certain satellites from 6 years to 9 years. This change in accounting estimate was effective beginning in fiscal year 2022. In August 2021, additional information specific to a single high resolution satellite became available which indicated the useful life for the satellite will be less than originally estimated. The change in estimate for this satellite was accounted for prospectively beginning in August 2021. The effect of these changes in estimate was a net decrease in depreciation expense of $13.7 million for the nine months ended October 31, 2021. These changes in estimate are expected to result in a net decrease in depreciation expense of $17.6 million for the fiscal year ended January 31, 2022.
For the fiscal years ended January 31, 2021 and 2020, we recognized an additional $0.7 million and $2.5 million, respectively, in depreciation expense as a result of retirement of certain satellites.
Additionally, the carrying amount of long-lived assets to be held and used in the business are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment indicators include, among other conditions, cash flow deficits, historic or anticipated declines in revenue or operating profit or material adverse changes in the business climate that indicate that the carrying amount of an asset may be impaired. When impairment indicators are present, the recoverability of the asset is measured by comparing the carrying value of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. This evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities, or an asset group. If the carrying amount of the asset or asset group is not recoverable, the impairment to be recognized is measured by the amount by which the carrying amount of each long-lived asset or asset group exceeds the fair value of the asset or asset group. No events or changes in circumstances indicated the carrying amounts of our long-lived assets may not be recoverable during the years ended January 31, 2021 and 2020.
Income Taxes
We account for income taxes using the asset and liability method whereby deferred income taxes are recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of the assets and liabilities. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain.
As of January 31, 2021, we had deferred tax assets of $131.1 million before valuation allowance. We regularly assess whether we can realize our deferred tax assets and establish a valuation allowance if it is more likely than not that some or all of our deferred tax assets will not be realized. We evaluate all available positive and negative evidence such as past operating results, future reversals of existing deferred tax liabilities, projected future taxable income, as well as prudent and feasible tax planning strategies. Based on management’s assessment that the realization of any future benefit from our deferred tax assets cannot be sufficiently assured, we recorded a valuation allowance against these deferred tax assets. Management’s estimates of future profitability and future changes in ownership may materially impact our valuation allowance and our net deferred tax position.
Judgement is required in evaluating our uncertain tax positions and determining our provision for income taxes. We may recognize a tax benefit only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. As of October 31, 2021, our estimated gross unrecognized tax benefits were $5.4 million, none of which, if recognized, would affect the effective tax rate.
We are subject to income tax in the United States and various foreign jurisdictions. As of January 31, 2021, we had a net deferred tax asset of $0.4 million. Our federal net operating loss (“
NOL
”) carryforward totaled $384.8 million, of which $261.1 million will expire at various dates through 2037 and $123.7 million has an indefinite carryforward. Additionally, we have state and foreign NOL carryforwards of $163.2 million and $1.3 million, respectively. The NOL carryforwards may be available to offset future income tax liabilities.
Recent Accounting Pronouncements
Please refer to Note 2 in our consolidated financial statements included elsewhere in this prospectus for a description of recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this prospectus.
Quantitative and Qualitative Disclosures about Market Risk
We have operations within the United States, Canada, Asia and Europe and as such we are exposed to market risks in the ordinary course of our business, including the effects of interest rate changes and fluctuations in foreign currency exchange rates. Information relating to quantitative and qualitative disclosures about these market risks is set forth below.
Foreign Currency Risk
We are exposed to foreign currency exchange risk related to transactions in currencies other than the U.S. Dollar, which is our functional currency. Our foreign subsidiaries, revenue and operating expenses expose us to foreign currency exchange risk. For the nine months ended October 31, 2021 and 2020, approximately 22% and 10%, respectively, of our revenue was in foreign currencies. For the fiscal years ended January 31, 2021 and 2020, approximately 10% and 15%, respectively, of our revenue was in foreign currencies. These sales were primarily denominated in Euro.
A hypothetical 10% change in exchange rates, with the U.S. dollar as the functional and reporting currency, would not result in a material increase or decrease in cost of revenue and operating expenses.
Interest Rate Risk
Cash and cash equivalents consist solely of cash held in depository accounts and as such are not affected by either an increase or decrease in interest rates. Due to the short term nature of cash equivalents, including our money market accounts, would also not be significantly impacted by changes in the interest rates.
As of October 31, 2021 and January 31, 2021, interest rates on our borrowings are primarily fixed.
We believe that a 10% increase or decrease in interest rates would not have a material effect on our interest income or expense.
Inflation Risk
We do not believe that inflation has had a material effect on our business, financial condition or results of operations. If our costs become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition, and operating results.

BUSINESS
Overview
Planet’s mission is to use space to help life on Earth, by imaging the whole world every day and making global change visible, accessible, and actionable.
What:
We image the entire Earth’s landmass every day at high-resolution. This powerful data set is collected from approximately 200 satellites, the largest Earth observation fleet of satellites in history, which we design, build, and operate. We have over 1,700 images on average for every point on Earth’s landmass, creating a non-replicable
historical archive for analytics, machine learning, and insights.
Why:
Our satellite data and analytics reveal actionable insights regarding a large array of important phenomena, such as deforestation, agriculture, climate change, biodiversity, and supply chains worldwide. Our daily stream of proprietary data and machine learning analytics, delivered over our cloud-native platform, helps companies, governments and civil society use satellite imagery to discover insights as change happens.
Who:
We currently serve more than 700 customers across large commercial and government verticals, including agriculture, mapping, forestry, finance and insurance, as well as federal, state, and local government bodies. A handful of examples can help highlight the diverse customer needs our products serve. Our products help farmers make decisions that result in significant increases in their harvests, while using fewer resources, by alerting them quickly to changes happening within their fields. Governments use our data to deliver public services more effectively in disaster response. Mapping companies use our data to keep online maps up to date. And journalists and human rights organizations use our data to uncover and report the truth about events in hard-to-reach
places.
How:
Our customers can leverage the power of planetary change detection into their decision-making process by embedding our data into their workflows to better inform their real time decision-making processes. We see this as similar to the Bloomberg terminal. Just as Bloomberg serves financial data and analytics, Planet serves Earth data and analytics. Our historical archive of global, daily imagery data enables back-testing of predictive analytics, which is particularly relevant for time-series forecasting, an important area in machine learning.
Planet is a scaled business with $113.2 million in revenue for the fiscal year ended January 31, 2021, $94.1 million for the nine months ended October 31, 2021, and approximately 200 operational Earth-Observation satellites in orbit. We generate revenue through selling licenses to our data and analytics to customers over an entirely cloud-based platform via fixed price subscription and usage-based contracts. Most of our revenue is recurring in nature. We use a
“one-to-many”
data subscription model, as each image we capture can be sold an unlimited number of times. This is a contrast to legacy Earth observation providers who typically sell individual images exclusively to a single customer.
Public Benefit:
Our business model is aligned with our mission and public benefit purpose: to accelerate humanity toward a more sustainable, secure and prosperous world by illuminating environmental and social change.
We are dedicated to the continuous pursuit of creating an unbiased, scientifically accurate, and trusted source of data about the changing planet.
Industry Overview
For decades, legacy commercial satellite data providers and governments captured Earth imagery via large high-cost satellites that took years to design and manufacture and resulted in complex data sets that only governments and large enterprises could afford or interpret. We believe two global economic shifts are fueling a need for more and more rapid Earth observation data: the digital transformation and sustainability transformation of the global economy. We believe we can capitalize on these economic shifts by providing valuable Earth data that businesses and governments can utilize to better measure and monitor change in physical assets, and facilitate and accelerate these transformations.
Historical Satellite Data Services:
The Earth Observation industry was historically created by governments focused on using earth imagery for intelligence and scientific purposes. As a result, the commercial sector had limited access and Earth Observation providers prioritized serving national defense and intelligence customers before attempting to sell excess capacity to the commercial market. High launch costs, long development cycles, and the one-off
nature of the products further limited the attractiveness for commercial growth. This began to change in the last ten years as a global increase in space investment has resulted in lower average launch costs, technological innovations in electronics, new market entrants, and product-driven entrepreneurial companies leveraging the commoditization of cloud computing to grow data platform businesses. According to Allied Market Research, the sector’s total addressable market has grown to approximately $5.5 billion in 2019 and is projected to reach an estimated $19 billion in 2027.
Sustainability Transformation
: Organizations globally are increasingly focused on reducing their environmental impact and operating more sustainably. For example, according to reporting done by Bloomberg, early-stage venture funding for clean tech companies was approximately $400 million in 2013 and increased to over $16 billion in 2019. In addition, according to a PwC report of the state of Climate Tech, the growth in climate tech investment is approximately three times the growth in venture capital investment in artificial intelligence (“
AI
”). Further, driven by public sentiment, regulators have recently begun imposing Environmental, Social & Governance (“
ESG
”) goals on select large companies, and formal legislation to more strictly enforce sustainable business practices may be created in the future. In part due to the increased demand and focus on ESG solutions, according to research published by Morningstar, Inc., sustainable investment funds’ assets reached record highs in the first quarter of 2021.
With sustainability as a growing focus of investors and stakeholders with evolving views on fiduciary duties, Bloomberg estimates ESG assets will reach $53 trillion by 2025.
Digital Transformation:
Organizations across industries are driving operational improvements and taking advantage of new growth opportunities by leveraging third-party data, their own proprietary data, and AI technologies, all of which is driving a digital economic shift across many sectors. In addition, as more organizations digitize their workflows, it is increasingly important to deliver solutions that are cloud-native to take advantage of the cost savings and scale derived from cloud technologies. The World Economic Forum estimates a cumulative value creation of $100 trillion over the next decade from the digitization of economies.
Overall, we believe a large economic opportunity has been created for organizations that evolve to better manage these risks and drive new growth strategies by having near real-time understanding of the impact of global changes across the Earth. The first step for organizations undergoing the digital and sustainability transformations is to understand context and consistently measure and monitor relevant data. With shared context and metrics, we believe that businesses and governments can improve operational efficiency, resource allocation, risk mitigation, and strategic decision making with data-enabled applications.
Our Opportunity
We believe we are well-positioned to power the digital and sustainability transformations with our extensive whole-Earth data set and robust analytic capabilities delivered through our cloud-native platform.
Our founding team built Planet on the concept of agile aerospace methodology. This has enabled us to leverage parallel innovations in AI, computing, and cloud-based storage to house and analyze a distinctive data set of daily Earth changes, and to build market-leading tools to help customers extract value. This has also enabled major improvements to the cost-performance of satellite manufacturing, ground stations, and mission operation.

Digital transformation and the sustainability transformation are each multi-trillion dollar transitions of the global economy. We believe that our data is foundational for both these transitions, as it captures daily change on Earth and is optimized to measure human activity and its interaction with the environment. We believe globally consistent and reliable satellite imagery data is a critical component fueling the impact of these economic transitions in every major vertical sector.
Enabling major industries to make data-driven decisions using remote sensing data and tools is central to the transition of the existing geospatial sector, and creates a large market opportunity to advance the digital transformation and sustainability trends in society, business, and in the public sector. We estimate the total addressable market for satellite data services, sustainability transformation, and digital transformation to be over $120 billion by 2027.
We have calculated our estimated 2027 total addressable market opportunity by end-market
based on management estimates and Allied Market Research reports on the Geospatial Analytics Market, Satellite Data Services Market, and the Green Technology and Sustainability Market.
Agriculture (est. $11 billion)
: Our data can enable precision agriculture, harvest planning, directed scouting, crop monitoring, field geo-mapping,
and soil and moisture management. Our data can also help monitor sustainable agriculture practices (some of which will increasingly be required by regulators).
Civil Government (est. $29 billion)
: We see public forestry, agriculture monitoring and management, air and water pollution monitoring, permitting and code enforcement, disaster management, geo-mapping,
and smart city planning, among others, as significant potential drivers of this opportunity.
Defense
 & Intelligence (est. $16 billion)
: Governments are strategically engaging with commercial space and remote sensing companies to leverage sharable, unclassified subscription products to complement more traditional defense and security industrial solutions. In addition, we believe geo-mapping
foundation data, maritime domain awareness, humanitarian and disaster recovery, and natural resource monitoring are examples of the many potential drivers of this opportunity.
Energy
 & Utilities (est. $22 billion)
: We see pipeline and asset monitoring, air and water pollution monitoring, spill and disaster management, and earth data for geo-mapping
services associated with these use cases, among others, as significant drivers of this market opportunity.
ESG-related
Industrial / Supply Chain (est. $24 billion)
:
We see
ESG-related
regulations, investor risk assessments, consumer expectations, and brand reputation pressures as significant factors driving requirements for leading Consumer Packaged Goods (“
CPG
”) companies to track and publish ESG targets. Tracing and measuring sustainable sources for supply chains are expected to become a fundamental business metric for these organizations and drive market adoption, which also includes supplying data for mapping services related to infrastructure. Other significant drivers of this opportunity may include carbon footprint management and air and water pollution monitoring.
Finance and Insurance (est. $18 billion):
We believe there are broad opportunities in this segment including investment research, portfolio risk assessment and management, and insurance and reinsurance products. For example, improvements in measuring and predicting outputs from the world’s natural resources has the potential to help optimize the efficiency of commodity trading markets, which could have significant macroeconomic implications.
Forestry (est. $8 billion)
: We believe commercial forest management and disease and pest monitoring, and the geo-mapping
data required to monitor change, among other opportunities, are likely significant drivers of this market.

Our Technology Platform
Our leadership position is driven by our distinctive approach to technology. The experience of Planet’s founders at NASA instilled a deep expertise for major systems engineering projects, an understanding of the power of technology, and a mission to use space to help life on Earth. Since our founding, we have built capabilities across three deep core competencies, each operating together to accelerate the digitization and sustainability transitions. These include (1) Agile Aerospace; (2) Proprietary Big Data; and (3) Our Platform and Analytics.
Agile Aerospace:
We are a pioneer in “agile aerospace” — the rapid development and deployment of new space-based hardware and related software systems. This is similar to the agile software approach of releasing early and often to rapidly iterate capabilities, but applied to space. By harnessing trends in miniaturization, we have built, launched, and maintained hundreds of compact, powerful satellites at a significantly lower cost than traditional aerospace companies, an improvement that we believe is similar to the transition from the mainframe computer to the desktop computer. To date, we have built and launched over 450 satellites and currently have approximately 200 operational satellites positioned strategically around Earth to capture our proprietary daily data set.
We believe making powerful satellites in small packages has enabled us to launch many more satellites than our nearest competitor. It enables us to design missions that were unheard of even a few years ago, such as our daily data set delivered via dozens of individual satellites. It has further allowed us to rapidly innovate—resulting in more and better data for our customers, as compared with historical data satellite services. We believe this model helps to drive the expansion of our platform and customer base and inform what future data sets to collect, creating a virtuous cycle. We also believe it enables us to quickly address emerging market requirements ahead of other providers.
Proprietary Big Data:
Our technology is designed to put the power of knowledge about the Earth into the hands of more people. Our aerospace innovation has enabled us to maintain the world’s largest fleet of imaging satellites in history, with the capability to image the entire world daily. This has enabled us to generate a proprietary, vast data archive that grows daily.
With our fleet of satellites, we are able to collect unique and proprietary global data every day and can collect high-resolution data of a specified location up to ten times per day with agile tasking. Once the raw data is collected, our machine learning and AI capabilities are married with remote sensing science to automate the data processing and produce analytics-ready, whole-Earth data.
Using and contributing to open data standards via the Open Geospatial Consortium, our cloud-native proprietary technology autonomously performs critical processing and overall harmonizing of images for time series and to be ready for data fusion and analysis. As of July 31, 2021, we collected more than 300 million square kilometers per day of Earth data; more than 25 terabytes each day. Our deep data archive is used to train our models, an important asset for delivering useful insights.
Our fleet of satellites enables us to provide proprietary data solutions including: (1) Planet Monitoring, (2) Planet Tasking, and (3) Planet Archive. Descriptions of each follow, along with images showing the product experience.
Planet Monitoring
: Today, over 170 “Dove” satellites work together to create an always-online scanner for the planet that is able to image all of the Earth’s landmass on a daily basis at a resolution of up to 3.5 meters. This allows our customers to monitor any areas of interest, discover trends, and gain timely insights — and is the backbone to our one-to-many
business model.
Planet Tasking:
With 21 SkySat satellites in orbit, our high-resolution rapid revisit capability can capture a specified location up to ten times per day at a resolution of up to 50 cm, the highest cadence fleet operational today. The agile tasking satellites, all powered by an application programming interface (“
API
”), can perform multiple imaging modes, including points, long strips, stereo collects, and video.

Planet Archive:
We collect an average of 1,700 daily observations for every point on the Earth. These captures are added to our archive of proprietary Earth observation data dating back to 2009 and daily Earth scanning data dating back to 2017. This immense historical archive is impossible to go back in time to re-collect,
and represents a significant competitive advantage.
Our Platform and Analytics
:
Our automated, cloud-native platform processes and manages our proprietary data catalogue and extracts useful information to deliver to our customers. Our platform is built for speed and flexibility, enabling customers to efficiently access, discover, and build solutions at scale. With over 20,000 users on our platform, from researchers to government agencies, we aim to continuously improve the user experience to speed up the mission utility and business value for our customers.
Our platform and analytics products include: (1) Planet APIs, (2) Planet Apps, (3) Planet Basemaps, (4) Planet Fusion, and (5) Planet Analytics Feeds. A brief description of each follows, along with images of the product experience.

1)
Planet APIs
: We provide APIs for searching our historical archive, ordering imagery, tasking high-resolution satellites, as well as providing hosted imagery streaming services directly from our platform. With Planet APIs, developers can quickly and easily integrate satellite imagery into their applications and workflows. Many customers use Planet imagery to power web applications and large data pipelines.

2)
Planet Apps
: We have developed proprietary web applications that make it easy to work with our geospatial data. These applications enable customers to order through our platform, perform real-time image correction, monitor areas for change over time, work with analytics, and create and store easy-to-use
artifacts. Given the high volume and quality of our imagery and historical archive, our proprietary web applications provide an optimal platform to access our data.

3)
Planet Basemaps
: Using proprietary algorithms on our daily global imaging, we build basemaps from the most recent imagery over broad areas. Our machine learning algorithms select the best pixels from hundreds of thousands of scenes, removing clouds and transforming the images into visually consistent and scientifically accurate basemaps that empower
AI-ready
time-series analysis. We create global basemaps monthly and deliver custom basemaps to our customers for selected areas and times.

4)
Planet Fusion
: Planet Fusion uses Planet Monitoring’s stream of data and combines it with other scientific-grade radiometric data from NASA/USGS-Landsat and ESA/EU Copernicus programs into a single information stream that provides customers with a stream of consistent Earth data, using a predictive algorithm to fill gaps and remove clouds, the result of which is important for time-series analysis. Planet Fusion, to be delivered via Planet’s API, handles pre-processing
and data harmonization, fusing the public satellite data with Planet Monitoring into a single information stream that often eliminates the need for additional processing before a customer can run advanced analytics on the data.

5)
Planet Analytic Feeds
: We have built automated, cloud-native, global-scale analytics overlaid on top of our data set, accessible by APIs and web applications. Our analytic feeds use the latest AI and machine learning techniques for a broad range of land-classification, object-detection, and automated change detection capabilities, from road and building detection, ships, planes, oil well pads, and more.

Our Customers
Customers subscribe to daily data feeds covering their areas of interest. In the past, specially trained technical imagery analysts would have to hand-process satellite data that was months out-of-date.
Now we are able to deliver content directly to customers’ decision-support tools daily through automated interfaces.
We are committed to building deep relationships with our customers by providing easy access to critical geospatial data and analytics in a consumable, digestible format. In addition, with our subscription services and data products, customers can monitor and detect changes and create insights that can help drive timely decision-making, and improve operational efficiency, resource allocation, risk assessment and mitigation and strategic decision making.

We have a proven record of building customer relationships — with over 700 customers across the globe, including leading agriculture, mapping, forestry, finance and insurance companies, and government agencies. We provide solutions for a diverse and growing set of customer use cases, from crop yield and variable rate seeding improvements in agriculture to emergency response, permitting, and code enforcement in government, to depletion measurements and sustainability monitoring in forestry.
Our performance is subject to a number of variables, and as such, we cannot assure you that our results will continue in the same trajectory as our historical results, nor can we assure you that our results will be indicative of our future performance. For more details, please read the section entitled “
Risk Factors
.”
Our Competitive Position
We are a proven innovator with multiple compounding competitive moats across our technology platform. We believe we have a differentiated offering, uniquely imaging the whole earth landmass daily, creating significant barriers to entry. We have a scalable business model enabled by a one to many use of imagery, in turn leading to an attractive financial profile. Finally, we have an experienced management team.
Our competitive moats include agile space mission capabilities, proprietary big data, and platform analytics. Our advanced space systems enable the capture of comprehensive high quality, proprietary data, which power our platform, enhanced by advanced analytics that utilize AI and machine learning to provide solutions to our customers. We believe as customers derive more value from the platform, they increase their usage by incorporating insight from our data into their workflows and analyses. This creates a feedback loop that drives our technology roadmap, from the high-level analytics algorithms and end-user
applications all the way down the stack to new sensors in space to capture valuable information for our customers.
Differentiated Offering
: We believe we are the only company in the geospatial data industry producing a daily scan of the landmass of the Earth. We combine this capability with our 21 high-resolution SkySat satellites which our customers can task to capture a higher resolution image of a single site multiple times per day. We believe we have the highest commercially available intraday revisit capabilities.
Barriers to Entry
: We were one of the earliest next generation commercial geospatial companies, and we believe our agile aerospace innovations and fully operational fleets of Earth-imaging satellites have put us years ahead of the competition. Unlike other emerging Earth observation providers who are just now establishing operational satellite fleets, we already have approximately 200 operational satellites in orbit as well as a comprehensive platform for data processing, delivery and image data integration to enable customers to realize value from our satellite data. As a result, we believe we have higher operational efficiency, more extensive proprietary historical data sets, economies of scale in data storage and processing, and proven execution by our global sales organization. With a strong first-mover advantage through our daily earth scans, we believe we are well positioned to capture this market and continue innovating ahead of emerging players.
Scalable Business Model
: We have an established, recurring subscription- and usage-based business model, which provides strong visibility into future growth. Because we can sell our imagery data and analytics to multiple end customers, we believe our solutions enable us to capture market share across broad vertical markets.
Attractive Financial Profile
: With our
one-to-many
sales approach for our data sets, our margins improve with economies of scale, as there is low marginal cost to sell incremental access to our data. Once we capture and process an image to make it analytics ready, it could be sold to any customer, any number of times, on our platform.
Experienced Management Team
: Our management team has deep expertise in scaling software, data, and space technology. In addition to their technical knowledge, our team has extensive experience operating and leading companies and a strong track-record of building market making businesses.

Our Growth Strategy
We seek to unlock and maximize the value of our data for organizations globally by making it easier to use and consume by more users: from data scientists to analysts, policy makers, and decision makers — by integrating critical geospatial data directly into their own workflows and analytic models and to drive favorable outcomes. Key elements of our growth strategy include:
Scaling in Existing Verticals
: We plan to invest in sales, marketing, and software solutions to expand within our existing customer base and further penetrate vertical markets in which end users are early adopters of geospatial data, such as civil government, agriculture, defense and intelligence, and mapping.
Expansion into New Verticals
: We plan to invest in software to make our data more actionable and accessible to a larger group of customers and users. We believe this will help us address use cases in key emerging markets such as energy, infrastructure, finance, insurance, and consumer packaged goods. We also intend to partner with companies building vertical market solutions, such as independent software vendors, as well as business intelligence and analytics providers. While we have customers and partners today in many of these verticals, we believe an increased investment in developing software analytics solutions and enhancing our data to meet the needs of vertical market solution providers has the potential to accelerate our data and analytics usage across more end users. We see strong growth potential to broaden our market capture through curating data sets that can be more easily used by non-geospatial
experts like data and business analysts in commercial companies.
Continued Investment in Data Products:
We plan to scale and expand our existing products by building on our machine learning and computer vision capabilities with remote sensing techniques to fuse multiple data sources. These products allow our customers to consume simple, actionable time-series tabular data within their existing workflows. We intend to create many of these key data sets in collaboration with our partners who have deep vertical expertise and make the data sets available to any user of our platform.
Establish Platform Ecosystem
: We plan to further develop our ecosystem of users and partners to build solutions leveraging our data and platform and to build software tools and APIs that make it even easier to do so. By developing a robust applications ecosystem, we believe we can create a network effect, potentially accelerating our growth and deepening our market penetration.
New Sensors
 & Data Sets
: We plan to make strategic investments in building new sensors to capture additional data sets from space. As we grow our customer base, we believe we can better understand what additional data sets our customers are eager to access and therefore which sensors might enable us to capture additional data that is valuable to such customers. By leveraging our agile aerospace approach to space systems, we believe we are well-positioned to introduce new Earth observation sensors into orbit to capture new types of data with greater capital efficiency and speed than other satellite data providers. Having these capabilities can deepen our value proposition to customers and help us both acquire new customers and expand our offering to existing customers.
Strategic Acquisitions
: We plan on continuing to evaluate opportunities to make acquisitions that can accelerate our growth strategies and complement our existing product offerings.
Our Competition
Competition in Satellite Imagery
:
We see the satellite imagery industry as mainly divided between incumbents, such as Airbus and Maxar, and next generation players, such as BlackSky, Satellogic, and CG Satellite. Incumbents have typically hosted a limited number of active satellites which operate on a one-to-one
tasking system. These satellites are typically very high cost with very high resolution, best suited for government use cases. Incumbent satellite data providers have primarily served national governments and other traditional satellite imagery industries, often with tight integrations into the classified systems they serve.
Next generation satellite imagery companies have developed satellites that are lower cost and smaller in size, and have a stated ambition to increase the presence of their fleets within Earth’s orbit. These providers have indicated

that they intend to use and process the data that they capture in order to provide analytics to customers. As of the date of this prospectus, we believe the scale of our satellite fleet, revenue, and business exceed the next-generation satellite data companies that compete with us.
Competition in Data Analytics:
We also compete with data analytics platforms that use
geo-spatial
data from a variety of sources to provide analytics services to their customers. These companies include Orbital Insights, Descartes Labs, and GeoSpatial Insight.
Many data analytics providers rely on partnerships with satellite imagery companies in order to source the data necessary to run their analytics platforms. We partner with a number of these companies to provide data for their platforms for certain use cases while also providing analytical tools and services directly to our own customers. We believe these relationships are advantageous to us over the long-term, as they enable new opportunities.
Our Public Benefit
We believe that Planet’s data, products and services are valuable tools for responding to critical global challenges, informing more ecologically and socially sound decision making, and measuring and reporting the results.
Across the world, climate change and biodiversity loss are disrupting and destabilizing many of the systems on which humanity depends. It is intensifying disasters such as floods, fires, and storms, impacting agricultural productivity and food security for millions of people, and decreasing the habitability of our planet. Businesses, governments, NGOs, and civil society must all act to address these challenges. But they need accurate, timely, and trusted data.
Given the economic, social, environmental and geopolitical implications, we believe it is imperative that we maintain wide access to our data, tools and services. As we grow our business, we will continue to scale our efforts to work with NGOs, philanthropies, governments, intergovernmental bodies, civil society groups, journalists, scientists, and others to make sure that our data is made as widely accessible as possible to inform critical efforts in conservation, climate, public affairs, humanitarian response, and human rights.
To serve these goals, we are becoming a public benefit corporation. Our mission and business model are tightly aligned with our public benefit purpose:
“to accelerate humanity toward a more sustainable, secure and prosperous world by illuminating environmental and social change.”
By enabling access to trusted, accurate, and actionable data about our changing planet, we believe we will help facilitate more effective decisions, accelerate the transition to a sustainable economy, enhance global security through greater transparency, and strengthen civil society. In doing so, we not only seek to help the world address urgent planetary crises but to build the regenerative systems that will lead to a more flourishing and resilient world.
We believe that the most impactful and profitable way to build our business is to ensure that this public benefit remains at the core of our company’s DNA in perpetuity — informing and driving what we create for planet Earth and all its inhabitants.
Our Ethical Commitment
We recognize the potential impact of the technologies we create, and continue to develop a robust set of applied organizational principles, policies, and processes by which we evaluate their ethical use.
This system begins with a series of ethical principles, including core commitments to non-exclusivity,
accuracy, humanitarian risk reduction, and the protection of privacy and confidentiality. We seek to deeply embed and socialize these principles within our company’s culture, and to build processes and policies to apply them consistently.

The purpose of a good ethical system is to enable its users to navigate dilemmas in which there may be complex tradeoffs between choices in a given circumstance. Such programs mature but are never “finished”, as new questions and contexts continually arise. We therefore continue to commit ourselves to the active development of our ethics program.
Our Operations
Sales
: Our global sales organization operates directly and via our extensive 200 plus partner network spanning across 66 countries. Our partner network consists of solution providers, OEM partners, and GIS Platform companies that have deep expertise in building last-mile vertical solutions using satellite imagery and geospatial data. Our partner ecosystem bolsters our global presence with regional and domain-specific expertise, as well as expands our market access to more users via our integrations.
In addition to sales representatives, our sales organization includes dedicated customer success and technology support teams. Key responsibilities for our direct sales organization include acquiring new customers, maintaining relationships and expanding business with our existing customers, and ensuring contract renewals. At the center of our sales philosophy is a strong feedback loop between our sales organization, customer success, and product development teams to help inform our technology roadmap and better serve our customers.
We work closely with our customers and partners to enable their early success, both from an account management and technical management perspective. Deeper adoption from our customers comes in many forms, including more users, more area coverage, and more advanced software analytics capabilities.
Marketing
: Our marketing team utilizes a multi-channel approach to develop and increase our brand awareness, position and communicate the value of our differentiated offering, and develop engaging outbound demand-generation campaigns.
We utilize an
end-to-end
buyer lifecycle program to develop awareness and lead-generation activities that engage and nurture prospective customers and expand opportunities within our installed base of customers. The team drives our overall market positioning and messaging across our key audiences and vertical markets, as well as provides strategic go-to-market
assessments of use cases that emerge from new product capabilities and the market landscape. Our communications team works with targeted influencers and media outlets to drive interest through earned and paid media channels, including blogs, social media, and video.
Research and Development:
Our research and development (“
R&D
”) team consists of software and hardware R&D for product discovery, technology incubation, and go-to-market
planning. Our R&D scope includes teams leveraging the rapid development in artificial intelligence, machine learning, and the evolving information technology architecture for massively distributed data collection, storage, and analysis. It further includes our investments in our agile space missions, which includes core spacecraft technologies, automated mission operations for our satellite fleet and ground stations, payload prototypes and development, and engineering operations for more efficient scalability. The R&D team at Planet is also responsible for developing and innovating our proprietary technology platform.
We continue to invest in R&D, particularly as it relates to building software solutions on top of our data to make our platform more accessible to a wider range of customers, as well as innovating our space technology to capture various types of data efficiently.
Technology Partnerships:
We engage in partnership programs and strategic efforts to embrace open innovation, technology infusion and market-shaping partnerships. Below is a partial list of efforts and partnerships in which we are involved.
Education
 & Research
: We launched a program on Earth Day in 2017 to allow university and academic researchers to apply for access to our monitoring data products and services through a non-commercial
science license. We also created dedicated university products for high-volume research and classroom applications.

Collectively, the Education and Research Program has reached more than 10,000 users across more than 1,000 universities, and led to over 1,000 peer reviewed journal articles and conference proceedings that have attracted a new generation of remote sensing scientists experimenting with our unique data set and services.
Carbon Mapper
: We have partnered with a new
non-profit
launched in April 2021 called Carbon Mapper, that has a goal to utilize our advanced hyperspectral satellites to identify and track methane and carbon dioxide emissions and release these enhanced data products to fight climate change. We serve as the technology and commercial partner for Carbon Mapper where, together with NASA’s Jet Propulsion Laboratory, we will build and launch two satellites as an initial proof of concept, as part of a multi-part project focused on emissions and higher fidelity biodiversity measurements.
NGA CRADA:
In 2017, we signed a Cooperative Research and Development Agreement (CRADA) with the United States National Geospatial-Intelligence Agency (NGA) to prototype advanced computer vision and artificial intelligence solutions to meet the emerging needs of the geospatial intelligence (GEOINT) community using commercial and unclassified products and services. This has resulted in dozens of projects that shape future workflows, inform government procurements and provide customer feedback and mission utility for our future products.
Our Employees
As of October 31, 2021, we had a total of 727 employees based out of three offices or working remotely, across 21 countries worldwide. A majority of our employees are full-time employees.
None of our employees are represented by a labor union, though in some countries our employees may be subject to industry-wide collective bargaining agreements as a matter of law. We have not had any work stoppages and consider our relations with our employees to be good.
Our Intellectual Property
Our IP portfolio includes patents covering novel features of our spacecraft, trademarks identifying the company and various products, copyright ownership of the imagery archive, and trade secrets related to manufacturing and operations.
We own the copyrights for the imagery captured by our spacecraft. These images measure in the millions per day and are unregistered. We occasionally will license imagery under the Creative Commons for promotional purposes, but otherwise imagery is licensed pursuant to commercial license agreements.
We treat our
know-how
in the design, manufacture, and operation of spacecraft, ground based data relay, image processing, analysis and platform systems to be proprietary.
Our Facilities
Our corporate headquarters is located in San Francisco, California and consists of approximately 65,000 square feet, in which all satellite manufacturing, testing, and R&D occurs. Our European office is located in Berlin, Germany and consists of approximately 1,400 square meters. The Berlin office hosts portions of our sales and marketing, software engineering, and satellite operations functions. We also have an approximately 3,000 square foot Washington, D.C. office that serves as the corporate headquarters for Planet Federal.
Our office buildings are leased over various lease terms extending into calendar year 2023. We believe that our office space is adequate for our current needs and should we need additional space, we believe we will be able to obtain additional space on commercially reasonable terms.

Legal Proceedings
In the ordinary course of business, we are involved in various pending and threatened litigation matters. In the future, we may be subject to additional legal proceedings, the scope and severity of which is unknown and could adversely affect our business. In addition, from time to time, we may receive letters or other forms of communication asserting claims against us.

MANAGEMENT
Board of Directors and Management
The following is a list of our directors and executive officers.

Name	Age	Position
William Marshall	43	Director, Co-Founder and Chief Executive Officer
Robert (Robbie) Schingler, Jr.	43	Director, Co-Founder and Chief Strategy Officer
Ashley Fieglein Johnson	50	Chief Financial and Operating Officer
Kevin Weil	38	President, Product & Business
Carl Bass	64	Director
Ita Brennan	54	Director
Niccolo de Masi	41	Director
Vijaya Gadde	47	Director
Heidi Roizen	63	Director
William Marshall
has served as a director of Planet since he
co-founded
Planet in 2010, under the name Cosmogia Inc. and has served as Planet’s Chief Executive Officer since his appointment in 2011. He has served as a director and the Chief Executive Officer of Planet Labs PBC since the consummation of the Business Combination in December 2021. Previously, Dr. Marshall was a Scientist at NASA/USRA where he helped formulate the Small Spacecraft Office at NASA Ames Research Center, worked as a systems engineer on lunar orbiter mission “LADEE” and a member of the science team for the lunar impactor mission “LCROSS”, served as
Co-Principal
Investigator on PhoneSat, and was the technical lead on research projects in space debris remediation. Dr. Marshall holds a Ph.D. in Physics from the University of Oxford and a Masters in Physics with Space Science and Technology from the University of Leicester. He was also a Postdoctoral Fellow at George Washington University and Harvard. We believe Dr. Marshall is qualified to serve as a member of our board of directors due to his technical expertise, industry knowledge, and his history as Planet’s co-founder.
Robert (Robbie) Schingler, Jr.
co-founded
Planet in 2010, under the name Cosmogia Inc. He has served as a director of Planet since 2011 and as Planet’s Chief Strategy Officer since 2015. He has served as a director and the Chief Strategy Officer of Planet Labs PBC since the consummation of the Business Combination in December 2021. Previously, Mr. Schingler spent 9 years at NASA, where he helped formulate the Small Spacecraft Office at NASA Ames Research Center with Dr. Marshall and was Chief of Staff for the Office of the Chief Technologist at NASA Headquarters. He received an MBA from Georgetown University, an MS in Space Studies from the International Space University and a BS in Engineering Physics from Santa Clara University. Mr. Schingler was also a 2005 Presidential Management Fellow. We believe Mr. Schingler is qualified to serve as a member of our board of directors due to his technical expertise, industry knowledge, and his history as Planet’s co-founder.
Ashley Fieglein Johnson
joined Planet as Chief Financial Officer in February 2020 and additionally became Planet’s Chief Operating Officer in March 2021. She has served as the Chief Financial Officer and Chief Operating Officer of Planet Labs PBC since the consummation of the Business Combination in December 2021. Previously, Ms. Johnson was the Chief Financial Officer of Wealthfront Inc. from June 2015 to February 2020, as well as the Chief Operating Officer from June 2016 to February 2020. Prior to that, she was the Chief Financial Officer at ServiceSource from January 2013 to October 2014, the interim Chief Executive Officer at ServiceSource from October 2014 to December 2014, and the Chief Customer Officer from January 2015 to May 2015. She holds a BA in International Relations and an MA in International Policy Studies from Stanford University.
Kevin Weil
has served as Planet’s President, Product & Business since April 2021 and has had such title at Planet Labs PBC since the consummation of the Business Combination in December 2021. Previously, Mr. Weil was

the VP Product at Novi (a Facebook subsidiary) from May 2018 to April 2021. Prior to that, he was the VP Product at Instagram from March 2016 to May 2018 and he held multiple roles at Twitter from September 2009 to February 2016, most recently SVP Product. He holds a BA in Physics and Mathematics from Harvard and an MS in Physics from Stanford University.
Carl Bass
joined Planet’s board in 2016 and has been a member of the board of directors of Planet Labs PBC since the consummation of the Business Combination in December 2021. Mr. Bass is a board member for public technology companies and has held multiple executive roles in the technology industry. Mr. Bass has served as the lead independent director of Zendesk Inc., a customer service software company, since 2016, where he is the chair of its compensation committee, and as a director at Box, Inc., a cloud software company, since May 2020. Mr. Bass also serves on the board of directors of other technology companies including Arris Composites, Built Robotics, Bright Machines, VELO3D and Formlabs. Previously, Mr. Bass served as the president and chief executive officer at Autodesk, Inc., a software company, from May 2006 to February 2017. Mr. Bass spent 24 years at Autodesk, where he held other executive positions including chief technology officer and chief operating officer. Prior to Autodesk, Mr. Bass co-founded
Ithaca Software and Buzzsaw.com (both acquired by Autodesk). In the last five years, Mr. Bass served on the board of directors of Autodesk and Hewlett-Packard, a provider of software and technology. He also served on the board of E2open, Inc., a software company, from July 2011 until it was acquired by Insight Venture Partners in March 2015. Mr. Bass serves on the board of trustees of the California College of the Arts; and on the advisory boards of Cornell Computing and Information Science, UC Berkeley School of Information, and UC Berkeley College of Engineering. Mr. Bass has a B.A. in mathematics from Cornell University. We believe Mr. Bass is qualified to serve as a member of our board of directors due to his extensive executive experience in the technology sector, and public company board experience at technology companies.
Ita Brennan
joined Planet’s board in June 2021 and has served on the board of directors of Planet Labs PBC since the consummation of the Business Combination in December 2021. Ms. Brennan has served as Senior Vice President and Chief Financial Officer at Arista Networks, Inc., a cloud networking solutions company, since May 2015. Ms. Brennan served as Chief Financial Officer of QuantumScape Corporation, a designer and manufacturer of solid-state lithium metal batteries, from March 2014 to May 2015. Prior to joining QuantumScape Corporation, Ms. Brennan held various roles at Infinera Corporation, an intelligent transport networking company, most recently as chief financial officer from July 2010 to February 2014 and vice president of finance and corporate controller from July 2006 to July 2010. From 1997 to 2006, Ms. Brennan held various roles at Maxtor Corporation, a multi-billion dollar information storage solutions company, including vice president of finance for the company’s worldwide operations. Ms. Brennan has been a member of the board of directors of Cadence Design Systems, Inc., a multinational computational software company, since March 2020. She previously served as a member of the board of directors of LogMeIn, Inc., a provider of web-based
remote access software and services from November 2018 to August 2020. Ms. Brennan is a fellow of the Institute of Chartered Accountants and a public accounting alumna of Deloitte and Touche, having worked at the firm in both Ireland and the U.S. We believe Ms. Brennan is qualified to serve as a member of our board of directors due to her extensive executive experience in the technology sector and public company board experience at technology companies.
Niccolo de Masi
was the chief executive officer and a director of dMY IV from its inception in December 2020 until the consummation of the Business Combination, and has since been a member of the board of directors of Planet Labs PBC. Mr. de Masi is also the chief executive officer and director of dMY Technology Group, Inc. III. Mr. de Masi served as the chief executive officer of dMY Technology Group, Inc., a special purpose acquisition company, from January 2020 until its business combination with Rush Street Interactive, LP in December 2020, and since September 2019, Mr. de Masi has been a director of dMY Technology Group, Inc. (renamed as Rush Street Interactive, Inc. since December 2020). Mr. de Masi is also as the chief executive officer and director of dMY Technology Group, Inc. II, a special purpose acquisition company since June 2020, and Mr. de Masi has served as the director of Genius Sports limited following its business combination with dMY Technology Group, Inc. II in April 2021. Mr. de Masi also served as a member of the board of directors

(January 2010—April 2021), as chairman (December 2014—April 2021), interim chairman (July 2014—April 2021) and as president and chief executive officer (January 2010—November 2016) of Glu (Nasdaq: GLUU), which was sold to Electronic Arts in 2021. Mr. de Masi has been the chief innovation officer at Resideo Technologies, Inc. (NYSE: REZI) since February 2019, served as a member of its board of directors from October 2018 through January 2020, and was president of products and solutions from February 2019 until January 2020. Mr. de Masi served as the president of Essential from November 2016 to October 2018. Mr. de Masi served on the board of directors of Xura and its audit committee from November 2015 until August 2016. From 2008 to 2009, Mr. de Masi led
Hands-On
Mobile as its chief executive officer. From 2004 to 2007, Mr. de Masi was the chief executive officer of Monstermob. Mr. de Masi serves on the Leadership Council of the UCLA Grand Challenges. Mr. de Masi received his B.A. and MSci. degrees in physics from Cambridge University. We believe Mr. de Masi is qualified to serve as a member of the board of directors of Planet due to his extensive leadership experience and network of contacts in the technology sector.
Vijaya Gadde
joined the board of Planet Labs PBC in December 2021 in connection with the consummation of the Business Combination. Ms. Gadde has served as the Chief Legal Officer of Twitter, Inc., leading its legal, public policy and trust and safety teams around the world. Prior to joining Twitter in 2011, she served as Senior Director, Legal at Juniper Networks, Inc. and worked for nearly ten years at Wilson Sonsini Goodrich & Rosati. Ms. Gadde has served as a director of Guardant Health, Inc. since January 2020. Ms. Gadde has served on the Board of Trustees of NYU Law School and the Board of Directors of Mercy Corps, a global humanitarian aid and development organization, which partners with communities, corporations, and governments. Ms. Gadde is also a co-founder
of #Angels, an investment collective focused on funding diverse and ambitious founders pursuing bold ideas. She received a JD from New York University School of Law and a BS in Industrial and Labor Relations from Cornell University. We believe Ms. Gadde is qualified to serve as a member of our board of directors due to her extensive executive experience in the technology sector as well as her experience with corporate governance and global affairs.
J. Heidi Roizen
has served as a director of Planet since March 2018 and has served on the board of directors of Planet Labs PBC since the consummation of the Business Combination in December 2021. Ms. Roizen is a partner with leading venture capital firm Threshold Ventures (formerly Draper Fisher Jurvetson) since 2012, and serves as a board director for privately-held portfolio companies Upside Foods (formerly Memphis Meats), Lumity, and Polarr. Ms. Roizen is also a member of the boards of directors of DMGT and Invitation Homes. Among her past activities, Ms. Roizen has served as a member of the Board of Directors of the National Venture Capital Association, where she served on the Executive Committee, chaired the annual conference and chaired the Public Outreach committee. She has served on numerous private and public company boards, including TiVo and Great Plains Software. Before becoming a venture capitalist, Ms. Roizen served as Vice President of World Wide Developer Relations for Apple. Ms. Roizen started her career as an early Silicon Valley pioneer, co-founding
software company T/Maker in 1983 and serving as its CEO for over a decade until its acquisition by Deluxe Corporation. Ms. Roizen holds an A.B. in English from Stanford University and an MBA from the Stanford Graduate School of Business. We believe Ms. Roizen is qualified to serve as a member of our board of directors due to her extensive experience with technology organizations and public company boards of directors.
Corporate Governance
We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

•	a lead independent director;

•
independent director representation on our audit, compensation and nominating and corporate governance committees, and our independent directors will meet regularly in executive sessions without the presence of corporate officers or non-independent
directors; and

•	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC.

We also intend to implement a range of other corporate governance best practices, including placing limits on the number of directorships held by its directors to prevent “over boarding” and implementing a robust director education program.
Role of Board in Risk Oversight
The board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the board of directors by the audit committee. The audit committee represents the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.
Composition of the Board of Directors
Our business and affairs are managed under the direction of our board of directors. Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The Class I directors, whose initial terms will expire at Planet’s annual meeting in 2022, are William Marshall, Robert Schingler Jr., and J. Heidi Roizen. The Class II directors, whose initial terms will expire at Planet’s annual meeting in 2023, are Niccolo de Masi and Vijaya Gadde. The Class III directors, whose initial terms will expire at Planet’s annual meeting in 2024, are Carl Bass and Ita Brennan.
Board Committees
The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The board of directors may from time to time establish other committees.
Our president and chief executive officer and other executive officers regularly report to the non-executive
directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our board of directors provides appropriate risk oversight of Planet’s activities given the controlling interests held by the Planet Founders.
Audit Committee
Our audit committee consists of Ita Brennan, who is serving as the chairperson, J. Heidi Roizen and Niccolo de Masi. Each member of the audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule
10A-3
under the Exchange Act. Our board of directors has determined that Ita Brennan qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation
S-K
and possesses financial sophistication, as defined under the rules of the NYSE.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of Planet’s independent registered public accounting firm.

The board of directors previously adopted a written charter for the audit committee, which is available on our website.
Compensation Committee
Our compensation committee consists of Carl Bass, who is serving as the chairperson, and J. Heidi Roizen.
The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting Planet’s compensation program and compensation of its executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
The board of directors previously adopted a written charter for the compensation committee, which is available on our website.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Vijaya Gadde, who is serving as the chairperson, and Carl Bass. The purpose of the nominating and corporate governance committee is to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying board of directors members qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to us, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.
The board of directors previously adopted a written charter for the nominating and corporate governance committee, which is available on our website.
Code of Business Conduct
We have adopted a code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics”, as defined in Item 406(b) of Regulation
S-K.
Please note that our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on our Internet website.
Compensation Committee Interlocks and Insider Participation
No member of the compensation committee was at any time during fiscal year 2021, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our Board or member of our compensation committee.
Independence of the Board of Directors
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, we have determined that each of our directors other than William Marshall and Robert Schingler, Jr., representing five of our seven directors, is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
Compensation of Directors and Executive Officers
Overview
Our executive compensation program includes policies and philosophies which are designed to:

•
attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and, ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute its business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with our financial performance; and

•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.
Decisions with respect to the compensation of our executive officers, including our named executive officers, are made by the compensation committee of the board of directors. The actual compensation of the named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.
We anticipate that compensation for our executive officers will have the following components: base salary, cash bonus opportunities, long-term incentive compensation, broad-based employee benefits, supplemental executive perquisites and severance benefits. Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits will be designed to attract and retain senior management talent. We will also use annual cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of our named executive officers with the long-term interests of our equity owners and to enhance executive retention.
Director Compensation
We have not historically maintained a formal
non-employee
director compensation program but have granted stock options to our non-employee
directors when deemed appropriate. In fiscal year 2021, our
non-employee
directors did not receive any cash compensation. Messrs. Marshall and Schingler do not receive any additional compensation for their services as directors, and the compensation provided to them as employees is set forth in the FY 2021 Summary Compensation Table below under “
Executive Compensation
”.
The table below shows the aggregate number of shares subject to options (exercisable and unexercisable) held as of January 31, 2021 by each non-employee
director who was serving in such capacity as of January 31, 2021.

Name	Options Outstanding at Fiscal Year End
Carl Bass	529,931
Ann Mather	600,602
In connection with the Closing, we adopted a compensation policy for our non-employee
directors, or the
“
Outside Director Compensation Policy
.” Commencing with Planet’s fiscal year 2023, our
non-employee

directors will be eligible to receive the following compensation under the Outside Director Compensation Policy. The material terms of the Outside Director Compensation Policy are summarized below.
Cash Compensation
Under the Outside Director Compensation Policy, our
non-employee
directors are entitled to the following cash retainers for their service on our board of directors:

•	Annual Retainer: $150,000

•	If the non-employee director serves as the lead independent director or as chairperson of a committee, an additional annual retainer as follows:

•	Lead Independent Director: $25,000

•	Chairperson of Audit Committee: $20,000

•	Chairperson of Compensation Committee: $12,000

•	Chairperson of Nominating and Governance Committee: $8,000
Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated
for any partial calendar quarter of service. Any reasonable, customary and documented expenses for travel to board meetings will also be reimbursed by the Company.
Equity Compensation
Under the Outside Director Compensation Policy, our
non-employee
directors are entitled to the following equity awards for their service on our board of directors:

•
Initial Award: Each
non-employee
director who is initially elected or appointed to serve as a non-employee
director of our board of directors will automatically be granted a restricted stock unit award with a value equal to $200,000, multiplied by the fraction obtained by dividing (i) the number of days during the period beginning on the date the individual first becomes a non-employee
director and ending on the
one-year
anniversary of the date of the most recent annual meeting of Planet’s stockholders to occur prior to the grant date by (ii) 365 (the “
Initial Award
”).

•
Annual Award: Each
non-employee
director who is serving on our board of directors as of the date of the annual meeting of Planet’s stockholders each calendar year will automatically be granted a restricted stock unit award with a value equal to $200,000 (the “
Annual Award
”).

Each Initial Award and each Annual Award will vest in full on the earlier to occur of (i) the one-year
anniversary of the applicable grant date and (ii) the date of the next annual meeting of Planet’s stockholders following the grant date, subject to the applicable director’s continued service on the board through the applicable vesting date. In addition, each outstanding Initial Award and Annual Award will vest in full upon a change in control of Planet (as defined in the Incentive Plan), subject to the applicable director’s continued service on the board until at least immediately prior to the change in control.
Compensation Elections
Each
non-employee
director will have the option to elect, on or prior to December 31st of the calendar year immediately prior to the calendar year in which the next annual meeting occurs, to receive up to the entire amount of his or her annual cash retainer for the period commencing on the date of such next annual meeting in the form of an award of restricted stock units of equivalent value. Any such award of restricted stock units will be granted at the same time as the Annual Award and will vest in four equal installments on each of September 15, December 15, March 15, and June 15 following the grant date, subject to the applicable director’s continued service on the board through the applicable vesting date.

EXECUTIVE COMPENSATION
Throughout this section, unless otherwise noted, “the Company,” “we,” “us,” “our” and similar terms refer to Former Planet prior to the Business Combination, and to Planet following the Business Combination.
This section discusses the material components of the executive compensation program for our executive officers who are named in the “
FY 2021 Summary Compensation Table
” below. In fiscal year 2021, our “named executive officers” and their positions were as follows:

•	William Marshall, our Chief Executive Officer;

•	Robert Schingler, Jr., our Chief Strategy Officer; and

•	Ashley Johnson, our Chief Financial and Operating Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
The number of shares subject to, and exercise prices of, equity awards referenced in this section that were granted and outstanding prior to the Business Combination have been retroactively updated to reflect the number of Planet shares subject to, and exercise prices of, such equity awards immediately following the Business Combination (as adjusted in the Business Combination by the exchange ratio).
FY 2021 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the fiscal year ended January 31, 2021.

Name and Principal Position	Salary ($)	Stock Awards($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
William Marshall	275,000	—	11,692,000	60,760	2,865	12,030,625
Chief Executive Officer
Robert Schingler, Jr.	275,000	—	3,160,000	24,655	2,470	3,462,125
Chief Strategy Officer
Ashley Johnson	345,625	790,000	4,898,000	24,658	358	6,058,641
Chief Financial and Operating Officer(4)

(1)
Amounts reflect the full grant-date fair value of restricted stock units and stock options granted during fiscal year 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. Assumptions used to calculate these amounts are included in the notes to our consolidated financial statements included in this prospectus.

(2)	Amounts represent bonuses earned by each named executive officer under our bonus plan for fiscal year 2021 and paid in cash.
(3)
Amounts include Company-paid life insurance premiums for each named executive officer (Mr. Marshall: $243, Mr. Schingler: $243, and Ms. Johnson: $358), as well as commuting expenses (for each of Messrs. Marshall and Schingler), house rental costs during the
COVID-19
pandemic (for each of Messrs. Marshall and Schingler), gym membership fees (for Mr. Marshall), and CLEAR membership fees (for Mr. Marshall).

(4)	Ashley Johnson joined Planet as our Chief Financial Officer on February 6, 2020.

Narrative to Summary Compensation Table
FY 2021 Salaries
The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. As of January 31, 2021, our named executive officers’ annual base salaries were as follows: Mr. Marshall: $275,000; Mr. Schingler: $275,000; Ms. Johnson: $350,000. The Summary Compensation Table above shows the actual base salaries paid to each named executive officer in fiscal year 2021.
FY 2021 Bonuses
We maintained a bonus plan during fiscal year 2021 under which the named executive officers were eligible to receive cash bonuses based on both Company and individual performance metrics, as determined by the Compensation Committee of the Board of Directors, at their discretion. The bonus plan was originally adopted for the
12-month
period ended December 31, 2020, prior to the change in our fiscal year end. Under the bonus plan, bonuses were earned based on attainment of the following three factors during the relevant period: (1) annual contract value, (2) quarterly product release goals, and (3) total operating and capital expenses. Under the bonus plan, Mr. Marshall’s annual bonus target was $150,000, and both Mr. Schingler and Ms. Johnson had annual bonus targets of $50,000.
The actual annual cash bonuses awarded to each named executive officer for fiscal year 2021, as determined by our Compensation Committee based on the level at which the applicable corporate and individual performance goals were attained, are set forth above in the FY 2021 Summary Compensation Table in the column entitled “
Non-Equity
Incentive Plan Compensation.
”
Equity Compensation
We have historically utilized equity compensation in order to attract and retain our employees, including our named executive officers, to align their interests with those of our stockholders. We have issued equity awards under the Planet Labs Inc. Amended and Restated 2011 Stock Incentive Plan (previously named the Cosmogia Inc. 2011 Stock Incentive Plan) (the “
Legacy Incentive Plans
”). Messrs. Marshall and Schingler currently hold shares of Class B common stock and options to purchase Class A common stock. Ms. Johnson currently holds options to purchase Class A common stock and restricted stock units covering Class A common stock. In fiscal year 2021, the named executive officers were granted stock options and restricted stock units as set forth below.
In fiscal year 2021, each of Messrs. Marshall and Schingler were granted options (consisting of both nonqualified and incentive stock options) to purchase Class A common stock. Each stock option vests monthly over four years, subject to the applicable executive’s continued service through the applicable vesting date. In the event that Mr. Marshall or Mr. Schingler’s employment is terminated by the Company for any reason other than “cause” or as a result of his voluntary resignation for “good reason” within 12 months after a “change in control” of the Company (each such term as defined in the applicable award agreement), 100% of the remaining unvested shares subject to the option will vest.
Ms. Johnson received stock options (consisting of both nonqualified and incentive stock options) in connection with her commencement of employment with the Company in fiscal year 2021, which vest over four years following the commencement of her employment, with 25% of the stock options vesting on the one year anniversary of her start date and the remaining 75% vesting in monthly installments over the following 36 months, subject to her continued service through the applicable vesting date. The restricted stock units granted to Ms. Johnson in connection with the commencement of her employment with the Company in fiscal year 2021 are subject to both a service-based vesting condition, which is satisfied on the same vesting schedule as her stock option grant described above, and a liquidity-based vesting condition, which is satisfied if an initial public offering of the Company’s securities or a change in control of the Company occurs within seven years after the grant date (and was satisfied upon the Closing). In the event that Ms. Johnson’s employment is terminated by the Company for any reason other than “cause” or as a result of her voluntary resignation for “good reason” within 12 months of a “change in control” of the Company (each such term as defined in the applicable award agreement), 50% of the then-unvested shares pursuant to the stock option will vest, and 50% of the then-unvested restricted stock units will vest.
Additional information about the equity awards granted to our named executive officers in fiscal year 2021 is provided in the Outstanding Equity Awards at Fiscal
Year-End
table below.
The following table sets forth the equity awards granted to our named executive officers during our 2021 fiscal year.

Named Executive Officer	Number of Shares Subject to FY 2021 Stock Options Granted (1)	Number of FY 2021 Restricted Stock Units Granted (1)
William Marshall	2,833,903	—
Robert (Robbie) Schingler Jr.	765,919	—
Ashley Johnson	1,187,175	191,479

(1)	Amounts reflect adjustment of share numbers for the exchange ratio of approximately 1.53184 in connection with the Business Combination.
Other Elements of Compensation
Retirement Plans
We maintain a defined contribution 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax
basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred
retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Health/Welfare Plans
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including: medical, dental and vision benefits; medical and dependent care flexible spending accounts; medical health savings accounts; short-term and long-term disability insurance; life insurance; and flexible paid time off.
Perquisites
We determine perquisites on a
case-by-case
basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. During fiscal year 2021, we provided our named executive officers with limited perquisites and personal benefits consisting of Company-paid life insurance, and, for certain executives, commuting costs, house rental costs, gym membership fees and/or CLEAR membership fees, as set forth above in the FY 2021 Summary Compensation Table in the column entitled “
All Other Compensation
”.

No Tax
Gross-Ups
We do not make
gross-up
payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.
Outstanding Equity Awards at Fiscal
Year-End
The following table summarizes the number of shares of our Class A common stock underlying outstanding equity incentive plan awards for each named executive officer as of January 31, 2021.

				Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)
William Marshall	4/21/2020	6/1/2017	(3)	2,538,705	295,198	4.04	4/21/2030	—	—
Robert Schingler, Jr.	4/21/2020	12/1/2017	(3)	590,399	175,520	4.04	4/21/2030	—	—
Ashley Johnson	4/21/2020	2/6/2020	(4)	—	1,187,175	4.04	4/21/2030	—	—
	4/21/2020	2/6/2020	(5)	—	—	—	—	191,479	773,575.16

(1)	Amount calculated reflects the adjustment for the exchange ratio of approximately 1.53184 in connection with the Business Combination.
(2)	Amount calculated based on the fair market value of our Class A common stock on January 31, 2021, which was $4.04.
(3)
1/48th of the shares subject to the option vest on each
one-month
anniversary of the vesting commencement date, subject to continued service through the applicable vesting date. In the event that the executive’s employment is terminated by the Company for any reason other than “cause” or the executive resigns for “good reason”, in each case, within 12 months following a “change in control” of the Company, 100% of the then-unvested shares underlying the option will vest.

(4)
25% of the shares subject to the option vest on the
one-year
anniversary of the vesting commencement date, with 1/48th of the shares vesting monthly thereafter. In the event that the executive’s employment is terminated by the Company for any reason other than “cause” or if she resigns for “good reason”, in each case, within 12 months after a “change in control” of the Company, 50% of the then-unvested shares underlying the option will vest.

(5)
Represents restricted stock units that are subject to both a service-based vesting condition and a liquidity-based vesting condition. The service-based vesting condition is satisfied as to 25% of the restricted stock units vest on the one-year
anniversary of the vesting commencement date, and as to 1/48th of the restricted stock units monthly thereafter. The liquidity-based vesting condition is satisfied if an initial public offering of the Company’s securities or a “change in control” of the Company occurs within seven years after the grant date (and was satisfied as a result of the Business Combination). In the event that the executive’s employment is terminated by the Company for any reason other than “cause” or if she resigns for “good reason”, in each case, within 12 months after a “change in control” of the Company, 50% of the then-unvested restricted stock units will vest.

Executive Compensation Arrangements
During fiscal year 2021, we were party to employment offer letters with Messrs. Marshall and Schingler and Ms. Johnson, the material terms of which are summarized below.
Each offer letter sets forth the terms and conditions of employment for the applicable named executive officer, including his or her initial base salary, initial target bonus opportunity (if any), initial equity grants, and eligibility to participate in our employee benefit plans.
Messrs. Marshall and Schingler and Ms. Johnson have also entered into indemnification agreements and our standard proprietary information, invention assignment, and arbitration agreement.
Equity Incentive Plans
In connection with the Business Combination, we adopted, and our stockholders approved, the Planet Labs PBC 2021 Incentive Award Plan (the “
Incentive Plan
”) and the Planet Labs PBC 2021 Employee Stock Purchase Plan (the “
ESPP
”), and no further awards will be granted under the Legacy Incentive Plans.
Summary of the Incentive Plan
The following summarizes the material terms of the Incentive Plan. This summary is qualified in its entirety by the full text of the Incentive Plan, which is included as an exhibit to the registration statement of which this prospectus is a part.
Administration
. The board of directors, or any committee to whom the board of directors delegates such power or authority, serves as the plan administrator of the Incentive Plan. The plan administrator has full authority to take all actions and to make all determinations required or provided for under the Incentive Plan and any award granted thereunder. The plan administrator also has full authority to determine who may receive awards under the Incentive Plan, the type, terms, and conditions of an award, the number of shares of Class A common stock subject to the award or to which an award relates, and to make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the Incentive Plan.
Share Reserve
. The aggregate number of shares of Class A common stock reserved for issuance under the Incentive Plan is the sum of (i) 32,550,736 shares, (ii) any shares that were subject to awards outstanding under a Legacy Incentive Plan as of the effective date of the Incentive Plan and which, following such effective date, became or become (as applicable) available for issuance under the Incentive Plan (as further described below), and (iii) an annual increase on the first day of each fiscal year commencing with February 1, 2022 and ending on and including February 1, 2031 equal to a number of shares equal to 5% of the aggregate number of shares of Class A and Class B common stock outstanding on the final day of the immediately preceding fiscal year (or such lesser number of shares as is determined by the board of directors), subject to adjustment by the plan administrator in the event of certain changes in our corporate structure, as described below. The maximum number of shares of our Class A common stock that may be granted with respect to incentive stock options (“ISOs”) under the Incentive Plan is 56,963,788 shares.
If an award under the Incentive Plan or a Legacy Incentive Plan is forfeited, expires, is settled for cash or is repurchased at or below the price paid by the participant for such shares, any shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement or repurchase, be used again or become available (as applicable) for new grants under the Incentive Plan. In addition, shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award granted under the Incentive Plan or a Legacy Incentive Plan will again be or will become (as applicable) available for grants under the Incentive Plan. The payment of dividend equivalents in cash in conjunction with any awards under the Incentive Plan will not reduce the shares available for grant under the Incentive Plan. However, the following shares may not be used again for grant under the Incentive Plan: (i) shares subject to stock appreciation rights (“
SARs
”) that are not issued in connection with the stock settlement of the SAR on exercise thereof, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.
Awards granted under the Incentive Plan upon the assumption of, or in substitution for, awards granted by an entity that merges or consolidates with us or our subsidiaries prior to such merger or consolidation will not reduce the shares available for grant under the Incentive Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.
The Incentive Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee
director as compensation for services as a
non-employee
director during any fiscal year may not exceed $750,000 (or, with respect to a non-employee
director’s initial fiscal year of service, $1,000,000).
Eligibility
. Our directors, employees and consultants, and employees and consultants of our subsidiaries, are eligible to receive awards under the Incentive Plan; however, ISOs may only be granted to employees of us or our parent or subsidiary corporations.
Types of Awards
. The Incentive Plan allows for the grant of awards in the form of: (i) ISOs; (ii)
non-qualified
stock options (“NSOs”); (iii) SARs; (iv) restricted stock; (v) restricted stock units (“
RSUs
”); (vi) dividend equivalents; and (vii) other stock and cash-based awards.

•
Stock Options and SARs
. The plan administrator may determine the number of shares to be covered by each option and/or SAR, the exercise price and such other terms, conditions, and limitations, including vesting, exercise, term and forfeiture provisions, applicable to each option and/or SAR as it deems necessary or advisable. Stock options provide for the purchase of shares of our Class A common stock in the future at an exercise price set on the grant date. Options granted under the Incentive Plan may be either ISOs or NSOs. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of an option or SAR is determined by the plan administrator at the time of grant but shall not be less than 100% of the fair market value, or in the case of ISOs granted to an employee who owns more than 10% of the company, 110% of the fair market value on the day of such grant. Stock options and SARs may have a maximum term of ten years, or, in the case of ISOs granted to an employee who owns more than 10% of the company, five years from the date of grant.

•
Restricted Stock
. Restricted stock is an award of nontransferable shares of our Class A common stock that are subject to certain vesting conditions and other restrictions. The plan administrator may determine the terms and conditions of restricted stock awards, including the number of shares awarded, the purchase price, if any, to be paid by the recipient, the time, if any, at which such restricted stock may be subject to forfeiture, the vesting schedule, if any, and any rights to acceleration thereof.

•
RSUs
. RSUs are contractual promises to deliver cash or shares of our Class A common stock in the future, which may also remain forfeitable unless and until specified conditions are met. The terms and conditions applicable to RSUs are determined by the plan administrator, subject to the conditions and limitations contained in the Incentive Plan.

•
Other Stock or Cash-Based Awards
. Other stock or cash-based awards are awards of cash, fully vested shares of our Class A common stock and other awards valued wholly or partially by reference to, or otherwise based on, shares of our Class A common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

•
Dividend Equivalents
. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Class A common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Adjustments; Corporate Transactions
. In the event of certain changes in our corporate structure, including any dividend, distribution, combination, merger, recapitalization or other corporate transaction, the plan administrator may make appropriate adjustments to the terms and conditions of outstanding awards under the Incentive Plan to prevent dilution or enlargement of the benefits or intended benefits under the Incentive Plan, to facilitate the transaction or event or to give effect to applicable changes in law or accounting standards. In addition, in the event of certain non-reciprocal
transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Incentive Plan and outstanding awards granted thereunder. In the event of a change in control (as defined in the Incentive Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.
Repricings
. The plan administrator may, without stockholder approval, reduce the exercise price of any stock option or SAR, cancel any stock option or SAR with an exercise price that is less than the fair market value of a share of Class A common stock in exchange for cash, or cancel any stock option or SAR in exchange for options, SARs or other awards with an exercise price per share that is less than the exercise price per share of the stock options or SARs for which such new stock options or SARS are exchanged.
Amendment and Termination
. The board of directors may amend, suspend, or terminate the Incentive Plan at any time; provided that no amendment (other than an amendment that increases the number of shares reserved for issuance under the Incentive Plan, is permitted by the applicable award agreement, or is made pursuant to applicable law) may materially and adversely affect any outstanding awards under the Incentive Plan without the affected participant’s consent. Stockholder approval will be required for any amendment to the Incentive Plan to increase the aggregate number of shares of Class A common stock that may be issued under the Incentive Plan (other than due to adjustments as a result of stock dividends, reclassifications, stock splits, consolidations or other similar corporate transactions), to the extent necessary to comply with applicable laws or for any amendment to increase the limit on the aggregate fair value of awards granted to a non-employee
director during any fiscal year. An ISO may not be granted under the Incentive Plan after ten (10) years from the earlier of the date the board of directors adopted the Incentive Plan or the date on which our stockholders approve the Incentive Plan.
Foreign Participants, Claw-Back Provisions and Transferability
. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Awards under the Incentive Plan are generally non-transferrable,
except for certain beneficiary designations, by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.
Summary of the ESPP
The following summarizes the material terms of the ESPP. This summary is qualified in its entirety to the full text of the ESPP, which is included as an exhibit to the registration statement of which this prospectus is a part.
The ESPP is comprised of two distinct components in order to provide increased flexibility to grant purchase rights under the ESPP to U.S. and
non-U.S.
employees and consultants. Specifically, the ESPP authorizes (i) the grant of purchase rights to U.S. employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “
Section
 423 Component
”) and (ii) the grant of purchase rights that are not intended to be tax-qualified
under Section 423 of the Code to facilitate participation for consultants and employees located outside of the United States who do not benefit from favorable U.S. tax treatment and to provide flexibility to comply with
non-U.S.
law and other considerations (the “
Non-Section
423 Component
”). Where possible under local law and custom, we expect that the
Non-Section
423 Component generally will be operated and administered on terms and conditions similar to the Section 423 Component.
Administration
. The Compensation Committee of our board of directors, or any other committee to whom the board of directors delegates such power or authority, serves as the administrator of the ESPP. The plan administrator may delegate administrative tasks under the ESPP to agents or employees to assist in the administration of the ESPP. Subject to the terms and conditions of the ESPP, the plan administrator has the authority to determine when rights to purchase shares will be offered and the provisions of each offering under the ESPP, to determine which subsidiaries will participate as “designated subsidiaries” in the ESPP (including in the
Non-Section
423 and the Section 423 Components), and to make all other determinations and to take all other actions necessary or advisable for the administration of the ESPP. The plan administrator is also authorized to establish, amend or revoke rules relating to administration of the ESPP and to adopt annexes or sub-plans
that apply to certain participating subsidiaries or jurisdictions.
Share Reserve
. The aggregate number of shares of Class A common stock reserved for issuance under the ESPP equals 8,137,683 shares, plus an annual increase on the first day of each fiscal year commencing with February 1, 2022 and ending on and including February 1, 2031 equal to a number of shares equal to 1% of the aggregate number of shares of Class A and Class B common stock outstanding on the final day of the immediately preceding fiscal year (or such lesser number of shares as is determined by the board of directors). If any right granted under the ESPP terminates for any reason without having been exercised, the shares subject thereto that are not purchased under such right will again be available for issuance under the ESPP. Notwithstanding the foregoing, no more than 14,240,945 shares of Class A common stock may be issued or transferred pursuant to the rights granted under the Section 423 Component of the ESPP.
Eligible Individuals
. Individuals eligible to participate in the ESPP for a given offering generally include employees (and, solely with respect to the
Non-Section
423 Component, consultants) who are employed by us or one of our designated subsidiaries on the first trading day of the offering period, or the enrollment date. However, an employee (or, with respect to the
Non-Section
423 Component, consultant) who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all classes of our or one of our subsidiaries’ stock will not be allowed to participate in the ESPP (unless otherwise required under applicable law). In addition, the plan administrator may provide that an employee may not be eligible to participate in an offering under the Section 423 Component if the employee is a citizen or resident of a
non-U.S.
jurisdiction and the grant of a right to purchase shares would be prohibited under applicable law or would cause the Section 423 Component (or any offering thereunder) to violate the requirements of Section 423 of the Code. Additionally, the plan administrator may provide that certain highly compensated, seasonal and/or part-time employees may not be eligible to participate in an offering or, with respect to offerings under the
Non-Section
423 Component, that only certain employees or consultants are eligible to participate in such offerings (regardless of the foregoing rules). Consultants may only participate in the
Non-Section
423 Component.
Participation
. Eligible employees and consultants may become participants in the ESPP for an offering period by completing a subscription agreement prior to the enrollment date of the applicable offering period, which will designate a whole dollar amount or whole percentage of the eligible employee’s or consultant’s compensation to be withheld as payroll deductions under the ESPP during the offering period.
Offerings; Purchase Periods

•
Offerings; Purchase Periods
. Under the ESPP, participants are offered the right to purchase shares of our Class A common stock at a discount during a series of offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to twenty-seven (27) months long. Accumulated payroll deductions will be used to purchase shares of our Class A common stock on each purchase date during an offering period. The number of purchase periods within, and purchase dates during, each offering will be established by the plan administrator, but in no event will any purchase period exceed six (6) months. Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offerings.

•
Enrollment and Contributions
. The ESPP permits participants to purchase our Class A common stock through payroll deductions of a whole dollar amount or a whole percentage of their eligible compensation, which may not be less than 1% of their eligible compensation and may be up to a maximum percentage of such compensation determined by the plan administrator (which, in the absence of a contrary designation, will be 15% of eligible compensation). The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which, in the absence of a contrary designation, will be 20,000 shares of Class A common stock for an offering period and 5,000 shares of Class A common stock for a purchase period. In addition, a participant may not, with respect to the Section 423 Component, subscribe for more than $25,000 worth of shares under the ESPP per calendar year in which such rights to purchase stock are outstanding (considered together with any other ESPP maintained by us or certain parent or subsidiary entities) based on the fair market value of the shares at the time the purchase right is granted.

•
Purchase Rights
. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our Class A common stock. Unless a participant has previously withdrawn his or her participation in, or has otherwise become ineligible to participate in, the ESPP prior to any applicable purchase date, the option will be exercised on the applicable purchase date(s) during the offering period to the extent of the payroll deductions accumulated during the offering period. The participant will purchase the maximum number of whole shares of our Class A common stock that his or her accumulated payroll deductions will buy at the purchase price, subject to the participation limitations described above, and any fractional shares will be credited to the participant’s account and carried forward and applied toward the purchase of whole shares on the next purchase date.

•
Purchase Price
. The purchase price for each offering period will be designated by the plan administrator in the applicable offering document (which purchase price, for purposes of the Section 423 Component, will not be less than 85% of the closing trading price of a share of our Class A common stock on the enrollment date or purchase date of the applicable offering period, whichever is lower) or, in the absence of a designation by the plan administrator, the purchase price will be the lower of 85% of the closing trading price per share of our Class A common stock on the enrollment date of the applicable offering period or 85% of the closing trading price per share on the applicable purchase date, which will be the last trading day of each purchase period.

•
Payroll Deduction Changes; Withdrawals; Terminations of Service
. A participant may decrease (but not increase) or suspend his or her payroll deductions once during any purchase period. In addition, a participant may withdraw his or her participation from the ESPP at any time by submitting written notice to us at least one day prior to the end of the then-current purchase period for the offering in which such participant is enrolled. Upon any withdrawal, the participant will receive a refund of the participant’s account balance in cash, and his or her payroll deductions shall cease. Participation in the ESPP ends automatically upon a participant’s termination of service.

Transfer Restrictions
. A participant may not transfer (other than by will or the laws of descent and distribution) any right granted under the ESPP and, during a participant’s lifetime, purchase rights granted under the ESPP shall be exercisable only by such participant.

Adjustments; Changes in Capitalization
. In the event of certain transactions or events affecting our Class A common stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the ESPP administrator will make equitable adjustments to the ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control or change in applicable law or accounting principles, the plan administrator may, in order to prevent the dilution or enlargement of intended benefits under the ESPP or facilitate or give effect to such transactions, events or changes, provide for one or more of the following: (i) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (ii) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, (iii) the adjustment in the number and type of shares of stock subject to outstanding rights, (iv) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (v) the termination of all outstanding rights.
Amendment and Termination
. The plan administrator may amend, suspend or terminate the ESPP at any time, subject to stockholder approval to increase the number (or change the type) of securities that may be issued under the ESPP or as otherwise required under Section 423 of the Code.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Planet
Series D Preferred Stock Financing
In December 2018, Former Planet sold an aggregate of 6,302,970 shares of Planet Series D preferred stock to investors that included certain holders of more than 5% of Former Planet’s outstanding capital stock at a purchase price of $14.37544 per share (taking into account Former Planet’s 1:5 stock split in 2019). The following table summarizes purchases of Planet Series D preferred stock from Former Planet by such related persons. The Planet Series D preferred stock converted into shares of our Class A common stock in connection with the consummation of the Business Combination:

Name of Stockholder	Shares of Planet Series D Preferred Stock	Total Purchase Price
Google LLC(1)	834,755	$11,999,970.42
Draper Fisher Jurvetson Fund X, L.P.(2)	34,781	$2,499,960.91

(1)	Google LLC held more than 5% of Planet’s outstanding capital stock prior to the Business Combination and holds more than 5% of our Class A common stock as a result of the Business Combination.
(2)
Draper Fisher Jurvetson Fund X, L.P. and its affiliates held more than 5% of Planet’s outstanding capital stock prior to the Business Combination and holds more than 5% of our Class A common stock as a result of the Business Combination.

2020 Convertible Notes
From March 2020 to May 2020, in connection with that certain Convertible Note and Warrant Purchase Agreement, dated as of March 13, 2020, by and between Planet and certain parties thereto (the “
Note and Warrant Agreement
”), Former Planet issued convertible promissory notes to investors that included certain holders of more than 5% of Former Planet’s outstanding capital stock and affiliates of its directors. Prior to their conversion in connection with the Business Combination, the convertible promissory notes accrued interest at a rate of 6% per annum. The convertible promissory notes converted into shares of our Class A common stock is connection with the consummation of the Business Combination. The following table summarizes the aggregate principal amount of convertible promissory notes issued to such related persons.

Name of Stockholder	Aggregate Principal Amount
Google LLC	$10,000,000.00
Draper Fisher Jurvetson Fund X, L.P.	$250,000.00
Planet Series D Preferred Stock Warrants
In connection with the Note and Warrant Agreement, Former Planet issued to Google LLC, Draper Fisher Jurvetson Fund X, L.P. and certain affiliates of Draper Fisher Jurvetson Fund X, L.P., including Draper Fisher Jurvetson Partners X, LLC and Draper Associates Riskmasters Fund III, LLC, warrants to purchase Planet Series D preferred stock at a purchase price equal to $14.37544 per share. Each of Google LLC and Draper Fisher Jurvetson Fund X, L.P., together with its affiliated entities, held more than 5% of Former Planet’s outstanding capital stock prior to the Business Combination. The warrants were exercised prior to the consummation of the Business Combination.

Name of Stockholder	Warrant Amounts
Google LLC	139,126
Draper Fisher Jurvetson Fund X, L.P.	3,130
Draper Fisher Jurvetson Partner X, LLC	95
Draper Associates Riskmasters Fund III, LLC	252
Agreements with Google
We are party to various agreements with Google LLC and its affiliated entities, which holds more than 5% of our outstanding capital stock. On December 15, 2016, we entered into the Google Cloud Platform License Agreement with Google Inc., as amended February 13, 2020, May 27, 2020, and June 28, 2021, pursuant to which we purchase hosting and other services from Google Inc. Under the Google Cloud Platform License Agreement, we have $193 million in aggregate purchase commitments from August 1, 2021 through January 31, 2028, the end of the contract term. On April 14, 2017, we entered into the Content License Agreement with Google Inc., pursuant to which we license imagery content to Google and Google has agreed to fixed annual order commitments for each contract term. For the years ended January 31, 2021 and 2020 and the nine months ended October 31, 2021 and 2020, we recognized revenue of $11.5 million, $8.1 million, $5.6 million and $9.5 million respectively, related to the Content License Agreement. The Content License Agreement terminates on April 14, 2022, unless the Content License Agreement is either extended for up to two years if the minimum orders are not met by Google or the delivery obligations are not met by us, or it is renewed at Google’s discretion for an additional year, in each case in accordance with its terms. Neither the Google Cloud Platform License Agreement nor the Content License Agreement can be terminated for convenience.
Intercompany Agreements
Planet and its subsidiaries are party to various intercompany agreements by and among each other. On September 17, 2015, Planet entered into a Master Intercompany Loan Agreement with certain of its subsidiaries, pursuant to which the parties thereto could make loans to each other. On September 17, 2015, Planet Labs Canada ULC entered into Promissory Note 2 with Planet Labs EU C.V., as amended on April 25, 2019, pursuant to which Planet Labs EU C.V. agreed to loan $18,000,000 and, as of July 31, 2021, $18,000,000 is outstanding. On May 31, 2018, Planet entered into Promissory Note 8 with Planet Labs Canada ULC, pursuant to which Planet agreed to loan $21,245,807, with $19,405,807 outstanding as of July 31, 2021. On May 31, 2018, Planet Labs Geomatics Corp. entered into Promissory Note 10 with Planet Labs Canada ULC, pursuant to which Planet Labs Geomatics Corp. agreed to loan $2,000,000 and, as of July 31, 2021, $2,000,000 is outstanding. On May 31, 2018, Planet entered into the Side Letter re: Intercompany Loans with Planet Labs Canada ULC, pursuant to which the obligations of Planet and Planet Labs Canada ULC under certain promissory notes outstanding at such time would be offset and Promissory Note 8 would be issued to evidence the remaining intercompany obligations between those parties. On January 1, 2017, Planet entered into the Services Agreement with Planet Labs Geomatics Corp., pursuant to which the parties provide marketing, sales and other support services to each other. On January 1, 2017, Planet entered into a Services Agreement with Planet Labs Netherlands B.V., pursuant to which the parties provide marketing, sales and other support services to each other. On January 1, 2019, Planet entered into a Research and Development Services Agreement with Planet Labs Germany GmbH, as amended July 1, 2020, pursuant to which Planet Labs Germany GmbH provides research and development services to Planet and assigns to Planet the intellectual property rights developed in connection therewith. On January 1, 2019, Planet entered into a Research and Development Services Agreement with Planet Labs Geomatics Corp., pursuant to which Planet Labs Geomatics Corp. provides research and development services to Planet and assigns to Planet the intellectual property rights developed in connection therewith. On January 1, 2019, Planet entered into the Services Agreement with Planet Labs Germany GmbH, as amended July 1, 2020, pursuant to which the parties provide marketing, sales and other support services to each other. On February 15, 2019, Planet entered into the License and Distribution Agreement with Planet Labs Netherlands B.V., pursuant to which Planet grants Planet Labs Netherlands B.V. a license to use and sub-license
its intellectual property. On March 22, 2019, Planet entered into a Master Intercompany Loan Agreement with Planet Labs Federal, Inc.,

pursuant to which Planet agreed to loan $1,000,000 and, as of July 31, 2021, $0 is outstanding. On September 11, 2019, Planet entered into the Amended and Restated License and Distribution Agreement with Planet Labs Federal, Inc., as amended and restated on May 1, 2021, pursuant to which Planet grants Planet Labs Federal, Inc. a license to use and sub-license
its intellectual property. On January 1, 2020, Planet entered into the Services Agreement with Planet Labs Singapore Pte. Ltd., pursuant to which the parties provide marketing, sales and other support services to each other. On January 1, 2020, Planet entered into the Amended and Restated License and Distribution Agreement with Planet Labs Geomatics Corp., pursuant to which Planet grants Planet Labs Geomatics Corp. a license to use and sub-license
its intellectual property. On July 1, 2020, Planet entered into the Amended and Restated License and Distribution Agreement with Planet Labs Germany GmbH, pursuant to which Planet grants Planet Labs Germany GmbH a license to use and sub-license
its intellectual property. On May 1, 2021, Planet entered into a Services Agreement with Planet Labs Federal, Inc., pursuant to which the parties provide marketing, sales and other support services to each other. On May 1, 2021, Planet entered into an Amended and Restated Teaming Agreement with Planet Labs Federal, Inc., pursuant to which the parties provide services to each other in connection with Planet Labs Federal, Inc.’s role as a prime contractor and Planet’s role as a subcontractor for U.S. government contracts.
Registration Rights Agreement
On December 7, 2021, in connection with the consummation of the Business Combination, Planet, the dMY Sponsor, dMY IV’s directors and officers, the Planet Founders, certain of our directors and officers and certain of our stockholders entered into the Amended and Restated Registration Rights Agreement (the “
Registration Rights Agreement
”).
Pursuant to the Registration Rights Agreement, we are required to register for resale securities held by the stockholders party thereto. In certain circumstances, such certain stockholders can demand up to four underwritten offerings in any
12-month
period, and such stockholders will be also be entitled to certain piggyback registration rights. We will bear certain expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.
The Registration Rights Agreement amends and restates the registration rights agreement that was entered into upon the consummation of dMY IV’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (i) the five-year anniversary of the date of the Registration Rights Agreement or (ii) with respect to any applicable stockholder, on the date that such stockholder no longer holds any Registrable Securities (as defined in the Registration Rights Agreement).
Indemnification Agreements
We have entered into indemnification agreements, and we plan on entering into new indemnification agreements, with each of our respective directors and executive officers. The indemnification agreements and the restated bylaws will require us to indemnify our directors to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our Bylaws also require us to advance expenses incurred by its directors and officers.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law,
father-in-law,
son-in-law,
daughter-in-law,
brother-in-law
or
sister-in-law
of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee has the responsibility to review related party transactions.
dMY IV
On December 16, 2020, the dMY Sponsor purchased an aggregate of 7,187,500 shares of dMY IV’s Class B Common Stock in exchange for a capital contribution of $25,000, or approximately $0.003 per share. On March 4, 2021, dMY IV effected a 1:1.2 stock split of dMY Class B Common Stock, resulting in an aggregate of 8,625,000 Founder Shares, of which 8,550,000 were held by the dMY Sponsor.
The dMY Sponsor purchased an aggregate of 5,933,333 private placement warrants in connection with dMY IV’s initial public offering, at a price of $1.50 per warrant, or $8,899,999 in the aggregate. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until the later of 30 days after the completion of the Business Combination and the date that is 12 months from the date of closing of dMY IV’s initial public offering.
dMY Sponsor also paid dMY IV for office space, secretarial and administrative services provided to members of dMY IV’s management team. Prior to the Business Combination, a total of $240,000 were paid pursuant to this arrangement.

PRINCIPAL STOCKHOLDERS
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of Class A common stock and Class B common stock as of December 22, 2021 by:

•	each person who is known to be the beneficial owner of more than 5% of shares of Class A common stock or Class B common stock;

•	each of Planet’s current named executive officers and directors; and

•	all current executive officers and directors of Planet as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the closing of the Business Combination.
Unless otherwise indicated, Planet believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner (1)	Class A Common Stock		Class B Common Stock		Percentage of Total Voting Power
	Shares	%	Shares	%
5% Holders
Google LLC (2)	31,942,641	13.2%	—	—	4.8%
Entities affiliated with Draper Fisher Jurvetson (3)	23,474,504	9.7%	—	—	3.5%
Directors and Executive Officers
William Marshall (4)	13,585,111	5.3%	10,578,793	50.0%	32.2%
Robert Schingler, Jr. (4)(5)	11,390,673	4.5%	10,578,793	50.0%	31.9%
Ashley Johnson	741,408	*	—	—	*
Kevin Weil (6)	165,580	*	—	—	*
Carl Bass	523,550	*	—	—	*
Ita Brennan	15,318	*	—	—	*
Niccolo de Masi (7)	36,765	*	—	—	*
Vijaya Gadde	—	—	—	—	—
Heidi Roizen	—	—	—	—	—
All directors and executive officers as a group (nine individuals)	26,458,405	9.9%	21,158,586	100.0%	64.0%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of the directors and executive officers is 645 Harrison St., Floor 4, San Francisco, California 94107.
(2)
Each of Google LLC, XXVI Holdings Inc. (the managing member of Google LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may be deemed to have sole power to vote or sole power to dispose of the securities owned directly by Google LLC. The address for Google LLC, XXVI Holdings Inc. and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, California 94043.

(3)
Consists of shares of Class A common stock that are held by (i) Draper Fisher Jurvetson Fund X, L.P. (Fund X), (ii) Draper Fisher Jurvetson Partners X, LLC (Partners X), (iii) Draper Associates Riskmasters Fund II, LLC (DARF II) and (iv) Draper Associates Riskmasters Fund III, LLC (DARF III). Timothy C. Draper, John H.N. Fisher, Andreas Stavropoulos, Joshua Stein and Donald F. Wood are Directors of DFJ Fund X, Ltd. the general partner of Draper Fisher Jurvetson Fund X Partners, L.P., the general partner of Fund X that directly holds shares, and as such, they may be deemed to have voting and investment power with respect to such shares. Partners X invests lockstep alongside Fund

X. The Managing Members of Partners X are Timothy C. Draper and John H.N. Fisher. DARF II and DARF III invest lockstep alongside Fund X. The Managing Member of DARF II and DARF III is Timothy C. Draper. The address for the Draper Fisher Jurvetson entities is 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025. The address for DARF II and DARF III is 55 East 3rd Avenue, San Mateo, CA 94401. Mr. Draper. Mr. Fisher, Mr. Stavropoulos, Mr. Stein, and Mr. Wood each disclaims beneficial ownership over such securities except to the extent of their pecuniary interest therein.
(4)	Number of shares of Class A common stock beneficially owned includes shares of Class A common stock that could be acquired upon a transfer of shares of Class B common stock held by the holder.
(5)	Consists of shares of Class B common stock that are held by a family trust, of which Robert Schingler, Jr. is a trustee.
(6)	Consists of shares of Class A common stock that are held by a family trust, of which Kevin Weil is a trustee.
(7)	Consists of shares held by Isalea Investments LP, of which Mr. de Masi is the managing member.

REGISTERED HOLDERS
Subject to lock-up lock up agreements entered into by certain of the Registered Holders in connection with the Business Combination, the Registered Holders listed in the table below may from time to time offer and sell any or all of the shares of Class A common stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Registered Holders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Registered Holders’ interest in the shares of Class A common stock and Warrants after the date of this prospectus.
As of the date of this prospectus, shares of our Class A common stock held by the dMY Sponsor as of the date of this prospectus and shares received as a result of the Business Combination by Google LLC, entities affiliated with Draper Fisher Jurvetson and our directors and officers remain subject to lock-up agreements as described in this prospectus in “Prospectus Summary—Lock-Up Agreements.”
The following table sets forth certain information provided by or on behalf of the Registered Holders concerning the Class A common stock and Warrants that may be offered from time to time by each Registered Holder pursuant to this prospectus. The Registered Holders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Moreover, the securities identified below include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the Registered Holders. Any changed or new information given to us by the Registered Holders, including regarding the identity of, and the securities held by, each Registered Holder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Registered Holder may sell all, some or none of such securities in this offering. See “
Plan of Distribution
.”
Other than as described below or elsewhere in this prospectus, none of the Registered Holders has any material relationship with us or any of our predecessors or affiliates.

Names and Addresses	Securities Beneficially Owned Prior to the Effectiveness of the Registration Statement of Which This Prospectus Forms a Part		Securities Being Registered
	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Warrants
Cypress Point Capital Management LLC(1)	200,000	—	200,000	—
CPP Investment Board PMI-3 Inc.(2)	5,000,000	—	5,000,000	—
QIA TMT Holdings LLC(3)	800,000	—	800,000	—
Ghisallo Master Fund LP(4)	200,000	—	200,000	—
BlackRock, Inc.(5)	6,000,000	—	6,000,000	—
Triangle Peak Partners III, LP (6)	750,000	—	500,000	—
Salix Investments LLC (7)	600,000	—	600,000	—
Normandy Ventures III LP (8)	1,000,000	—	1,000,000	—
Bunge Ventures Limited (9)	1,573,501	—	300,000	—
Marc R. Benioff(10)	5,726,085	—	3,500,000	—
Sangreal Trust, dated December 1, 2009(11)	200,000	—	200,000	—
Spring Creek Capital, LLC(12)	4,200,000	—	4,200,000	—
Edward Norton & Shauna Robertson	200,000	—	200,000	—
Riverview Group LLC(13)	500,000	—	500,000	—
Darla Anderson(14)	25,000		25,000	—
Francesca Luthi(15)	25,000		25,000	—
Charles E. Wert(16)	25,000	—	25,000	—
Google LLC(17)	35,248,894	—	35,248,894	—
William Marshall(18)	16,730,776	—	16,730,776	—

Names and Addresses	Securities Beneficially Owned Prior to the Effectiveness of the Registration Statement of Which This Prospectus Forms a Part		Securities Being Registered
	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Warrants
Robert Schingler (19)	13,209,737	—	13,209,737	—
Entities affiliated with Draper Fisher Jurvetson(20)	26,066,545	—	26,066,545	—
dMY Sponsor IV, LLC(21)	14,483,333	5,933,333	14,483,333	5,933,333
SNP Investment Company(22)	8,276,955	—	1,072,836	—
Ashley Johnson(23)	2,373,619	—	2,373,619	—
Kevin Weil(24)	3,227,350	—	3,227,350	—
Carl Bass(25)	801,066	—	801,066	—
Ita Brennan(26)	17,008	—	17,008	—
Niccolo de Masi(27)	36,765	—	36,765	—
Ann Mather(28)	666,619	—	666,619	—
Transmissivity B.V.	543,391	—	543,391	—
Fast Forward B.V.	413,036	—	413,036	—
Low Pressure B.V.	45,085	—	45,085	—
Triple Blackbird Holding B.V.	623,401	—	623,401	—
Cooperatieve Social Impact Ventures NL Fund I U.A.	275,826	—	275,826	—

(1)	The principal business address of Cypress Point Capital Management LLC is 100 Shoreline Highway, Suite B375, Mill Valley, California 94941.
(2)	The principal business address of CPP Investment Board PMI-3 Inc. is 1 Queen Street East, Suite 2500 Toronto, Ontario M5C 2W5 Canada.
(3)	The principal business address of QIA TMT Holdings LLC is Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), Doha, Qatar.
(4)	The principal business address of Ghisallo Master Fund LP is 190 Elgin Road, George Town, Grand Cayman, Cayman Islads KY 1-9008.
(5)
The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Science and Technology Trust; BlackRock Global Funds – World Technology Fund; BlackRock Global Allocation Fund, Inc.; BlackRock Global Funds – Global Allocation Fund; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation Collective Fund; BlackRock Capital Allocation Trust; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Strategic Income Opportunities Bond Fund; BGF ESG Fixed Income Global Opportunities Fund; BGF Fixed Income Global Opportunities Fund; Master Total Return Portfolio of Master Bond LLC; BlackRock Total Return Bond Fund; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Global Funds – Global Bond Income Fund; and BlackRock Strategic Global Bond Fund, Inc. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(6)	The principal business address of Triangle Peak Partners III, LP is 505 Hamilton Ave., Suite 300, Palo Alto, California 94301. TPP III GP, LLC is the General Partner of Triangle Peak Partners III, LP.
(7)
The principal business address of Salix Investments LLC is PO Box 5027, Larkspur, California 94977. Salix Investments LLC disclaimed beneficial ownership of the shares listed above. The beneficial owner of the shares if Samuel R. Walton, a Member and Owner of Salix Investments LLC.

(8)
The principal business address of Normandy Ventures III LP is Withers Bergman LLP, 157 Church Street, 12
th
Floor, New Haven, Connecticut 06510. NextWorld LLC is the General Partner of Normandy Ventures III LP.

(9)	The principal business address of Bunge Ventures Limited is 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017.
(10)
Includes 3,684,904 shares held by The Marc R. Benioff Revocable Trust U/A/D 12/3/2004, of which 3,500,000 shares are being registered pursuant to this prospectus, and 2,041,181 shares held by Marc R. Benioff. The principal business address of The Marc R. Benioff Revocable Trust U/A/D 12/3/2004 and Marc R. Benioff is P.O. Box 649, Orinda, California, 94563. Marc R. Benioff is the trustee of The Marc R. Benioff Revocable Trust U/A/D 12/3/2004.

(11)
The principal business address of Sangreal Trust, dated December 1, 2009 is c/o Western Peak, 3801 N. Capital of Texas Highway, Suite
E-240,
#617, Austin, Texas 78746. Brian N. Sheth is the trustee of Sangreal Trust, dated December 1, 2009.

(12)	The principal business address of Spring Creek Capital, LLC is 4111 E. 27 th Street North, Wichita, Kansas 67220.
(13)	The principal business address of Riverview Group LLC is c/o Millennium Management LLC, 399 Park Ave. New York, New York 10022.
(14)
Darla Anderson was a director of dMY IV prior to the Business Combination. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “Certain Relationships and Related Party Transactions—Planet—Registration Rights Agreement.”

(15)
Francesca Luthi was a director of dMY IV prior to the Business Combination. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “Certain Relationships and Related Party Transactions—Planet—Registration Rights Agreement.”

(16)
Charles E. Wert was a director of dMY IV prior to the Business Combination. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “Certain Relationships and Related Party Transactions—Planet—Registration Rights Agreement.”

(17)
Google LLC is a principal shareholder of the Company. A portion of these securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “Certain Relationships and Related Party Transactions—Planet—Registration Rights Agreement.” Affiliates of Google LLC and the Company are party to various commercial arrangements as described under “Certain Relationships and Related Party Transactions—Planet—Agreements with Google.” Each of Google LLC, XXVI Holdings Inc. (the managing member of Google LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may be deemed to have sole power to vote or sole power to dispose of the securities owned directly by Google LLC. The address for Google LLC, XXVI Holdings Inc. and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, California 94043. Affiliates of Google LLC and the Company are party to various commercial arrangements as described under “Certain Relationships and Related Party Transactions—Planet—Agreements with Google.”

(18)
William Marshall was previously the Chief Executive Officer and a director of Former Planet, as is currently the Chief Executive Officer and Chairperson of the Company. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “Certain Relationships and Related Party Transactions—Planet—Registration Rights Agreement.”

(19)
Consists of shares of Class B common stock held by the Ulysses Trust 02021.1, dated February 26, 2021, of which Robert Schingler, Jr. is a Trustee, and Class A common stock issuable upon the exercise of options held by Robert Schingler, Jr. Robert Schingler, Jr. was previously the Chief Strategy Officer and a director of Former Planet, as is currently our Chief Strategy Officer and a director of the Company. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “Certain Relationships and Related Party Transactions—Planet—Registration Rights Agreement.”

(20)
Consists of (i) 1,044,055 shares held by Draper Associates Riskmasters Fund II, LLC, (ii) 845,760 shares held by Draper Associates Riskmaster Fund III, LLC, (iii) 23,459,926 shares held by Draper Fisher Jurvetson Fund X, L.P., and (iv) 716,804 shares held by Draper Fisher Jurvetson Fund X, LLC. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “Certain Relationships and Related Party Transactions—Planet—Registration Rights Agreement.”

(21)
Harry L. You is the manager of dMY Sponsor IV, LLC. Mr. You has voting and investment discretion with respect to the common stock held of record by dMY Sponsor IV, LLC and was a director of dMY IV prior to the Business Combination.

(22)
Includes 1,072,836 shares of Class A common stock issuable pursuant to a warrant held by SNP Investment Company being registered pursuant to this prospectus, and 7,204,119 shares of Class A common stock issuable pursuant to certain convertible notes held by SNP Investment Company. The registered address for SNP Investment Company is Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman, KY1 – 9005, Cayman Islands.

(23)	Ashley Johnson was the Chief Financial and Operating Officer of Former Planet, and is currently the Chief Financial and Operating Officer of the Company.
(24)
Includes shares of Class A common stock that are held by a family trust, of which Kevin Weil is a trustee. Kevin Weil was the President, Product & Business of Former Planet, and is currently the President, Product & Business of the Company.

(25)	Carl Bass was previously a director of Former Planet, and is currently a director of the Company.
(26)	Ita Brennan was previously a director of Former Planet, and is currently a director of the Company.
(27)
Niccolo de Masi was a director of dMY IV prior to the Business Combination, and is currently a director of the Company. Consists of shares held by Isalea Investments LP, of which Niccolo de Masi is the managing member.

(28)	Ann Mather was previously a director of Former Planet.

DESCRIPTION OF SECURITIES
Your rights as a stockholder of Planet are governed by Delaware law and the Charter and Bylaws. Your rights as holders of warrants initially issued in connection with dMY IV’s initial public offering are governed by the terms of the warrant agreement, dated March 4, 2021, by and between dMY IV and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). The following description of the material terms of Planet’s securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Charter, the Bylaws and the Warrant Agreement are attached as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Charter, the Bylaws and the Warrant Agreement in their entirety for a complete description of the rights and preferences of Planet securities.
Authorized Capital Stock
The Charter authorizes the issuance of 631,500,000 shares, of which 570,000,000 shares are shares of Class A common stock, par value $0.0001 per share, 30,000,000 shares are shares of Class B common stock, par value $0.0001 per share, 30,000,000 shares are shares of Class C common stock, par value $0.0001 per share and, and 1,500,000 shares are shares of preferred stock, par value $0.0001 per share.
Common Stock
Class A Common Stock
Voting Rights
Holders of Class A common stock are entitled to cast one vote per Class A share. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by Planet stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Class A common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of Class A common stock will share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of our company, each holder of Class A common stock will be entitled, pro rata
on a per share basis, to all of our assets of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Planet then outstanding.
Other Matters
Holders of shares of our Class A common stock do not have subscription, redemption or conversion rights.

Class B Common Stock
Voting Rights
The shares of Class B common stock have the same economic terms as the shares of Class A common stock including with respect to dividends and in the event of our liquidation, dissolution or winding up, but the shares of Class B common stock have 20 votes per share.
Conversion to Class A Common Stock
Shares of Class B common stock will convert to our Class A common stock on a one-for-one
basis on the earlier of the date that such shares are not held by a Qualified Stockholder, the Sunset Date, and the date of the death or mental incapacity of such Planet Founder. A “Qualified Stockholder” refers to (a) William Marshall and Robert Schingler, Jr. (each, a “
Planet Founder
”); (b) any other registered holder of a share of Class B common stock immediately following the filing of the Charter that would be a transferee of shares of Class B common stock received in certain transfers permitted by the terms of the Charter; (c) a trust, individual retirement account or foundation of a Planet Founder as long as the Planet Founder retains voting and dispositive power over the relevant shares of Class B common stock; or (d) a permitted transferee of Class B common stock (in accordance with the terms of the Charter). The “Sunset Date” refers to the earlier of (a) the
10-year
anniversary of the closing of the Business Combination or (b) solely with respect to such Planet Founder, the date that is six months after such Planet Founder is no longer providing services to us as a director, executive officer, member of the senior leadership team or other full-time employee with an on-going
substantial role with us (or, immediately at such time as such Planet Founder is no longer providing any services to us as a director, executive officer, member of the senior leadership team or other full time employee with an on-going
substantial role with us as a result of a termination for cause).
Class C Common Stock
The shares of Class C common stock have substantially the same rights as Class A common stock including with respect to dividends and in the event of our liquidation, dissolution or winding up, except they do not have any voting rights.
Preferred stock
Our board of directors is authorized to issue shares of preferred stock from time to time in one or more series, each such series to have such terms as stated or expressed in the resolution or resolutions providing for the creation and issuance of such series.
Warrants
Public Stockholders’ Warrants
There are currently outstanding an aggregate of 12,833,315 warrants, which entitle the holder to acquire Class A common stock. Each whole warrant entitles the registered holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, beginning 12 months from the closing of dMY IV’s initial public offering, which occurred on March 9, 2021, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless holder has at least five units, such holder will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We are not obligated to deliver any Class A common stock pursuant to the exercise of a warrant and has no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant..
We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of its initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. We are required to use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of Warrants when the price per share of Class A common stock equals or exceeds $18.00
Once the warrants become exercisable, we may call the warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•
if, and only if, the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “ —Warrants—Public Stockholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the
30-day
redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading
“—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments
”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00
Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Stockholders’ Warrants” based on the redemption date and the “fair market value” (as defined below) of our Class A common stock except as otherwise described in “—Warrants—Public Stockholders’ Warrants”; and

•
if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”) for any 20 trading days within the
30-trading
day period ending three trading days before we send notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the
10-trading
day period described above ends. Pursuant to the Warrant Agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A common stock to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—
Anti-dilution Adjustments
” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—
Anti-dilution Adjustments
” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—
Anti-dilution Adjustments
” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—
Anti-dilution Adjustments
” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	≤ 10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or
366-day
year, as applicable. For example, if the volume weighted average price of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of our Class A common stock.
This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for our Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of Class A common stock is below the exercise price of the warrants. This redemption feature provides us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—
Redemption of warrants when the price per share of Class
 A common stock equals or exceeds $18.00
.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in its best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders. If we choose to redeem the warrants when the Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for Class A common stock if and when our Class A common stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.
Redemption Procedures
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of our Class A common stock outstanding immediately after giving effect to such exercise. In the event we determine to redeem the Public Warrants, holders of our redeemable warrants would be notified of such redemption as described in the Warrant Agreement. Specifically, in the event that we elect to redeem all of the redeemable warrants as described on the Redemption Date, notice of redemption shall be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via the Company’s posting of the redemption notice to DTC.
Private Placement Warrants
Except as described above, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the Closing (except in limited circumstances) and they will not be redeemable by us for cash so long as they are held by the dMY Sponsor or its permitted transferees. The dMY Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the dMY Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.
Classified Board of Directors
The Charter provides that our board of directors is to be divided into three classes, with each class serving three-year staggered terms.
Exclusive Forum
The Charter provides that, to the fullest extent permitted by law, unless we otherwise consents in writing, the Court of Chancery (the “
Chancery Court
”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Planet, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of the Corporation, (3) any action asserting a claim against us arising pursuant to any provision of the DGCL, the Charter or the Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of any provisions of the Charter or the Bylaws, or (5) any other action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act of 1933, as amended; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Charter provides that the exclusive forum provision will not apply to suits brought to enforce any cause of action arising by the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe these provisions would benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, these provisions may have the effect of discouraging lawsuits against our directors and officers.
Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law
Certain provisions of the Charter, Bylaws, and laws of the State of Delaware, where we are incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our Class A common. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure our company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.
Multiple Classes of Common Stock
As described above, the Charter provides for a multi-class common stock structure which provides the Planet Founders with the ability to control the outcome of matters requiring stockholder approval, even though they own significantly less than a majority of the shares of outstanding common stock, including in the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets.
Limitations on Stockholder Action by Written Consent
The Charter provides that, subject to the terms of any series of preferred stock, any actions required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
Amendment of the Charter and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
The Charter provides that it may be amended by us in the manners provided therein or prescribed by statute. The Charter provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision of the Charter providing for the capital stock, amendment of the charter, amendment of the bylaws, board of directors, election of directors, limitation of director liability, indemnification and special meetings of the stockholders.
If any shares of our Class B common stock are outstanding, we will not, without the prior affirmative vote of the holders of two-thirds
of the outstanding shares of our Class B common stock, voting as a separate class, in addition to any other vote required by applicable law or the Charter, directly or indirectly, amend, alter, change, repeal, or adopt any provision of the Charter (1) in a manner that is inconsistent with, or otherwise alters or changes, any of the voting, conversion, dividend, or liquidation provisions of the shares of Class B common stock or other rights, powers, preferences, or privileges of the shares of Class B common stock, (2) to provide for each share of Class A common stock to have more than one vote per share or any rights to a separate class vote of the holders of shares of our Class A common stock other than as provided in the Charter or required by the DGCL, or (3) to otherwise adversely impact or affect the rights, powers, preferences, or privileges of the shares of our Class B common stock.
If any shares of our Class A common stock shares are outstanding, we will not, without the prior affirmative vote of the holders of two-thirds
of the outstanding shares of our Class A common stock, voting as a separate class, in addition to any other vote required by applicable law or the Charter, directly or indirectly, amend, alter, change, repeal, or adopt any provision of the Charter (1) in a manner that is inconsistent with, or otherwise alters or changes, any of the voting, conversion, dividend, or liquidation provisions of the shares of our Class A common stock or other rights, powers, preferences, or privileges of the shares of our Class A common stock or (2) to provide for each share of our Class B common stock to have more than 20 votes per share or any rights to a separate class vote of the holders of shares of our Class B common stock other than as provided in the Charter or required by the DGCL.
The Charter also provides that our board of directors shall have the power to adopt, amend, alter, or repeal the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or the Charter. Our stockholders are prohibited from adopting, amending, altering, or repealing the Bylaws, or to adopt any provision inconsistent with the Bylaws, unless such action is approved, in addition to any other vote required by the Charter, by the affirmative vote of the holders of at least two-thirds
(66 2/3%) of the voting power of all the then-outstanding shares of our voting stock with the power to vote generally in an election of directors, voting together as a single class.
Business Combinations
Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

2)
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

3)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Since we have not opted out of Section 203 of the DGCL, it will apply to us. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Charter does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions.

Our Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to our best interests or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.
The Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Charter and the Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
Corporate Opportunities
The Charter provide for the renouncement by us of any interest or expectancy of us in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any of our directors who is not our employee or officer or an employee or officers of any of our subsidiaries, unless such matter, transaction, or interest is presenting to, or acquired, created, or developed by, or otherwise comes into the possession of a director expressly and solely in that director’s capacity as our director.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of our company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that
the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent, Warrant Agent and Registrar
The transfer agent and registrar for our Class A common stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company.
Listing of Common Stock
Our Class A common stock and Warrants are listed on the NYSE under the symbols “PL” and “PL WS,” respectively.

Public Benefit Corporation Status
We are incorporated as a public benefit corporation. Under Delaware law, public benefit corporations are required to identify in their certificate of incorporation the public benefit or benefits they will promote and their directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. They are also required to publicly disclose at least biennially a report that assesses their public benefit performance, and may elect in their certificate of incorporation to measure that performance against an objective third-party standard.
We do not believe that an investment in the stock of a public benefit corporation differs materially from an investment in a corporation that is not designated as a public benefit corporation. We believe that ongoing efforts to achieve our public benefit goals will not materially affect the financial interests of our stockholders. Holders of our common stock have voting, dividend, and other economic rights that are the same as the rights of stockholders of a corporation that is not designated as a public benefit corporation.
Our public benefit, as provided in the Charter, is to accelerate humanity toward a more sustainable, secure and prosperous world by illuminating environmental and social change.
We must have approval of
two-thirds
of the voting power of all then-outstanding shares of our capital stock in order to merge or consolidate with an entity that is not a public benefit corporation or similar entity and the certificate of incorporation (or similar governing document) of which does not contain identical provisions to the Charter in identifying the public benefit or public benefits.

PLAN OF DISTRIBUTION
The Registered Holders will pay all incremental selling expenses relating to the sale of their shares of Class A common stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Registered Holders, except that we will pay the reasonable fees and expenses of one legal counsel for the Registered Holders, in the event of an underwritten offering of their shares of Class A common stock or Warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Class A common stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our accountants.
The shares of Class A common stock and Warrants beneficially owned by the Registered Holders covered by this prospectus may be offered and sold from time to time by the Registered Holders. The term “Registered Holders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Registered Holder as a gift, pledge, partnership distribution or other transfer. The Registered Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Registered Holders may sell their shares of Class A common stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•	to or through underwriters or broker-dealers;

•	settlement of short sales entered into after the date of this prospectus;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through loans or pledges of the shares, including to a broker-dealer or an affiliate thereof;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
A Registered Holder that is an entity may elect to make an
in-kind
distribution of Class A common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Class A common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Registered Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging the positions they assume with Registered Holders. The Registered Holders may also sell shares of Class A common stock short and redeliver the shares to close out such short positions. The Registered Holders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Registered Holders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Registered Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Registered Holder or borrowed from any Registered Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Registered Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Registered Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Registered Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Registered Holders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Registered Holders and any broker-dealers who execute sales for the Registered Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Registered Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Registered Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Registered Holders and their affiliates. In addition, we will make copies of this prospectus available to the Registered Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Registered Holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the Warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
Under the Registration Rights Agreement, we have agreed to indemnify the Registered Holders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Registered Holders may be required to make with respect thereto. In addition, we and the Registered Holders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to use our commercially reasonable efforts to maintain the effectiveness of this registration statement related to the until (i), regarding the shares of common stock issued pursuant to the PIPE Investment, the earliest of (x) the third anniversary of the Closing, (y) the date on which the holder ceases to hold any shares and (z) on the first date on which the holder is able to sell all of its shares without restriction under Rule 144 of the Securities Act within ninety (90) days without limitation as to the amount of such securities that may be sold, and (ii), regarding the shares being registered for resale in accordance with the terms of the Registration Rights Agreement, the expiration or redemption of the Warrants in accordance with the provisions of the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Registered Holders will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.

LEGAL MATTERS
The validity of the shares of Class A common stock and Warrants offered hereby will be passed upon for us by Latham & Watkins LLP.

EXPERTS
The financial statements of dMY Technology Group, Inc. IV as of December 31, 2020, and for the period from December 15, 2020 (inception) through December 31, 2020, included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.
The consolidated financial statements of Planet Labs Inc. at January 31, 2021 and 2020, and for each of the two years in the period ended January 31, 2021, appearing in this Prospectus and Registration Statement of Planet Labs PBC, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act with respect to the shares of Class A common stock and Warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Class A common stock and Warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is
www.sec.gov
.

INDEX TO FINANCIAL STATEMENTS
Planet Labs, Inc.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of Planet Labs Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Planet Labs Inc. (the Company) as of January 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the two years in the period ended January 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at January 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended January 31, 2021, in conformity with U.S. generally accepted accounting principles.
The Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring net losses and negative cash flows from operations, and management has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2019.
San Jose, California
June 30, 2021

Planet Labs Inc.
Consolidated Balance Sheets

	January 31,
(in thousands, except share and par value amounts)	2021	2020
Assets
Current assets
Cash and cash equivalents	$71,183	$21,678
Accounts receivable, net	47,110	27,726
Prepaid expenses and other current assets	7,134	10,918

Total current assets	125,427	60,322
Property and equipment, net	159,855	186,595
Capitalized internal-use software, net	11,994	14,492
Goodwill	88,393	88,393
Intangible assets, net	5,673	7,500
Restricted cash, non-current	4,982	4,485
Other non-current assets	2,984	1,203

Total assets	$399,308	$362,990

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,446	$2,115
Accrued and other current liabilities (1)	30,195	18,756
Deferred revenue (1)	57,570	35,690
Convertible notes, at fair value	8,244	10,804
Preferred stock warrant liability	11,359	3,849

Total current liabilities	108,814	71,214
Debt, net of discount	62,644	46,656
Convertible notes, at fair value (1)	92,968	—
Deferred revenue (1)	15,122	21,026
Deferred hosting costs (1)	7,971	—
Deferred rent	2,991	5,009
Other non-current liabilities	1,287	1,448

Total liabilities	291,797	145,353

Commitments and contingencies (Note 7)
Stockholders’ equity
Convertible preferred stock $0.00002 par value, 105,000,000 shares authorized, 85,682,990 shares issued and outstanding, $696,415 aggregate liquidation preference at January 31, 2021 and 2020, respectively (1)	2	2
Common stock, $0.00002 par value, 155,000,000 and 15,000,000 Class A and Class B shares authorized, respectively, 14,876,627 and 13,785,927 Class A shares issued and outstanding at January 31, 2021 and 2020, respectively, 13,811,878 Class B shares issued and outstanding at January 31, 2021 and 2020	1	1
Additional paid-in capital	745,644	728,943
Accumulated other comprehensive income	1,769	1,493
Accumulated deficit	(639,905)	(512,802)

Total stockholders’ equity	107,511	217,637

Total liabilities and stockholders’ equity	$399,308	$362,990

(1)	Balance includes related-party transactions entered into with Google, LLC (“ Google ”). See Note 11.
See accompanying notes to consolidated financial statements.

Planet Labs Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Year Ended January 31,
(in thousands, except share and per share amounts)	2021	2020
Revenue (1)	$113,168	$95,736
Cost of revenue (1)	87,383	102,393

Gross profit (loss)	25,785	(6,657)
Operating expenses
Research and development (1)	43,825	37,871
Sales and marketing	37,268	34,913
General and administrative	32,134	27,019

Total operating expenses	113,227	99,803

Loss from operations	(87,442)	(106,460)

Debt extinguishment gain (loss)	673	(11,529)
Interest expense	(9,447)	(6,946)
Change in fair value of convertible notes and warrant liabilities	(30,053)	207
Other income(expense), net	239	1,144

Total other expense, net	(38,588)	(17,124)

Loss before provision for income taxes	(126,030)	(123,584)
Provision for income taxes	1,073	130

Net loss	$(127,103)	$(123,714)

Other comprehensive loss
Foreign currency translation adjustment, net of tax	276	217

Comprehensive loss	$(126,827)	$(123,497)

Basic and diluted net loss per share attributable to common stockholders	$(4.40)	$(4.42)

Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	28,863,607	27,981,802

(1)	Balance includes related-party transactions entered into with Google. See Note 11.
See accompanying notes to consolidated financial statements.

Planet Labs Inc.
Consolidated Statements of Stockholders’ Equity

(in thousands, except share amounts)	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balances at February 1, 2019	83,960,040	$2	27,485,895	$1	$693,644	$1,276	$(389,088)	$305,835
Issuance of Series D convertible preferred stock	695,630	—	—	—	10,000	—	—	10,000
Issuance of Series D convertible preferred stock in consideration for net assets acquired	1,027,320	—	—	—	14,772	—	—	14,772
Issuance of Class A common stock warrants	—	—	—	—	4,235	—	—	4,235
Issuance of Class A common stock from the exercise of common stock options	—	—	111,910	—	264	—	—	264
Stock-based compensation	—	—	—	—	6,028	—	—	6,028
Change in translation	—	—	—	—	—	217	—	217
Net loss	—	—	—	—	—	—	(123,714)	(123,714)

Balances at January 31, 2020	85,682,990	2	27,597,805	1	728,943	1,493	(512,802)	217,637
Issuance of Class A common stock warrants	—	—	—	—	1,624	—	—	1,624
Issuance of Class A common stock from the exercise of common stock options	—	—	1,090,700	—	539	—	—	539
Stock-based compensation	—	—	—	—	14,538	—	—	14,538
Change in translation	—	—	—	—	—	276	—	276
Net loss	—	—	—	—	—	—	(127,103)	(127,103)

Balances at January 31, 2021	85,682,990	$2	28,688,505	$1	$745,644	$1,769	$(639,905)	$107,511

See accompanying notes to consolidated financial statements.

Planet Labs Inc.
Consolidated Statements of Cash Flows

	Year Ended January 31,
(in thousands)	2021	2020
Operating activities
Net loss	$(127,103)	$(123,714)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	62,212	77,629
Stock-based compensation, net of capitalized cost of $526 and $957, respectively	14,012	5,071
Provision for doubtful accounts	823	649
Change in fair value of convertible notes and warrant liabilities	30,053	(207)
Debt extinguishment (gain) loss	(673)	11,529
Amortization of debt discount and issuance costs	2,750	1,392
Changes in operating assets and liabilities
Accounts receivable	(19,932)	8,959
Prepaid expenses and other assets	2,617	12,942
Accounts payable, accrued and other liabilities	11,033	3,071
Deferred revenue	14,433	(27,286)
Deferred hosting cost	7,971	—
Deferred rent	(2,223)	(3,722)

Net cash used in operating activities	(4,027)	(33,687)

Investing activities
Purchases of property and equipment	(26,096)	(16,665)
Capitalized internal-use software	(4,030)	(7,436)
Business acquisition, net of cash acquired	—	(2,457)
Other	(674)	(614)

Net cash used in investing activities	(30,800)	(27,172)

Financing activities
Proceeds from the exercise of common stock options	539	264
Proceeds from issuance of convertible preferred stock, net	—	10,000
Principal payment of long-term debt	—	(51,176)
Proceeds from issuance of debt and common stock warrants, net of issuance costs	14,862	49,640
Principal payment of convertible notes	(2,586)	—
Proceeds from issuance of convertible notes and preferred stock warrant	71,125	—

Net cash provided by financing activities	83,940	8,728

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(312)	(38)

Net increase (decrease) in cash, cash equivalents and restricted cash	48,801	(52,169)
Cash, cash equivalents and restricted cash at the beginning of the period	27,739	79,908

Cash, cash equivalents and restricted cash at the end of the period	$76,540	$27,739

	Year Ended January 31,
(in thousands)	2021	2020
Supplemental disclosure of cash flow information
Cash paid for interest	$6,554	$5,544
Cash paid for income tax	1,084	—
Supplemental disclosures of noncash investing and financing activities
Convertible preferred stock issued for acquisition of business	—	14,772
Exchange of convertible notes	—	10,963
Accrued purchase of property and equipment	522	637
See accompanying notes to consolidated financial statements.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

1.	Organization
Planet Labs Inc. (including its subsidiaries or the “
Company
”) was incorporated in the state of Delaware on December 28, 2010. The Company was originally incorporated as Cosmogia Inc., and the name was subsequently changed to Planet Labs Inc. on June 24, 2013. The Company was founded to design, construct, and launch constellations of satellites with the intent of providing high cadence geospatial data delivered to customers via an online platform. During 2015 the Company acquired certain entities of the BlackBridge Corporation Group (“
BlackBridge
”). In April 2017, the Company completed the acquisition of Terra Bella Technologies Inc. (“
Terra Bella
”). The acquisition of BlackBridge provided the Company downstream knowledge and global reach, while the acquisition of Terra Bella added high-resolution imagery capabilities to the Company’s fleet. In March 2019, to accelerate the adoption of commercial geospatial information services, the Company completed its acquisition of Boundless Spatial, Inc. (“
Boundless
”) and subsequently changed the Boundless name to Planet Labs Federal Inc. on March 11, 2019 (Note 5).
The Company is headquartered in San Francisco, California, with operations throughout the United States (“
U.S.
”), Canada, Asia and Europe. The Company has wholly-owned foreign subsidiaries in Canada, Germany, Luxembourg, Singapore and the Netherlands.

2.	Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the U.S. (“
U.S. GAAP
”).
The consolidated financial statements include the accounts of Planet Labs Inc. and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. The Company’s fiscal year end is January 31.
Liquidity and Going Concern
The Company has prepared its consolidated financial statements assuming that the Company will continue as a going concern. Since its inception, the Company has incurred net losses and negative cash flows from operations. As of January 31, 2021, the Company had an accumulated deficit of $639.9 million. For the year ended January 31, 2021, the Company incurred a net loss before income tax of $126.0 million and had net cash outflows from operations of $4.0 million. The Company expects to incur additional operating losses and negative cash flows from operations as it continues to expand its commercial operations and research and development programs. As of January 31, 2021, the Company had $71.2 million of cash and cash equivalents.
As further discussed in Note 8, as of January 31, 2021, the Company had $77.1 million aggregate principal amount of convertible notes outstanding (the “
2020 Convertible Notes
” and “
Tranche B
”), of which approximately $71.1 million has a maturity date of June 22, 2022 and $6.0 million has no stated maturity date. In addition, the Company has $67.0 million of principal and fees due to Silicon Valley Bank (“
SVB
”) and Hercules Capital Inc (“
Hercules
”) with a maturity date of June 21, 2022 (the “
SVB & Hercules Loan
”). The SVB and Hercules Loan also contains a “springing maturity” provision, which accelerates the maturity date for repayment of the loan, including interest and fees to March 23, 2022, if the outstanding 2020 Convertible Notes have not converted into equity securities by such date.
Because the Company has historically generated net losses and negative cash flows from operations, it may be unable to refinance its debt or raise sufficient capital to cause the conversion of its outstanding 2020

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

Convertible Notes into equity securities prior to the springing maturity condition coming into effect. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.
As discussed in Note 16, the Company entered into a letter of intent to complete a business combination with a special purpose acquisition company (“
SPAC
”), which would result in the SPAC acquiring 100% of the Company’s outstanding equity interests. In addition to the cash resources made available through the business combination, the Company anticipates additional financing will be made available to the Company through a Private Investment in Public Equity (“
PIPE
”) offering, which is expected to close concurrently with the business combination. Management intends to use a portion of these proceeds to repay all of the outstanding amounts due under the SVB & Hercules Loan.
There can be no assurance that the business combination, the PIPE offering and the subsequent debt repayment will be completed as currently contemplated, or at all. To the extent additional capital is not obtained through the business combination and PIPE offering, management will be required to obtain additional capital through the sale of debt or equity, or other arrangements. However, there can be no assurance that the Company will be able to raise additional capital when needed or under acceptable terms. The sale of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding ordinary shares. Any future debt may contain covenants and limit the Company’s ability to pay dividends or make other distributions to stockholders. If the Company is unable to obtain additional financing, operations may be scaled back or discontinued. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The significant estimates and assumptions that affect the Company’s consolidated financial statements include, but are not limited to, the useful lives of property and equipment, capitalized internal-use
software and intangible assets, allowance for doubtful accounts, estimates related to revenue recognition, including the assessment of performance obligations within a contract and the determination of standalone selling price (“SSP”) for each performance obligation, the fair value of common stock and other assumptions used to measure stock-based compensation, the fair value of convertible notes and preferred stock warrants, the fair value of assets acquired, and liabilities assumed from business combinations, the impairment of long-lived assets and goodwill, the recognition, measurement and valuation of current and deferred income taxes and uncertain tax positions, and contingencies.
These estimates and assumptions are based on management’s best estimates and judgment. Management regularly evaluates its estimates and assumptions using historical experience and other factors; however, due to the inherent uncertainties in making estimates, actual results could differ from those estimates and such differences may be material to the consolidated financial statements.
Due to the
COVID-19
Coronavirus pandemic (“
COVID-19
” or “
COVID-19
pandemic
”), there is ongoing uncertainty and disruption in the global economy and financial markets. The Company is not aware of any specific event or circumstance that would require an update to its estimates or assumptions or a revision of the carrying value of its assets or liabilities. These estimates and assumptions may change in the future, as new events occur and additional information is obtained.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

Cash and Cash Equivalents and Restricted cash
Cash and cash equivalents include interest-bearing bank deposits, money market funds and other highly liquid investments with maturities of 90 days or less at the date of purchase.
The Company had restricted cash of $5.4 million as of January 31, 2021, which consisted of a collateral money market account for the Company’s headquarters and other domestic office operating leases of $4.3 million, performance guarantees required for the Company’s foreign sales activities of $0.9 million, and $0.2 million in deposits related to the Company’s foreign operations.
A reconciliation of the Company’s cash and cash equivalents in the Consolidated Balance Sheets to total cash, cash equivalents and restricted cash in the Consolidated Statements of Cash Flows as of January 31, 2021 and 2020 is as follows:

	January 31,
(in thousands)	2021	2020
Cash and cash equivalents	$71,183	$21,678
Restricted cash, current	375	1,576
Restricted cash, non-current	4,982	4,485

Total cash, cash equivalents and restricted cash	$76,540	$27,739

Restricted cash of $0.4 million and $1.6 million is included in prepaid expenses and other current assets as of January 31, 2021 and 2020, respectively.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable include amounts billed and billable to customers for services or products provided as of the end of the applicable period and do not bear interest. Accounts receivable are stated net of an estimated allowance for doubtful accounts. The Company reviews accounts receivable regularly and makes estimates for the allowance for doubtful accounts when it is probable that an amount is uncollectible. If it is deemed certain that an amount is uncollectible, the amount is written-off.
In evaluating the Company’s ability to collect outstanding receivables, the Company considers many factors, including the age of the balance, the customer’s payment history, creditworthiness, and current economic trends, including considerations for the impact of
COVID-19.
The change in the Company’s allowance for doubtful accounts is as follows:

	Year Ended January 31,
(in thousands)	2021	2020
Balance, beginning of year	$843	$5,300
Charges	823	649
Write-offs	(619)	(4,702)
Other	168	(404)

Balance, end of year	$1,215	$843

Fair Value Measurement
Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (an “
exit price
”), in the principal or most advantageous market for that asset or liability in an orderly transaction between market participants on the measurement date.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

The Company measures fair value based on a three-level hierarchy of inputs, maximizing the use of observable inputs, where available, and minimizing the use of unobservable inputs when measuring fair value. A financial instrument’s level within the three-level hierarchy is based on the lowest level of input that is significant to the fair value measurement. The three-level hierarchy of inputs is as follows:
Level 1: Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. These inputs are based on the Company’s own assumptions about current market conditions and require significant management judgment or estimation.
The Company’s assets and liabilities measured at fair value on a recurring basis consist of cash and cash equivalents, restricted cash, accrued liabilities, preferred stock warrant liabilities and convertible notes. The fair value of cash, cash equivalents and accrued liabilities approximate the stated carrying value, due to the short time to maturity. The carrying amount of the Company’s outstanding debt approximates fair value as the debt bears a floating rate that approximates the market interest rate. The Company’s convertible notes and preferred stock warrant liability, where the values are based on valuation techniques that require inputs that are both unobservable and are significant to the overall fair value measurement, are classified as Level 3 under the fair value hierarchy. The fair value of these Level 3 financial liabilities is determined using pricing models, discounted cash flow methodologies or similar techniques for which the determination of fair value requires significant management judgment or estimation (Note 4). The Company measures certain non-financial
assets including property and equipment, and other intangible assets at fair value on a non-recurring
basis in periods after initial measurement in circumstances when the fair value of such assets are impaired below their recorded cost. As of January 31, 2021 and 2020 there were no material non-financial
assets recorded at fair value.
Fair Value Option
The Company has elected the fair value option to account for its convertible notes. The Company records the convertible notes at fair value with changes in fair value recorded on the Consolidated Statement of Operations and Comprehensive Loss (Note 4). The primary reason for electing the fair value option is for simplification and cost-benefit considerations of accounting for the convertible notes at fair value versus bifurcation of the embedded derivatives. As a result of applying the fair value option, direct costs and fees related to the convertible notes were expensed as incurred and were not deferred.
Concentration of Credit Risk and Other Risks and Uncertainties
Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. By their nature, all such financial instruments involve risks, including the credit risk of nonperformance by counterparties. The Company’s cash and cash equivalents are deposited in checking and money market accounts with financial institutions in the U.S. and checking accounts with financial institutions in Canada, Germany, and Singapore that management believes are of high credit quality. The Company generally does not require collateral to support the obligations of the counterparties and deposits at banks may, at times, be in excess of federal or national insured limits or deposit-guarantee limits in each of the respective countries. The Company has not

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

experienced material losses on its deposits of cash and cash equivalents. The maximum amount of loss at January 31, 2021 that the Company would incur if parties to cash and money market funds failed completely to perform according to the terms of the contracts is $70.5 million.
Accounts receivables are typically unsecured and are derived from revenue earned from customers across various countries. For the year ended January 31, 2021, three customers accounted for 12%, 10% and 10%, of revenue. For the year ended January 31, 2020, one customer accounted for 13% of revenue. As of January 31, 2021, three customers accounted for 32%, 18%, and 12% of accounts receivable, respectively. As of January 31, 2020, one customer accounted for 50% of accounts receivable.
The Company’s products require continued approval from the Federal Communications Commission (“
FCC
”) and other international regulatory agencies for the Company to continue its operations. There can be no assurance that the Company’s products will continue to receive the necessary approvals or that its operations will be supported by the U.S. government or other governments. If the Company was denied such approvals, if such approvals were delayed, or if the U.S. government’s or other governments’ policies change, these events may have a material adverse impact on the Company’s financial position and results of operations.
The Company contracts with certain third-party service providers to launch satellites. Service providers who provide these services are limited. The inability of launch service providers to contract with the Company could materially impact future operating results.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Repair and maintenance costs are expensed as incurred. Significant improvements that extend the useful life or add functionality to property and equipment are capitalized. Depreciation is computed once an asset is placed in service using the straight-line method over the estimated useful life of the asset, which is as follows:

Estimated useful life (in years)
Computer equipment and purchased software	3
Office furniture, equipment and fixtures	5
Satellites	2.5 to 6
Ground stations and ground station equipment	3 to 10
Leasehold improvements	lesser of useful life or term of lease
Costs directly associated with design, construction, launch, and commissioning of satellites and systems are capitalized when the design and operation of the satellites and systems is at a sufficiently advanced stage such that the Company believes that recovery of the costs through future cash inflows is probable. The Company capitalizes material, labor and launch costs (including integration and launch insurance costs) that are incurred and necessary for the satellites to be placed into service. The Company depreciates the cost of a satellite over its estimated useful life, using the straight-line method of depreciation, once it is placed into service, which is when the Company determines that the satellites are providing imagery that meets the required quality specifications for sale to its customers.
The estimated useful life over which the Company depreciates a satellite is determined once the satellite has been placed into service. The initial determination of the satellite’s useful life involves the consideration of multiple factors, including design life, random part failure probabilities, expected component degradation and cycle life, fuel consumption (where applicable), and experience with satellite parts, vendors and similar assets.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

At least annually, or more frequently, should facts and circumstances indicate a need, the Company performs an assessment of the remaining useful lives of its property and equipment including its satellites. The assessment for satellites evaluates satellite usage data, remaining fuel (where applicable), operational stresses and other factors that may impact the satellite’s expected useful life.
For the years ended January 31, 2021 and 2020, the Company recognized an additional $0.7 million and $2.5 million, respectively, in depreciation expense as a result of retirement of certain satellites.
Capitalized
Internal-Use
Software Development Costs
Costs directly attributable to the development of
internal-use
software are capitalized when the preliminary design of the software is completed, management has committed funding to proceed with the development and confirmed adequate probability that the project will be completed and the software will function as intended. Capitalization is discontinued when the project is substantially completed and ready for its intended use. The Company capitalizes labor costs that are incurred and necessary for the software to be placed into service and any interest costs apportioned to the project, if material. The Company amortizes capitalized internal-use
software development costs, once it is placed into service, over its estimated useful life using the straight-line method, which is generally one to three years based on management’s determination of the duration of time during which the related software will be in use and contributing to the Company’s cash flows.
Impairment of Long-Lived Assets
The carrying amount of long-lived assets and finite-lived intangible assets to be held and used in the business are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment indicators include, among other conditions, cash flow deficits, historic or anticipated declines in revenue or operating profit or material adverse changes in the business climate that indicate that the carrying amount of an asset may be impaired. When impairment indicators are present, the recoverability of the asset is measured by comparing the carrying value of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. This evaluation is performed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities, or an asset group. If the carrying amount of the asset or asset group is not recoverable, the impairment to be recognized is measured by the amount by which the carrying amount of each long-lived asset or asset group exceeds the fair value of the asset or asset group. No events or changes in circumstances indicated the carrying amounts of the Company’s long-lived assets may not be recoverable during the years ended January 31, 2021 and 2020.
Business Combinations
The Company accounts for its business combinations using the acquisition accounting method, which requires it to determine the fair value of net assets acquired, including intangible assets and related goodwill. The Company identifies and attributes fair values and estimated lives to the intangible assets acquired and allocates the total cost of an acquisition to the underlying net assets based on their respective estimated fair values. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and involves the use of significant estimates, including projections of future cash inflows and outflows, discount rates, asset lives and market multiples. There are different valuation models for each component, the selection of which requires considerable judgment. These determinations will affect the amount of amortization expense recognized in future periods. The Company bases its fair value estimates on assumptions it believes are reasonable but recognizes that the assumptions are inherently uncertain.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

Acquisition-related costs are accounted for as expenses in the period in which they are incurred. The operating results of the acquired business are reflected in the Company’s consolidated financial statements as of the acquisition date.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in a business combination. Goodwill is not subject to amortization and is tested for impairment at least annually, during the fourth quarter of each fiscal year or more frequently if events or circumstances indicate that the asset might be impaired. In assessing goodwill for impairment, the Company first assesses qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. In the qualitative assessment, the Company considers factors including economic conditions, industry and market conditions and developments, overall financial performance and other relevant entity-specific events in determining whether it is more likely than not that the fair value of the reporting unit is less than the carrying amount. Should the Company conclude that it is more likely than not that the recorded goodwill amounts have been impaired, the Company would perform a quantitative impairment test. Goodwill impairment exists when a reporting unit’s carrying value exceeds its fair value. Significant judgment is applied when goodwill is assessed for impairment. No goodwill impairment was recorded during the years ended January 31, 2021 and 2020.
Intangible Assets
Intangible assets with finite useful lives are carried at cost, net of accumulated amortization and impairment, where applicable. Amortization is recorded over the estimated useful lives of the assets on a straight-line basis as follows:

Estimated useful life (in years)
Developed technology	5
Imagery library	3
Customer relationships	5
Trade names and other	5 to 7
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standard Codification (“
ASC
”) Topic 606,
Revenue from Contracts with Customers
(“
Topic 606
”). Under Topic 606, the Company recognizes revenue under the core principle to depict the transfer of control to the Company’s customers in an amount reflecting the consideration to which the Company expects to be entitled. In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when a performance obligation is satisfied.
The Company derives its revenue principally from licensing rights to use imagery that is delivered digitally through its online platform in addition to providing related services. Imagery licensing agreements vary by contract, however, generally they have annual or multi-year contractual terms. The data licenses are generally purchased via a fixed price contract on a subscription or usage basis, whereby a customer pays for access to the Company’s imagery that may be downloaded over a specific period of time, or, less frequently, on a transactional basis, whereby the customer pays for individual content or

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

archive access licenses. The Company’s imagery licensing agreements and service agreements are generally non-cancelable
and do not contain refund-type provisions.
At contract inception, the Company assesses the product offerings in its contracts to identify performance obligations that are distinct. A performance obligation is distinct when it is separately identifiable from other items in a bundled package and if a customer can benefit from it on its own or with other resources that are readily available to the customer. To identify the performance obligations, the Company considers all of the product offerings promised in the contract.
Imagery licensing arrangements generally provide customers with the right to access imagery through the Company’s platform, download content on a limited or unlimited basis over the contractual period depending on the terms of the applicable contract, or provide both the right to access imagery and download content. The access to imagery through the Company’s online platform and the ability to download such imagery represent two separate performance obligations. As such, a portion of the total contract consideration related to access to continuously updated imagery content is recognized ratably on a straight-line basis over the term of the contract.
At contract inception, existing or archived imagery is available for download by the customer. The existing or archived imagery has significant standalone functionality and is not updated once licensed to a particular customer. As such, the portion of the contract consideration related to the download license of existing or archive imagery content is recognized as revenue at the commencement of the contract when control of the imagery is transferred, and the imagery is available for download by the customer. The portion of the contractual consideration related to the download of monitoring imagery content is recognized over the term of the contract utilizing a usage-based output measure of progress based on the download capacity specified in the contract. To the extent the number of downloads of the specified imagery content is unlimited, the contractual consideration related to downloads is recognized ratably on a straight-line basis over the term of the contract.
When the Company’s contracts with customers contain more than a single performance obligation, management allocates the total contract consideration to each performance obligation on a relative SSP basis. The SSP is the price at which the Company would sell a promised product or service separately to a customer. Judgment is required to determine the SSP for each distinct performance obligation. The Company determines SSP by considering its overall pricing practices and market conditions, including the Company’s discounting practices, the size and volume of the Company’s transactions, the customer demographic, price lists, historical sales, contract prices and customer relationships.
The Company also provides other services to customers, including professional services such as training, analytical services, research and development services to third parties, and other value-added activities related to imagery products. These revenues are recognized as the services are rendered, on a proportional performance basis for fixed price contracts or ratably over the contract term for subscription professional services contracts. Training revenues are recognized as the services are performed.
The Company recognizes revenue on a gross basis. The Company is the principal in the transaction as it is the party responsible for the performance obligation and it controls the product or service before transferring it to the customer.
Revenue excludes sales and usage-based taxes where it has been determined that the Company is acting as a pass-through agent.
The transaction price is the total amount of consideration that the Company expects to be entitled to in exchange for the product offerings in a contract. The prices of imagery licensing and other services are generally fixed at contract inception and therefore, the Company’s contracts do not contain a significant amount of variable consideration. From time to time, the Company may enter into contracts with its customers that provide a form of variable consideration, including a revenue share arrangement. For these arrangements, the Company estimates

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

the variable consideration at the contract inception based on the most likely amount in a range of possible outcomes. The estimate of variable consideration is reassessed on a quarterly basis.
The Company typically bills in advance either quarterly or annually for contacts with terms of one year or longer. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the underlying performance obligations have been satisfied. Advance payments from customers have been categorized as current or non-current
deferred revenue based on the expected performance date. The Company applied the practical expedient in Topic 606 and did not evaluate contracts of one year or less for the existence of a significant financing component. The financing component of multi-year contracts were not significant.
Cost of Revenue
Cost of revenue consists of employee-related costs of performing account and data provisioning, customer support, satellite and engineering operations, as well as the costs of operating and retrieving information from the satellites, processing and storing the data retrieved, third party imagery expenses, depreciation of satellites and ground stations, and the amortization of capitalized internal-use
software related to creating imagery provided to customers. Cost of revenue from professional services consists primarily of employee-related costs associated with providing these services, including costs paid to subcontractors and certain third-party fees. Employee-related costs include salaries, benefits, bonuses and stock-based compensation.
Research and Development Expenditures
Research and development expenditures primarily include personnel- related expenses for employees and consultants, hardware costs, supplies costs, contractor fees and administrative expenses. Employee-related costs include salaries, benefits, bonuses and stock-based compensation. Expenses classified as research and development are expensed as incurred and attributable to advancing technology research, platform and infrastructure development and the research and development of new product iteration.
The Company continues to iterate its satellites and operations for optimal efficiency and function. Satellite costs associated with the design, manufacture, launch, and commissioning of experimental satellites or other space related research and development activities are expensed as incurred.
Sales and Marketing
Sales and marketing expenditures primarily include costs incurred to market and distribute the Company’s products. Such costs include advertising and conferences, sales commissions, salaries, benefits and stock based compensation for the Company’s sales and marketing personnel and sales office expenses. Sales and marketing expenses are expensed as incurred.
General and Administrative
General and administrative expenses include personnel-related expenses and facilities-related costs primarily for its executive, finance, accounting, legal and human resources functions. General and administrative expenses also include fees for professional services principally comprised of legal, audit, tax, and insurance, as well as executive management expenses. General and administrative costs are expensed as incurred.
Leases
Leases are reviewed and classified as capital or operating at their inception. For operating leases, the Company records rent expense on a straight-line basis over the noncancelable lease term and records the

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

difference between the rent paid and the recognition of rent expense as a deferred rent asset or liability. Rent escalation, rent abatement, or other concessions, such as rent holidays, and landlord or tenant incentives or allowances, are recorded as deferred rent and amortized over the remaining lease term.
Income Taxes
The Company is subject to income taxes in the U.S. and various foreign jurisdictions and uses estimates in determining its provisions for income taxes.
The Company accounts for income taxes under the asset and liability method. Deferred assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not that the deferred tax assets will not be realized.
The Company recognizes and measures uncertain tax positions in accordance with ASC 740,
Income Taxes,
which prescribes a recognition threshold and measurement process for recording uncertain tax positions taken, or expected to be taken in a tax return, in the consolidated financial statements. The Company accrues for the estimated amount of taxes for uncertain tax positions if it is more likely than not that the Company would be required to pay such additional taxes. An uncertain tax position will not be recognized if it has a less than 50% likelihood of being sustained.
The global intangible
low-taxed
income (GILTI) provisions of the Tax Cut and Jobs Act impose a tax on foreign income in excess of a deemed return on tangible assets of foreign corporation. The Company elects to treat any potential GILTI inclusions as a period cost.
Common Stock Valuations
The Company has historically granted stock options at an exercise price equal to the fair value as determined by the Board of Directors on the date of grant. Given the absence of a public market for the Company’s common stock, the Board of Directors of the Company estimated the fair value of its common stock at the time of each grant of an equity-based award. The Board of Directors of the Company utilized various valuation methodologies in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid,
Valuation of Privately Held Company Equity Securities Issued as Compensation
, to estimate the fair value of its common stock. These estimates and assumptions include numerous objective and subjective factors to determine the fair value of the Company’s common stock at each grant date, including the following factors:

•	relevant precedent transactions including the Company’s capital transactions;

•	the liquidation preferences, rights, preferences, and privileges of the Company’s convertible preferred stock relative to the common stock;

•	the Company’s actual operating and financial performance;

•	the Company’s current business conditions and projections;

•	the Company’s stage of development;

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

•	the likelihood and timing of achieving a liquidity event for the common stock underlying the stock options, such as an initial public offering, given prevailing market conditions;

•	any adjustment necessary to recognize a lack of marketability of the common stock underlying the granted options;

•	the market performance of comparable publicly traded companies; and

•	U.S. and global capital market conditions.
If different assumptions had been made, equity-based compensation expense, net income, and net income per common share could have been significantly different.
Stock-Based Compensation
The Company accounts for stock-based compensation expense in accordance with the fair value recognition and measurement provisions of U.S. GAAP, which require compensation cost for the grant-date fair value of stock-based awards to be recognized over the requisite service period. The Company determines the fair value of stock-based awards granted or modified, using appropriate valuation techniques. The Company recognizes forfeitures as they occur.
The Company grants certain awards, primarily options, that vest based upon a service condition. The Company uses the Black-Scholes option pricing model to determine the fair value of the stock options granted. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying common stock, the expected term of the option, the expected volatility of the price of the common stock, risk-free interest rates, and the expected dividend yield of the common stock. The assumptions used to determine the fair value of the option awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. The Company records stock-based compensation expense for stock options on a straight-line basis over the requisite service period, which is generally four years.
The fair value of the Restricted Stock Units (“
RSUs
”) is the fair value of the underlying stock at the measurement date. For awards that are subject to both time-based service and performance conditions (including liquidity events), no expense is recognized until it is probable that the vesting criteria would be met. Stock-based compensation expense for awards with performance and other vesting criteria is recognized as expense under an accelerated graded vesting model.
Preferred Stock Warrants
The Company has preferred stock warrants which are exercisable for Series B and Series D convertible preferred stock. The Company’s convertible preferred stock is classified as permanent equity, as redemption is solely within control of the Company. The Company evaluated the Series B and Series D Preferred Stock warrants under ASC
815-40,
Derivatives and Hedging—Contracts in Entity’s Own Equity
, and concluded the Series B and Series D preferred stock warrants do not meet the criteria to be classified in stockholders’ equity. Specifically, the settlement provisions of the Series B and certain Series D preferred stock warrants meet the criteria for liability classification as the number of shares to be issued was not fixed at the time of issuance. Certain other Series D preferred stock warrants meet the criteria for liability classification as certain terms of the warrants preclude them from being indexed to the Company’s stock. As such, the Series B preferred stock warrants and Series D preferred stock warrants are recognized as liabilities and recorded at fair value. The change in fair value of the Series B and Series D preferred stock warrants is recognized at each reporting date in the Consolidated Statement of Operations and Comprehensive Loss. See Note 4 for a

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

discussion of the fair value methodology and assumptions and Note 8 for details of the terms of the Series B and Series D preferred stock warrants.
Foreign Currency Transactions and Translation
The Company’s reporting currency is the U.S. dollar. The functional currency of the Company’s subsidiaries has been determined to be either the U.S. dollar, Euro or Canadian dollar as the case may be. Revenue and expenses of the Company’s foreign subsidiaries, with a functional currency of either Euro or Canadian dollar, are translated into U.S. dollars using the monthly average exchange rates prevailing during the period. The assets and liabilities of the Company’s foreign subsidiaries are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Translation adjustments are recorded as a component of accumulated other comprehensive loss within stockholders’ equity.
Transactions denominated in currencies other than the functional currency are recorded based on the exchange rates at the time of the transaction. Monetary assets and liabilities are subject to remeasurement at the exchange rate in effect at the balance sheet date, with subsequent changes in exchange rates resulting in transaction gains or losses, which are included within Other income (expense), net in the Consolidated Statement of Operations and Comprehensive Loss. Foreign currency gain (loss) was $0.3 million and ($0.3) million for the years ended January 31, 2021 and 2020, respectively.
Segments
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“
CODM
”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates in one operating segment and one reportable segment, as the CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.
See Note 3, Revenue, for revenue by geographic region. See Note 6, Balance Sheet Components, for long-lived assets by geographic region.
Net Loss Per Share Attributable to Common Stockholders
Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method
required for participating securities. The Company considers all series of its convertible preferred stock to be participating securities. Net loss is attributed to common stockholders and participating securities based on their participation rights. Net loss attributable to common stockholders is not allocated to the convertible preferred stock as the holders of the convertible preferred stock do not have a contractual obligation to share in any losses.
Basic net loss per share attributable to common stockholders is the same for Class A and Class B shares of common stock because they are entitled to the same liquidation and dividend rights. Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock and weighted-average number of Class A common stock warrants outstanding during the period. Class A common stock warrants are not contingently exercisable and the common stock of the Company will be issued for little or no consideration, as such the shares underlying the Class A Common Stock Warrants are considered outstanding in the denominator in the calculation of basic net loss per share attributable to common stockholders from the issuance date of the Class A Common Stock Warrants.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

Diluted loss per share attributable to common stockholders adjusts basic loss per share for the potentially dilutive impact of convertible preferred stock, convertible notes, stock options, restricted stock units and warrants. For the years ended January 31, 2021 and 2020, all potentially dilutive securities are antidilutive and accordingly, basic net loss per share equals diluted net loss per share.
Emerging Growth Company
The Jumpstart Our Business Startups Act of 2012 (‘‘
JOBS Act
’’) allows an emerging growth company (‘‘
EGC
’’) to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act allows emerging growth companies to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company is an EGC and has elected to use the extended transition period under the JOBS Act until the earlier of the date that it is (i) no longer an EGC or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. The adoption dates discussed below, within the Recently Issued Accounting Pronouncements section, reflect this election.
Recently Adopted Accounting Pronouncements
In August 2018, the Financial Accounting Standards Board (“
FASB
”) issued ASU
2018-13—
Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement
. Under the new guidance, the amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company adopted this guidance as of February 1, 2020.
In August 2018,
the FASB issued ASU 2018-15,
 Intangibles—Goodwill and
Other—Internal-Use
Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract
 (ASU 2018-15)
,
 which clarifies the accounting for implementation costs in cloud computing arrangements. The Company adopted this guidance as of February 1, 2021, with no material impact on its consolidated financial statements.
In November 2018,
the FASB issued ASU 2018-18,
Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606
, which amends ASC 808 to clarify when transactions between participants in a collaborative arrangement under ASC 808 are within the scope of the FASB’s new revenue standard, ASU 2014-09
(codified in ASC 606). The Company adopted this guidance as of February 1, 2021, with no material impact on its consolidated financial statements.
Recently Issued Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU
2016-02,
 Leases,
which was codified with its subsequent amendments as
ASC 842. ASC 842 requires an entity to recognize a
right-of-use
asset and lease liability for

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

all leases with terms of more than 12 months. Recognition, measurement, and presentation of expenses will depend on classification as a finance or operating lease. The amendments in this update also require certain quantitative and qualitative disclosures about leasing arrangements. The standard allows for two methods of adoption to recognize and measure leases: retrospectively to each prior period presented in the financial statements with the cumulative effect of initially applying the guidance recognized at the beginning of the earliest comparative period presented or retrospectively at the beginning of the period of adoption with the cumulative effect of initially applying the guidance recognized at the beginning of the period in which the guidance is first applied. The adoption methods both include a number of optional practical expedients that entities may elect to apply. These practical expedients relate to the identification and classification of leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. An entity that elects to apply the practical expedients will, in effect, continue to account for leases that commence before the effective date in accordance with previous U.S. GAAP unless the lease is modified, except that lessees are required to recognize a right-of-use
asset and a lease liability for all operating leases based on the present value of the remaining minimum rental payments that were tracked and disclosed under previous U.S. GAAP. The updated guidance is expected to be effective for the Company for the year ending January 31, 2023, and early adoption is permitted. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements and related disclosures. The Company expects that the adoption will result in the recognition of right-of-use
assets and lease liabilities that were not previously recognized, which will increase total assets and liabilities on the Company’s balance sheet.
In June 2016, the FASB issued ASU
2016-13
, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,
which was codified with its subsequent amendments as ASC 326
.
ASC 326 seeks to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments, including trade receivables, and other commitments to extend credit held by a reporting entity at each reporting date. The amendments require an entity to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects current expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The updated guidance is expected to be effective for the Company on February 1, 2022 and early adoption is permitted. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements and related disclosures.
In January 2017, the FASB issued ASU
2017-04,
Simplifying the Test for Goodwill Impairment,
a new accounting standard update to simplify the measurement of goodwill by eliminating the Step 2 impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. The new guidance requires an entity to compare the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. The standard is expected to be effective for the Company on February 1, 2023, and early adoption is permitted. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements and related disclosures.
In August 2020, the FASB issued ASU
2020-06,
Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
. This standard simplifies the accounting for convertible debt instruments by removing the separation models for convertible debt with a cash conversion feature, as well as convertible instruments with a beneficial conversion feature. As a result,

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

entities will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. The elimination of these models will reduce non-cash
interest expense for entities that have issued a convertible instrument that was within the scope of those models before the adoption of ASU
2020-06.
Additionally, ASU
2020-06
requires the application of the
if-
converted method for calculating diluted earnings per share, and precludes the use of the treasury stock method for certain debt instruments. The standard is expected to be effective for the Company on February 1, 2024, and early adoption is permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements and related disclosures.
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,
which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. The standard is expected to be effective for the Company on February 1, 2022, and early adoption is permitted. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements and related disclosures.

3.	Revenue
Deferred Revenue
During the years ended January 31, 2021 and 2020, the Company recognized revenue of $34.7 million and $35.1 million, respectively, that had been included in deferred revenue as of January 31, 2020 and February 1, 2019, respectively.
Remaining Performance Obligations
The Company often enters into multi-year imagery licensing arrangements with its customers, whereby the Company generally invoices the amount for the first year of the contract at signing followed by subsequent annual invoices at the anniversary of each year. Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized, which includes both deferred revenue and non-cancelable
contracted revenue that will be invoiced and recognized in revenue in future periods. The Company’s remaining performance obligations were $145.4 million as of January 31, 2021, which consists of both deferred revenue of $72.7 million and non-cancelable
contracted revenue that will be invoiced in future periods of $72.7 million. The Company expects to recognize approximately 59% of the remaining performance obligation over the next 12 months, approximately 82% of the remaining obligation over the next 24 months, and the remainder thereafter.
Disaggregation of Revenue
The following table disaggregates revenue by major geographic region:

	Year Ended January 31,
(in thousands)	2021	2020
United States	$61,471	$54,857
Canada	15,910	16,678
Rest of world	35,787	24,201

Total revenue	$113,168	$95,736

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

No single country other than the U.S. and Canada accounted for more than 10% of revenue for the years ended January 31, 2021 and 2020.
Costs to Obtain and Fulfill a Contract
Commissions paid to the Company’s direct sales force are considered incremental costs of obtaining a contract with a customer. Accordingly, commissions are capitalized when incurred and amortized to sales and marketing expense over the period of benefit from the underlying contracts. The period of benefit from the underlying contract is consistent with the timing of transfer to the performance obligations to which the capitalized costs relate, and is generally consistent with the contract term.
During the years ended January 31, 2021 and 2020, the Company deferred $3.0 million and $0.3 million of commission expenditures to be amortized in future periods. The Company’s amortization of commission expenditures was $1.9 million and $1.3 million for the years ended January 31, 2021 and 2020, respectively. As of January 31, 2021 and 2020, deferred commissions consisted of the following:

	January 31,
(in thousands)	2021	2020
Deferred commission, current	$1,030	$1,534
Deferred commission, non-current	1,697	102

Total deferred commission	$2,727	$1,636

The current portion of deferred commissions are included in prepaid expenses and other current assets on the consolidated balance sheets. The non-current
portion of deferred commissions are included in other
non-current
assets on the consolidated balance sheets.

4.	Fair Value of Financial Assets and Liabilities
Assets and liabilities recognized or disclosed at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their respective fair values.
The following table sets forth the Company’s financial instruments that were measured at fair value on a recurring basis for recognition or disclosure purposes as of January 31, 2021 and 2020 by level within the fair value hierarchy. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and considers factors specific to the asset or liability.

	January 31, 2021
(in thousands)	Level 1	Level 2	Level 3
Assets
Cash equivalents: money market funds	$50,449	$—	$—
Restricted cash: money market funds	5,165	—	—

Total assets	$55,614	$—	$—

Liabilities
Convertible notes	$—	$—	$101,212
Preferred stock warrant liability	—	—	11,359

Total liabilities	$—	$—	$112,571

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

	January 31, 2020
(in thousands)	Level 1	Level 2	Level 3
Assets
Cash equivalents: money market funds	$13,991	$—	$—
Restricted cash: money market funds	5,886	—	—

Total assets	$19,877	$—	$—

Liabilities
Convertible notes	$—	$—	$10,804
Preferred stock warrant liability	—	—	3,849

Total liabilities	$—	$—	$14,653

The fair value of the Company’s money market funds is based on quoted active market prices for the funds and is determined using the market approach. There were no realized or unrealized gains or losses on money market funds as of January 31, 2021 and 2020.
The Company measures its convertible notes and preferred stock warrants at fair value based on significant inputs not observable in the market, which causes them to be classified as a Level 3 measurement within the fair value hierarchy. These valuations use assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going
basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the convertible notes and preferred stock warrants related to updated assumptions and estimates are recognized within the Consolidated Statements of Operations and Comprehensive Loss.
The fair value of the convertible notes and preferred stock warrants may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liabilities. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.
Level 3 Disclosures
The following table provides quantitative information associated with the fair value measurements of the Company’s Level 3 inputs:

	Fair Value as of January 31, 2021	Valuation Technique	Unobservable Input Description	Input
	(in thousands)
Convertible Notes	$101,212	Probability-weighted	Estimated time to liquidation	0.2-.5 years
			Volatility	35.0%
			Discount Yield	16.0%
			Risk-free interest rate	0.1%

Preferred Stock Warrant Liability	11,359	Option Pricing Method	Term	0.5-1.75 years
			Volatility	60%
			Discount for lack of marketability	10%- 17%

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

	Fair Value as of January 31, 2020	Valuation Technique	Unobservable Input Description	Input
	(in thousands)
Convertible Notes	$10,804	Probability-weighted	Estimated time to liquidation	2.0 years
			Discount Yield	27.6%
			Risk-free interest rate	1.6%

Preferred Stock Warrant Liability	3,849	Option Pricing Method	Term	2.0 years
			Volatility	60.0%
			Discount for lack of marketability	25.0%
			Risk-free interest rate	1.6%
The fair value of the convertible notes as of January 31, 2021 and 2020 was estimated using a probability- weighted hybrid method combining (i) an option pricing model, and (ii) a discounted cash flow analysis. The significant unobservable inputs used in the fair value measurement of the Company’s convertible note are the estimated time to liquidation, volatility, discount yield and risk-free interest rates. Significant changes in the estimated time to liquidation, volatility and discount yield would result in significantly lower or higher fair value measurement, respectively.
The fair value of the preferred stock warrant liability as of January 31, 2021 and 2020 was estimated using an option pricing model. The significant unobservable inputs used in the fair value measurement of the Company’s preferred stock warrant liabilities are volatility, term and discount for lack of marketability. Significant changes in the volatility would result in significantly lower or higher fair value measurement, respectively.
The following table presents changes in Level 3 liabilities measured at fair value for the years ended January 31, 2021 and 2020:

(in thousands)	Convertible Notes	Preferred Stock Warrant Liability
Fair value, February 1, 2019	$—	$3,897
Issuance	10,963	—
Change in fair value	(159)	(48)

Fair value at end of year, January 31, 2020	10,804	3,849
Issuance	68,529	2,596
Extinguishment	(3,260)	—
Change in fair value	25,139	4,914

Fair value at end of year, January 31, 2021	$101,212	$11,359

For the years ended January 31, 2021 and 2020, the changes in fair value of the convertible notes resulted from an adjustment to the remaining period to the expected outcome and changes to the overall enterprise valuation. For the years ended January 31, 2021 and 2020, the changes in the fair value of the preferred stock warrant liability resulted from a change to the estimated fair value of preferred stock and overall enterprise valuation.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

5.	Business Combination
On March 11, 2019, the Company acquired all outstanding stock of Boundless, a geospatial software solution company and changed the Boundless name to Planet Labs Federal Inc. (“
Planet Federal
”) as of the acquisition date. The purpose of the acquisition was to allow the Company to accelerate the adoption by government and enterprise customers of commercial geospatial information services. Pursuant to the terms of the purchase agreement for the transaction, the Company acquired all of the outstanding capital stock of Boundless for total purchase consideration of $17.2 million, consisting of $2.5 million in cash, net of cash received and $14.8 million in Series D convertible preferred stock valued at $14.38 per share.
The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:

(in thousands)
March 11, 2019
Net Assets Acquired
Goodwill	$13,296
Identifiable intangible assets acquired
Customer relationships	2,680
Developed technology	1,270
Trade name and other	1,480
Other assets, net	36
Property and equipment	70
Net working capital acquired, net of cash acquired	(1,603)

Total purchase consideration	$17,229

Identifiable intangible assets were measured at fair value, primarily using the royalty method under the income approach, which requires the Company to estimate a reasonable royalty rate, identify relevant projected revenue and expenses and select an appropriate discount rate.
The goodwill primarily represents the value expected from the synergies created through the operational enhancement benefits and competitive advantage resulting from the integration of Boundless into the Planet Labs group. Goodwill is not deductible for tax purposes.
The Company incurred acquisition-related costs associated with this transaction of approximately $1.1 million, $0.2 million of which are included in general and administrative expenses in the Consolidated Statement of Operations and Comprehensive Loss for the year ended January 31, 2020.
Pro forma information has not been presented as the impact of Boundless’ operating results to the Company for periods prior to its acquisition would not have been material.
The Company’s Consolidated Statement of Operations and Comprehensive Loss for the years ended January 31, 2021 and 2020, includes revenue of $1.4 million and $4.3 million, respectively, and net income from operations of $0.4 million and $0.3 million, respectively, associated with Boundless.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

6.	Balance Sheet Components
Property and Equipment, Net
Property and equipment, net consists of the following:

	January 31,
(in thousands)	2021	2020
Satellites*	$302,577	$314,097
Leasehold improvements	15,630	15,537
Ground stations and ground station equipment	12,560	12,196
Office furniture, equipment and fixtures	4,995	4,909
Computer equipment and purchased software	7,837	7,588

Total property and equipment, gross	343,599	354,327
Less: Accumulated depreciation	(183,744)	(167,732)

Total property and equipment, net	$159,855	$186,595

*	Satellites include $13.3 million and $48.8 million of satellites in process and not in service as of January 31, 2021 and 2020, respectively.
Interest expense associated with manufactured satellites was not material for the years ended January 31, 2021 and 2020.
The Company’s long-lived assets by geographic region are a
s
 follows:

	January 31,
(in thousands)	2021	2020
United States	$156,537	$184,973
Rest of the world	3,318	1,622

Total property and equipment, net	$159,855	$186,595

The Company concluded that satellites in s
e
rvice conti
n
ue to be owned by the U.S. entity and accordingly are classified as U.S. assets in the table above. No single country other than the U.S. accounted for more than 10% of total property and equipment, net, as of January 31, 2021 and 2020.
Total depreciation expense for the year ended January 31, 2021 and 2020 was $52.7 million and $69.1 million, respectively, of which $44.2 million and $58.6 million, respectively, was depreciation expense specific to satellites.
Capitalized
Internal-Use
Software Development Costs
Capitalized
internal-use
software costs, net of accumulated amortization consists of the following:

	January 31,
(in thousands)	2021	2020
Capitalized internal-use software	$32,425	$28,045
Less: Accumulated amortization	(20,431)	(13,553)

	$11,994	$14,492

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

Interest expense associated with capitalized
internal-use
software costs was not material for the years ended January 31, 2021 and 2020.
Amortization expense for capitalized
internal-use
software for the years ended January 31, 2021 and 2020 was $7.1 million and $5.3 million, respectively.
Estimated future amortization expense of capitalized
internal-use
software at January 31, 2021, is as follows:

(in thousands)
2022	$5,193
2023	2,361
2024	2,102
2025	1,629
2026	709

$11,994

Goodwill and Intangible Assets
Goodwill and Intangible assets consist of the following:

	January 31, 2021				January 31, 2020
(in thousands)	Gross Carrying Amount	Accumulated Amortization	Foreign Currency Translation	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Foreign Currency Translation	Net Carrying Amount
Developed technology	$8,070	$(6,869)	$(9)	$1,192	$8,070	$(6,283)	$(9)	$1,778
Image library	11,430	(10,203)	104	1,331	10,756	(9,400)	167	1,523
Customer relationships	3,280	(1,615)	9	1,674	3,280	(1,003)	8	2,285
Trade names and other	3,755	(2,318)	39	1,476	3,695	(1,820)	39	1,914

Total intangible assets	$26,535	$(21,005)	$143	$5,673	$25,801	$(18,506)	$205	$7,500

Goodwill	$86,587	$—	$1,806	$88,393	$86,587	$—	$1,806	$88,393

No impairment charges were recognized related to intangible assets (including goodwill) in the years ended January 31, 2021 and 2020.
Amortization expense for the years ended January 31, 2021 and 2020 was $2.4 million and $3.2 million, respectively.
Estimated future amortization expense of intangible assets at January 31, 2021, is as follows:

(in thousands)
2022	$1,848
2023	1,579
2024	1,509
2025	367
2026	90
Thereafter	280

$5,673

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

The change in the carrying amount of goodwill during the years ended January 31, 2021 and 2020 is as follows:

	January 31,
(in thousands)	2021	2020
Beginning of period	$88,393	$75,097
Acquisition	—	13,296

End of period	$88,393	$88,393

Prepaid Expenses and Other Assets
Prepaid expenses and other current assets consist of the following:

	January 31,
(in thousands)	2021	2020
Prepaid tax and withholding tax receivables	$1,761	$2,641
Prepaid satellite launch services	—	1,818
Deferred commissions	1,030	1,534
Deposits	667	757
Restricted cash	375	1,576
Other prepayments and receivables	3,301	2,592

Total prepaid expenses and other current assets	$7,134	$10,918

Other
non-current
assets consist of the following:

	January 31,
(in thousands)	2021	2020
Deferred commissions	$1,697	$102
Prepaid satellite launch services	772	722
Other non-current assets	515	379

Total other non-current assets	$2,984	$1,203

Accrued and Other Current Liabilities
Accrued liabilities and other current liabilities consist of the following:

	January 31,
(in thousands)	2021	2020
Deferred R&D service liability (1)	$8,208	$—
Payroll and related expenses	3,229	2,248
Customer payable (2)	10,000	7,254
Deferred hosting costs	2,301	—
Deferred rent	2,215	2,183
Accrued interest payable	616	474
Withholding taxes and other taxes payable	841	1,664
Other accruals	2,785	4,933

Total accrued and other current liabilities	$30,195	$18,756

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

(1)
In December 2020, the Company entered into a development services agreement, whereby the Company agreed to provide the technical knowledge and services to design and develop certain prototype satellites and deliver and test early data collected (the “
R&D Services Agreement
”). The R&D Services Agreement is unrelated to the Company’s ordinary business activities and provides for a fee of $40.2 million, to be paid to the Company as specified milestones are achieved over a three-year period. The Company has discretion in managing the activities under the R&D Services Agreement and retains all developed intellectual property. The Company has no obligation to repay any of the funds received regardless of the outcome of the development work; therefore, the arrangement is accounted for as funded research and development pursuant to ASC
730-20,
Research and Development
. As ASC
730-20
does not indicate the accounting model for research and development services, the Company determined the total transaction price is taken over the agreement term as a reduction of research and development expenses based on a cost incurred method. During the year ended January 31, 2021, the Company received $8.3 million under the R&D Services Agreement, of which $8.2 million is included in accrued and other current liabilities as of January 31, 2021 as the Company has not yet incurred such costs.

(2)
Customer payable reflects consideration due to a customer as a result of a legal settlement agreement related to a revenue share arrangement. The customer payable was estimated at the inception of the contract and accounted for as a reduction in the customer’s transaction price.

7.	Commitments and Contingencies
Leases
The Company leases office space under various noncancelable operating leases with varying lease expiration dates through 2024. Certain leases contain renewal options for the Company to extend the lease term and escalation clauses.
Rent expense for the years ended January 31, 2021 and 2020, net of sublease income of $1.3 million in each year, was $3.0 million and $3.8 million, respectively. Rent expense is recognized on a straight-line basis over the non-cancelable
lease term.
Future minimum lease payments under noncancelable office leases as of January 31, 2021 are as follows:

(in thousands)
2022	$4,867
2023	4,778
2024	1,598
2025	—
2026	—
Thereafter	—

Total minimum lease payments	$11,243

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

Launch and Ground Station Services
The Company has purchase commitments for future satellite launch services and ground station services, including leases, to be performed by third- parties subsequent to January 31, 2021. Future purchase commitments under noncancelable launch service and ground station service contracts as of January 31, 2021 are as follows:

(in thousands)	Launch	Ground Station
2022	$1,025	$1,994
2023	—	1,773
2024	—	579
2025	—	416
2026	—	226
Thereafter	—	60

Total purchase commitments	$1,025	$5,048

Other
The Company has minimum purchase commitments for hosting services from Google through February 19, 2027. Future minimum purchase commitments under the noncancelable hosting service agreement as of January 31, 2021 is as follows:

(in thousands)
2022	$4,400
2023	16,300
2024	19,000
2025	20,700
2026	22,500
Thereafter	25,600

Total purchase commitments	$108,500

Contingencies
The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims, individually or in the aggregate, that are expected to have a material adverse impact on its consolidated financial statements as of each reporting period. From time to time however, the Company may have certain contingent liabilities that arise in the ordinary course of business activities including events arising from revenue contracts entered into by the Company. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated.
Indemnification
The Company enters into standard indemnification arrangements in the ordinary course of business. Pursuant to these arrangements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, in connection with any trade secret, copyright, patent, or other intellectual property infringement claim by any third-party with respect to

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

its technology. The term of these indemnification agreements is generally perpetual after the execution of the agreement. The Company has not incurred costs to defend lawsuits or settle claims related to these indemnification agreements. In the event that one or more of these matters were to result in a claim against the Company, an adverse outcome, including a judgment or settlement, may cause a material adverse effect on the Company’s future business, operating results or financial condition. It is not possible to determine the maximum potential amount under these contracts due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement.
The Company has entered into indemnification agreements with its directors and officers that may require the Company to indemnify them against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of the individual.
To date, we have not incurred any material costs, and have not accrued any liabilities in the consolidated financial statements as a result of these provisions.

8.	Debt, Convertible Notes, and Warrants
Venture Loans
In November 2014, the Company entered into a secured term loan agreement with Venture Lending & Leasing, Inc. (“
Venture
”), an affiliate of Western Technology Investment, for a $25.0 million loan with an interest rate of 11.0% per annum (the prime rate plus 7.75%, minimum of 11.0%). The Company drew the full amount under the loan agreement, which was fully repaid in March 2019. Loan fees associated with entering into the agreement were not material.
In connection with the loan, the Company issued warrants to Venture for the purchase of up to 497,010 shares of Series B convertible preferred stock . The terms and conditions of the warrants are dependent upon future rounds of preferred financing for which the exercise price is either the price per share of the Company’s Series B convertible preferred stock issued (Note 10), or the price for preferred stock in subsequent fundraising rounds, at Venture’s option (the price payable is subject to adjustment for certain events such as the subdivision or combination of common stock, if dividends are declared by the Company, or if there is a change of control of the Company). The warrants may be exercised by Venture at any time until March 1, 2025, unless all other preferred stock issued by the Company has been converted into common stock, in which case the warrants automatically convert into common stock at a price not less than $14.3754 per share. Venture is also able to exercise the warrants on a cashless or “net issuance” basis in return for a reduced preferred stock allocation. The proceeds of the debt issuance were allocated first to the warrants based on their fair value with the residual proceeds being allocated to debt. The difference between debt proceeds and the amount of those proceeds allocated to debt gave rise to a debt discount of $0.6 million which is being amortized as interest expense over the term of the loan using the effective interest method.
In May 2017, the Company entered into two additional secured term loan agreements (“
2017 loans
”) with Venture for loan amounts of $25.0 million each. Each loan bore an interest rate of 11.0% per annum. The Company drew down $25.0 million ($12.5 million from each of the two 2017 loans) in May 2017 which matures in November 2021, with the remaining $25.0 million ($12.5 million from each of the two 2017 loans) which matures in August 2022 drawn down in February 2018. Loan fees associated with entering into the agreement were not material.
Under the terms of the 2017 loan agreements, the Company was required to make majority interest-only payments until May 2019 (with nominal amounts for principal repayments) for the first $25.0 million that was drawn down in May 2017 and majority interest-only payments until February 2020 (with nominal amounts for principal repayments) for the remaining $25.0 million that was drawn in February 2018.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

Material repayment of the principal amount outstanding for the first $25.0 million drawn was to begin in June 2019, payable in thirty monthly installments; and repayment of the remaining $25.0 million drawn was to begin in March 2020, also payable in thirty monthly installments.
In connection with the 2017 loans, the Company issued warrants to Venture for the purchase of up to 243,470 and 243,470 shares of Series D convertible preferred stock for the loan amounts drawn in 2018 and 2017, respectively. The terms and conditions of the warrants are dependent upon future rounds of preferred equity financing for which the exercise price is either the price per share of the Company’s Series D convertible preferred stock issued (Note 10), or the price for preferred stock in subsequent fundraising rounds, at Venture’s option (the price payable is subject to adjustment for certain events such as the subdivision or combination of common stock, if dividends are declared by the Company, or if there is a change of control of the Company). The warrants may be exercised by Venture at any time until April 1, 2028, unless all other preferred stock issued by the Company has been converted into common stock, in which case the warrants automatically convert into common stock at a price not less than $14.3754 per share. Venture is also able to exercise the warrants on a cashless or “net issuance” basis in return for a reduced preferred stock allocation. The proceeds of debt issuance were allocated first to the warrants based on their fair value with the residual proceeds being allocated to debt. The difference between debt proceeds and the amount of those proceeds allocated to debt gave rise to a debt discount of $0.6 million and $0.6 million for the amounts drawn in 2018 and 2017, respectively (which is being amortized as interest expense over the terms of the 2017 loans using the effective interest method).
Borrowings under the loans from Venture were collateralized by certain assets of the Company, including its internally developed technology. The Venture loan agreements included customary events of default including failure to pay amounts due, breaches of covenants and warranties, certain judgments and judicial actions against the Company, material adverse effect events, cross default and insolvency. If an event of default occurs, Venture could require immediate repayment of all amounts due.
In June 2019, the Company paid the remaining $49.0 million of outstanding balance of the 2017 loans from Venture in cash. In connection with the repayment, the Company issued subordinated debt to Venture (“
Tranche B
”, see below) representing a prepayment penalty, with a nominal value and a fair value of the debt upon issuance of $8.6 million and $11.0 million, respectively. As a result, the Company recognized $11.5 million of debt extinguishment loss, representing the unamortized debt discount balance of $0.5 million, as well as the fair value of the subordinated debt of $11.0 million and the amount was included in the Company’s Consolidated Statement of Operations and Comprehensive Loss for the year ended January 31, 2020.
Venture Loan Amendment
On June 21, 2019, the Company amended the 2017 loan Agreements with the Venture (“
Amendment
”). Under the Amendment, the 2017 loans were bifurcated into two tranches: Tranche A, in an amount of $49.0 million, representing the remaining principal amount of the 2017 loans; and Tranche B, in an amount of $8.6 million, representing the 2017 loans prepayment penalty. Tranche A was paid in full upon the execution of the Amendment. Tranche B, consisting of two separate subordinated contract liability instruments of $4.3 million each (“
Tranche B
”), remained outstanding. The Tranche B loans bear no interest, have no maturity date or prepayment schedule, and are subordinate to SVB & Hercules Loan (defined below) for any enforcement of a security interest or lien. At the option of the lenders, the Tranche B loans can be converted into Series D convertible preferred stock at any time. In addition, the Tranche B loans include conversion features conditioned on future rounds of preferred equity financing, and bridge financing. The Company cannot prepay the Tranche B loans. The Tranche B loans shall become due and

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

payable in full upon an Acceleration Event (as defined in the Tranche B loans), which includes an event of default, a change in control, an initial public offering and liquidity event. The Tranche B loans also include optional prepayment and conversion features contingent upon additional debt issuance by the Company. The Company elected to apply the fair value option to the outstanding Tranche B loans. The Tranche B loans are classified as a current liability and were measured at a fair value of $10.9 million at issuance (Note 4). Changes in fair value are subsequently recognized in the consolidated statements of operations and comprehensive loss.
During the year ended January 31, 2021, the Company repaid $2.6 million of the Venture Tranche B and recognized debt extinguishment gain of $0.7 million, which represents a difference between the par amount of the repaid principle of the Venture Tranche B and the respective fair value upon repayment.
SVB & Hercules Loan
On June 21, 2019, the Company entered into a Credit Agreement with SVB and Hercules for a $50 million secured loan with an interest rate of 11.0% per annum (the prime rate plus 5.5%, minimum of 11.0%). The loan matures in June 2022. With the proceeds, the Company paid back $49.0 million of senior secured debt (the 2017 loans above). In connection with the loan, the Company issued warrants to the lenders and their affiliates for the purchase of 685,320 shares of the Company’s Class A common stock with an exercise price of $0.00002 per share with an expiration date of June 2029. Under the terms of the agreement, the Company is required to make interest-only payments until the maturity date of June 21, 2022. This maturity date is subject to a springing maturity condition, whereby, if 91 days prior to the June 21, 2022 maturity date of the 2020 Convertible Notes, the outstanding 2020 Convertible Notes have not been converted into equity securities, the SVB & Hercules Loan will become due and payable, including interest and fees.
The Company incurred $0.3 million of loan fees associated with its entry into the agreement and accrued $1.5 million of final loan fees payable upon maturity. The proceeds of debt issuance were allocated between debt and the warrants based on their relative fair value. The difference between debt proceeds and the amount of those proceeds allocated to debt gave rise to a debt discount of $4.2 million. The discount amount due to the warrant of $4.2 million along with the total loan fees of $1.8 million is being amortized as interest expense through maturity using the effective interest method.
On June 5, 2020, the Company obtained an additional $15 million secured loan from SVB and Hercules. The loan bears an interest rate of 11.0% per annum and matures on June 21, 2022, or 91 days prior to the maturity date of the 2020 Convertible Notes, described below, if the outstanding 2020 Convertible Notes have not been converted into equity securities. With the proceeds, the Company paid back $2.6 million, or 30% of the face value of Venture Tranche B. In connection with the loan, the Company issued warrants to the lenders and their affiliates for the purchase 250,780 shares of Class A common stock of the Company with an expiration date of June 2030.
The proceeds of debt issuance were allocated between debt and the warrants based on their relative fair value. The difference between debt proceeds and the amount of those proceeds allocated to debt gave rise to a debt discount of $1.6 million. The discount amount due to the warrant of $1.6 million along with the total loan fees of $0.6 million is being amortized as interest expense through maturity using the effective interest method.
2020 Convertible Notes
During the year ended January 31, 2021, the Company entered into Stock Purchase Warrant Agreement and Convertible Promissory Note Agreements with certain investors, (the “
2020 Convertible Notes
”). The 2020 Convertible Notes bear interest at a rate of 6.0% per annum, that compounds quarterly and matures on

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

June 22, 2022. The principal amount of 2020 Convertible Notes issued is $71.1 million in aggregate. The Company issued warrants for the purchase of Series D convertible preferred stock, equal to 20% of the original principal amount of the notes, with an exercise price of $14.37544. The warrants expire on the tenth anniversary of the date of issuance. The number of shares of Series D convertible preferred stock issuable under the warrants is 989,528 in aggregate.
The 2020 Convertible Notes contain automatic conversion features in the event of the closing of the Company’s next sale of preferred stock occurring on or prior to the 2020 Convertible Notes’ maturity date resulting in gross proceeds in excess of at least $75.0 million, (the “
Next Equity Financing
”). Upon closing of a Next Equity Financing, all outstanding principal and accrued interest under the 2020 Convertible Notes will automatically convert at a conversion price equal to the lesser of (i) 80% of the per share price received from investors in the Next Equity Financing and (ii) $2.5 billion divided by the Company’s capitalization (the “
Capped Price
”), immediately prior to the closing of the Next Equity Financing.
The 2020 Convertible Notes also contain an optional conversion feature upon an equity financing by the Company which does not constitute a Next Equity Financing (a “
Non-Qualified
Financing Conversion
”). In the event of a
Non-Qualified
Financing Conversion, the 2020 Convertible Notes will be convertible at the option of the holder, into a series of capital stock issued in the Non-Qualified Financing at a conversion price equal to the lesser of (i) 80% of the per share price received from investors in the
Non-Qualified
Financing and (ii) the Capped Price.
In the event of a Change of Control, as defined in the 2020 Convertible Note agreement, prior to repayment in full and prior to the Next Equity Financing, at the option of the holder, either (i) the Company shall pay 200% of the then outstanding principal accrued interest, or (ii) shall convert into common stock of the Company at a conversion price equal to the Capped Price immediately prior to the closing of the Change of Control.
The Company elected to apply the fair value option to the outstanding 2020 Convertible Notes. As such, the 2020 Convertible Notes are recognized at fair value with changes in fair value recognized in the condensed consolidated statements of operations and comprehensive loss.
The Credit Agreement with SVB and Hercules requires the Company to deliver audited financial statements that do not contain an explanatory paragraph regarding “going concern”. The Company executed a letter with SVB and Hercules in which SVB and Hercules have agreed to waive any purported breach of the debt agreement with respect to the Company’s delivery of audited financial statements for the fiscal year ended January 31, 2021. As of January 31, 2021, the Company is in compliance with, or had received appropriate waivers for, the covenants associated with each of the Company’s debt and credit facilities.
A summary of the Company’s debt balance and outstanding convertible notes as of January 31, 2021 is as follows:

	Net Carrying Value
	Current	Long-term	Principal Balance	Contractual Interest Rate	Maturity Date
(in thousands, except percentages)
Venture Tranche B	$8,244	—	$6,035	—	n/a
2020 Convertible Notes	—	$92,968	$71,125	6%	6/22/2022
SVB & Hercules Loan	—	$62,644	$66,950	11%	6/21/2022

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

The following table presents the interest expense related to the contractual interest coupon, the amortization of debt issuance costs, the
amortization of debt discounts and loss (gain) on extinguishment of debt:

	Year Ended January 31,
(in thousands)	2021	2020
Contractual interest coupon	$6,697	$5,554
Amortization of debt issuance costs	811	402
Amortization of debt discounts	1,939	990
Debt extinguishment (gain) loss	(673)	11,529

Total interest expense and extinguishment (gain) loss	$8,774	$18,475

Future payments related to loan principal amounts due per fiscal year are as follows:

(in thousands)
2022	$—
2023	138,075
2024	—
2025	—
2026	—

Total loan principal due	138,075
Add: Venture Tranche B, principal balance	6,035
Add : Change in fair value of liabilities	26,648
Less: Amount representing discount accretion and warrant issued	(6,902)

Net carrying value of debt	$163,856

A summary of warrants issued in connection with the above transactions and outstanding as of January 31, 2021 is as follows:

	Number of Warrants Outstanding	Number of Warrants Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Term (in Years)
Warrants to purchase Class A Common Stock	936,100	936,100	$0.004	8.65
Warrants to purchase Series B Convertible Preferred Stock	497,010	497,010	$5.030	4.08
Warrants to purchase Series D Convertible Preferred Stock	1,476,468	1,476,468	$14.375	8.52

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

9.	Common Stock
Common stockholders are entitled to dividends when and if declared by the Board of Directors, subject to the prior rights of the convertible preferred stockholders. As of January 31, 2021, no dividends have been declared. The holders of the Class A Common Stock and the holders of the Class B Common Stock at all times vote together as one class on all matters. Each holder of shares of Class B Common Stock, which are held by the Company’s founders, is entitled to 10 votes for each share of Class B Common Stock, and each holder of shares of Class A Common Stock is entitled to 1 vote for each share of Class A Common Stock.
On August 12, 2019, the Company effected a five-for-one stock split of its common stock and convertible preferred stock. All share and related per share information has been retroactively adjusted to reflect the stock split in these consolidated financial statements.

10.	Preferred Stock
The Company has authorized 105,000,000 shares of preferred stock at January 31, 2021 and 2020.
Convertible preferred stock (“
preferred stock
”) outstanding at January 31, 2021 and 2020, consists of the following (in thousands, except for shares and per share amounts):

Series	Shares Authorized	Shares Issued and Outstanding	Per Share Liquidation Preference	Aggregate Liquidation Preference	Proceeds Net of Issuance Costs
A	30,000,000	26,072,555	$0.7871	$20,522	$13,218
B	15,000,000	10,314,505	5.0301	51,883	51,792
C	14,436,335	13,756,905	9.1989	126,549	126,232
C prime	5,563,665	4,024,175	11.0387	44,422	44,422
D	40,000,000	31,514,850	14.3754	453,039	178,384

	105,000,000	85,682,990		$696,415	$414,048

The rights, preferences, and privileges of the preferred stock are as follows:
Voting
The holders of preferred stock are entitled to vote on all matters on which common stockholders are entitled to vote. Holders of preferred stock and common stock vote together as a single class, not as separate classes. Each holder of preferred stock is entitled to the number of votes equal to the number of common stock shares into which the shares held by such holder are convertible.
Dividends
The holders of shares of Series A, B, C, C prime and D preferred stock are entitled to receive dividends at the rates of $0.062970, $0.402405, $0.735914, $0.883096 and $1.150035 per annum for each share of preferred stock, respectively. Such dividends are payable when and if declared by the Board of Directors, and are noncumulative.
The holders of Series D preferred stock shall be entitled to receive dividends prior to and in preference to any payment of any dividend on Series C prime and C preferred stock, Series B preferred stock, Series A preferred stock and on common stock.
The holders of Series C prime and C preferred stock shall be entitled to receive dividends prior to and in preference to any payment of any dividend on Series B preferred stock, Series A preferred stock and

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

common stock. Series B preferred stock shall be entitled to receive dividends prior to and in preference to any payment of any dividend on Series A preferred stock and common stock. Series A preferred stock shall be entitled to receive dividends prior to and in preference to any payment of any dividend on common stock.
After payment of dividends to the holders of the Series A and B preferred stock, any additional dividends shall be distributed among the holders of common stock pro rata based on the number of shares of common stock then held by each holder (assuming conversion of all preferred stock into common stock). No dividends have been declared by the Board of Directors from inception through January 31, 2021.
Conversion
Each share of preferred stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the applicable original issue price by the conversion price applicable to such share in effect on the date the certificate is surrendered for conversion. The conversion price per share for the shares of Series A, B, C, C prime and D preferred stock shall initially be $0.7871, $5.0301, $9.1989, $11.0387 and $14.3754 per share. Each such conversion price may be subject to adjustment.
Each share of preferred stock shall automatically be converted into shares of Class A Common Stock at the then effective conversion price applicable for such share immediately prior to the closing of the sale of the Company’s Common Stock to the public in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “
Securities Act
”), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company, at a price per share to the public of not less than $14.3754 (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations, or similar events with respect to such shares) that results in gross offering proceeds (before deduction of the underwriters’ discounts and expenses) to the Company of not less than $150 million whereby the Common Stock is listed on the New York Stock Exchange, Nasdaq Stock Market, or American Stock Exchange (or any successor exchanges thereto).
Redemption
The shares of preferred stock are not redeemable at the option of the holders.
Specifically, certain holders of preferred stock are entitled to elect (subject to specified ownership conditions outlined in the Company’s articles of incorporation) in aggregate four directors (the “
Preferred Directors
”). The holders of the majority of the voting power of the Company’s Common Stock are entitled to elect four directors (the “
Common Directors
”) and of those Common Directors, the Company’s founders are entitled to appoint two in the aggregate (the “
Founder Common Directors
”). A majority of Common Directors and a majority of the Preferred Directors are entitled to elect the remaining director (the “
Independent Remaining Director
”).
As described above, each holder of shares of Class B Common Stock, which are held by the Company’s founders, is entitled to 10 votes for each share of Class B Common Stock. The holders of Class A Common Stock and Class B Common Stock vote together on all decisions to be made by the holders of Common Stock. The combined voting power of the Company’s founders provide the founders with the ability to appoint the two remaining Common Directors.
As of January 31, 2021, the Company’s Board of Directors is comprised of seven directors, including three Preferred Directors, three Common Directors (including the two Founder Common Directors) and one Independent Director. Every member of the Board of Directors is entitled to one vote on matters, however, the two Founder Common Directors are entitled to two votes. The Company’s founders control five out of nine votes and control the actions of the Company’s Board of Directors.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

Liquidation
In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series D, C prime and C preferred stock will receive, in preference to the holders of Series B, then to the holders of Series A, and last to the common stock holders an amount per share equal to the combined issuance costs of $14.3754, $11.0387 and $9.1989 per share, plus any accrued but unpaid dividends, respectively. After payment of the liquidation preference to the holders of Series D, C prime and C preferred stock, the holders of Series B preferred stock will receive, in preference to the holders of Series A preferred stock and holders of common stock, an amount per share equal to the original issue price of $5.0301 per share, plus any accrued but unpaid dividends. After payment of the liquidation preference to the holders of Series D, C prime, C and B preferred stock, the holders of Series A preferred stock will receive, in preference to the holders of common stock, an amount per share equal to the original issue price of $0.7871 per share, plus any accrued but unpaid dividends. After payment of the liquidation preference to holders of Series D, C prime, C, B and A preferred stock, the remaining assets of the Company are available for distribution on a pro rata basis to the holders of Series A common stock, on an as if converted basis. To the extent that holders of the Series D, C prime, C, B and A preferred stock have received an aggregate of $14.3754 , $11.0387, $9.1989 , $5.0301 and $0.7871 per share, respectively, plus any accrued but unpaid dividends, any remaining assets will be distributed solely to the holders of common stock.

11.	Related Party Transactions
As of January 31, 2021, Google owned greater than 10% of the Company’s common equivalent shares through its total investment of 18,633,305 shares in Series D preferred stock.
In March 2020, Google purchased $10.0 million of 2020 Convertible Notes (Note 8). Upon issuance of the 2020 Convertible Note to Google, the Company also issued warrants to Google for the purchase of 139,126 shares of Series D preferred stock. As of January 31, 2021, the outstanding principal and accrued interest associated with the 2020 Convertible Notes held by Google was $10.5 million, included in Convertible notes, non-current, on the Company’s consolidated balance sheet.
In 2017, the Company and Google entered into a 5 year content license agreement under which Google licensed content covering Google’s specified areas of interest. The contract automatically renews for one additional year if the parties fail to fulfill their respective obligations at the end of year 5. As of January 31, 2021 and 2020, the deferred revenue balance associated with the content license agreement was $20.8 million and $32.3 million, respectively. For the years ended January 31, 2021 and 2020, the Company recognized revenue of $11.5 million and $8.1 million, respectively, related to the content license agreement.
In addition, the Company purchases hosting and other services from Google, of which $10.3 million is deferred as of January 31, 2021. The Company recorded hosting expense of $13.1 million and $10.9 million during the years ended January 31, 2021 and 2020, respectively. As of January 31, 2020, the Company’s accounts payable and accrued liabilities balance included $1.0 million related to hosting and other services provided by Google. As of January 31, 2021, no amounts were due for such services. See Note 7 for future Google hosting purchase commitments as of January 31, 2021. On June 28, 2021, the Company amended the terms of its hosting and service arrangement with Google, see Note 16.

12.	Stock Incentive Plans
In December 2011, the Company adopted the 2011 Stock Incentive Plan (the “
Plan
”). The Plan provides for the granting of stock options and RSUs to employees, consultants, and advisors of the Company. Options granted under the Plan may be either incentive stock options (“
ISO
”) or nonqualified stock options

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

(“
NSO
”). ISOs may be granted only to Company employees including officers and directors who are also employees. NSOs may be granted to Company employees, consultants, and advisors. As of January 31, 2021, 821,818 shares of common stock are reserved for future issuance under the Plan.
Options under the Plan have a contractual life for periods of up to ten years (or five years if granted to a 10% stockholder). Options granted generally vest over four years.
A summary of stock option activity under the Plan is as follows:

	Options Outstanding
	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Term (Years)	Aggregate Intrinsic Value (in thousands)
Balances at February 1, 2019	15,684,075	$3.42	7.07
Exercised	(111,910)	2.36
Granted	6,876,680	6.01
Forfeited	(2,355,113)	4.71

Balances at January 31, 2020	20,093,732	4.16	7.13
Exercised	(1,090,700)	0.49
Granted	8,000,619	6.19
Forfeited	(1,382,714)	5.45

Balances at January 31, 2021	25,620,937	$4.88	7.21	$80,964
Vested and exercisable	15,849,747	$4.14	6.15	$61,882
The intrinsic value of options exercised during the years ended January 31, 2021 and 2020, was $6.1 million and $0.4 million, respectively.
A summary of options outstanding and exercisable by price at January 31, 2021 are as follows:

	Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Contractual Life (in Years)	Number of Options	Weighted Average Remaining Contractual Life (in Years)
$0.00002	48,995	0.64	48,995	0.64
0.014	187,500	0.79	187,500	0.79
0.070	25,000	1.46	25,000	1.46
0.106	545,050	2.58	545,050	2.58
0.856	2,218,795	3.57	2,218,795	3.57
2.768	1,426,495	4.25	1,426,495	4.25
3.102	1,445,855	4.73	1,445,855	4.73
3.560	1,629,030	5.21	1,629,030	5.21
5.234	203,765	6.01	203,765	6.01
5.650	2,334,810	6.40	2,125,470	6.39
5.846	1,802,595	7.59	1,164,672	7.57
6.006	5,907,345	8.52	2,283,987	8.50
6.190	7,845,702	9.4	2,545,133	9.26

	25,620,937		15,849,747

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

The weighted-average grant date fair value of options granted during the years ended January 31, 2021 and 2020 was $2.83 and $2.51 per share, respectively. As of January 31, 2021, total unrecognized compensation costs related to stock options were $22.5 million. These costs are expected to be recognized over a period of approximately 2.78 years.
The fair value of shares vested during the year ended January 31, 2021 was $10.2 million. The fair value of the employee stock options granted during the years ended January 31, 2021 and 2020 was estimated using the following assumptions:

Year Ended January 31,
	2021	2020
Weighted-average expected term (years)	5.02 - 6.76	5.08 - 6.83
Expected volatility	42.45% - 44.71%	38.13% - 39.85%
Risk-free interest rate	0.31% - 0.52%	1.67% - 2.54%
Dividend yield	—	—
The expected term of stock options represents the weighted-average period the stock options are expected to remain outstanding. The Company uses the simplified method to determine its expected term because it does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. As the Company is privately held and there has been no public market for its common stock to date, the expected volatility is based on the average historical stock price volatility of comparable publicly-traded companies in its industry peer group. The risk-free rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.
Stock-Based Compensation
Stock-based compensation expense related to options granted to employees and nonemployees was recognized as follows:

	Year Ended January 31,
(in thousands)	2021	2020
Cost of revenue	$843	$788
Research and development	4,109	2,754
Sales and marketing	1,687	1,234
General and administrative	7,899	1,252

Total expense	14,538	6,028
Capitalized internal-use software development costs	(526)	(957)

Total stock-based compensation expense	$14,012	$5,071

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

Restricted Stock Units
A summary of RSU activity under the Plan is as follows:

	Number of RSUs	Weighted Average Grant Date Fair Value
Balances at February 1, 2019	803,430	$5.985
Vested	—	—
Granted	587,500	6.109
Forfeited	(450,000)	6.041

Balances at January 31, 2020	940,930	$6.036
Vested	—	—
Granted	200,000	6.470
Forfeited	(55,320)	5.984

Balances at January 31, 2021	1,085,610	$6.091

An RSU will vest on the first date upon which both the service-based requirement and the liquidity event requirement are satisfied. Service-based requirement generally requires four years continuous service from a vesting commencement date. The liquidity event requirement will be satisfied as to any then outstanding RSUs on the first to occur of: (1) a change of control where the consideration paid for the Company’s Common Stock is cash, equity securities that are publicly traded, or a combination of both (such Change of Control, a “
Qualifying Change of Control
”); or (2) the effective date of an IPO (together, a “
Liquidity Event
”). In order for the liquidity event requirement to be satisfied, the Liquidity Event must occur on or before the seven year anniversary of the date of grant (the “
Liquidity Event Deadline
”). No RSUs will vest, and no shares allocated to the RSUs shall be issued, unless a Liquidity Event occurs on or before the Liquidity Event Deadline. As such, there were no RSUs vested as at January 31, 2020 and 2021, and no stock-based compensation expense related to RSUs was recognized for the years ended January 31, 2021 and 2020. As of January 31, 2021, there was approximately $6.6 million of unrecognized stock-based compensation expense related to RSUs, of which, approximately $3.2 million related to RSUs which had met the service-based condition and would be recognized upon a Liquidity Event.

13.	Income Taxes
The components of the loss before income taxes are as follows:

	Year Ended January 31,
(in thousands)	2021	2020
Domestic	$(127,599)	$(123,760)
Foreign	1,569	176

Total loss before income taxes	$(126,030)	$(123,584)

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

The provision for (benefit from) income taxes consists of the following (in thousands):

	Year Ended January 31,
(in thousands)	2021	2020
Current
Federal	$—	$—
State	23	29
Foreign	1,095	500

Total current tax provision	1,118	529

Deferred
Federal	60	—
State	30	—

Foreign	(135)	(399)

Total deferred tax benefit	(45)	(399)

Income tax provision	$1,073	$130

A reconciliation between the U.S. federal statutory income tax and the Company’s effective tax rates as a percentage of loss before income taxes is as follows:

	Year Ended January 31,
	2021	2020
Provision computed at federal statutory rate	21.0%	21.0%
States taxes, net of federal benefit	2.4	2.4
Foreign rate differential	(0.8)	(1.0)
Revaluation gain/loss	(5.0)	0.1
Tax credits	2.3	2.0
Change in valuation allowance	(21.3)	(23.9)
Other	0.5	(0.7)

Effective tax rate	(0.9)%	(0.1)%

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

The components of the Company’s deferred tax assets and liabilities are as follows:

	Year Ended January 31,
(in thousands)	2021	2020
Deferred tax assets
Net operating loss carryforwards	$92,570	$78,452
Tax Credit carryforwards	17,679	14,772
Stock-based compensation	4,013	3,033
Deferred revenue	5,239	10,356
Excess interest expense	6,799	4,253
Other	4,826	4,040

Total deferred tax assets	131,126	114,906
Valuation allowance	(126,270)	(102,758)

Total deferred tax assets	4,856	12,148
Deferred tax liabilities
Property and equipment	—	(6,816)
Intangible assets	(4,432)	(4,953)

Total deferred tax liabilities	(4,432)	(11,769)

Net deferred tax assets	$424	$379

The Company had deferred tax assets of $131.1 million and $114.9 million before valuation allowances as of January 31, 2021 and 2020, respectively. The Company assesses the realizability of its deferred tax assets and establishes a valuation allowance if it is more-likely-than-not that some or all of its deferred tax assets will not be realized. The Company evaluates all available positive and negative evidence such as past operating results, future reversals of existing deferred tax liabilities, projected future taxable income, as well as prudent and feasible tax-planning strategies. Management believes that it is more likely than not that the majority of U.S. and foreign deferred tax assets will not be realized. Accordingly, the Company has recorded a valuation allowance against its deferred tax assets in these jurisdictions.
The net change in the total valuation allowance is as follows:

	Year Ended January 31,
(in thousands)	2021	2020
Valuation allowance, beginning of year	$102,758	$73,155
Change in valuation allowance	23,512	29,603

Valuation allowance, end of year	$126,270	$102,758

The Company considers the undistributed earnings of its foreign subsidiaries permanently reinvested in foreign operations and has not provided for U.S. income taxes on such earnings. As of January 31, 2021, the Company’s unremitted earnings from its foreign subsidiaries were $1.4 million and the corresponding unrecognized deferred U.S. income tax liability is not material.
As of January 31, 2021, the Company had approximately $384.8 million of federal, $163.2 million of state and $1.3 million of foreign net operating loss (“
NOL
”) carryforwards available to offset future taxable income, which will expire in varying amounts beginning in 2022. An insignificant amount of NOL and credits carryforwards may be subject to annual limitations under Internal Revenue Code Section 382.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

As of January 31, 2021, the Company had approximately $13.7 million of federal and $9.8 million of California research and development credit carryforwards available to reduce future taxable liability. The federal credit carryforwards will expire beginning in 2032 and California credits can be carried forward indefinitely.
The Company’s unrecognized tax benefits are as follows:

	Year Ended January 31,
(in thousands)	2021	2020
Beginning of year	$3,918	$3,234
Additions based on tax positions related to the current year	796	684

End of year	$4,714	$3,918

As of January 31, 2021, the Company had no unrecognized tax benefits that, if recognized, would affect the effective tax rate. The Company’s policy is to include interest and penalties related to unrecognized tax benefits within the provision for taxes. The Company determined that no accrual for interest and penalties was required as of January 31, 2021 and 2020 and no such expenses were incurred in the years presented.
The Company does not anticipate the total amounts of unrecognized tax benefits to significantly increase or decrease in the next twelve months.
The Company files U.S. federal, various state and foreign income tax returns. The Company is not currently under audit by any taxing authorities. All tax years remain open to examination by taxing jurisdictions to which the Company is subject.

14.	Net Loss Per Share Attributable to Common Stockholders
The Company computes earnings (loss) per share of the Class A common stock and Class B common stock using the two-class method required for participating securities. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights. The following table sets forth the computation of basic and diluted loss per Class A common stock and Class B common stock (amounts in thousands, except share and per share amounts):

	Year Ended January 31,
	2021	2020
Numerator:
Net loss attributable to common stockholders	$(127,103)	$(123,714)
Denominator:
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	28,863,607	27,981,802
Basic and diluted net loss per share attributable to common stockholders	$(4.40)	$(4.42)
Basic and diluted earnings per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

The following table presents the potential common stock outstanding that was excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been antidilutive:

	Year Ended January 31,
	2021	2020
Convertible Preferred Stock	85,682,990	85,682,990
Warrants to purchase Series B Convertible Preferred Stock	497,010	497,010
Warrants to purchase Series D Convertible Preferred Stock	1,476,468	486,940
Convertible notes	4,742,818	599,548
Common stock options	25,620,937	20,093,732
Restricted Stock Units	1,085,610	940,930

	119,105,833	108,301,150

15.	Defined Contribution Plan
The Company sponsors a defined-contribution savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, covering substantially all full-time U.S. employees. Participating employees may contribute a percentage of their qualifying annual compensation up to the annual Internal Revenue Service contribution limit. The 401(k) Plan was adopted in 2013. Since the inception of the plan, the Company has not matched employee contributions.

16.	Subsequent Events
The Company considers events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through June 30, 2021, the date the consolidated financial statements were available to be issued.
Business combination
In April 2021, the Company entered into a letter of intent with a SPAC, with respect to a potential business combination between the Company and the SPAC. The letter of intent was subsequently amended in May 2021 (the “
Amended LOI
”). The Amended LOI contemplates the acquisition of 100% of the outstanding equity interests of the Company in exchange for shares of common stock of the SPAC, at an enterprise valuation of the Company of approximately $3.5 billion, subject to certain purchase price adjustments. The Amended LOI also contemplates, among other things, a PIPE financing of approximately $400.0 million conditioned upon the consummation of the business combination. The proposed business combination will result in the Company becoming a wholly owned subsidiary of a publicly traded company on the NYSE. The execution of a definitive business combination agreement is subject to, among other things, completion of negotiations, completed due diligence and final approval of the SPAC’s and the Company’s Board of Directors.
Litigation settlement
In May 2021, the Company entered into a legal settlement agreement related to alleged claims brought forth by a customer. Pursuant to the settlement agreement, the Company agreed to pay $10.0 million. The legal settlement is accrued as a customer payable in the Consolidated Balance Sheet as of January 31, 2021 (Note 6).

Planet Labs Inc.
Notes to Consolidated Financial Statements
Years Ended January 31, 2021 and 2020

Contract amendments
On June 28, 2021, the Company amended the terms of its hosting agreement with Google. The amendment, among other things, increases the aggregate purchase commitments to $193.0 million. The amended agreement commences on August 1, 2021 and extends through January 31, 2028.

Unaudited Condensed Consolidated Financial Statements as of October 31, 2021 and for the
Nine Months Ended October 31, 2021 and 2020

Planet Labs Inc.
Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and par value amounts)	October 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$58,989	$71,183
Accounts receivable, net	15,177	47,110
Prepaid expenses and other current assets	19,068	7,134

Total current assets	93,234	125,427
Property and equipment, net	138,011	159,855
Capitalized internal-use software, net	10,473	11,994
Goodwill	88,393	88,393
Intangible assets, net	4,832	5,673
Restricted cash, non-current	5,749	4,982
Other non-current assets	8,977	2,984

Total assets	$349,669	$399,308

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,059	$1,446
Accrued and other current liabilities (1)	28,642	30,195
Deferred revenue (1)	47,013	57,570
Liability from early exercise of stock options	17,032	—
Convertible notes, at fair value (1)	109,953	8,244
Preferred stock warrant liability	14,047	11,359
Debt, net of discount	64,972	—

Total current liabilities	288,718	108,814
Debt, net of discount	—	62,644
Convertible notes, at fair value (1)	—	92,968
Deferred revenue (1)	7,976	15,122
Deferred hosting costs (1)	13,141	7,971
Deferred rent	1,354	2,991
Other non-current liabilities	1,287	1,287

Total liabilities	312,476	291,797
Commitments and contingencies (Note 6)

Stockholders’ equity
Convertible preferred stock, $0.00002 par value, 105,000,000 shares authorized, 85,682,990 shares issued and outstanding, $696,415 aggregate liquidation preference at October 31, 2021 and January 31, 2021 (1)	2	2
Common stock, $0.00002 par value, 155,000,000 and 15,000,000 Class A and Class B shares authorized, respectively; 17,625,967 and 14,876,627 Class A shares issued and outstanding at October 31, 2021 and January 31, 2021, respectively; 13,811,878 Class B shares issued and outstanding at October 31, 2021 and January 31, 2021	1	1
Additional paid-in capital	766,150	745,644
Accumulated other comprehensive income	2,104	1,769
Accumulated deficit	(731,064)	(639,905)

Total stockholders’ equity	37,193	107,511

Total liabilities and stockholders’ equity	$349,669	$399,308

(1)	Balance includes related-party transactions entered into with Google. See Note 10.
See accompanying notes to unaudited condensed consolidated financial statements.

Planet Labs Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Nine Months Ended October 31,
(in thousands, except share and per share amounts)	2021	2020
Revenue (1)	$94,063	$82,887
Cost of revenue (1)	59,757	64,558

Gross profit	34,306	18,329
Operating expenses
Research and development (1)	39,521	32,441
Sales and marketing	33,691	27,221
General and administrative	31,939	25,548

Total operating expenses	105,151	85,210

Loss from operations	(70,845)	(66,881)

Debt extinguishment gain	—	673
Interest expense	(7,750)	(6,835)

Change in fair value of convertible notes and warrant liabilities	(11,429)	(16,513)
Other income (expense), net	(313)	520

Total other expense, net	(19,492)	(22,155)

Loss before provision for income taxes	(90,337)	(89,036)
Provision for income taxes	822	569

Net loss	$(91,159)	$(89,605)

Other comprehensive loss
Foreign currency translation adjustment, net of tax	335	37

Comprehensive loss	$(90,824)	$(89,568)

Basic and diluted net loss per share attributable to common stockholders	$(3.01)	$(3.13)

Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	30,264,402	28,640,817

(1)	Balance includes related-party transactions entered into with Google. See Note 10.
See accompanying notes to unaudited condensed consolidated financial statements.

Planet Labs Inc.
Unaudited Condensed Consolidated Statements of Stockholders’ Equity

(in thousands, except share amounts)	Convertible Preferred Stock				Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity
			Common Stock
	Shares	Amount	Shares	Amount
Balances at January 31, 2021	85,682,990	$2	28,688,505	$1	$745,644	$1,769	$(639,905)	$107,511
Issuance of Class A common shares from the exercise of stock options	—	—	2,749,340	—	6,866	—	—	6,866
Vesting of restricted stock awards	—	—	—	—	896	—	—	896
Issuance of recourse note to employee	—	—	—	—	(389)	—	—	(389)
Stock-based compensation	—	—	—	—	13,133	—	—	13,133
Change in translation	—	—	—	—	—	335	—	335
Net loss	—	—	—	—	—	—	(91,159)	(91,159)

Balances at October 31, 2021	85,682,990	$2	31,437,845	$1	$766,150	$2,104	$(731,064)	$37,193

(in thousands, except share amounts)	Convertible Preferred Stock				Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity
			Common Stock
	Shares	Amount	Shares	Amount
Balances at January 31, 2020	85,682,990	$2	27,597,805	$1	$728,943	$1,493	$(512,802)	$217,637
Issuance of common stock warrants	—	—	—	—	1,624	—	—	1,624
Issuance of Class A common shares from the exercise of stock options	—	—	906,450	—	438	—	—	438
Stock-based compensation	—	—	—		11,481	—	—	11,481
Change in translation	—	—	—	—		37	—	37
Net loss	—	—	—	—		—	(89,605)	(89,605)

Balances at October 31, 2020	85,682,990	$2	28,504,255	$1	$742,486	$1,488	$(602,407)	$141,612

See accompanying notes to unaudited condensed consolidated financial statements.

Planet Labs Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended October 31,
(in thousands)	2021	2020
Operating activities
Net loss	$(91,159)	$(89,605)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	33,865	46,300
Stock-based compensation, net of capitalized cost of $514 and $392, respectively	12,619	11,089
Provision for doubtful accounts	140	1,001
Change in fair value of convertible notes and warrant liabilities	11,429	16,513
Debt extinguishment gain	—	(673)
Deferred income taxes	406	121
Amortization of debt discount and issuance costs	2,328	1,966
Changes in operating assets and liabilities
Accounts receivable	32,336	(17,512)
Prepaid expenses and other assets	(12,860)	(1,321)
Accounts payable, accrued and other liabilities	2,061	(565)
Deferred revenue	(17,401)	(768)
Deferred hosting cost	6,759	6,802
Deferred rent	(1,539)	(1,444)

Net cash used in operating activities	(21,016)	(28,096)

Investing activities
Purchases of property and equipment	(6,051)	(20,845)
Capitalized internal-use software	(2,678)	(3,009)
Other	(454)	(422)

Net cash used in investing activities	(9,183)	(24,276)
Financing activities
Proceeds from the exercise of common stock options	6,866	438
Proceeds from the early exercise of common stock options	17,928	—
Payments of deferred offering costs	(5,281)	—
Proceeds from issuance of debt and common stock warrants, net of issuance costs	—	14,862
Principal payment of convertible notes	—	(2,586)
Proceeds from issuance of convertible notes and preferred stock warrant	—	71,125

Net cash provided by financing activities	19,513	83,839
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(807)	250

Net increase in cash, cash equivalents and restricted cash	(11,493)	31,717
Cash, cash equivalents and restricted cash at the beginning of the period	76,540	27,739

Cash, cash equivalents and restricted cash at the end of the period	$65,047	$59,456

Supplemental disclosure of cash flow information
Cash paid for interest	$5,422	$4,727
Cash paid for income taxes	$672	$447
Supplemental disclosure of noncash investing and financing activities
Accrued purchase of property and equipment	$444	$890
Deferred offering costs, accrued but not paid	$1,129	$—
See accompanying notes to unaudited condensed consolidated financial statements.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

1.	Organization
Planet Labs Inc. (including its subsidiaries or the “Company”) was incorporated in the state of Delaware on December 28, 2010. The Company was originally incorporated as Cosmogia Inc., and the name was subsequently changed to Planet Labs Inc. on June 24, 2013. The Company was founded to design, construct, and launch constellations of satellites with the intent of providing high cadence geospatial data delivered to customers via an online platform. During 2015 the Company acquired certain entities of the BlackBridge Corporation Group (“BlackBridge”). In April 2017, the Company completed the acquisition of Terra Bella Technologies Inc. (“Terra Bella”). The acquisition of BlackBridge provided the Company downstream knowledge and global reach, while the acquisition of Terra Bella added high-resolution imagery capabilities to the Company’s fleet. In March 2019, to accelerate the adoption of commercial geospatial information services, the Company completed its acquisition of Boundless Spatial, Inc. (“Boundless”) and subsequently changed the Boundless name to Planet Labs Federal, Inc. on March 11, 2019.
The Company is headquartered in San Francisco, California, with operations throughout the United States (“U.S.”), Canada, Asia and Europe. The Company has wholly-owned foreign subsidiaries in Canada, Germany, Luxembourg, Singapore and the Netherlands.
Business Combination
On July 7, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with dMY Technology Group, Inc. IV (“dMY IV”), a special purpose acquisition company (“SPAC”), and certain of its subsidiaries (the “Business Combination”). On December 7, 2021, the Company completed the Business Combination (the “Closing”), pursuant to which, via a series of mergers, the Company merged with and into dMY IV and dMY IV was renamed Planet Labs PBC.
Upon the Closing, all of the Company’s outstanding equity interests were converted into the right to receive equity interests in Planet Labs PBC. The Company’s outstanding shares of Class A Common Stock, Class B Common Stock and preferred stock were converted into shares of Planet Labs PBC at the exchange ratio of 1.53184. Upon the Closing, the Company received aggregate gross proceeds of $590.2 million, including $252.0 million in gross proceeds from a Private Investment in Public Equity (“PIPE”) financing which closed substantially simultaneously with the Business Combination. The Company paid approximately $54.4 million of transaction expenses upon closing of the Business Combination.
Immediately prior to the Closing, the outstanding principal, accrued interest and repayment fees of $67.1 million of the credit agreement with SVB and Hercules was repaid and the Venture Tranche B loans and the 2020 Convertible Notes converted into shares of the Company’s Class A Common Stock. In addition, immediately prior to the Closing, certain warrants for the purchase of Series D convertible preferred stock issued in connection with the 2020 Convertible Notes converted into shares of the Company’s Class A Common Stock. See Note 7 for further details of these financial instruments.
The Business Combination is expected to be accounted for as a reverse recapitalization; the Company will be considered the accounting predecessor and dMY IV will be treated as the acquired company for financial statement reporting purposes.

2.	Basis of Presentation and Principles of Consolidation
The unaudited condensed consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”).

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

Certain notes or other information that are normally required by U.S. GAAP have been omitted if they substantially duplicate the disclosures contained in the Company’s annual audited consolidated financial statements. Accordingly, the unaudited condensed consolidated financial statements should be read in connection with the Company’s audited consolidated financial statements and related notes as of and for the two years ended January 31, 2021 and 2020. The accompanying interim condensed consolidated financial statements are unaudited; however, in the opinion of management they include all normal and recurring adjustments necessary for a fair presentation of the Company’s unaudited condensed consolidated financial statements for the periods presented. The results of operations for the nine months ended October 31, 2021 are not necessarily indicative of the results expected for the year ending January 31, 2022 or any other future period.
The unaudited condensed consolidated financial statements include the accounts of Planet Labs Inc. and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. The Company’s fiscal year end is January 31.
Liquidity and Going Concern
Since its inception, the Company has incurred net losses and negative cash flows from operations. As of October 31, 2021, the Company had an accumulated deficit of $731.1 million. For the nine months ended October 31, 2021, the Company incurred a net loss before income tax of $90.3 million and had net cash outflows from operations of $21.0 million. The Company expects to incur additional operating losses and negative cash flows from operations in the future as it continues to expand its commercial operations and research and development programs. As of October 31, 2021 and January 31, 2021, the Company had $59.0 million and $71.2 million of cash and cash equivalents, respectively.
As further discussed in Note 7, as of October 31, 2021 and January 31, 2021, the Company had $77.1 million aggregate principal amount of convertible notes outstanding (the “2020 Convertible Notes” and “Tranche B”), of which approximately $71.1 million had a maturity date of June 22, 2022 and $6.0 million had no stated maturity date. In addition, as of October 31, 2021 and January 31, 2021, the Company had $67.0 million of principal and fees due to Silicon Valley Bank (“SVB”) and Hercules Capital Inc. (“Hercules”) with a maturity date of June 21, 2022 (the “SVB & Hercules Loan”). The SVB and Hercules Loan also contained a “springing maturity” provision, which accelerates the maturity date for repayment of the loan, including interest and fees to March 23, 2022, if the outstanding 2020 Convertible Notes did not convert into equity securities by such date.
These conditions raised substantial doubt about the Company’s ability to continue as a going concern. As a result of the proceeds received from the Business Combination and PIPE financing, and the conversion of the 2020 Convertible Notes (see Note 1), management expects the Company to have the ability to meet its obligations as they become due within one year after the date these financial statements were issued and has determined that substantial doubt about the Company’s ability to continue as a going concern no longer exists.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The significant estimates and assumptions that affect the Company’s unaudited condensed consolidated financial statements include, but are not limited to, the useful lives of property and equipment, capitalized internal-use
software and intangible assets, allowance for doubtful accounts, estimates related to revenue recognition, including the assessment of performance obligations within a contract and the determination of standalone selling price (“SSP”) for each performance obligation, the fair value of common stock and other assumptions used to

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

measure stock-based compensation, the fair value of convertible notes and preferred stock warrants, the fair value of assets acquired, and liabilities assumed from business combinations, the impairment of long-lived assets and goodwill, the recognition, measurement and valuation of current and deferred income taxes and uncertain tax positions, and contingencies.
These estimates and assumptions are based on management’s best estimates and judgment. Management regularly evaluates its estimates and assumptions using historical experience and other factors; however, due to the inherent uncertainties in making estimates, actual results could differ from those estimates and such differences may be material to the unaudited condensed consolidated financial statements.
Due to the
COVID-19
pandemic, there is ongoing uncertainty and disruption in the global economy and financial markets. The Company is not aware of any specific event or circumstance that would require an update to its estimates or assumptions or a revision of the carrying value of its assets or liabilities. These estimates and assumptions may change in the future, as new events occur and additional information is obtained.
Cash and Cash Equivalents and Restricted Cash
Cash and cash equivalents include interest-bearing bank deposits, money market funds and other highly liquid investments with maturities of 90 days or less at the date of purchase.
The Company had restricted cash of $6.1 million and $5.4 million as of October 31, 2021 and January 31, 2021, respectively, which consisted of collateral money market accounts for the Company’s headquarters and other domestic office operating leases of $4.2 million and $4.3 million, performance guarantees required for the Company’s foreign sales activities of $1.6 million and $0.9 million and $0.3 million and $0.2 million in deposits related to the Company’s foreign operations as of October 31, 2021 and January 31, 2021, respectively.
A reconciliation of the Company’s cash and cash equivalents in the unaudited condensed consolidated balance sheets to cash, cash equivalents and restricted cash in the unaudited condensed consolidated statements of cash flows as of October 31, 2021 and January 31, 2021 is as follows:

	October 31,	January 31,
(in thousands)	2021	2021
Cash and cash equivalents	$58,989	$71,183
Restricted cash, current	309	375
Restricted cash, non-current	5,749	4,982

Total cash, cash equivalents and restricted cash	$65,047	$76,540

Restricted cash, current of $0.3 million and $0.4 million is included in prepaid expenses and other current assets as of October 31, 2021 and January 31, 2021, respectively.
Fair Value Measurement
Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (an “exit price”), in the principal or most advantageous market for that asset or liability in an orderly transaction between market participants on the measurement date.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

The Company measures fair value based on a three-level hierarchy of inputs, maximizing the use of observable inputs, where available, and minimizing the use of unobservable inputs when measuring fair value. A financial instrument’s level within the three-level hierarchy is based on the lowest level of input that is significant to the fair value measurement. The three-level hierarchy of inputs is as follows:
Level 1: Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. These inputs are based on the Company’s own assumptions about current market conditions and require significant management judgment or estimation.
The Company’s assets and liabilities measured at fair value on a recurring basis consist of cash and cash equivalents, restricted cash, accrued liabilities, preferred stock warrant liabilities and convertible notes.
The fair value of cash, cash equivalents and accrued liabilities approximate the stated carrying value, due to the short time to maturity. The carrying amount of the Company’s outstanding debt approximates fair value as the debt bears a floating rate that approximates the market interest rate. The Company’s convertible notes and preferred stock warrant liability, where the values are based on valuation techniques that require inputs that are both unobservable and are significant to the overall fair value measurement, are classified as Level 3 under the fair value hierarchy. The fair value of these Level 3 financial liabilities is determined using pricing models, discounted cash flow methodologies or similar techniques for which the determination of fair value requires significant management judgment or estimation (Note 4). The Company measures certain non-financial
assets including property and equipment, and other intangible assets at fair value on a non-recurring
basis in periods after initial measurement in circumstances when the fair value of such assets are impaired below their recorded cost. As of October 31, 2021 and January 31, 2021 there were no material non-financial
assets recorded at fair value.
Fair Value Option
The Company has elected the fair value option to account for its convertible notes. The Company records the convertible notes at fair value with changes in fair value recorded on the unaudited condensed consolidated statement of operations and comprehensive loss (Note 4). The primary reason for electing the fair value option is for simplification and cost-benefit considerations of accounting for the convertible notes at fair value versus bifurcation of the embedded derivatives. As a result of applying the fair value option, direct costs and fees related to the convertible notes were expensed as incurred and were not deferred.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Repair and maintenance costs are expensed as incurred. Significant improvements that extend the useful life or add functionality to property and equipment are capitalized. Depreciation is computed once an asset is placed in service using the straight-line method over the estimated useful life of the asset, which is as follows:

Estimated useful life
(in years)
Computer equipment and purchased software	3
Office furniture, equipment and fixtures	5
Satellites	2.2 to 9
Ground stations and ground station equipment	3 to 10
Leasehold improvements	lesser of useful life or term of lease
Costs directly associated with design, construction, launch, and commissioning of satellites and systems are capitalized when the design and operation of the satellites and systems is at a sufficiently advanced stage such that the Company believes that recovery of the costs through future cash inflows is probable. The Company capitalizes material, labor and launch costs (including integration and launch insurance costs) that are incurred and necessary for the satellites to be placed into service. The Company depreciates the cost of a satellite over its estimated useful life, using the straight-line method of depreciation, once it is placed into service, which is when the Company determines that the satellites are providing imagery that meets the required quality specifications for sale to its customers.
The estimated useful life over which the Company depreciates a satellite is determined once the satellite has been placed into service. The initial determination of the satellite’s useful life involves the consideration of multiple factors, including design life, random part failure probabilities, expected component degradation and cycle life, fuel consumption (where applicable), and experience with satellite parts, vendors and similar assets.
At least annually, or more frequently, should facts and circumstances indicate a need, the Company performs an assessment of the remaining useful lives of its property and equipment including its satellites. The assessment for satellites evaluates satellite usage data, remaining fuel (where applicable), operational stresses and other factors that may impact the satellite’s expected useful life.
In February 2021, the Company completed an assessment of the useful lives of its satellites and adjusted the estimated useful life of certain satellites from 6 years to 9 years. This change in accounting estimate was effective beginning in fiscal year 2022.
In August 2021, additional information specific to a single high resolution satellite became available which indicated the useful life of the satellite will be less than originally estimated. The change in estimate for this satellite was accounted for prospectively beginning in August 2021.
The effect of these changes in estimate was a net decrease in depreciation expense of $13.7 million and a decrease in basic and diluted net loss per share attributable to common stockholders of approximately $0.45 for the nine months ended October 31, 2021. These changes in estimate are expected to result in a net decrease in depreciation expense of $17.6 million for the year ended January 31, 2022.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

Deferred Offering Costs
The Company has capitalized qualified legal, accounting and other direct costs related to the merger with dMY IV (see Note 1). Deferred offering costs are included in other assets on the balance sheets and were deferred until the completion of the merger with dMY IV on December 7, 2021, at which time they were deducted from additional paid-in
capital. As of October 31, 2021, $6.3 million of deferred offering costs were capitalized within other assets.
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standard Codification (“ASC”) Topic 606,
Revenue from Contracts with Customers
(“Topic 606”). Under Topic 606, the Company recognizes revenue under the core principle to depict the transfer of control to the Company’s customers in an amount reflecting the consideration to which the Company expects to be entitled. In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when a performance obligation is satisfied.
The Company derives its revenue principally from licensing rights to use imagery that is delivered digitally through its online platform in addition to providing related services. Imagery licensing agreements vary by contract, however, generally they have annual or multi-year contractual terms. The data licenses are generally purchased via a fixed price contract on a subscription or usage basis, whereby a customer pays for access to the Company’s imagery that may be downloaded over a specific period of time, or, less frequently, on a transactional basis, whereby the customer pays for individual content or archive access licenses. The Company’s imagery licensing agreements and service agreements are generally non-cancelable
and do not contain refund-type provisions.
At contract inception, the Company assesses the product offerings in its contracts to identify performance obligations that are distinct. A performance obligation is distinct when it is separately identifiable from other items in a bundled package and if a customer can benefit from it on its own or with other resources that are readily available to the customer. To identify the performance obligations, the Company considers all of the product offerings promised in the contract.
Imagery licensing arrangements generally provide customers with the right to access imagery through the Company’s platform, download content on a limited or unlimited basis over the contractual period depending on the terms of the applicable contract, or provide both the right to access imagery and download content. The access to imagery through the Company’s online platform and the ability to download such imagery represent two separate performance obligations. As such, a portion of the total contract consideration related to access to continuously updated imagery content is recognized ratably on a straight-line basis over the term of the contract.
At contract inception, existing or archived imagery is available for download by the customer. The existing or archived imagery has significant standalone functionality and is not updated once licensed to a particular customer. As such, the portion of the contract consideration related to the download license of existing or archive imagery content is recognized as revenue at the commencement of the contract when control of the imagery is transferred, and the imagery is available for download by the customer. The portion of the contractual consideration related to the download of monitoring imagery content is recognized over the term of the contract utilizing a usage-based output measure of progress based on the download capacity specified in the contract. To the extent the number of downloads of the specified imagery content is unlimited, the contractual consideration related to downloads is recognized ratably on a straight-line basis over the term of the contract.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

When the Company’s contracts with customers contain more than a single performance obligation, management allocates the total contract consideration to each performance obligation on a relative SSP basis. The SSP is the price at which the Company would sell a promised product or service separately to a customer. Judgment is required to determine the SSP for each distinct performance obligation. The Company determines SSP by considering its overall pricing practices and market conditions, including the Company’s discounting practices, the size and volume of the Company’s transactions, the customer demographic, price lists, historical sales, contract prices and customer relationships.
The Company also provides other services to customers, including professional services such as training, analytical services, research and development services to third parties, and other value-added activities related to imagery products. These revenues are recognized as the services are rendered, on a proportional performance basis for fixed price contracts or ratably over the contract term for subscription professional services contracts. Training revenues are recognized as the services are performed.
The Company recognizes revenue on a gross basis. The Company is the principal in the transaction as it is the party responsible for the performance obligation and it controls the product or service before transferring it to the customer.
Revenue excludes sales and usage based taxes where it has been determined that the Company is acting as a pass through agent.
The transaction price is the total amount of consideration that the Company expects to be entitled to in exchange for the product offerings in a contract. The prices of imagery licensing and other services are generally fixed at contract inception and therefore, the Company’s contracts do not contain a significant amount of variable consideration. From time to time, the Company may enter into contracts with its customers that provide a form of variable consideration, including a revenue share arrangement. For these arrangements, the Company estimates the variable consideration at the contract inception based on the most likely amount in a range of possible outcomes. The estimate of variable consideration is reassessed on a quarterly basis.
The Company typically bills in advance either quarterly or annually for contacts with terms of one year or longer. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the underlying performance obligations have been satisfied. Advance payments from customers have been categorized as current or non-current
deferred revenue based on the expected performance date. The Company applied the practical expedient in Topic 606 and did not evaluate contracts of one year or less for the existence of a significant financing component. The financing component of multi-year contracts were not significant.
Emerging Growth Company
The Jumpstart Our Business Startups Act of 2012 (‘‘JOBS Act’’) allows an emerging growth company (‘‘EGC’’) to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act allows emerging growth companies to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

private companies. The Company is an EGC and has elected to use the extended transition period under the JOBS Act until the earlier of the date that it is (i) no longer an EGC or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. The adoption dates discussed below, within the Recently Issued Accounting Pronouncements section, reflect this election.
Recently Adopted Accounting Pronouncements
In August 2018, the Financial Accounting Standards Board (“FASB”) issued ASU
2018-15,
Intangibles—Goodwill and
Other—Internal-Use
Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract
(ASU
2018-15)
,
which clarifies the accounting for implementation costs in cloud computing arrangements. The Company adopted this guidance as of February 1, 2021, with no material impact on its unaudited condensed consolidated financial statements.
In November 2018, the FASB issued ASU
2018-18,
Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606
, which amends ASC 808 to clarify when transactions between participants in a collaborative arrangement under ASC 808 are within the scope of the FASB’s new revenue standard, ASU
2014-09
(codified in Accounting Standards Codification (“ASC”) 606). The Company adopted this guidance as of February 1, 2021, with no material impact on its unaudited condensed consolidated financial statements.

3.	Revenue
Deferred Revenue
During the nine months ended October 31, 2021 and 2020, the Company recognized revenue of $35.3 million and $33.9 million, respectively, that had been included in deferred revenue as of January 31, 2021 and 2020, respectively.
Remaining Performance Obligations
The Company often enters into multi-year imagery licensing arrangements with its customers, whereby the Company generally invoices the amount for the first year of the contract at signing followed by subsequent annual invoices at the anniversary of each year. Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized, which includes both deferred revenue and non-cancelable
contracted revenue that will be invoiced and recognized in revenue in future periods. The Company’s remaining performance obligations were $154.8 million as of October 31, 2021, which consists of both deferred revenue of $55.0 million and non-cancelable
contracted revenue that will be invoiced in future periods of $99.8 million. The Company expects to recognize approximately 68% of the remaining performance obligation over the next 12 months, approximately 92% of the remaining obligation over the next 24 months, and the remainder thereafter.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

Disaggregation of Revenue
The following table disaggregates revenue by major geographic region:

	Nine Months Ended October 31,
(in thousands)	2021	2020
United States	$39,293	$44,219
Norway	10,914	98
Canada	6,476	14,171
Rest of world	37,380	24,399

Total revenue	$94,063	$82,887

No single country in the Rest of world accounted for more than 10% of revenue for the nine months ended October 31, 2021 and 2020.
Costs to Obtain and Fulfill a Contract
Commissions paid to the Company’s direct sales force are considered incremental costs of obtaining a contract with a customer. Accordingly, commissions are capitalized when incurred and amortized to sales and marketing expense over the period of benefit from the underlying contracts. The period of benefit from the underlying contract is consistent with the timing of transfer to the performance obligations to which the capitalized costs relate, and is generally consistent with the contract term.
During the nine months ended October 31, 2021 and 2020, the Company deferred $1.2 million and $2.5 million of commission expenditures to be amortized in future periods. The Company’s amortization of commission expenditures was $1.7 million and $1.3 million for the nine months ended October 31, 2021 and 2020, respectively. As of October 31, 2021 and January 31, 2021, deferred commissions consisted of the following:

	October 31,	January 31,
(in thousands)	2021	2021
Deferred commission, current	$1,206	$1,030
Deferred commission, non-current	1,102	1,697

Total deferred commission	$2,308	$2,727

The current portion of deferred commissions are included in prepaid expenses and other current assets on the unaudited condensed consolidated balance sheets. The non-current
portion of deferred commissions are included in other
non-current
assets on the unaudited condensed consolidated balance sheets.

4.	Fair Value of Financial Assets and Liabilities
Assets and liabilities recognized or disclosed at fair value in the financial statements are categorized based upon the level of judgment associated with the inputs used to measure their respective fair values.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

The following table sets forth the Company’s financial instruments that were measured at fair value on a recurring basis for recognition or disclosure purposes as of October 31, 2021 and January 31, 2021 by level within the fair value hierarchy. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and considers factors specific to the asset or liability.

	October 31, 2021
(in thousands)	Level 1	Level 2	Level 3
Assets
Cash equivalents: money market funds	$37,535	$—	$—
Restricted cash: money market funds	5,875	—	—

Total assets	43,410	—	—

Liabilities
Convertible notes	—	—	109,953
Preferred stock warrant liability	—	—	14,047

Total liabilities	$—	$—	$124,000

	January 31, 2021
(in thousands)	Level 1	Level 2	Level 3
Assets
Cash equivalents: money market funds	$50,449	$—	$—
Restricted cash: money market funds	5,165	—	—

Total assets	55,614	—	—

Liabilities
Convertible notes	—	—	101,212
Preferred stock warrant liability	—	—	11,359

Total liabilities	$—	$—	$112,571

The fair value of the Company’s money market funds is based on quoted active market prices for the funds and is determined using the market approach. There were no realized or unrealized gains or losses on money market funds as of October 31, 2021 and January 31, 2021.
The Company measures its convertible notes and preferred stock warrants at fair value based on significant inputs not observable in the market, which causes them to be classified as a Level 3 measurement within the fair value hierarchy. These valuations use assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going
basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the convertible notes and preferred stock warrants related to updated assumptions and estimates are recognized within the unaudited condensed consolidated statements of operations and comprehensive loss.
The fair value of the convertible notes and preferred stock warrants may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liabilities. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

Level 3 Disclosures
The following table provides quantitative information associated with the fair value measurements of the Company’s Level 3 inputs:

	Fair Value as of October 31, 2021	Valuation Technique	Unobservable Input Description	Input
	(in thousands)

Convertible Notes	$109,953	Market approach	Probability of Conversion upon Business Combination	100%

			Discount for lack of marketability	5%

Preferred Stock Warrant Liability	14,047	Black-Scholes	Expected Term	8.4 years

			Volatility	60%

			Risk-free interest rate	1.49%

			Dividend yield	0%

		Market approach	Probability of Conversion upon Business Combination	100%

			Discount for lack of marketability	5%

	Fair value as of January 31, 2021	Valuation Technique	Unobservable Input Description	Input
	(in thousands)

Convertible Notes	$101,212	Probability-weighted	Estimated time to liquidation	0.2-.5 years

			Volatility	35.00%

			Discount Yield	16.00%

			Risk-free interest rate	0.06%

Preferred Stock Warrant Liability	11,359	Option Pricing Method	Term	0.5-1.75 years

			Volatility	60.00%

			Discount for lack of marketability	10%- 17%

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

The fair value of the convertible notes as of October 31, 2021 was estimated using a market approach. The fair value of the convertible notes as of January 31, 2021 was estimated using a probability- weighted hybrid method combining (i) an option pricing model, and (2) a discounted cash flow analysis. The significant unobservable inputs used in the fair value measurement of the Company’s convertible note are the probability of conversion upon business combination, discount for lack of marketability, estimated time to liquidation, volatility, discount yield and risk-free interest rates. Significant changes in the probability of conversion upon business combination, estimated time to liquidation, volatility and discount yield would result in significantly lower or higher fair value measurement, respectively.
The fair value of the preferred stock warrant liability as of October 31, 2021 was estimated using a market approach and the Black-Scholes option pricing model. As of January 31, 2021, the fair value of the preferred stock warrants was estimated using an option pricing model. The significant unobservable inputs used in the fair value measurement of the Company’s preferred stock warrant liabilities are probability of conversion upon business combination, volatility, term and discount for lack of marketability. Significant changes in the probability of conversion upon business combination and volatility would result in significantly lower or higher fair value measurement, respectively.
The following table presents changes in Level 3 liabilities measured at fair value for the nine months ended October 31, 2021 and 2020:

(in thousands)	Convertible Notes	Preferred Stock Warrant Liability
Fair value, January 31, 2020	$10,804	$3,849
Issuance	68,528	2,596
Extinguishment	(3,260)	—
Change in fair value	15,346	1,167

Fair value at end of period, October 31, 2020	$91,418	$7,612

Fair value, January 31, 2021	$101,212	$11,359
Change in fair value	8,741	2,688

Fair value at end of period, October 31, 2021	$109,953	$14,047

For the nine months ended October 31, 2021 and 2020, the changes in fair value of the convertible notes resulted from an increase in probability of conversion upon a business combination, an adjustment to the remaining period to the expected outcome and changes to the overall enterprise valuation. For the nine months ended October 31, 2021 and 2020, the changes in the fair value of the preferred stock warrant liability resulted from a change in probability of conversion upon a business combination, change in the estimated fair value of preferred stock and overall enterprise valuation.
Immediately prior to the Closing of the Business Combination, the convertible notes and certain preferred stock warrants converted into shares of the Company’s Class A Common Stock, see Note 1.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

5.	Balance Sheet Components
Property and Equipment, Net
Property and equipment, net consists of the following:

	October 31,	January 31,
(in thousands)	2021	2021
Satellites*	$306,989	$302,577
Leasehold improvements	15,448	15,630
Ground stations and ground station equipment	12,648	12,560
Office furniture, equipment and fixtures	5,077	4,995
Computer equipment and purchased software	8,094	7,837

Total property and equipment, gross	348,256	343,599
Less: Accumulated depreciation	(210,245)	(183,744)

Total property and equipment, net	$138,011	$159,855

*	Satellites include $9.1 million and $13.3 million of satellites in process and not in service as of October 31, 2021 and January 31, 2021, respectively.
Interest expense associated with manufactured satellites was not material for the nine months ended October 31, 2021 and 2020.
Total depreciation expense for the nine months ended October 31, 2021 and 2020 was $28.1 million and $38.9 million, respectively, of which $24.5 million and $34.0 million, respectively, was depreciation expense specific to satellites.
Capitalized
Internal-Use
Software Development Costs
Capitalized
internal-use
software costs, net of accumulated amortization consists of the following:

	October 31,	January 31,
(in thousands)	2021	2021
Capitalized internal-use software	$35,370	$32,425
Less: Accumulated amortization	(24,897)	(20,431)

	$10,473	$11,994

Interest expense associated with capitalized
internal-use
software costs was not material for the nine months ended October 31, 2021 and 2020.
Amortization expense for capitalized
internal-use
software for the nine months ended October 31, 2021 and 2020 was $4.5 million and $5.5 million, respectively.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

Goodwill and Intangible Assets
Goodwill and Intangible assets consist of the following:

	October 31, 2021				January 31, 2021
(in thousands)	Gross Carrying Amount	Accumulated Amortization	Foreign Currency Translation	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Foreign Currency Translation	Net Carrying Amount
Developed technology	$8,070	$(7,311)	$(9)	$750	$8,070	$(6,869)	$(9)	$1,192
Image library	11,983	(10,449)	44	1,578	11,430	(10,203)	104	1,331
Customer relationships	3,280	(2,017)	9	1,272	3,280	(1,615)	9	1,674
Trade names and other	3,755	(2,562)	39	1,232	3,755	(2,318)	39	1,476

Total intangible assets	27,088	(22,339)	83	4,832	26,535	(21,005)	143	5,673

Goodwill	$86,587	$—	$1,806	$88,393	86,587	$—	$1,806	$88,393

Amortization expense for the nine months ended October 31, 2021 and 2020 was $1.3 million and $1.9 million, respectively.
There have been no material changes to the Company’s future amortization of intangible assets as of October 31, 2021.
Prepaid Expenses and Other Assets
Prepaid expenses and other current assets consist of the following:

	October 31,	January 31,
(in thousands)	2021	2021
R&D funding receivables (1)	$7,705	$—
Prepaid tax and withholding tax receivables	1,030	1,761
Prepaid satellite launch services	2,480	—
Deferred commissions	1,206	1,030
Deposits	727	667
Restricted cash	309	375
Other prepayments and receivables	5,611	3,301

Total prepaid expenses and other current assets	$19,068	$7,134

Other
non-current
assets consist of the following:

	October 31,	January 31,
(in thousands)	2021	2021
Deferred offering costs	$6,260	$—
Deferred commissions	1,102	1,697
Prepaid satellite launch services	1,473	772
Other non-current assets	142	515

Total other non-current assets	$8,977	$2,984

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

Accrued and Other Current Liabilities
Accrued liabilities and other current liabilities consist of the following:

	October 31,	January 31,
(in thousands)	2021	2021
Deferred R&D service liability (1)	$13,179	$8,208
Payroll and related expenses	3,873	3,229
Customer payable (2)	—	10,000
Deferred hosting costs	3,890	2,301
Deferred rent	2,160	2,215
Deferred offering costs	1,129	—
Accrued interest payable	616	616
Withholding taxes and other taxes payable	967	841
Other accruals	2,828	2,785

Total accrued and other current liabilities	$28,642	$30,195

(1)
In December 2020, the Company entered into a development services agreement, whereby the Company agreed to provide the technical knowledge and services to design and develop certain prototype satellites and deliver and test early data collected (the “R&D Services Agreement”). The R&D Services Agreement is unrelated to the Company’s ordinary business activities and provides for a fee of $40.2 million, to be paid to the Company as specified milestones are achieved over a three-year period. The Company has discretion in managing the activities under the R&D Services Agreement and retains all developed intellectual property. The Company has no obligation to repay any of the funds received regardless of the outcome of the development work; therefore, the arrangement is accounted for as funded research and development pursuant to ASC
730-20,
Research and Development
. As ASC
730-20
does not indicate the accounting model for research and development services, the Company determined the total transaction price is taken over the agreement term as a reduction of research and development expenses based on a cost incurred method. Through October 31, 2021, the Company has received $8.3 million under the R&D Services Agreement. As of October 31, 2021, the Company has the contractual right to receive an additional $7.7 million under the R&D Services Agreement, which is included in Prepaid expenses and other current assets. The deferred R&D service liability was $13.2 million and $8.2 million as of October 31, 2021 and January 31, 2021, respectively, which is included in accrued and other current liabilities.

(2)
Customer payable reflects consideration due to a customer as a result of a legal settlement agreement related to a revenue share arrangement. The customer payable was estimated at the inception of the contract and accounted for as a reduction in the customer’s transaction price.

6.	Commitments and Contingencies
Leases
The Company leases office space under various noncancelable operating leases with varying lease expiration dates through 2024. Certain leases contain renewal options for the Company to extend the lease term and escalation clauses. There have been no material changes to the Company’s future lease commitments as of October 31, 2021.
Rent expense for the nine months ended October 31, 2021 and 2020, net of sublease income of $0.2 million and $0.7 million, was $2.3 million and $2.2 million, respectively. Rent expense is recognized on a straight-line basis over the non-cancelable
lease term.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

Launch and Ground Station
The Company has purchase commitments for future satellite launch services and ground station services, including leases, to be performed by third- parties subsequent to October 31, 2021. Future purchase commitments under noncancelable launch service and ground station service contracts as of October 31, 2021 as follows:

(in thousands)	Launch	Ground Station
Remainder of 2022	$1,025	$669
2023	800	2,422
2024	1,200	1,001
2025	—	693
2026	—	402
Thereafter	—	76

Total purchase commitments	$3,025	$5,263

Other
The Company has minimum purchase commitments for hosting services from Google through January 31, 2028. Future minimum purchase commitments under the noncancelable hosting service agreement as of October 31, 2021 are as follows:

(in thousands)
Remainder of 2022	$6,102
2023	25,378
2024	28,050
2025	30,120
2026	31,190
Thereafter	66,152

Total purchase commitments	$186,992

Contingencies
The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims, individually or in the aggregate, that are expected to have a material adverse impact on its unaudited condensed consolidated financial statements as of each reporting period. From time to time however, the Company may have certain contingent liabilities that arise in the ordinary course of business activities including events arising from revenue contracts entered into by the Company. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated.

7.	Debt, Convertible Notes, and Warrants
Venture Loan Amendment
On June 21, 2019, the Company amended its 2017 loan Agreements with the Venture Lending & Leasing, Inc. (“Venture”), an affiliate of Western Technology Investment (the “Amendment”). Under the Amendment, the 2017 loans were bifurcated into two tranches: Tranche A, in an amount of $49.0 million, representing the

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

remaining principal amount of the 2017 loans; and Tranche B, in an amount of $8.6 million, representing the 2017 loans prepayment penalty. Tranche A was paid in full upon the execution of the Amendment. Tranche B, consisting of two separate subordinated contract liability instruments of $4.3 million each (“Tranche B”), remained outstanding. The Tranche B loans bear no interest, have no maturity date or prepayment schedule, and are subordinate to SVB & Hercules Loan (defined below) for any enforcement of a security interest or lien. At the option of the lenders, the Tranche B loans can be converted into Series D convertible preferred stock at any time. In addition, the Tranche B loans include conversion features conditioned on future rounds of preferred equity financing, and bridge financing. The Company cannot prepay the Tranche B loans. The Tranche B loans shall become due and payable in full upon an Acceleration Event (as defined in the Tranche B loans), which includes an event of default, a change in control, an initial public offering and liquidity event. The Tranche B loans also include optional prepayment and conversion features contingent upon additional debt issuance by the Company. The Company elected to apply the fair value option to the outstanding Tranche B loans. As such, the Tranche B loans are recognized at fair value with changes in fair value recognized in the condensed consolidated statements of operations and comprehensive loss.
In July 2021, the Company amended certain terms of its Venture Tranche B loans and certain terms of the warrants issued to Venture to provide for, among other things, (i) an amendment to the definition of an initial public offering to include the acquisition of the Company by a SPAC, (ii) immediately prior to the consummation of an initial public offering, the automatic conversion of the outstanding principal under the notes into bridge financing securities and (iii) immediately prior to the consummation of an initial public offering, the automatic exchange of the warrants for shares of the Company securities. The form of bridge financing securities to be issued are substantially in the same form as the Company’s amended 2020 Convertible Notes and would result in such bridge financing securities being converted into shares of common stock immediately prior to the Business Combination at a conversion price equal to the lesser of (i) the Capped Price immediately prior to the closing of the Business Combination or (ii) 80% of the value of consideration payable for each share of Class A common stock provided for in the Business Combination.
The amended terms of the Venture Tranche B loans were not considered substantially different than the original terms of such loans. As such, the Tranche B loans continue to be recognized at fair value pursuant to the fair value option. The Tranche B loans are classified as a current liability and measured at fair value (see Note 4) at each reporting date. The fair value at October 31, 2021 reflects changes in fair value as a result of the July 2021 amendment.
Immediately prior to the Closing of the Business Combination, the Venture Tranche B loans converted into shares of the Company’s Class A Common Stock, see Note 1.
SVB & Hercules Loan
The Company has a Credit Agreement with SVB and Hercules for a $50 million secured loan with an interest rate of 11.0% per annum (the prime rate plus 5.5%, minimum of 11.0%). The loan matures in June 2022. With the proceeds, the Company paid back $49.0 million of senior secured debt (the 2017 loans above). In connection with the loan, the Company issued warrants to the lenders and their affiliates for the purchase of 685,320 shares of the Company’s Class A common stock with an exercise price of $0.00002 per share with an expiration date of June 2029. Under the terms of the agreement, the Company is required to make interest-only payments until the maturity date of June 21, 2022. This maturity date is subject to a springing maturity condition, whereby, if 91 days prior to the June 21, 2022 maturity date of the 2020 Convertible Notes, the outstanding 2020 Convertible Note have not been converted into equity securities, the SVB & Hercules Loan will become due and payable, including interest and fees. Due to this springing maturity provision, the SVB & Hercules Loan is classified as a current liability as of October 31, 2021.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

On June 5, 2020, the Company obtained an additional $15 million secured loan from SVB and Hercules. The loan bears an interest rate of 11.0% per annum and matures on June 21, 2022, or 91 days prior to the maturity date of the 2020 Convertible Notes, described below, if the outstanding 2020 Convertible Notes have not been converted into equity securities. With the proceeds, the Company paid back $2.6 million, or 30% of the face value of Venture Tranche B. In connection with the loan, the Company issued warrants to the lenders and their affiliates for the purchase 250,780 shares of Class A common stock of the Company with an expiration date of June 2030.
Upon the Closing of the Business Combination, the outstanding principal, accrued interest and repayment fees of $67.1 million of the Credit Agreement with SVB and Hercules was repaid, see Note 1.
2020 Convertible Notes
During the year ended January 31, 2021, a Convertible Note and Warrant Purchase Agreement with certain investors, pursuant to which it sold warrants to purchase shares of Series D convertible preferred stock of the Company and unsecured convertible promissory notes (the “2020 Convertible Notes”). The 2020 Convertible Notes bear interest at a rate of 6.0% per annum, that compounds quarterly and matures on June 22, 2022. The principal amount of 2020 Convertible Notes issued is $71.1 million in aggregate. The Company issued warrants for the purchase of Series D convertible preferred stock, equal to 20% of the original principal amount of the notes, with an exercise price of $14.37544. The warrants expire on the tenth anniversary of the date of issuance. The number of shares of Series D convertible preferred stock issuable under the warrants is 989,528 in aggregate.
The 2020 Convertible Notes contain automatic conversion features in the event of the closing of the Company’s next sale of preferred stock occurring on or prior to the 2020 Convertible Notes’ maturity date resulting in gross proceeds in excess of at least $75.0 million (the “Next Equity Financing”). Upon closing of a Next Equity Financing, all outstanding principal and accrued interest under the 2020 Convertible Notes will automatically convert at a conversion price equal to the lesser of (i) 80% of the per share price received from investors in the Next Equity Financing and (ii) $2.5 billion divided by the Company’s capitalization (the “Capped Price”), immediately prior to the closing of the Next Equity Financing.
The 2020 Convertible Notes also contain an optional conversion feature upon an equity financing by the Company which does not constitute a Next Equity Financing (a
“Non-Qualified
Financing Conversion”). In the event of a
Non-Qualified
Financing Conversion, the 2020 Convertible Notes will be convertible at the option of the holder, into a series of capital stock issued in the
Non-Qualified
Financing at a conversion price equal to the lesser of (i) 80% of the per share price received from investors in the
Non-Qualified
Financing and (ii) the Capped Price.
In the event of a Change of Control, as defined in the 2020 Convertible Note agreement, prior to repayment in full and prior to the Next Equity Financing, at the option of the holder, either (i) the Company shall pay 200% of the then outstanding principal accrued interest, or (ii) shall convert into common stock of the Company at a conversion price equal to the Capped Price immediately prior to the closing of the Change of Control.
The Company elected to apply the fair value option to the outstanding 2020 Convertible Notes. As such, the 2020 Convertible Notes are recognized at fair value with changes in fair value recognized in the condensed consolidated statements of operations and comprehensive loss.
In July 2021, the Company amended certain terms of its 2020 Convertible Notes to provide for, among other things, the automatic conversion of the outstanding principal and accrued interest under the notes into shares of

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

common stock immediately prior to the Business Combination. The conversion price in such event is equal to the lesser of (i) the Capped Price immediately prior to the closing of the Business Combination or (ii) 80% of the value of consideration payable for each share of Class A common stock provided for in the Business Combination transaction.
The amended terms of the 2020 Convertible Notes were not considered substantially different than the original terms of such notes. As such, the 2020 Convertible Notes continue to be recognized at fair value pursuant to the fair value option. The 2020 Convertible Notes are classified as a current liability and measured at fair value (Note 4) at each reporting date. The fair value at October 31, 2021 reflects changes in fair value as a result of the July 2021 amendment.
Immediately prior to the Closing of the Business Combination, the 2020 Convertible Notes converted into shares of the Company’s Class A Common Stock, see Note 1.
As of October 31, 2021, the Company is in compliance with the covenants associated with each of the Company’s debt and credit facilities.
A summary of the Company’s debt balance and outstanding convertible notes as of October 31, 2021 is as follows:

	Net Carrying Value
	Current	Long-term	Principal Balance	Contractual Interest Rate	Maturity Date
(in thousands, except percentages)
Venture Tranche B	$7,841	$—	$6,035	—%	n/a
2020 Convertible Notes	102,112	—	71,125	6.0%	June 22, 2022
SVB & Hercules Loan	64,972	—	66,950	11.0%	June 21, 2022
The following table presents the interest expense related to the contractual interest coupon, the amortization of debt issuance costs and the amortization of debt discounts:

	Nine Months Ended October 31,
(in thousands)	2021	2020
Contractual interest coupon	$5,422	$4,869
Amortization of debt issuance costs	679	583
Amortization of debt discounts	1,649	1,383
Debt extinguishment gain	—	(673)

Total interest expense and extinguishment loss	$7,750	$6,162

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

As of October 31, 2021, future payments related to loan principal amounts due per fiscal year are as follows:

(in thousands)
Remainder of 2022:
2022	$—
2023	138,075
2024	—
2025	—
2026	—

Total loan principal due	138,075
Add: Venture Tranche B, principal balance	6,035
Add : Change in fair value of liabilities	35,390
Less: Amount representing discount accretion and warrant issued	(4,575)

Net carrying value of debt	$174,925

A summary of warrants issued in connection with the Company’s debt and convertible note agreements and outstanding as of October 31, 2021 is as follows:

	Number of Warrants Outstanding	Number of Warrants Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Term (in Years)
Warrants to purchase Class A Common Stock	936,100	936,100	$0.004	7.90
Warrants to purchase Series B Convertible Preferred Stock	497,010	497,010	5.030	3.33
Warrants to purchase Series D Convertible Preferred Stock	1,476,468	1,476,468	14.375	7.77

8.	Common Stock
Common stockholders are entitled to dividends when and if declared by the Board of Directors, subject to the prior rights of the convertible preferred stockholders. As of October 31, 2021, no dividends have been declared. The holders of the Class A Common Stock and the holders of the Class B Common Stock at all times vote together as one class on all matters. Each holder of shares of Class B Common Stock, which are held by the Company’s founders, is entitled to 10 votes for each share of Class B Common Stock, and each holder of shares of Class A Common Stock is entitled to 1 vote for each share of Class A Common Stock.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

9.	Preferred Stock
The Company has authorized 105,000,000 shares of preferred stock at October 31, 2021 and January 31, 2021.
Convertible preferred stock (“preferred stock”) outstanding at October 31, 2021 and January 31, 2021, consists of the following (in thousands except for shares and per share amounts):

Series	Shares Authorized	Shares Issued and Outstanding	Per Share Liquidation Preference	Aggregate Liquidation Preference	Proceeds Net of Issuance Costs
A	30,000,000	26,072,555	$0.79	$20,522	$13,218
B	15,000,000	10,314,505	$5.03	51,883	51,792
C	14,436,335	13,756,905	$9.20	126,549	126,232
C prime	5,563,665	4,024,175	$11.04	44,422	44,422
D	40,000,000	31,514,850	$14.38	453,039	178,384

	105,000,000	85,682,990		$696,415	$414,048

10.	Related Party Transactions
As of October 31, 2021 and January 31, 2021, Google owned greater than 10% of the Company’s common equivalent shares through its total investment of 18,633,305 shares in Series D preferred stock.
In March 2020, Google purchased $10.0 million of 2020 Convertible Notes (Note 7). Upon issuance of the 2020 Convertible Note to Google, the Company also issued warrants to Google for the purchase of 139,126 shares of Series D preferred stock. As of October 31, 2021 and January 31, 2021, the outstanding principal and accrued interest associated with the 2020 Convertible Notes held by Google was $11.0 million and $10.5 million, included in Convertible notes, current and non-current,
on the Company’s unaudited condensed consolidated balance sheet.
In 2017, the Company and Google entered into a five year content license agreement under which Google licensed content covering Google’s specified areas of interest. The contract automatically renews for one additional year if the parties fail to fulfill their respective obligations at the end of year 5. As of October 31, 2021 and January 31, 2021, the deferred revenue balance associated with the content license agreement was $15.2 million and $20.8 million, respectively. For the nine months ended October 31, 2021 and 2020, the Company recognized revenue of $5.6 million and $9.5 million, respectively, related to the content license agreement.
In addition, the Company purchases hosting and other services from Google, of which $17.0 million and $10.3 million is deferred as of October 31, 2021 and January 31, 2021, respectively. The Company recorded hosting expense of $13.7 million and $9.5 million during the nine months ended October 31, 2021 and 2020, respectively. As of October 31, 2021, the Company’s accounts payable and accrued liabilities balance related to hosting and other services provided by Google was $1.9 million. As of January 31, 2021, no amounts were due for such services. On June 28, 2021, the Company amended the terms of its hosting agreement with Google. The amendment, among other things, increases the aggregate purchase commitments to $193.0 million. The amended agreement commenced on August 1, 2021 and extends through January 31, 2028. See Note 6 for future Google hosting purchase commitments, including the amended commitments as of October 31, 2021.

11.	Stock Incentive Plans
In December 2011, the Company adopted the 2011 Stock Incentive Plan (the “Plan”). The Plan provides for the granting of stock options and RSUs to employees, consultants, and advisors of the Company. Options granted

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

under the Plan may be either incentive stock options (“ISO”) or nonqualified stock options (“NSO”). ISOs may be granted only to Company employees including officers and directors who are also employees. NSOs may be granted to Company employees, consultants, and advisors. As of October 31, 2021, 36,274,025 shares of common stock are reserved for future issuance under the Plan.
Options under the Plan have a contractual life for periods of up to ten years (or five years if granted to a 10% stockholder). Options granted generally vest over four years.
A summary of stock option activity under the Plan is as follows:

	Options Outstanding
	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Term (Years)	Aggregate Intrinsic Value (in thousands)
Balances at January 31, 2021	25,620,937	$4.88	7.21
Exercised	(2,749,340)	9.02
Granted	7,957,396	13.92
Forfeited	(1,767,093)	5.88

Balances at October 31, 2021	29,061,900	$6.90	7.17	$264,080

Vested and exercisable	17,187,395	$4.56	5.89	$196,513
The intrinsic value of options exercised during the nine months ended October 31, 2021 and 2020 was $13.7 million and $5.1 million, respectively.
The weighted-average grant date fair value of options granted during the nine months ended October 31, 2021 and 2020 was $5.81 and $2.60 per share, respectively. As of October 31, 2021, total unrecognized compensation costs related to stock options were $53.9 million. These costs are expected to be recognized over a period of approximately 3.43 years.
The fair value of the employee stock options granted during the nine months ended October 31, 2021 and 2020 was estimated using the following assumptions:

	Nine Months Ended October 31,
	2021	2020
Weighted-average expected term (years)	2.62 - 7.32	5.08 - 6.65
Expected volatility	42.45% - 48.39%	42.45% - 44.28%
Risk-free interest rate	0.37% - 1.23%	0.31% - 0.46%
Dividend yield	0.00%	0.00%
The expected term of stock options represents the weighted-average period the stock options are expected to remain outstanding. The Company uses the simplified method to determine its expected term because it does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. As the Company is privately held and there has been no public market for its common stock to date, the expected volatility is based on the average historical stock price volatility of comparable publicly-traded companies in its industry peer group. The risk-free rate assumption is based on the

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.
Early Exercises of Stock Options
The Plan allows for the early exercise of stock options for certain individuals as determined by the Company’s Board of Directors. Shares of common stock issued upon early exercises of unvested options are not deemed, for accounting purposes, to be issued until those shares vest according to their respective vesting schedules and accordingly, the consideration received for early exercises is initially recorded as a liability and reclassified to common stock and additional paid-in
capital as the underlying awards vest. Stock options that are early exercised are subject to a repurchase option that allows the Company to repurchase within ninety days of an individual’s termination for any reason, any unvested shares of such individual for a repurchase price equal to the lesser of the then-current fair market value of a share and the amount previously paid by the individual for such unvested shares. As of October 31, 2021, the Company had $17.0 million recorded in accrued and other current liabilities for early exercise of unvested stock options, and the related number of unvested shares subject to repurchase was 1,140,000.
Stock-Based Compensation
Stock-based compensation expense related to options granted to employees and nonemployees was recognized as follows:

	Nine Months Ended October 31,
(in thousands)	2021	2020
Cost of revenue	$688	$585
Research and development	4,582	2,898
Sales and marketing	1,959	1,193
General and administrative	5,904	6,805

Total expense	$13,133	$11,481
Capitalized internal-use software development costs	(514)	(392)

Total stock-based compensation expense	$12,619	$11,089

Restricted Stock Units
A summary of RSU activity under the Plan is as follows:

	Number of RSUs	Weighted Average Grant Date Fair Value
Balances at January 31, 2021	1,085,610	$6.09
Granted	2,531,752
Forfeited	(132,359)	$7.30

Balances at October 31, 2021	3,485,003	$11.99

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

An RSU will vest on the first date upon which both the service-based requirement and the liquidity event requirement are satisfied. Service-based requirement generally requires four years continuous service from a vesting commencement date. The liquidity event requirement will be satisfied as to any then outstanding RSUs on the first to occur of: (1) a change of control where the consideration paid for the Company’s Common Stock is cash, equity securities that are publicly traded, or a combination of both (such Change of Control, a “Qualifying Change of Control”); or (2) the effective date of an IPO (together, a “Liquidity Event”). In order for the liquidity event requirement to be satisfied, the Liquidity Event must occur on or before the seven year anniversary of the date of grant (the “Liquidity Event Deadline”). No RSUs will vest, and no shares allocated to the RSUs shall be issued, unless a Liquidity Event occurs on or before the Liquidity Event Deadline. As such, there were no RSUs vested as at October 31, 2021, and no stock-based compensation expense related to RSUs was recognized for the nine months ended October 31, 2021 and 2020. As of October 31, 2021, there was approximately $41.8 million of unrecognized stock-based compensation expense related to RSUs, of which, approximately $13.3 million related to RSUs which had met the service-based condition and would be recognized upon a Liquidity Event.

12.	Income Taxes
The Company recorded income tax expense of $0.8 million and $0.6 million for the nine months ended October 31, 2021 and 2020, respectively. For the nine months ended October 31, 2021 and 2020, the income tax expense was primarily driven by the current tax on foreign earnings. The effective tax rates for the nine months ended October 31, 2021 and 2020 differed from the federal statutory tax rate primarily due to the valuation allowance on the majority of its U.S. and foreign deferred tax assets and foreign rate differences.
The Company evaluates its tax positions on a quarterly basis and revises its estimates accordingly. Gross unrecognized tax benefits were $5.4 million and $4.7 million as of October 31, 2021 and January 31, 2021, respectively. The gross unrecognized tax benefits, if recognized, would not affect the effective tax rate due to the valuation allowance against the deferred tax assets. The Company determined that no accrual for interest and penalties was required as of October 31, 2021 and January 31, 2021 and no such expenses were incurred in the periods presented.
The Company does not anticipate the total amounts of unrecognized tax benefits to significantly increase or decrease in the next twelve months.
The Company files U.S. federal, various state and foreign income tax returns. The Company is not currently under audit by any taxing authorities. All tax years remain open to examination by taxing jurisdictions to which the Company is subject.

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

13.	Net Loss Per Share Attributable to Common Stockholders
The Company computes earnings (loss) per share of the Class A common stock and Class B common stock using the two-class
method required for participating securities. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights. The following table sets forth the computation of basic and diluted loss per Class A common stock and Class B common stock (amounts in thousands, except share and per share amounts):

	Nine Months Ended October 31,
	2021	2020
Numerator:
Net loss attributable to common stockholders	$(91,159)	$(89,605)
Denominator:
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	30,264,402	28,640,817

Basic and diluted net loss per share attributable to common stockholders	$(3.01)	$(3.13)
Basic and diluted earnings per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.
The following table presents the potential common stock outstanding that was excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been antidilutive:

	Nine Months Ended October 31,
	2021	2020
Convertible Preferred Stock	85,682,990	85,682,990
Warrants to purchase Series B Convertible Preferred Stock	497,010	497,010
Warrants to purchase Series D Convertible Preferred Stock	1,476,468	1,476,468
Convertible notes	5,285,711	4,680,515
Common stock options	29,061,900	23,894,808
Restricted Stock Units	3,485,003	1,085,610
Early exercised common stock options, subject to future vesting	1,140,000	—

	126,629,082	117,317,401

14.	Subsequent Events
The Company has evaluated subsequent events through December 13, 2021, which is the date the unaudited condensed consolidated financial statements were available to be issued.
On November 9, 2021, the Company entered into a sale and purchase agreement with VanderSat Holding B.V., a limited liability company incorporated under the laws of the Netherlands, to acquire all of the equity interest of

Planet Labs Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Nine Months Ended October 31, 2021 and 2020

VanderSat B.V. (“VanderSat”) (the “VanderSat Purchase Agreement”). VanderSat is a provider of advanced earth data and analytics. On December 13, 2021, the Company completed the acquisition. The consideration consisted of approximately $10.2 million in cash, as adjusted per the terms of the VanderSat Purchase Agreement, and 1,900,739 shares of Class A common stock of Planet Labs PBC. The acquisition is expected to be accounted for as a business combination. The allocation of purchase price, including the fair value of assets acquired and liabilities assumed as of the acquisition date has not been completed.
In November 2021, the Company amended certain terms of certain warrants for the purchase of Series D convertible preferred stock issued in connection with the 2020 Convertible Notes. The amendments include, among other things, (i) an amendment to the definition of an initial public offering to include the acquisition of the Company by a SPAC and (ii) immediately prior to the consummation of an initial public offering, the automatic exchange of the warrants for shares of the Company securities.
On December 7, 2021, the Company completed the Business Combination with dMY IV and certain other related transactions, see Note 1.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Audit Committee and Stockholders of
dMY Technology Group, Inc. IV
Opinion on the Financial Statements
We have audited the accompanying balance sheet of dMY Technology Group, Inc. IV (the “
Company
”) as of December 31, 2020, the related statement of operations, changes in stockholder’s equity and cash flows, for the period from December 15, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “
financial statements
”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and the results of its operations and its cash flows for the period from December 15, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“
PCAOB
”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
March 8, 2021

DMY TECHNOLOGY GROUP, INC. IV
BALANCE SHEET
DECEMBER 31, 2020

Assets:
Deferred offering costs associated with proposed public offering	$85,750

Total Assets	$85,750

Liabilities and Stockholder’s Equity:
Current liabilities:
Accounts payable	$10,000
Accrued expenses	51,000
Franchise tax payable	400
Note payable—related party	750

Total current liabilities	62,150

Commitments and Contingencies
Stockholder’s Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding (1)(2)	863
Additional paid-in capital	24,137
Accumulated deficit	(1,400)

Total stockholder’s equity	23,600

Total Liabilities and Stockholder’s Equity	$85,750

(1)	This number includes up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).
(2)
On March
 4, 2021, the Company effected a 1:1.2 stock split of Class
 B common stock, resulting in an aggregate of 8,625,000 shares of Class
 B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split (see Note 4).

The accompanying notes are an integral part of these financial statements.

F-
79

DMY TECHNOLOGY GROUP, INC. IV
STATEMENT OF OPERATIONS
For the period from December 15, 2020 (inception) through December 31, 2020

General and administrative expenses	$1,000
Franchise tax expense	400

Net loss	$(1,400)

Weighted average common shares outstanding, basic and diluted (1)(2)	7,500,000

Basic and diluted net loss per common share	$(0.00)

(1)	This number excludes an aggregate of up to 1,125,000 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).
(2)
On March 4, 2021, the Company effected a 1:1.2 stock split of Class B common stock, resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split (see Note 4).

The accompanying notes are an integral part of these financial statements.

F-
80

DMY TECHNOLOGY GROUP, INC. IV
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
For the period from December 15, 2020 (inception) through December 31, 2020

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—December 15, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor (1)(2)	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(1,400)	(1,400)

Balance—December 31, 2020	—	$—	8,625,000	$863	$24,137	$(1,400)	$23,600

(1)	This number includes up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).
(2)
On March
 4, 2021, the Company effected a 1:1.2 stock split of Class
 B common stock, resulting in an aggregate of 8,625,000 shares of Class
 B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split (see Note 4).

The accompanying notes are an integral part of these financial statements.

F-
81

DMY TECHNOLOGY GROUP, INC. IV
STATEMENT OF CASH FLOWS
For the period from December 15, 2020 (inception) through December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(1,400)
Changes in operating assets and liabilities:
Accrued expenses	1,000
Franchise tax payable	400

Net cash used in operating activities	—

Net increase in cash	—
Cash—beginning of the period	—

Cash—end of the period	$—

Supplemental disclosure of noncash activities:
Deferred offering costs included in accrued expenses	$50,000
Deferred offering costs included in accounts payable	$10,000
Deferred offering costs paid by Sponsor under note payable	$750
Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	$25,000
The accompanying notes are an integral part of these financial statements.

F-
82

dMY TECHNOLOGY GROUP, INC. IV
NOTES TO FINANCIAL STATEMENTS
Note 1—Description of Organization and Business Operations
dMY Technology Group, Inc. IV (the “
Company
”) is a blank check company incorporated in Delaware on December 15, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “
Business Combination
”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from December 15, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is dMY Sponsor IV, LLC, a Delaware limited liability company (the “
Sponsor”)
. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “
Proposed Public Offering
”) of 30,000,000 units (each, a “
Unit
” and collectively, the “
Units
”) at $10.00 per Unit (or 34,500,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 5,333,333 warrants (or 5,933,333 warrants if the underwriters’ over-allotment option is exercised in full) (each, a “
Private Placement Warrant
” and collectively, the “
Private Placement Warrants
”), at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “
Investment Company Act
”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Warrants to the Sponsor, will be held in a trust account (“
Trust Account
”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company will provide the holders (the “
Public Stockholders
”) of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Proposed Public Offering (the “
Public Shares
”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or

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(ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share
amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“
FASB
”) Accounting Standards Codification (“
ASC
”) Topic 480 ”Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “
Certificate of Incorporation
”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“
SEC
”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors (the “
initial stockholders
”) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial
Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (the “
Combination Period
”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the

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Combination Period. However, if the initial stockholders acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “
Target
”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) not will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “
Securities Act
”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s Independent Registered Public Accounting Firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Note 2—Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“
U.S. GAAP
”) and pursuant to the rules and regulations of the SEC.
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“
ASU
”)
2014-15,
“Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial ability to provide such funds, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of these financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “
JOBS Act
”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not

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had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Deferred Offering Costs Associated with the Proposed Public Offering
Deferred offering costs consist of legal and accounting fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Net Loss Per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average common shares at December 31, 2020 were reduced for the effect of an aggregate of 1,125,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised in full or in part

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by the underwriters (see Note 6). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period presented
.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed to be de minimis as of December 31, 2020.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was deemed to be de minimis for the period from December 15, 2020 (inception) through December 31, 2020.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Note 3—Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company will offer for sale 30,000,000 units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-fifth
of one redeemable warrant (each, a “
Public Warrant
”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).
The Company will grant the underwriters a
45-day
option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.
Note 4—Related Party Transactions
Founder Shares
On December 15, 2020, the Sponsor paid $25,000 to cover for certain offering costs on behalf of the Company in exchange for issuance of 7,187,500 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “
Founder Shares
”). In February 2021, the Sponsor transferred 25,000 Founder Shares to each of Darla Anderson, Francesca Luthi and Charles E. Wert, the director nominees. On March 4, 2021, the

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Company effected a 1:1.2 stock split of Class B common stock, resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split. The initial stockholders have agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Proposed Public Offering.
The initial stockholders will agree, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or earlier if, subsequent to the initial Business Combination, the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination and (B) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their Class A common stock for cash, securities or other property.
Private Placement Warrants
The Sponsor has agreed to purchase an aggregate of 5,333,333 Private Placement Warrants (or 5,933,333 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full), at a price of $1.50 per Private Placement Warrant ($8.0 million in the aggregate, or $8.9 million if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering.
Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On December 15, 2020, the Sponsor agreed to loan the Company an aggregate of up to $200,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “
Note
”). This loan
is non-interest bearing
and payable on the earlier of December 31, 2021 or the completion of the Proposed Public Offering. As of December 31, 2020, the Company borrowed $750 under the Note. Subsequent to December 31, 2020, the Company borrowed approximately $96,000 under the Note.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“
Working Capital Loans
”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s

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discretion, up to
$1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Administrative Services Agreement
The Company will enter into an agreement that will provide that, commencing on the date that the Company’s securities are first listed on New York Stock Exchange and continuing until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation, to the Company will pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team.
The Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates.
Note 5—Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to the consummation of the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters will be entitled to an underwriting discount of $0.20 per unit, or $6.0 million in the aggregate (or $6.9 million in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, $0.35 per unit, or $10.5 million in the aggregate (or approximately $12.1 million in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management continues to evaluate the impact of
the COVID-19 pandemic
on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6—Stockholder’s Equity
Preferred Stock
—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.

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Class A Common Stock
—The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were no shares of Class A common stock issued or outstanding.
Class
 B Common Stock
—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. On December 16, 2020, the Company issued 7,187,500 shares of Class B common stock to the Sponsor. On March 4, 2021, the Company effected a 1:1.2 stock split of Class B common stock, resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split. Of the 8,625,000 shares of Class B common stock outstanding, an aggregate of up to 1,250,000 shares of Class B common stock are subject to forfeiture to the Company by the initial stockholders for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering.
Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law.
The Class B common stock will automatically convert into Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one
basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one
basis.
Warrants
—There are no warrants outstanding as of December 31, 2020. Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities

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exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “
Newly Issued Price
”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “
Market Value
”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described under “Redemption of warrants when the price per share of Class A common Stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable
so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash:

•	in whole and not in part;

•	at a price of $ 0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the
30-day
redemption period.

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91

Redemption of warrants for when the price per share of Class A common stock equals or exceeds $10.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided
 that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” (as defined below) of the Class A common stock; and

•
if, and only if, the closing price of Class A common stock equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day
period ending three trading days before the Company sends notice of redemption to the warrant holders.

The “fair market value” of Class A common stock shall mean the volume weighted average price of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7—Subsequent Events
In February 2021, the Sponsor transferred 25,000 Founder Shares to each of Darla Anderson, Francesca Luthi and Charles E. Wert, the director nominees. On March 4, 2021, the Company effected a 1:1.2 stock split of Class B common stock, resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.
Subsequent to December 31, 2020, the Company borrowed approximately $96,000 under the Note.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to March 8, 2021, the date that the financial statements were available to be issued. Based on this review, the Company did not identify any subsequent events, except as noted above, that would have required adjustment or disclosure in the financial statements.

F-
92

DMY TECHNOLOGY GROUP, INC. IV
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)

Assets:
Current assets:
Cash	$75,975	$—
Prepaid expenses	475,208	—

Total current assets	551,183	—
Investments held in Trust Account	345,098,658	—
Deferred offering costs associated with initial public offering	—	85,750

Total Assets	$345,649,841	$85,750

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$123,475	$10,000
Accrued expenses	3,901,044	51,000
Franchise tax payable	150,450	400
Due to related parties	112,000	750

Total current liabilities	4,286,969	62,150
Deferred legal fees	2,361,156	—
Deferred underwriting commissions	12,075,000	—
Derivative warrant liabilities	34,470,000	—

Total Liabilities	53,193,125	62,150

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 34,500,000 and -0- shares at $10.00 per share at September 30, 2021 and December 31, 2020, respectively	345,000,000	—
Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding at September 30, 2021 and December 31, 2020	863	863
Additional paid-in capital	—	24,137
Accumulated deficit	(52,544,147)	(1,400)

Total stockholders’ equity (deficit)	(52,543,284)	23,600

Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$345,649,841	$85,750

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-
93

DMY TECHNOLOGY GROUP, INC. IV
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	For the three months ended September 30, 2021	For the nine months ended September 30, 2021

General and administrative expenses	$3,907,910	$7,302,396
Franchise tax expenses	50,000	150,050

Loss from operations	(3,957,910)	(7,452,446)

Other income (expenses):
Interest income earned in operating account	4	18
Income from investments held in Trust Account	40,747	98,658
Loss upon issuance of private placement warrants	—	(14,062,000)
Offering costs associated with derivative warrant liabilities	—	(710,745)
Change in fair value of derivative warrant liabilities	(2,718,668)	705,000

Total other income (expenses)	(2,677,917)	(13,969,069)

Net loss	$(6,635,827)	$(21,421,515)

Weighted average shares outstanding of Class A common stock	34,500,000	26,032,967

Basic and diluted net loss per share, Class A common stock	$(0.15)	$(0.62)

Weighted average shares outstanding of Class B common stock	8,625,000	8,348,901

Basic and diluted net loss per share, Class B common stock	$(0.15)	$(0.62)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-
94

DMY TECHNOLOGY GROUP, INC. IV
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’
EQUITY (DEFICIT)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	Common Stock						Total
	Class A		Class B		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance - December 31, 2020	—	$—	8,625,000	$863	$24,137	$(1,400)	$23,600
Accretion of Class A common stock subject to possible redemption amount	—	—	—	—	(24,137)	(31,121,232)	(31,145,369)
Net loss	—	—	—	—	—	(14,549,315)	(14,549,315)

Balance - March 31, 2021 (Unaudited, as restated)	—	$—	8,625,000	$863	$—	$(45,671,947)	$(45,671,084)
Net loss	—	—	—	—	—	(236,373)	(236,373)

Balance - June 30, 2021 (Unaudited, as restated)	—	$—	8,625,000	$863	$—	$(45,908,320)	$(45,907,457)
Net loss	—	—	—	—	—	(6,635,827)	(6,635,827)

Balance - September 30, 2021 (Unaudited)	—	$—	8,625,000	$863	$—	$(52,544,147)	$(52,543,284)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-
95

DMY TECHNOLOGY GROUP, INC. IV
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

For the nine months ended September 30, 2021
Cash Flows from Operating Activities:
Net loss	$(21,421,515)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party under promissory note	1,000
Income from investments held in Trust Account	(98,658)
Loss upon issuance of private placement warrants	14,062,000
Offering costs associated with derivative warrant liabilities	710,745
Change in fair value of derivative warrant liabilities	(705,000)
Legal expenses deferred until business combination	2,361,156
Changes in operating assets and liabilities:
Prepaid expenses	(50,208)
Accounts payable	74,281
Accrued expenses	3,815,044
Franchise tax payable	150,050

Net cash used in operating activities	(3,462,261)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(345,000,000)

Net cash used in investing activities	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from loans from related parties	362,292
Repayment of loans from related parties	(1,116,142)
Proceeds received from initial public offering, gross	345,000,000
Proceeds received from private placement	8,900,000
Offering costs paid	(6,969,070)
Net cash provided by financing activities	348,538,236

Net increase in cash	75,975
Cash - beginning of the period	—

Cash - end of the period	$75,975

Supplemental disclosure of noncash activities:
Offering costs included in accounts payable	$39,194
Offering costs included in accrued expenses	$85,000
Offering costs paid by related party under promissory note	$439,100
Prepaid expenses paid by related party under promissory note	$425,000
Reversal of accrued expenses	$50,000
Deferred underwriting commissions in connection with the initial public offering	$12,075,000
Deferred legal fees	$2,361,156
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-
96

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (AS RESTATED)
Note 1—Description of Organization and Business Operations
dMY Technology Group, Inc. IV (the “Company” or “dMY IV”) is a blank check company incorporated in Delaware on December 15, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of September 30, 2021, the Company had not commenced any operations. All activity for the period from December 15, 2020 (inception) through September 30, 2021 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”) described below and since the closing of the Initial Public Offering, the search for a target for its initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on investment held in Trust Account (as defined below).
The Company’s sponsor is dMY Sponsor IV, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on March 4, 2021. On March 9, 2021, the Company consummated its Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 4,500,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.6 million, of which approximately $12.1 million was for deferred underwriting commissions (Note 5).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,933,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of $8.9 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 p
e
r Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under
Rule 2a-7
promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

F-
97

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company will provide the holders of the Company’s Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially at $10.00 per Public Share). The
per-share
amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares are recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”). The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than
$5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors (the “initial stockholders”) agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial
Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or March 9, 2023 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of dir
e
ctors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) not will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s Independent Registered Public Accounting Firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
On July 7, 2021, the Company entered into an agreement and plan of merger, by and among the Company, Photon Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“First Merger Sub”), Photon Merger Sub Two, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Second Merger Sub”), and Planet Labs Inc., a Delaware corporation (“Planet”) (as the same may be amended and/or restated from time to time, the “Merger Agreement”). The Merger Agreement and the transactions contemplated thereby were unanimously approved by the Company’s board of directors on July 6, 2021. Subject to the satisfaction or waiver of certain closing conditions set forth in the Merger Agreement, including the approval of the Merger Agreement and the transactions contemplated thereby by the Company’s and Planet’s stockholders, First Merger Sub will merge with and into Planet (the “First Merger”) with Planet (the “Surviving Corporation”) surviving the First Merger as a wholly owned subsidiary of the Company, and, at Planet’s election, immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation may merge with and into Second Merger Sub (the “Second Merger” and together with the First Merger, the “Business Combination”), with Second Merger Sub surviving the merger as a wholly owned subsidiary of the Company. In addition, in connection with the consummation of the Business Combination, the Company will be renamed as reasonably determined by Planet. See the Current Report on
Form 8-K, filed
with the SEC on June 1, 2021, for further information.

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Going Concern Consideration
As of
September
 30, 2021, the Company had approximately $76,000 in cash, approximately $99,000 of interest income available in the Trust Account to pay for taxes and a working capital deficit of approximately
$3.7
million (not taking into account tax obligations of approximately
$150,000 that may be paid using investment income earned in Trust Account). Further, the Company has incurred and expect to continue to incur significant costs in pursuit of its acquisition plans.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to purchase Founder Shares (as defined in Note 4), loan amount of $200,000 under the Note (as defined in Note 4) and an advance of approximately $791,000 from related parties. The Company fully repaid the Note balance and the advance from the related parties, for a total of approximately $991,000, on March 10, 2021. Subsequent to the consummation of the Initial Public Offering in March 2021, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account, and the advance of $37,000 from an officer in August 2021.
In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the working capital deficit raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities.
Based on the foregoing, management believes that the Company will not have sufficient working capital to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.
Note 2—Summary of Significant Accounting Policies (as Restated)
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021 or for any future period.
Restatement of Previously Reported Financial Statements
In preparation of the Company’s unaudited condensed financial statements for the quarterly period ended September 30, 2021, the Company concluded it should restate its previously issued financial statements to classify all outstanding shares of Class A common stock subject to redemption in temporary equity. In accordance with ASC
480-10-S99,
redemption provisions not solely within the control of the Company, require shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its outstanding shares of Class A common stock in permanent equity. Although the Company did not

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

specify a maximum redemption threshold, its charter currently provides that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these condensed financial statements, the Company revised this interpretation to include temporary equity in net tangible assets.
In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the corrections and has determined that the related impact was material to the previously filed financial statements that contained the error, reported in the Company’s Form
8-K
filed with the SEC on March 15, 2021 (the
“Post-IPO
Balance Sheet”) and the Company’s Form
10-Qs
for the quarterly periods ended March 31, 2021, and June 30, 2021 (the “Affected Quarterly Periods”). Therefore, the Company, in consultation with its Audit Committee, concluded that the
Post-IPO
Balance Sheet and the Affected Quarterly Periods should be restated to present all outstanding shares of Class A common stock subject to possible redemption as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering. As such, the Company is reporting these restatements to those periods in this quarterly report. The previously presented
Post-IPO
Balance Sheet and Affected Quarterly Periods should no longer be relied upon.
The change in the carrying value of the redeemable Class A common stock in the Post-IPO Balance Sheet resulted in a reclassification of approximately 1.6 million shares of Class A common stock from permanent equity to temporary equity. The impact of the revision to the Post-IPO Balance Sheet is as follows:

As of March 9, 2021	As Reported	Adjustment	As Restated
Total assets	$347,538,706		$347,538,706
Total liabilities	$13,294,983		$13,294,983
Class A common stock subject to possible redemption	329,243,720	15,756,280	345,000,000
Preferred stock	—	—	—
Class A common stock	158	(158)	—
Class B common stock	863	—	863
Additional paid-in capital	5,037,145	(5,037,145)	—
Accumulated deficit	(38,163)	(10,718,977)	(10,757,140)
Total stockholders’ equity (deficit)	$5,000,003	$(15,756,280)	$(10,756,277)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$347,538,706	$—	$347,538,706
The impact of the restatement on the financial statements for the Affected Quarterly Periods is presented below.

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The change in the carrying value of the redeemable Class A common stock at March 31, 2021 resulted in a reclassification of approximately 5.1 million shares of Class A common stock from permanent equity to temporary equity. The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited balance sheet as of March 31, 2021:

As of March 31, 2021 (unaudited)	As Reported	Adjustment	As Restated
Total assets	$346,518,868		$346,518,868
Total liabilities	$47,189,952		$47,189,952
Class A common stock subject to possible redemption	294,328,910	50,671,090	345,000,000
Preferred stock	—	—	—
Class A common stock	507	(507)	—
Class B common stock	863	—	863
Additional paid-in capital	19,549,351	(19,549,351)	—
Accumulated deficit	(14,550,715)	(31,121,232)	(45,671,947)
Total stockholders’ equity (deficit)	$5,000,006	$(50,671,090)	$(45,671,084)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$346,518,868	$—	$346,518,868
The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited statement of cash flows for the three months ended March 31, 2021:

	For the three months ended March 31, 2021 (unaudited)
	As Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Value of Class A common stock subject to possible redemption	$294,328,910	$(294,328,910)	$—
The change in the carrying value of the redeemable Class A common stock at June 30, 2021 resulted in a reclassification of approximately 5.1 million shares of Class A common stock from permanent equity to temporary equity. The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited balance sheet as of June 30, 2021:

As of June 30, 2021 (unaudited)	As Reported	Adjustment	As Restated
Total assets	$345,880,864		$345,880,864
Total liabilities	$46,788,321		$46,788,321
Class A common stock subject to possible redemption	294,092,540	50,907,460	345,000,000
Preferred stock	—	—	—
Class A common stock	509	(509)	—
Class B common stock	863	—	863
Additional paid-in capital	19,785,719	(19,785,719)	—
Accumulated deficit	(14,787,088)	(31,121,232)	(45,908,320)
Total stockholders’ equity (deficit)	$5,000,003	$(50,907,460)	$(45,907,457)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$345,880,864	$—	$345,880,864

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited statement of cash flows for the six months ended June 30, 2021:

	For the period six months ended June 30, 2021 (unaudited)
	As Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Value of Class A common stock subject to possible redemption	$294,092,540	$(294,092,540)	$—
In connection with the change in presentation for the Class A common stock subject to possible redemption, the Company has revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares participate pro rata in the income and losses of the Company. The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per common share is presented below for the Affected Quarterly Periods:

	Earnings Per Share for Class A common stock
	As Reported	Adjustment	As Adjusted
Form 10-Q (March 31, 2021)—For the three months ended March 31, 2021 (unaudited)
Net loss	$(14,549,315)	$—	$(14,549,315)
Weighted average shares outstanding	7,787,500	—	7,787,500
Basic and diluted earnings per share	$0.00	$(0.88)	$(0.88)
Form 10-Q (June 30, 2021)—For the three months ended June 30, 2021 (unaudited)
Net loss	$(236,373)	$—	$(236,373)
Weighted average shares outstanding	34,500,000	—	34,500,000
Basic and diluted earnings per share	$0.00	$(0.01)	$(0.01)
Form 10-Q (June 30, 2021)—For the six months ended June 30, 2021 (unaudited)
Net loss	$(14,785,688)	$—	$(14,785,688)
Weighted average shares outstanding	34,500,000	(12,770,718)	21,729,282
Basic and diluted earnings per share	$0.00	$(0.49)	$(0.49)
Form 10-Q (March 31, 2021)—For the three months ended March 31, 2021 (unaudited)
Net loss	$(14,549,315)	$—	$(14,549,315)
Weighted average shares outstanding	7,778,090	846,910	8,625,000
Basic and diluted earnings per share	$(0.06)	$(0.82)	$(0.88)
Form 10-Q (June 30, 2021)—For the three months ended June 30, 2021 (unaudited)
Net loss	$(236,373)	$—	$(236,373)
Weighted average shares outstanding	8,625,000	—	8,625,000
Basic and diluted earnings per share	$(0.03)	$0.02	$(0.01)
Form 10-Q (June 30, 2021)—For the six months ended June 30, 2021 (unaudited)
Net loss	$(14,785,688)	$—	$(14,785,688)
Weighted average shares outstanding	8,208,564	—	8,208,564
Basic and diluted earnings per share	$(1.80)	$1.31	$(0.49)

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Principles of Consolidation
The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. As of September 30, 2021 and December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2021 and December 31, 2020.
Investments Held in the Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in

F-
104

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying unaudited condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Accordingly, the actual results could differ significantly from those estimates.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the unaudited condensed consolidated balance sheets, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2021 and December 31, 2020, the carrying values of cash, accounts payable, accrued expenses franchise tax payable, and note payable to related parties approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days. The fair value of investments held in Trust Account is determined using quoted prices in active markets.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued
at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of the FASB ASC Topic
340-10-S99-1
and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering.” Offering costs consist of costs incurred in connection with the preparation for the Initial Public Offering and the underwriting commissions. Upon the completion of the Initial Public Offering, offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating
expenses in the condensed consolidated statements of operations. Offering costs associated with the Class A common stock were charged against the carrying value of the Class A common stock subject to possible redemption upon the completion of the Initial Public Offering.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2021, 34,500,000 shares of Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.
Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in
capital (to the extent available) and accumulated deficit.

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Net Income (Loss) Per Share of Common Stock
The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per share of common stock is calculated by dividing the net income (loss) by the weighted average shares of common stock outstanding for the respective period.
The calculation of diluted net income (loss) per share of common stock does not consider the effect of the warrants issued in connection with the Initial Public Offering and the Private Placement to purchase an aggregate of 12,833,333 shares of common stock in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share of common stock for the three and nine months ended September 30, 2021. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.
The following table presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock:

	For the Three Months Ended September 30, 2021		For the Nine Months Ended September 30, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per common share:
Numerator:
Allocation of net income (loss)	$(5,308,662)	$(1,327,165)	$(16,219,758)	$(5,201,757)
Denominator:
Basic and diluted weighted average common shares outstanding	34,500,000	8,625,000	26,032,967	8,348,901

Basic and diluted net income (loss) per common share	$(0.15)	$(0.15)	$(0.62)	$(0.62)

Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the periods that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed to be de minimus as of September 30, 2021 and December 31, 2020.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of
September

30, 2021 and December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.
No
amounts

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

were accrued for the payment of interest and penalties as of September 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”)
No. 2020-06,
Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU
2020-06
on January 1, 2021 using a modified retrospective method for transition. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed consolidated financial statements.
Note 3—Initial Public Offering
On March 9, 2021, the Company consummated its Initial Public Offering of 34,500,000 Units, including 4,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.6 million, of which approximately $12.1 million was for deferred underwriting commissions.
Each Unit consists of one share of Class A common stock, and one-fifth
of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).
Note 4—Related Party Transactions
Founder Shares
On December 15, 2020, the Sponsor paid $25,000 to cover for certain offering costs on behalf of the Company in exchange for issuance of 7,187,500 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”). In February 2021, the Sponsor transferred 25,000 Founder Shares to each of Darla Anderson, Francesca Luthi and Charles E. Wert, the directors. On March 4, 2021, the Company effected a 1:1.2 stock split of Class B common stock, resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. The initial stockholders agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter exercised its over-allotment option in full on March 9, 2021; thus, these 1,125,000 Founder Shares were no longer subject to forfeiture.
The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

earlier if, subsequent to the initial Business Combination, the closing price of the Class A common stock equals or exceeds
$12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination and (B) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their Class A common stock for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 5,933,333 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of $8.9 million.
Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On December 15, 2020, the Sponsor agreed to loan the Company an aggregate of up to $200,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest
bearing and payable upon the completion of the Initial Public Offering. The Company fully borrowed $200,000 under the Note and received an advance of approximately $791,000 from the related parties. The Company fully repaid the Note balance and the advance from the related parties, for a total of approximately $991,000, on March 10, 2021. In August 2021, the Company received an advance of $37,000 from an officer for working capital needs.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of
September
 30, 2021 and December 31, 2020, the Company had no borrowings under the Working Capital Loans.

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Administrative Services Agreement
Commencing on the date that the Company’s securities were first listed on New York Stock Exchange in March 2021 and continuing until the earlier of the Company’s consummation of a Business Combination or the Company’s liquidation, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. For the three and nine
months ended
September
 30, 2021, the Company accrued $30,000 and $70,000,
respectively, in connection with such services in the accompanying unaudited condensed consolidated statements of operations.
The Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates.
Note 5—Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) were entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the Initial Public Offering. These holders were entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price, less underwriting discounts and commissions. The underwriter exercised its over-allotment option in full on March 9, 2021.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $12.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of this financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6 — Derivative Warrant Liabilities
As of September 30, 2021, the Company has

6,900,000
and
5,933,333
Public Warrants and Private Placement Warrants, respectively, outstanding. Public Warrants may only be exercised for a whole number of shares. No

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no ev
e
nt later than 15 business days after the clos
i
ng of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described under “Redemption of warrants when the price per share of Class A common Stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable
so long as they

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash:
•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as d
e
scribed above unless an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the
30-day
redemption period.
Redemption of warrants for when the price per share of Class A common stock equals or exceeds $10.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided
that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” (as defined below) of the Class A common stock; and

•
if, and only if, the closing price of Class A common stock equals or exceeds $
10.00
per Public Share (as adjusted) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends notice of redemption to the warrant holders.

The “fair market value” of Class A common stock shall mean the volume weighted average price of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7—Class A Common Stock Subject to Possible Redemption
The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

380,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2021, there were 34,500,000 shares of Class A common stock issued and outstanding, all of which are subject to possible redemption and classified outside of permanent equity in the condensed consolidated balance sheets.
The Class A common stock subject to possible redemption reflected on the condensed consolidated balance sheets is reconciled on the following table:

Gross proceeds	$345,000,000
Less:
Proceeds allocated to Public Warrants	(12,213,000)
Class A common stock issuance costs	(18,932,369)
Plus:
Accretion of carrying value to redemption value	31,145,369

Class A common stock subject to possible redemption	$345,000,000

Note 8—Stockholders’ Equity
Preferred Stock
—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021, there were no shares of preferred stock issued or outstanding.
Class
 A Common Stock
—The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of September 30, 2021, there were 380,000,000 shares of Class A common stock, par value of $0.0001 per share, all of which are subject to possible redemption and classified in temporary equity (see Note 7). As of December 31, 2020, there were no shares of Class A common stock issued or outstanding.
Class
 B Common Stock
—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. On December 16, 2020, the Company issued 7,187,500 shares of Class B common stock to the Sponsor. On March 4, 2021, the Company effected a 1:1.2 stock split of Class B common stock, resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. Of the 8,625,000 shares of Class B common stock outstanding, an aggregate of up to 1,250,000 shares of Class B common stock were subject to forfeiture to the Company by the initial stockholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial stockholders would collectively own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. The underwriter exercised its over-allotment option in full on March 9, 2021; thus, these 1,125,000 shares of Class B common stock were no longer subject to forfeiture.
Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders except as required by law.
The Class B common stock will automatically convert into Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one
basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one
basis.
Note 9—Fair Value Measurements
The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were measured at fair value using Black-Scholes and Monte Carlo simulation model. For the three months ended September 30, 2021, the Company recognized a non-operating
loss in the accompanying unaudited condensed consolidated statements of operations resulting from an increase in the fair value of derivative warrant liabilities of approximately $2.7 million. For the nine months ended September 30, 2021, the Company recognized a non-operating
gain in the accompanying unaudited condensed consolidated statements of operations resulting from a decrease in the fair value of derivative warrant liabilities of approximately $0.7 million.
The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2021 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Assets:
Investments held in Trust Account—U.S. Treasury Securities (1)	$345,097,744	$—	$—
Liabilities:
Derivative warrant liabilities	$13,110,000	$—	$21,360,000

(1)	Excludes $914 of cash balance held within the Trust Account
Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in April 2021, when the Public Warrants were separately listed and traded. As of September 30, 2021, the Public Warrants were publicly traded at $1.90 per warrant.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Black-Scholes and Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

DMY TECHNOLOGY GROUP, INC. IV
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table provides quantitative information regarding Level 3 f
a
ir value measurements inputs as their measurement dates:

As of September 30, 2021

Exercise price	$11.50
Stock price	$9.91
Volatility	26.6% - 45.2%
Term	5.17
Risk-free rate	1.0%
Dividend yield	0.0%
The change in the fair value of the derivative warrant liabilities at level 3 for the nine months ended September 30, 2021 is summarized as follows:

Level 3—Derivative warrant liabilities at January 1, 2021	$—
Issuance of Public and Private Warrants	35,175,000
Change in fair value of derivative warrant liabilities	(495,335)

Level 3—Derivative warrant liabilities at March 31, 2021	$34,679,665
Transfer to Level 1	(12,489,000)
Change in fair value of derivative warrant liabilities	(237,333)

Level 3—Derivative warrant liabilities at June 30, 2021	$21,953,332
Change in fair value of derivative warrant liabilitie s	(593,332)
Level 3—Derivative warrant liabilities at September 30, 2021	$21,360,000

Note 10—Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were available to be issued, and determined that there have been no other events that have occurred that would require adjustments to the disclosures in the unaudited condensed consolidated financial statements, other than the restatement disclosed in Note 2.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee	$122,903
Accounting fees and expenses	75,000
Legal fees and expenses	100,000
Financial printing and miscellaneous expenses	200,000
Total expenses	$497,903

Item 14.	Indemnification of Directors and Officers.
Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
In any underwriting agreement we enter into in connection with the sale of any securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities.
Since inception in 2020, the registrant has made the following sales of unregistered securities:

•	In December 2020, the registrant issued 8,625,000 shares of Class B common stock (after giving effect to a subsequent 1:1.2 stock split) to dMY Sponsor for aggregate consideration of $25,000.

•	In March 2021, the registrant issued 5,933,333 warrants to dMY Sponsor at a price per warrant of $1.50.

•
In December 2021, in connection with the consummation of the business combination with Planet Labs Inc., the registrant issued, 25,200,000 shares of Class A common stock at a price per share of $10.00.

•	In December 2021, in connection with the acquisition of VanderSat B.V., the registrant issued 1,900,739 shares of Class A common stock.
The foregoing securities were issued in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 16.	Exhibits and Financial Statement Schedules.
(a)

Exhibits.

Exhibit	Description

2.1+	Agreement and Plan of Merger, dated as of July 7, 2021, by and among the dMY Technology Group, Inc. IV, Photon Merger Sub, Inc., Photon Merger Sub Two, LLC, and Planet Labs Inc. (incorporated by reference to Annex A to the Registrant’s proxy statement/prospectus dated November 5, 2021).

3.1	Certificate of Incorporation of Planet Labs PBC (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).

3.2	Bylaws of Planet Labs PBC (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).

4.1	Warrant Agreement, dated March 4, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 9, 2021)

5.1	Opinion of Latham & Watkins LLP.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).

10.2	Amended and Restated Registration Rights Agreement, dated December 7, 2021 (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).

10.3	Form of Lock-Up Agreement, by and among dMY Technology Group, Inc. IV, dMY Sponsor IV, LLC and the directors and executive officers of dMY Sponsor IV, LLC (incorporated by reference to Annex H to the Registrant’s proxy statement/prospectus dated November 5, 2021).

10.4	Form of Lock-Up Agreement, by and among dMY Technology Group, Inc. IV, William Marshall and Robert Schingler Jr. (incorporated by reference to Annex H to the Registrant’s proxy statement/prospectus dated November 5, 2021).

10.5	Form of Lock-Up Agreement, by and among dMY Technology Group, Inc. IV, certain directors and executive officers of Planet Labs Inc. set forth therein and certain stockholders of Planet Labs Inc. (incorporated by reference to Annex H to the Registrant’s proxy statement/prospectus dated November 5, 2021).

10.6	Support Agreement, dated as of July 7, 2021, by and among certain stockholders of Planet Labs Inc., dMY Technology Group, Inc. IV and Planet Labs Inc. (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K, filed with the SEC on July 7, 2021)

10.7	Support Agreement, dated as of July 7, 2021, by and among certain preferred stockholders of Planet Labs Inc., dMY Technology Group, Inc. IV and Planet Labs Inc. (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K, filed with the SEC on July 7, 2021)

10.8	Support Agreement, dated as of July 7, 2021, by and among dMY Sponsor IV, LLC, dMY Technology Group, Inc. IV and Planet Labs Inc. (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K, filed with the SEC on July 7, 2021)

10.9	Form of Initial Subscription Agreement, by and between dMY Technology Group, Inc. IV and the undersigned subscriber party thereto (incorporated by reference to Annex F-1 to the Registrant’s proxy statement/prospectus dated November 5, 2021).

10.10	Form of Additional Subscription Agreement, by and between dMY Technology Group, Inc. IV and the undersigned subscriber party thereto (incorporated by reference to Annex F-2 to the Registrant’s proxy statement/prospectus dated November 5, 2021).

Exhibit	Description

10.11#	Planet Labs Inc. Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.11 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).

10.13#	Planet Labs PBC 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.13 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).

10.14#	Planet Labs PBC 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).

10.15^	Content License Agreement, dated April 14, 2017, by and between Planet Labs Inc. and Google LLC (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-4 (File No. 333-258431)).

10.16^	Google Cloud Platform License Agreement, dated December 15, 2016, by and between Planet Labs Inc. and Google Inc. (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-4 (File No. 333-258431)).

10.17^	Google Cloud Platform Addendum, dated February 13, 2020, by and between Planet Labs Inc. and Google Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-4 (File No. 333-258431)).

10.18^	Amendment No. 1 to Google Platform Addendum, dated May 27, 2020, by and between Planet Labs Inc. and Google Inc. (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-4 (File No. 333-258431)).

10.19^	Amendment No. 2 to Google Platform Addendum, dated June 28, 2021, by and between Planet Labs Inc. and Google Inc. (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-4 (File No. 333-258431)).

10.20^	Amendment No. 3 to Google Platform Addendum, dated October 6, 2021, by and between Planet Labs Inc. and Google Inc. (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-4 (File No. 333-258431)).

10.21	Planet Labs PBC Outside Director Compensation Policy (incorporated by reference to Exhibit 10.21 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2021)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Planet Labs PBC

23.2	Consent of WithumSmith+Brown, PC

23.3	Consent of Latham & Watkins (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this registration statement)

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document).

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL)

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation
S-K
Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

^	Portions of this exhibit (indicated by asterisks) have been omitted under rules of the SEC permitting the confidential treatment of select information.
#	Indicates a management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 28th day of December, 2021.

PLANET LABS PBC

By:	/s/ William Marshall
Name:	William Marshall
Title:	Chief Executive Officer
Each person whose signature appears below constitutes and appoints William Marshall and Ashley Fieglein Johnson as his or her true and lawful attorneys-in-fact
and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact
and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact
and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ William Marshall William Marshall	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 28, 2021

/s/ Ashley Fieglein Johnson Ashley Fieglein Johnson	Chief Financial and Operating Officer (Principal Financial Officer and Principal Accounting Officer)	December 28, 2021

/s/ Robert Schingler, Jr. Robert Schingler, Jr.	Director	December 28, 2021

/s/ Carl Bass Carl Bass	Director	December 28, 2021

/s/ Ita Brennan Ita Brennan	Director	December 28, 2021

/s/ Niccolo de Masi Niccolo de Masi	Director	December 28, 2021

Signature	Title	Date

/s/ Vijaya Gadde Vijaya Gadde	Director	December 28, 2021

/s/ J. Heidi Roizen J. Heidi Roizen	Director	December 28, 2021